UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

YADKIN VALLEY FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

November     , 2012

Dear Fellow Shareholder,

It is with great enthusiasm that I write you this letter inviting you to a special meeting of our shareholders to vote on several proposals that are very important to our bank’s future.

As shareholders of Yadkin Valley, you and I know that the last few years have been very challenging in the banking industry. We have worked hard to return the bank to profitability, resolve our problem assets, and position the bank for success. I am pleased to report to you that our efforts are yielding results. First, the Company has successfully raised $45 million through a private placement offering of preferred stock. In connection with the private placement and following shareholder approval, the Company will be converting the $45 million of preferred stock and exchanging approximately $21 million of our outstanding Series T and Series T-ACB preferred shares, which have recently been purchased by third parties from the U.S. Treasury, into common shares. These two events represent the culmination of more than two years of analysis, discussion, and thoughtful consideration by Yadkin Valley’s Board of Directors and executive management, along with our financial advisors.

We believe this capital raise will significantly improve the Company’s credit and capital profiles, which will allow us to operate more efficiently in this regulatory environment. We are working on a plan to dispose of certain classified assets through strategic sales, using a portion of this new capital to sustain the losses that will come from liquidating these assets.

Please join me in approving the proposals outlined in the attached proxy statement. Each of these proposals is essential for the Company to close the capital raise, convert the preferred stock to common stock, exchange certain Series T and Series T-ACB preferred shares to common stock, and move forward with our asset disposition plan. First, we need to create a non-voting class of stock, so that several of our new institutional shareholders do not exceed certain ownership percentages in the Company. Second, we need to approve the issuance of common shares based on a rule from NASDAQ, where our shares are traded. Third, we want to approve an increase in the number of common shares available for issuance, so that we have the opportunity to address our remaining outstanding Series T and Series T-ACB preferred shares. I also ask you to grant the chairperson of the meeting the authority to adjourn and reconvene the meeting if we need more time to collect the votes necessary to approve these measures.

We hope you will join the Board of Directors in voting FOR these proposals so that we can move into 2013 in a position of strength as we look toward opportunities to better serve our customers throughout the Carolinas.

Sincerely,

Joe Towell

President & Chief Executive Officer

Yadkin Valley Financial Corporation

YADKIN VALLEY FINANCIAL CORPORATION

209 North Bridge Street

Elkin, North Carolina 28621

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on December 20, 2012

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting” or the “Meeting”) of Yadkin Valley Financial Corporation (the “Company”). This letter serves as your official notice that we will hold the Special Meeting on Thursday, December 20, 2012, at 10:00 a.m. Eastern Time at the Statesville Civic Center, located at 300 South Center Street, Statesville, North Carolina 28677, for the purposes described in this Notice of Special Meeting of Shareholders and in more detail in the accompanying proxy statement.

On October 23, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and directors and executive officers of the Company (collectively, the “Investors”), pursuant to which the Investors purchased shares of the Company’s Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), at a price of $1,000 per share, in a private placement (the “Private Placement”).

As part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with certain holders (the “TARP Preferred Shareholders”) of the Company’s Fixed Rate Cumulative Series T Perpetual Preferred Stock (the “Series T Preferred Stock”) and Fixed Rate Cumulative Series T-ACB Perpetual Preferred Stock (the “Series T-ACB Preferred Stock” and together with the Series T Preferred Stock, the “TARP Preferred Stock”), pursuant to which the TARP Preferred Shareholders agreed, upon shareholder approval, to exchange shares of the TARP Preferred Stock for shares of the Company’s common stock, par value $1.00 per share (the “Voting Common Stock”), and shares of a new class of non-voting common stock, par value $1.00 per share, of the Company (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”).

Under the terms of the Private Placement, following the receipt of shareholder approval, (i) the Series A Preferred Stock issued to the Investors will automatically convert into shares of the Company’s Voting Common Stock, (ii) the TARP Preferred Shareholders will receive shares of Voting Common Stock and Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock, and (iii) the Non-Voting Common Stock received by the TARP Preferred Shareholders will convert into shares of Voting Common Stock, in each case in accordance with the terms of the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”).

At the Special Meeting, you will be asked to approve the following four proposals relating to the Private Placement:

1.	A proposal to approve an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class;

2.	A proposal to approve, pursuant to NASDAQ Marketplace Rule 5635, (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of the TARP Preferred Stock; (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of the TARP Preferred Stock; and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock;

3.	A proposal to approve an amendment to the Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000; and

1

4.	A proposal to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to adopt the proposals or (b) a quorum is not present at the Special Meeting.

Shareholders owning our Voting Common Stock at the close of business on October 31, 2012 are entitled to attend and vote at the Special Meeting. A complete list of these shareholders will be available at the Company’s offices prior to the Special Meeting. If you need assistance in completing your proxy, please call the Company at (704) 768-1125. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the Special Meeting. If you are a record shareholder, attend the Special Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record holder at any time before it is exercised.

Our Board of Directors has determined that each of the proposals is in the best interest of the Company and our shareholders. For the reasons set forth in the accompanying proxy statement, the Board of Directors unanimously recommends a vote “FOR” each of the proposals.

IT IS VERY IMPORTANT THAT YOU VOTE ON THE MATTERS TO COME BEFORE THE SPECIAL MEETING. Even if you plan to attend the Special Meeting, we encourage you to vote as soon as possible through the Internet or by signing, dating and mailing your proxy card in the envelope enclosed. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card. Your attendance at the special meeting and your affirmative vote on each of the proposals is important, and we appreciate your continued support. Our directors and executive officers will be present at the special meeting to respond to any questions that you may have.

We look forward to seeing you at the special meeting on December 20, 2012.

By Order of the Board of Directors

Joseph H. Towell
President and Chief Executive Officer

Statesville, North Carolina
November , 2012

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY

PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD

2

YADKIN VALLEY FINANCIAL CORPORATION

209 North Bridge Street

Elkin, North Carolina 28621

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2012

This proxy statement is furnished to shareholders of Yadkin Valley Financial Corporation, a North Carolina corporation (the “Company,” “we,” “our” and “us”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Special Meeting of Shareholders (the “Special Meeting” or the “Meeting”) to be held at the Statesville Civic Center located at 300 South Center Street, Statesville, North Carolina 28677, at 10:00 a.m. Eastern Time on Thursday, December 20, 2012, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Directions to the Special Meeting can be obtained by calling the Corporate Secretary at (704) 768-1125.

The Company has its principal executive offices at 209 North Bridge Street, Elkin, North Carolina 28621. The Company’s mailing address is P.O. Drawer 888, Elkin, North Carolina 28621, and its telephone number is (336) 526-6300.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held December 20, 2012. The Notice and Proxy Statement are also available at: http://www.cfpproxy.com/6579.

VOTING INFORMATION

Only holders of the Company’s Voting Common Stock at the close of business on October 31, 2012 (the “Record Date”) are entitled to vote at the Special Meeting. Each share of Voting Common Stock entitles the holder thereof to one vote on each matter to come before the Special Meeting. At the close of business on the Record Date, the Company had issued and outstanding 20,003,675 shares of Voting Common Stock entitled to vote, which were held of record by approximately 5,900 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Special Meeting. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares of the Voting Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date. For voting directions, please see “Instructions For Voting Your Proxy” at the end of this proxy statement.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Voting Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record holders of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the Special Meeting. If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened Meeting in person or by mail, telephone or other means. At any such reconvened Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Meeting.

Provided a quorum is established at the Special Meeting, the required vote for each item of business at the Special Meeting is as follows:

1.	For the approval of an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class, the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting (“Proposal No. 1”);

2.	For the approval, pursuant to NASDAQ Marketplace Rule 5635 (“NASDAQ Rule 5635”), of (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock, (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of shares of the TARP Preferred Stock, and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock, the number of shares of Voting Common Stock voted in favor of the matter exceed the number of shares of Voting Common Stock voted against the matter (“Proposal No. 2”);

3.	For the approval of an amendment to the Company’s Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000, the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting (“Proposal No. 3”); and

4.	For the approval to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting, the number of shares of Voting Common Stock voted in favor of the matter exceed the number of shares of Voting Common Stock voted against the matter (“Proposal No. 4”).

Shareholders of the Company do not have cumulative voting rights. Shareholders are not entitled to appraisal rights under North Carolina law or the Company’s Articles of Incorporation with respect to any of the matters to be acted upon at the Special Meeting.

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Special Meeting, (c) by voting again over the Internet prior to 5:00 p.m. Eastern Daylight Time on Wednesday, December 19, 2012, or (d) by executing and delivering to the Company a later dated proxy.

Attendance at the Special Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Yadkin Valley Financial Corporation, P.O. Drawer 7109, Statesville, North Carolina 28677, Attention: Patti Wooten. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. In any case where the shareholder has not specified how an executed and furnished proxy is to be voted, it will be voted “FOR” the proposals as recommended by the Board of Directors. As to any other matter of business that may be brought before the Special Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, our Board of Directors does not know of any such other business.

Please note that because the New York Stock Exchange does not consider any of the proposals to be routine matters, brokers holding shares for their customers will not have the ability to cast votes with respect to any of these matters unless they have received instructions from their customers. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the proposals at the Special Meeting, no votes will be cast on your behalf. It is important, therefore, that you provide instructions to your

2

broker if your shares are held by a broker so that your vote with respect to these matters is counted. Your broker will need to return a proxy card without voting on the proposals if you do not give voting instructions with respect to these matters.

A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Special Meeting will have the same effect as a vote “AGAINST” Proposal No. 1 to amend the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class and “AGAINST” Proposal No. 3 to amend the Company’s Articles of Incorporation to increase the number of shares of Voting Common Stock available for issuance from 50,000,000 to 100,000,000. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” Proposal No. 1 and “AGAINST” Proposal No. 3 because, as described above, your bank or broker does NOT have the ability to vote your uninstructed shares in these matters on a discretionary basis. In addition, if a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” Proposal No. 1 and “AGAINST” Proposal No. 3. With respect to Proposal No. 2 and Proposal No. 4, abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matter.

The Company will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Company’s shares. In addition, solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Voting Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. This proxy statement was first mailed to shareholders on or about November     , 2012.

The Board recommends that shareholders vote “FOR” each of the proposals. The Board and executive management intend to vote their shares in favor of each proposal. Your vote is very important! Please promptly return your proxy card.

3

THE PRIVATE PLACEMENT AND BACKGROUND OF THE PROPOSALS

Background of the Proposals

Since mid-2007 and continuing into 2012, the financial markets and economic conditions were materially and adversely affected by, among other things, significant declines in the values of real estate. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to residential construction and residential mortgages as property prices declined rapidly. The effect of the market and economic downturn also spread to commercial construction and other areas of the credit markets and to the availability of liquidity. The magnitude of these declines led to a crisis of confidence in the financial sector as a result of concerns about, among other things, the capital base and viability of certain financial institutions.

Our approach to managing through the challenging economic cycle has been to deal with credit problems and dispose of troubled assets in the ordinary course of business, taking losses as necessary. As a result, our operating provision for loan losses was $20.8 million in 2011, $24.3 million in 2010, and $48.4 million in 2009. Net charge-offs were $25.7 million in 2011, $35.2 million in 2010, and $22.2 million in 2009.

The impact of the increase in nonperforming assets and related credit losses has resulted in losses over the past three years, which has reduced our shareholders’ equity and regulatory capital ratios. We reported a net loss of $14.4 million in 2011, compared to a net loss of $12 thousand in 2010 and a net loss of $75 million in 2009.

Throughout this time, the Board of Directors met regularly with management and the Company’s financial advisor to monitor the market and potential capital raising opportunities that could become available to the Company. In September 2012, the Board of Directors began to work closely with management and Yadkin Valley’s financial advisor to explore capital raising opportunities to address Yadkin Valley’s credit, financial and regulatory challenges, including the potential conversion or exchange of the TARP Preferred Stock as a result of the U.S. Treasury’s announcement that it would be selling securities it acquired in connection with the Capital Purchase Program. In connection with this analysis, the Board determined that the following objectives were vital to Yadkin Valley:

•	raise additional capital to address the credit, financial and regulatory challenges;

•	demonstrate a meaningful reduction in non-performing assets to strengthen and de-risk its balance sheet; and

•	show a clear and defined path back to sustainable profitability within a reasonable period.

In September 2012, Yadkin Valley and its financial advisor commenced discussions with institutional and private equity investors and, through these discussions, determined that the best way to accomplish the objectives listed above would be to sell a significant amount of stock to select investors in a private offering and use a substantial portion of the capital and proceeds to bolster the capital of Yadkin Valley’s subsidiary, Yadkin Valley Bank and Trust Company (the “Bank”), in anticipation of losses from the potential divesture of a substantial amount of the Company’s classified and most risky assets. The Board determined that these capital and asset disposition plans were in the best interests for Yadkin Valley and Yadkin Valley’s existing shareholders, employees, customers and communities, because they would provide the Company with a significant level of capital to de-risk its balance sheet by disposing of its riskier assets which is expected to return Yadkin Valley to profitability. Yadkin Valley’s financial advisor initially recommended seeking to identify one or more “lead” investors to facilitate due diligence and determination of investment terms and pricing. As part of this process, Yadkin Valley and its financial advisor held discussions with a private equity firm about serving in this lead investor role. The private equity firm proposed investment terms that included an offering price lower than $2.80 and the right to appoint a director. Yadkin Valley continued to negotiate with the private equity investor through late September.

In early October 2012, Yadkin Valley’s financial advisor advised that it believed Yadkin Valley could raise capital through a private placement to institutional investors at a higher valuation, without providing board seats,

4

and without a lead investor. In addition, under the offering structure proposed by the private equity investor, Yadkin Valley determined that the proposed offering would likely result in a change in control for tax purposes under Section 382 of the Internal Revenue Code and a loss of Yadkin Valley’s net operating loss carryforward, but that an offering to institutional investors without a lead investor would not result in such a loss. Consequently, Yadkin Valley and its financial advisor negotiated with institutional equity investors throughout October and, on October 23, 2012, Yadkin Valley entered into the Purchase Agreement with 29 accredited investors and certain directors and executive officers of the Company.

Based on advice from its financial advisor and the orders placed by institutional investors, the Board concluded that the conversion price of $2.80 per share of common stock in the Private Placement is the highest price the Company could obtain in order to attract the amount of subscriptions necessary to raise approximately $45 million, which is the amount of capital the Board believes is appropriate in order to reduce the Company’s non-performing assets, strengthen its balance sheet, and maintain healthy regulatory capital ratios going forward.

In connection with the Private Placement, the Board determined that it was in the best interests of Yadkin Valley and its existing shareholders to exchange shares of Voting Common Stock and Non-Voting Common Stock for a portion of the outstanding shares of TARP Preferred Stock before the dividend on the TARP Preferred Stock increases to 9.0% per annum in 2014. The exchange will also provide a better quality of capital with respect to regulatory capital ratios. The Board was able to negotiate the exchange at 95% of the liquidation value of the TARP Preferred Stock, a 5.0% discount on the redemption price of the TARP Preferred Stock, and at $2.80 exchange price, equal to the purchase price in the Private Placement.

Summary of the Private Placement

On October 23, 2012, the Company entered into the Purchase Agreement with 29 accredited investors and certain directors and executive officers of the Company, pursuant to which the Company sold 45,000 shares of its Series A Preferred Stock at a price of $1,000 per share as part of the Private Placement. The Series A Preferred Stock converts into our Voting Common Stock in accordance with the Articles of Incorporation, as explained below.

As part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into the Exchange Agreement with the TARP Preferred Shareholders, pursuant to which TARP Preferred Shareholders agreed, upon approval by the Company’s shareholders, to exchange, in the aggregate, 11,565 shares of the Series T Preferred Stock and 9,342 shares of the Series T-ACB Preferred Stock for 5,128,389 shares of the Company’s Voting Common Stock and 1,965,000 shares of the Company’s Non-Voting Common Stock. The Non-Voting Common Stock converts into our Voting Common Stock upon certain transfers to non-affiliates in accordance with the Articles of Incorporation, as explained below. Several institutional investors advised by Wellington Management Company, LLP entered into the Purchase Agreement and the Exchange Agreement and will beneficially own, upon conversion of the Series A Preferred Stock into shares of Voting Common Stock and upon exchange of the TARP Preferred Stock for shares of Voting Common Stock and Non-Voting Common Stock, in the aggregate, approximately 9.8% of the shares of Voting Common Stock.

We raised approximately $41.8 million in net proceeds from the sale of the Series A Preferred Stock. We paid approximately $2.5 million in fees to our financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), who acted as the placement agent in the Private Placement, in connection with the sale of the Series A Preferred Stock. We expect to pay KBW approximately $1.2 million in fees in connection with the exchange of the TARP Preferred Stock. As part of the Private Placement, certain of our directors and executive officers, directly or through their affiliates, purchased an aggregate of 569 shares of Series A Preferred Stock on the same terms and conditions as the independent unaffiliated third party Investors. See “Certain Interests of Certain Directors in the Private Placement.”

The purpose of the Private Placement was to raise funds for general corporate purposes, including providing a significant amount of capital to the Bank to bolster capital levels and provide the Bank with the ability to sell

5

certain of its non-performing and classified loans and foreclosed real estate. The Private Placement was exempt from Securities and Exchange Commission (the “SEC”) registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

Summary of the Proposals

In connection with the Private Placement, the Company is proposing the proposals. Proposal No. 1 is a proposal to approve an amendment to the Company’s Articles of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class. Proposal No. 2 is a proposal to approve, pursuant to NASDAQ Rule 5635, (i) the issuance of the shares of Voting Common Stock resulting from the conversion of the Series A Preferred Stock and the exchange of the shares of TARP Preferred Stock; (ii) the issuance of the shares of Non-Voting Common Stock resulting from the exchange of the shares of TARP Preferred Stock; and (iii) the issuance of the shares of Voting Common Stock resulting from the conversion of the Non-Voting Common Stock. Proposal No. 3 is a proposal to amend the Articles of Incorporation to increase the number of shares of our Voting Common Stock available for issuance from 50,000,000 to 100,000,000. Proposal No. 4 is a proposal to grant the chairperson of the Special Meeting the authority to adjourn or postpone the Special Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting.

Pro Forma Financial Information

To assist in your understanding of the impact of the Private Placement relating to Proposal Nos. 1 through 3, we are providing pro forma financial information. The following pro forma table contains certain financial information as of September 30, 2012 and for the nine months ended September 30, 2012, and as of December 31, 2011 and for the year ended December 31, 2011.

This pro forma table should be read together with our consolidated historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations (which appeared in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC), and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

	September 30, 2012			December 31, 2011
	Actual	As Adjusted Assuming Proposal Nos. 1-2 are Not Approved (1)	As Adjusted Assuming Proposal Nos. 1-2 are Approved (2)	Actual	As Adjusted Assuming Proposal Nos. 1-2 are Not Approved (1)	As Adjusted Assuming Proposal Nos. 1-2 are Approved (2)
	(Amounts in millions)
Assets:
Cash	$123.2	165.0	$165.0	$92.9	$134.7	$134.7
Securities	310.6	310.6	310.6	330.4	330.4	330.4
Net loans	1,331.6	1,331.6	1,331.6	1,418.1	1,418.1	1,418.1
Loans held for sale	24.8	24.8	24.8	19.5	19.5	19.5
Other assets	130.2	130.2	130.2	132.3	132.3	132.3

Total assets	$1,920.4	$1,962.2	$1,962.2	$1,993.2	$2,035.0	$2,035.0

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,651.5	$1,651.5	$1,651.5	$1,731.3	$1,731.3	$1,731.3
Borrowings	102.3	102.3	102.3	105.6	105.6	105.6
Other liabilities	11.4	11.4	11.4	15.7	15.7	15.7

Total liabilities	1,765.2	1,765.2	1,765.2	1,852.6	1,852.6	1,852.6

6

	September 30, 2012			December 31, 2011
	Actual	As Adjusted Assuming Proposal Nos. 1-2 are Not Approved (1)	As Adjusted Assuming Proposal Nos. 1-2 are Approved (2)	Actual	As Adjusted Assuming Proposal Nos. 1-2 are Not Approved (1)	As Adjusted Assuming Proposal Nos. 1-2 are Approved (2)
	(Amounts in millions)
Shareholders’ Equity:
Series T Preferred Stock	35.5	35.5	23.8	35.2	35.2	23.4
Series T-ACB Preferred Stock	12.5	12.5	2.6	12.2	12.2	2.1
Series A Preferred Stock	—	45.0	—	—	45.0	—
Voting Common Stock	20.0	20.0	41.2	19.5	19.5	40.7
Non-Voting Common Stock	—	—	2.0	—	—	2.0
Additional paid in capital	121.3	118.1	161.5	121.5	118.3	162.0
Retained earnings	(38.9)	(38.9)	(38.9)	(51.7)	(51.7)	(51.7)
Accumulated other comprehensive income	4.8	4.8	4.8	3.9	3.9	3.9
Total equity	155.2	197.0	197.0	140.6	182.4	182.4

Total liabilities and shareholders’ equity	$1,920.4	$1,962.2	$1,962.2	$1,993.2	$2,035.0	$2,035.0

Tangible book value per share	$5.22	$5.22	$4.07	$4.58	$4.58	$3.76
Book value per share	5.36	5.36	4.14	4.77	4.77	3.86
Capital Ratios: Holding Company
Tier 1 leverage ratio	8.8%	10.8%	10.8%	8.3%	10.1%	10.1%
Tier 1 risk based capital ratio	11.4%	14.1%	14.1%	10.6%	13.2%	13.2%
Total risk based capital ratio	12.6%	15.3%	15.3%	11.8%	14.4%	14.4%

(1)	Reflects the net proceeds of the Private Placement of approximately $41.8 million after deducting commissions and our estimated expenses of approximately $3.2 million. Assumes that Proposal nos. 1-2 are not approved and therefore the 45,000 shares of Series A Preferred Stock remain outstanding. If the conversion of the Series A Preferred Stock is not approved, then beginning on January 8, 2013 through March 31, 2013, each holder of shares of Series A Preferred Stock will be entitled to receive a dividend at the rate of 12% per annum, and such rate will increase to 15% per annum thereafter.
(2)	Reflects the net proceeds of the Private Placement of approximately $41.8 million after deducting commissions and our estimated expenses of approximately $3.2 million. Assumes the conversion of 45,000 shares of Series A Preferred Stock into 16,071,302 shares of Voting Common Stock based on the initial conversion price of $2.80 per share and the conversion of 20,907 shares of TARP Preferred Stock into 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock.

Financial Statements

Our Audited Consolidated Financial Statements (including Notes thereto) at December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are attached to the proxy statement as Appendix C and thereby incorporated by reference herein. Our Unaudited Consolidated Financial Statements (including Notes thereto) at September 30, 2012 and December 31, 2011 and for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, are attached to this proxy statement as Appendix E and thereby incorporated by reference herein.

7

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition at December 31, 2011 and December 31, 2010 and Results of Operations for each of the years in the three-year period ended December 31, 2011, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is attached to this proxy statement as Appendix D and thereby incorporated by reference herein. Management’s Discussion and Analysis of Financial Condition at September 30, 2012 and December 31, 2011 and Results of Operations for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, is attached to this proxy statement as Appendix F and thereby incorporated by reference herein.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

Quantitative and Qualitative Disclosures About Market Risk

Information regarding our quantitative and qualitative disclosures about market risk is contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations as reported in our Annual Report on Form 10-K and attached hereto as Appendix D in the section thereof entitled “Market Risk, Asset/Liability Management and Interest Rate Sensitivity.” See also the section entitled “Liquidity, Interest Rate Sensitivity and Market Risk” in Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which is attached hereto as Appendix F.

The Board of Directors recommends that shareholders vote “FOR” each of the proposals. Following shareholder approval and the filing of the amendments to the Articles of Incorporation as described herein:

•

Each share of Series A Preferred Stock will automatically convert into shares of our Voting Common Stock at an initial conversion price of $2.80 per share, subject to customary anti-dilution adjustments. Accordingly, the conversion of the Series A Preferred Stock would result in the issuance of 16,071,302 shares of our Voting Common Stock.

•

20,907 shares of the TARP Preferred Stock will be exchanged for 5,128,389 shares of our Voting Common Stock and 1,965,000 shares of our Non-Voting Common Stock, which, in turn, is convertible under certain circumstances as provided in our Articles of Incorporation, on a one-for-one basis, into 1,965,000 shares of our Voting Common Stock.

The closing price of our Voting Common Stock on October 23, 2012, the date the Investors entered into the Purchase Agreement and the TARP Shareholders entered into the Exchange Agreement, was $3.21 per share as reported by the NASDAQ Global Select Market. On October 24, 2012, we had 20,003,675 shares of Voting Common Stock outstanding.

The material terms of our Series A Preferred Stock, Voting Common Stock and Non-Voting Common Stock are discussed below.

Shareholder Approval Requirements

NASDAQ Rule 5635. Because our common stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common

8

stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

The 21,199,691 shares of our Voting Common Stock issuable upon conversion of the Series A Preferred Stock and exchange of shares of the TARP Preferred Stock, together with the 1,965,000 shares of our Voting Common Stock issuable upon conversion of our Non-Voting Common stock issued in exchange for shares of the TARP Preferred Stock, will exceed 19.99% of the number of shares of our Voting Common Stock and voting power outstanding prior to the Private Placement. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of 20,907 shares of TARP Preferred Stock into shares of Voting Common Stock and shares of Non-Voting Common Stock, the percentage of Common Stock (voting and non-voting) being issued compared to the number of currently outstanding shares of Voting Common Stock is 106%. Following these transactions, the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting). The $2.80 per share conversion price for the Series A Preferred Stock and exchange price of TARP Preferred Stock for shares of Voting Common Stock is less than the book value per share of our Voting Common Stock. The book value of our Voting Common Stock was $5.36 per share based on our shareholders’ equity divided by the total number of shares of Voting Common Stock outstanding as shown in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, our most recent public filing with the SEC. In addition, the $2.80 per share exchange price of TARP Preferred Stock for shares of Non-Voting Common Stock is less than $3.34, which was the consolidated closing bid price of our Voting Common Stock as reported by NASDAQ on October 22, 2012, the trading day immediately prior to the execution of the Purchase Agreement and the Exchange Agreement.

Accordingly, shareholder approval is required pursuant to Rule 5635 because the 20% limitation will be exceeded upon conversion of the Series A Preferred Stock and exchange of shares of the TARP Preferred Stock for shares of Voting Common Stock and conversion of the Non-Voting Common Stock issued in exchange for shares of the TARP Preferred Stock into shares of Voting Common Stock.

Rule 5635 also requires shareholder approval for certain equity compensation arrangements. Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors and executive officers in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval. The Private Placement was priced at a conversion price of $2.80 per share. The closing bid price of our common stock on the NASDAQ Global Select Market immediately preceding the time we executed the Purchase Agreement was $3.34 per share.

Certain of our directors and executive officers, directly or through their affiliates, purchased an aggregate of 569 shares of Series A Preferred Stock in the Private Placement for an aggregate purchase price of $569,000. These directors and executive officers, or their affiliates, invested in the Private Placement of the Series A Preferred Stock on the same terms and conditions negotiated by independent unaffiliated third party investors and to further align the directors’ and executive officers’ interest with generating long-term shareholder value. However, because the sale of the securities to these directors and executive officers (or their affiliates) was at a price less than the market value of the Voting Common Stock, the sale is considered a form of “equity compensation” under NASDAQ interpretations of Rule 5635 and, thus, requires shareholder approval.

9

The following table shows the amount of shares of Series A Preferred Stock each director and executive officer purchased, the number of shares of Voting Common Stock the shares of Series A Preferred Stock will convert into, and the amount of “equity compensation” as interpreted under NASDAQ Rule 5635 as a result of such purchases.

Name	Number of Preferred Shares Purchased	Number of Shares of Common Stock Issued upon Conversion of Series A Preferred Stock	Aggregate Difference of Market Price and Conversion Price of Shares of Common Stock (1)
Laura N. Blalock (Executive Vice President & Human Resources Director)	10	3,571	$1,464
Nolan G. Brown (director)	75	26,785	10,982
Harry M. Davis (director)	15	5,357	2,196
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer)	15	5,357	2,196
Bob D. Doby, Jr. (Executive Vice President & Chief Risk Officer)	15	5,357	2,196
Thomas J. Hall (director)	15	5,357	2,196
James A. Harrell, Jr. (director)	10	3,571	1,464
Larry S. Helms (director)	3	1,071	439
Dan W. Hill, III (director)	60	21,428	8,785
Jan H. Hollar (Executive Vice President & Chief Financial Officer)	45	16,071	6,589
Johnny Rick Patterson (Executive Vice President & Chief Banking Officer)	15	5,357	2,196
Lisa B. Rogers (Executive Vice President & Mortgage Director)	3	1,071	439
Edwin H. Shuford (Executive Vice President & Chief Credit Officer)	3	1,071	439
Alison J. Smith (director)	50	17,857	7,321
James N. Smoak (director)	45	16,071	6,589
Harry C. Spell (director)	115	41,071	16,839
Joseph H. Towell (President & Chief Executive Officer)	75	26,785	10,982
All directors & executive officers as a group	569	203,208	$83,312

(1)	The amounts reflect the aggregate difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of the Company’s Voting Common Stock on the date the Company executed the Purchase Agreement. This difference is considered a form of “equity compensation” under NASDAQ Rule 5635. The directors and executive officers of the Company purchased their shares of Series A Preferred Stock at the same price and on the same terms and conditions as other independent unaffiliated third party investors in the Private Placement.

Terms of the Series A Preferred Stock and the Non-Voting Common Stock. In addition to NASDAQ Rule 5635, the Articles of Amendment establishing each of the Series A Preferred Stock and the Non-Voting Common Stock require us to seek shareholder approval of (i) the conversion of the Series A Preferred Stock into shares of our Voting Common Stock; and (ii) the conversion of shares of our Non-Voting Common Stock into our Voting Common Stock. The Articles of Amendment for the Series A Preferred Stock and the Non-Voting Common Stock are attached hereto as Appendix A and Appendix B, respectively.

10

Consequences if the Proposals are Approved

Conversion of the Series A Preferred Stock into Voting Common Stock. Each share of Series A Preferred Stock will automatically convert into shares of our Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each outstanding share of Series A Preferred Stock will automatically convert into such number of shares of Voting Common Stock as determined by dividing (i) $1,000 (the purchase price per share of the Series A Preferred Stock) by (ii) the conversion price of the Series A Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series A Preferred Stock is $2.80 per share. Accordingly, the conversion of the Series A Preferred Stock would result in the issuance of 16,071,302 shares of our Voting Common Stock. If the shares of Series A Preferred Stock are not converted into shares of Voting Common Stock prior to January 8, 2013, then each share of the Series A Preferred Stock will bear a dividend (i) at the rate of 12% per annum for the dividend period beginning on January 8, 2013 and ending on March 31, 2013 and (ii) at the rate of 15% per annum for the dividends accruing during all quarterly dividend periods beginning on or subsequent to March 31, 2013.

Exchange of TARP Preferred Stock into Common Stock. 20,907 shares of TARP Preferred Stock will be exchanged for 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each share of Non-Voting Common Stock will convert into shares of our Voting Common Stock upon certain transfers to non-affiliates in accordance with the terms of the Articles of Incorporation.

Rights of Investors. If shareholder approval is received, the rights and privileges associated with our Voting Common Stock issued upon the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock will be identical to the rights and privileges associated with the Voting Common Stock held by our existing common shareholders. The rights and privileges associated with the Non-Voting Common Stock issued upon exchange of shares of the TARP Preferred Stock will be identical to the rights and privileges associated with the Non-Voting Common Stock as contained in our Articles of Incorporation.

Dilution. We will issue, through the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock, 21,199,691 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock. As a result, we expect there to be a dilutive effect on both the earnings per share of our Voting Common Stock and the book value per share of our Voting Common Stock. In addition, our existing shareholders will own a smaller percentage of our outstanding capital stock. See “Capitalization.”

Effect on Earnings Per Share. The following table presents the Company’s unaudited pro forma earnings (loss) per share adjusted for the pro forma impacts of the conversion of the Series A Preferred Stock and the exchange of the TARP Preferred Stock for the periods shown. The pro forma consolidated earnings per share calculations assume no material pro forma impacts to net income (loss) for the periods shown. Pro forma earnings per share assumes the Company had completed the Private Placement, the conversion of the Series A Preferred Stock into Voting Common Stock, and the conversion of 20,907 shares of the TARP Preferred Stock into 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following such conversion the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our

11

total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting).

	Actual Nine Months Ended September 30, 2012	Conversion Adjustments	Pro Forma Nine Months Ended September 30, 2012
	(Dollars in thousands, except per share amounts)
Net loss available to common shareholders	$(81)	$—	$(81)

Basic earnings per share	$0.00	$0.00	$0.00
Diluted earnings per share	0.00	0.00	0.00
Weighted average common shares	19,389,251	23,164,691	42,553,942
Weighted average dilutive shares	19,389,251	23,164,691	42,553,942

	Actual Twelve Months Ended December 31, 2011	Conversion Adjustments	Pro Forma Twelve Months Ended December 31, 2011
	(Dollars in thousands, except per share amounts)
Net loss available to common shareholders	$(17,382)	$—	$(17,382)

Basic earnings per share	$(0.95)	$0.00	$(0.42)
Diluted earnings per share	(0.95)	0.00	(0.42)
Weighted average common shares	18,239,004	23,164,691	41,404,382
Weighted average dilutive shares	18,239,004	23,164,691	41,404,382

Elimination of Dividend and Liquidation Rights of Holders of Series A Preferred Stock and Certain TARP Preferred Stock. Upon shareholder approval and conversion of the Series A Preferred Stock, all shares of the Series A Preferred Stock will be cancelled. Upon shareholder approval and exchange of shares of the TARP Preferred Stock for shares of Common Stock, 20,907 shares of the TARP Preferred Stock will be cancelled and 28,405 shares of the TARP Preferred Stock will remain outstanding. As a result, approval of the proposals will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series A Preferred Stock and the shares of exchanged TARP Preferred Stock. The shares of TARP Preferred Stock that will remain outstanding will continue to have dividend rights and liquidation preferences. See “Description of Series A Preferred Stock.”

Improved Balance Sheet and Regulatory Capital. We raised approximately $41.8 million in net proceeds from the sale of the Series A Preferred Stock. The proceeds from the Private Placement will strengthen our balance sheet and regulatory capital levels. The conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock will also further strengthen certain of our key capital measures related to common shareholders’ equity, including improved capital treatment of the capital underlying the TARP Preferred Stock upon exchange for our Common Stock.

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our Voting Common Stock upon conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock may impact trading patterns and adversely affect the market price of our Voting Common Stock. If significant quantities of our Voting Common Stock that are issued upon conversion of the Series A Preferred Stock, exchange of shares of the TARP Preferred Stock, or the conversion of our Non-Voting Common Stock are sold (or if it is perceived that they may be sold) into the public market, the trading price of our Voting Common Stock could be adversely affected.

12

Consequences if the Proposals are Not Approved

The Series A Preferred Stock and the TARP Preferred Stock Will Remain Outstanding. Unless shareholder approval is received or unless our shareholders approve similar proposals at a subsequent meeting, the Series A Preferred Stock and the shares of TARP Preferred Stock will remain outstanding in accordance with their terms. Regardless of whether shareholder approval is received, a minimum of 28,405 shares of the TARP Preferred Stock will remain outstanding.

No TARP Preferred Stock will be Exchanged, and no Shares of Common Stock will be Issued in Connection with the Exchange Agreement. Unless shareholder approval is received or unless our shareholders approve similar proposals at a subsequent meeting, no TARP Preferred Stock will be exchanged for shares of our Common Stock under the terms of the Exchange Agreement.

Continued Dividend Payment. If shareholder approval is not obtained and the Series A Preferred Stock is not converted into our Voting Common Stock, the shares of Series A Preferred Stock will remain outstanding (absent subsequent shareholder approval to convert the Series A Preferred Stock into our Common Stock). For so long as the Series A Preferred Stock remains outstanding, we will be required to accrue and pay dividends on the Series A Preferred Stock (at the rate of 12% per annum for the dividend period beginning on January 8, 2013 and ending on March 31, 2013 and at the rate of 15% per annum for the dividends accruing during all quarterly dividend periods beginning on or subsequent to March 31, 2013), in addition to the dividend requirements on the remaining shares of TARP Preferred Stock (whether or not shareholder approval is obtained).

Potential Market Effects. As with any dividend, there is no assurance that we will be able to pay such dividends and, if we are unable to pay such dividends as scheduled, the market perception could have a serious adverse impact on the price of our Voting Common Stock. In addition, failure to convert the Series A Preferred Stock could result in our being in violation of current capital guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and result in us being subject to increased regulatory supervision.

Restriction on Payment of Dividends. For as long as the Series A Preferred Stock or the TARP Preferred Stock remains outstanding, if full dividends payable on all outstanding shares of the Series A Preferred Stock and the TARP Preferred Stock have not been declared and paid, or declared and a sum sufficient for payment of those dividends been set aside, we will not be permitted to: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets, including dividends, on any of our junior securities, or (ii) repurchase, redeem, or acquire any of our junior securities, or (iii) repurchase, redeem, or acquire any parity securities, subject to limited exceptions.

Participation in Dividends on Common Stock. So long as any shares of Series A Preferred Stock are outstanding, if we declare any dividends on our Common Stock or make any other distribution to our common shareholders, the holders of the Series A Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Liquidation Preference. For as long as the Series A Preferred Stock and the TARP Preferred Stock remain outstanding, such shares will retain a senior liquidation preference over shares of our Voting Common Stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our Voting Common Stock upon any liquidation of us unless the full liquidation preference on the Series A Preferred Stock and the TARP Preferred Stock is paid.

Certain Interests of Certain Directors and Executive Officers in the Proposals

The difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of our Voting Common Stock on the date we executed the Purchase Agreement is $0.41 per share. Upon conversion of the 45,000 shares of Series A Preferred Stock purchased by certain directors and executive officers, we will issue 203,214 shares of our Voting Common Stock to the directors and executive officers (or their affiliates). These directors and executive officers purchased their shares of Series A Preferred Stock at the same price and on the

13

same terms and conditions as other independent unaffiliated third party investors in the Private Placement and to further align such directors’ and executive officers’ interest with generating long-term shareholder value. See “Security Ownership of Certain Beneficial Owners and Management” on page 24.

Description of Series A Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as listed in the Articles of Amendment filed by the Company with the Secretary of State of the State of North Carolina. The Articles of Amendment are included as Appendix A attached to this proxy statement and are incorporated by reference herein. Shareholders are urged to carefully read the Articles of Amendment in its entirety. Although we believe this summary covers the material terms and provisions of the Series A Preferred Stock as contained in the Articles of Amendment, it may not contain all of the information that is important to you.

Authorized Shares, Par Value and Liquidation Preference. We have designated 45,000 shares as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A,” which have no par value per share and a liquidation preference of $1,000 per share. All of the shares of Series A Preferred Stock were issued in the Private Placement on October 24, 2012.

Mandatory Conversion. The Series A Preferred Stock will automatically convert into shares of our Voting Common Stock as of the close of business on the third business day following the approval by the holders of our Voting Common Stock of the conversion of the Series A Preferred Stock into Voting Common Stock as required by the Articles of Amendment for the Series A Preferred Stock. Assuming shareholder approval of the proposals at the Special Meeting, the number of shares of Voting Common Stock into which each share of Series A Preferred Stock shall be converted will be determined by dividing the $1,000 per share purchase price and liquidation preference by the initial conversion price of $2.80 per share. The conversion price of the Series A Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions and stock splits, subdivisions and combinations.

Dividends. Each share of the Series A Preferred Stock will initially bear a dividend that mirrors any dividend payable on shares of Voting Common Stock. In addition, each share of the Series A Preferred Stock will bear a dividend (i) at the rate of 12% per annum for the dividend period beginning on January 8, 2013 and ending on March 31, 2013 and (ii) at the rate of 15% per annum for the dividends accruing during all quarterly dividend periods beginning on or subsequent to March 31, 2013. If the mandatory conversion date is prior to any record date, the holder of shares of Series A Preferred Stock will not have the right to receive any dividends on the Series A Preferred Stock with respect to such record date. The Company is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond.

Participation in Dividends on Common Stock. So long as any shares of Series A Preferred Stock are outstanding, if we declare any dividends on our Common Stock or make any other distribution to our common shareholders, the holders of the Series A Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Ranking. The Series A Preferred Stock ranks on parity with our TARP Preferred Stock and senior to our Voting Common Stock, our Non-Voting Common Stock and each other class or series of our capital stock, the terms of which do not expressly provide that it ranks on parity with or senior to the Series A Preferred Stock, outstanding or established after the date on which the Series A Preferred Stock was issued.

Voting Rights. Shares of the Series A Preferred Stock generally have no voting rights other than as required by law except that the approval of the holders of a majority of the Series A Preferred Stock, voting as a single class, will be required with respect to certain matters, including (i) charter amendments adversely affecting the rights, preferences or privileges of the Series A Preferred Stock and (ii) the creation of any series of senior equity securities.

14

Liquidation. In the event of any liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock will be entitled to receive liquidating distributions in an amount equal to the greater of (i) $1,000 per share, plus an amount equal to any accrued but unpaid dividends and (ii) 110% of the payment or distribution to which such holders would be entitled if the Series A Preferred Stock were converted into Voting Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our Voting Common Stock, our Non-Voting Common Stock or any other junior securities.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock is also subject to customary anti-dilution adjustments.

Redemption. The Series A Preferred Stock is not redeemable by the holders, but may be redeemed by us after December 31, 2017 at a redemption price per share payable in cash equal to the greater of (i) 125% of the sum of (A) the liquidation preference, plus (B) all declared and unpaid dividends up to, but not including, the date fixed for redemption and (ii) 110% of (A) the number of shares of Voting Common Stock into which a share of Series A Preferred Stock would be convertible on the trading day immediately prior to the date fixed for redemption (assuming receipt of shareholder approvals) multiplied by (B) the closing price of the common stock on such trading day.

Preemptive Rights. Holders of the Series A Preferred Stock have no preemptive rights.

Reorganization Event. If we enter into a transaction constituting a consolidation or merger of the Company or similar transaction or any sale or other transfer of all or substantially all of our consolidated assets and our subsidiaries, taken as a whole (in each case pursuant to which our Voting Common Stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of our Voting Common Stock, then each share of the Series A Preferred Stock will convert, effective on the day on which such share would automatically convert into our Voting Common Stock, into the securities, cash and other property receivable in the transaction by the holder of the number of shares of Voting Common Stock into which such share of Series A Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

Description of the Voting Common Stock

The following is a brief description of the terms our Voting Common Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the North Carolina Business Corporation Act (the “NCBCA”), federal law, our Articles of Incorporation, and our Bylaws.

General. Our Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Voting Common Stock. Upon shareholder approval of Proposal No. 3 at the Special Meeting and the filing of Articles of Amendment with the North Carolina Secretary of State, our Articles of Incorporation will authorize the issuance of 100,000,000 shares of Voting Common Stock. At the close of business on the Record Date, the Company had issued and outstanding 20,003,675 shares of Voting Common Stock, which were held of record by approximately 5,900 persons. In addition, as of the Record Date, 296,466 shares of our Voting Common Stock are reserved for issuance upon exercise of stock options issued pursuant to our stock compensation plans and grants of restricted stock, 659,524 shares of our Voting Common Stock are reserved for issuance upon exercise of the warrant by the U.S. Department of the Treasury. As of the Record Date, 23,164,691 shares of our Voting Common Stock are reserved for issuance upon the conversion of the Series A Preferred Stock and the exchange of shares of the TARP Preferred Stock.

Our Voting Common Stock is listed and traded on The NASDAQ Global Select Market under the symbol “YAVY.” Outstanding shares of our Voting Common Stock are validly issued, fully paid and non-assessable.

Dividend Rights. Holders of our Voting Common Stock are entitled to receive ratably such dividends as may be declared by our Board out of legally available funds. The ability of our Board to declare and pay

15

dividends on our Voting Common Stock is subject to the terms of applicable North Carolina law and banking regulations. Our principal source of income is dividends that are declared and paid by the Bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from the Bank. North Carolina banking law requires that cash dividends be paid out of retained earnings and prohibits the payment of cash dividends if payment of the dividend would cause the Bank’s surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the Bank is undercapitalized or insolvent or if payment of the cash dividend would render the bank undercapitalized or insolvent, and no cash dividend may be paid by the Bank if it is in default of any deposit insurance assessment due to the FDIC.

The Bank is currently prohibited from paying dividends to the Company without prior approval from the Federal Deposit Insurance Corporation and the North Carolina Banking Commissioner. In addition, the Company is currently prohibited from paying any dividends, common or preferred, without the prior approval of the Federal Reserve Bank of Richmond. There can be no assurances such approvals would be granted or with regard to how long these restrictions will remain in place. In the future, any declaration and payment of cash dividends will be subject to the Board’s evaluation of the Company’s operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by the Company in the future will also be subject to certain other legal and regulatory limitations (including the requirement that the Company’s capital be maintained at certain minimum levels) and ongoing review by the Company’s banking regulators.

Voting Rights. Each holder of Voting Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast.

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, holders of our Voting Common Stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to our outstanding trust preferred securities and the liquidation preference of any then outstanding preferred stock. Our issued and outstanding Series A Preferred Stock, Series T Preferred Stock and Series T-ACB Preferred Stock each carry liquidation rights senior to our Voting Common Stock. Because the Company is a bank holding company, our rights and the rights of our creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against its subsidiary.

No Preemptive Rights; Redemption Rights; Terms of Conversion; Sinking Fund and Redemption Provision. Our Voting Common Stock has no preemptive rights, redemption rights, conversion rights, sinking fund, or redemption provisions.

Transfer Agent and Registrar. The transfer agent and registrar for our Voting Common Stock is Registrar and Transfer Company, Cranford, New Jersey.

Restrictions on Ownership. The Bank Holding Company Act of 1956, as amended (the “BHCA”) requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of our Voting Common Stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of our Voting Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Voting Common Stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over the Company, is subject to regulation as a bank holding company under the BHCA.

Description of the Non-Voting Common Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Non-Voting Common Stock as listed in the Articles of Amendment. The

16

proposed Articles of Amendment are included as Appendix B attached to this proxy statement and are incorporated by reference herein. Shareholders are urged to carefully read the Articles of Amendment in its entirety. Although we believe this summary covers the material terms and provisions of the Non-Voting Common Stock as contained in the Articles of Amendment, it may not contain all of the information that is important to you.

General. The Articles of Amendment proposes to authorize the issuance of 5,000,000 shares of Non-Voting Common Stock. As of the Record Date, there were no shares of Non-Voting Common Stock issued and outstanding.

We have no plans to list our Non-Voting Common Stock on any national stock exchange.

Same Rights as Voting Common Stock. Except as otherwise provided in the Articles of Incorporation and described below, the Non-Voting Common Stock will in all other respects carry the same rights and privileges as the Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding-up of the Company) and be treated the same as the Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Company shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock.

No Voting Rights. Except as required by North Carolina law or the Company’s Articles of Incorporation, holders of Non-Voting Common Stock have no right to vote on any matter submitted to a vote at a meeting of the Company’s shareholders. The Articles of Incorporation provide that, in addition to any other vote required by North Carolina law, the affirmative vote of the holders of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, will be required to amend, alter or repeal any provision of the Articles of Incorporation that significantly and adversely affects the rights, preferences or privileges of the Non-Voting Common Stock.

Dividends. Subject to the preferential dividend rights, if any, of any preferred stock of the Company, the holders of Non-Voting Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors on the Voting Common Stock. If a dividend is declared and paid with respect to the Voting Common Stock, then the Board of Directors will declare and pay an equivalent dividend, on a per share basis, to the Non-Voting Common Stock. Likewise, if the Board of Directors declares and pays a dividend on the Non-Voting Common Stock, it will declare and pay an equivalent dividend, on a per share basis, on the Voting Common Stock.

Distributions. After distribution in full of any preferential amount to be distributed to the holders of preferred stock of the Company, holders of Non-Voting Common Stock and Voting Common Stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, all of the Company’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of Voting Common Stock and Non-Voting Common Stock held by them.

Adjustments. In the event of any stock split, combination or other reclassification of either the Voting Common Stock or the Non-Voting Common Stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner, provided that in any such transaction, only holders of Voting Common Stock will receive shares of Voting Common Stock and only holders of Non-Voting Common Stock will receive shares of Non-Voting Common Stock.

17

Conversion. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder; provided, however, that each share of Non-Voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in the next sentence. The Non-Voting Common Stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to the Company, (ii) in a widespread public distribution, (iii) in a transfer of Voting Common Stock in which no one transferee (or group of associated transferees) would receive 2% or more of the voting securities of the Company then outstanding, or (iv) in a transfer to a person that would control more than 50% of any class of the company’s outstanding voting securities without any transfer from the transferor. In connection with a transfer pursuant to clauses (ii), (iii) or (iv) above, the transferor of the Non-Voting Common Stock is entitled to surrender to the Company the shares of the Non-Voting Common Stock to be so transferred, and, upon such surrender, the Company will issue to the transferee, in lieu of the shares of Non-Voting Common Stock, an equal number of shares of Voting Common Stock.

Mergers, Consolidations, Etc. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Voting Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock will be non-voting securities under the resulting corporation’s organization documents and the Company will make appropriate provisions and take such actions necessary to ensure that holders of the Non-Voting Common Stock will retain securities with substantially the same rights and benefits as the Non-Voting Common Stock. In the event the holders of Voting Common Stock are provided the right to convert or exchange Voting Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock will be provided the same right based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Voting Common Stock immediately prior to such offering. In the event that the Company offers to repurchase shares of Voting Common Stock from its shareholders generally, the Company will offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Stock, the Company will provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock will be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.

18

PROPOSAL NO. 1

AMENDMENT TO ARTICLES OF INCORPORATION TO

AUTHORIZE 5,000,000 SHARES OF NON-VOTING COMMON STOCK

General

The Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Articles of Incorporation to authorize 5,000,000 shares of Non-Voting Common Stock. As discussed above in more detail, under the terms of the Private Placement, following shareholder approval, 1,965,000 shares of Non-Voting Common Stock will be issued to the TARP Preferred Shareholders in exchange for certain shares of the TARP Preferred Stock.

Purpose of Authorizing Non-Voting Common Stock

In order to provide for the issuance of the Non-Voting Common Stock upon exchange of shares of the TARP Preferred Stock, the Company must amend its Articles of Incorporation to authorize the Non-Voting Common Stock, which will provide the Company with a sufficient number of shares of Non-Voting Common Stock to allow for the issuance of the Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock.

Effect of Proposal

If this proposal is adopted, the Articles of Incorporation would be amended as set forth in Appendix B. Although the Company intends to file the Articles of Amendment with the North Carolina Secretary of State as promptly as possible after the amendment is approved by shareholders, the Board reserves the right to delay or abandon the amendment at its discretion.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.

19

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF

(I) VOTING COMMON STOCK RESULTING FROM THE CONVERSION OF THE SERIES A PREFERRED STOCK AND THE EXCHANGE OF TARP PREFERRED STOCK, INCLUDING THE ISSUANCE OF SHARES OF VOTING COMMON STOCK TO DIRECTORS AND EXECUTIVE OFFICERS;

(II) NON-VOTING COMMON STOCK RESULTING FROM THE EXCHANGE OF TARP PREFERRED STOCK; AND

(III) VOTING COMMON STOCK RESULTING FROM THE CONVERSION OF THE NON-VOTING COMMON STOCK

General

As discussed above in more detail, because our Voting Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Stock Market Rules. NASDAQ Rule 5635 requires shareholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock. Rule 5635 also requires shareholder approval for certain equity compensation arrangements. Under NASDAQ interpretations of Rule 5635, the issuance of common stock or securities convertible into or exercisable for common stock by a company to its directors and executive officers in a private placement at a price less than the market value of the stock is considered a form of “equity compensation” by NASDAQ and requires shareholder approval.

The following table shows the amount of shares of Series A Preferred Stock each director and executive officer purchased, the number of shares of Voting Common Stock the shares of Series A Preferred Stock will convert into, and the amount of “equity compensation” as interpreted under NASDAQ Rule 5635 as a result of such purchases.

Name	Number of Preferred Shares Purchased	Number of Shares of Common Stock Issued upon Conversion of Series A Preferred Stock	Aggregate Difference of Market Price and Conversion Price of Shares of Common Stock(1)
Laura N. Blalock (Executive Vice President & Human Resources Director)	10	3,571	$1,464
Nolan G. Brown (director)	75	26,785	10,982
Harry M. Davis (director)	15	5,357	2,196
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer)	15	5,357	2,196
Bob D. Doby, Jr. (Executive Vice President & Chief Risk Officer)	15	5,357	2,196
Thomas J. Hall (director)	15	5,357	2,196
James A. Harrell, Jr. (director)	10	3,571	1,464
Larry S. Helms (director)	3	1,071	439
Dan W. Hill, III (director)	60	21,428	8,785
Jan H. Hollar (Executive Vice President & Chief Financial Officer)	45	16,071	6,589
Johnny Rick Patterson (Executive Vice President & Chief Banking Officer)	15	5,357	2,196
Lisa B. Rogers (Executive Vice President & Mortgage Director)	3	1,071	439
Edwin H. Shuford (Executive Vice President & Chief Credit Officer)	3	1,071	439
Alison J. Smith (director)	50	17,857	7,321
James N. Smoak (director)	45	16,071	6,589
Harry C. Spell (director)	115	41,071	16,839
Joseph H. Towell (President & Chief Executive Officer)	75	26,785	10,982
All directors & executive officers as a group	569	203,208	$83,312

20

(1)	The amounts reflect the aggregate difference between the $2.80 conversion price of the Series A Preferred Stock and the $3.21 market price of the Company’s Voting Common Stock on the date the Company executed the Purchase Agreement. This difference is considered a form of “equity compensation” under NASDAQ Rule 5635. The directors and executive officers of the Company purchased their shares of Series A Preferred Stock at the same price and on the same terms and conditions as other independent unaffiliated third party investors in the Private Placement.

The conversion of the Series A Preferred Stock into shares of Voting Common Stock (including the conversion of Series A Preferred Stock by directors and executive officers of the Company), the issuance of Voting Common Stock and Non-Voting Common Stock in exchange for shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock into shares of Voting Common Stock, are conditioned on shareholder approval. Otherwise, the Voting Common Stock and Non-Voting Common Stock to be issued in the Private Placement, together with the Common Stock issuable upon the conversion of the other securities sold in the Private Placement, would have exceeded 20% of both the voting power and number of shares of our Common Stock outstanding before the issuance. Based on 20,003,675 shares of Voting Common Stock outstanding immediately prior to the Private Placement, following conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of 20,907 shares of TARP Preferred Stock into shares of Voting Common Stock and shares of Non-Voting Common Stock, the percentage of Common Stock (voting and non-voting) being issued compared to the number of currently outstanding shares of Voting Common Stock is 106%. Following these transactions, the Investors and the TARP Preferred Shareholders will own, in the aggregate, 53.6% of our total Common Stock (voting and non-voting) and current shareholders will own approximately 46.4% of our total Common Stock (voting and non-voting).

Purpose of Approving the Proposal

The purpose of approving the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock, including the issuance of shares of Voting Common Stock to the Company’s directors and executive officers participating in the Private Placement in exchange for Series A Preferred Stock, is to satisfy the Nasdaq Listing Requirements.

Effect of the Proposal

If this proposal, together with Proposal No. 1, is approved:

•

The Series A Preferred Stock will automatically convert into 16,071,302 shares of our Voting Common Stock (including 203,214 shares of Voting Common Stock upon the conversion of Series A Preferred Stock held by directors and executive officers of the Company) on the third business day following the date on which shareholder approval is obtained. Each outstanding share of Series A Preferred Stock will automatically convert into such number of shares of Voting Common Stock as determined by dividing (i) $1,000 (the purchase price per share of the Series A Preferred Stock) by (ii) the conversion price of the Series A Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series A Preferred Stock is $2.80 per share.

•

20,907 shares of TARP Preferred Stock will be exchanged for 5,128,389 shares of Voting Common Stock and 1,965,000 shares of Non-Voting Common Stock on the third business day following the date on which shareholder approval is obtained. Each share of Non-Voting Common Stock will convert into shares of our Voting Common Stock upon certain transfers to non-affiliates in accordance with the terms of the Articles of Incorporation.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at the Special Meeting is required to approve the proposal. Accordingly, any abstention or broker non-vote will not count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 2.

21

PROPOSAL NO. 3

AMENDMENT TO ARTICLES OF INCORPORATION TO

INCREASE AUTHORIZED SHARES OF VOTING COMMON STOCK

General

The Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Articles of Incorporation to increase the number of authorized shares of Voting Common Stock from 50,000,000 shares to 100,000,000 shares. As discussed above in more detail, if shareholder approval is received for Proposal No. 1 and Proposal No. 2, the Company will issue 16,071,302 shares of Voting Common Stock upon the conversion of the Series A Preferred Stock, 5,128,389 shares of Voting Common Stock upon the exchange of shares of the TARP Preferred Stock, and 1,965,000 shares of Voting Common Stock upon the conversion of the Non-Voting Common Stock. The following table summarizes the shares of Voting Common Stock outstanding and reserved for general issuance upon the exercise of all outstanding warrants and options, the vesting of restricted stock and restricted stock units and the issuance of shares under our deferred compensation plan. In addition, the table shows an aggregate of 23,164,691 shares reserved for the Private Placement upon the approval of Proposal No. 1 and Proposal No. 2.

Voting Common Stock – Shares	October 24, 2012	If Proposal No. 3 Approved
Outstanding	20,003,675	43,168,366
Generally reserved for issuance	955,990	955,990
Reserved for the Private Placement	23,164,691	—
Potential Outstanding	44,124,356	44,124,356
Available for future issuance	5,875,644	55,875,644
Total authorized	50,000,000	100,000,000
Shares available for issuance as a percentage of potential shares outstanding	11.8%	55.9%

Purpose of Increasing Authorized Shares of Voting Common Stock

An amendment to the Articles of Incorporation to increase the authorized shares of Voting Common Stock from 50,000,000 to 100,000,000 will provide the Company with a sufficient number of shares of Voting Common Stock to allow for the conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock. The additional shares of Voting Common Stock would also enable the Company to act quickly to take advantage of future business opportunities, which could include the issuance of additional Voting Common Stock.

Effect of Proposal

If this proposal is approved, there will be a sufficient number of shares of Voting Common Stock to permit the full conversion of the Series A Preferred Stock, the exchange of shares of the TARP Preferred Stock, and the conversion of the Non-Voting Common Stock, and leave additional shares available for potential future issuances. Any future issuance of additional Voting Common Stock could have a dilutive effect on the book value and earnings per share of the outstanding shares and would decrease the relative voting power of current shareholders. The Company does not currently have any material commitments, arrangements, or understanding which would require the issuance of additional shares of Voting Common Stock, other than as described in this proxy statement in connection with the Private Placement.

The Board of Directors does not believe that an increase in the number of authorized shares of Voting Common Stock will have a significant impact on any attempt to gain control of the Company. It is possible, however, that the availability of authorized but unissued shares of Voting Common Stock could discourage third parties from attempting to gain control since the Board could authorize the issuance of shares of Voting Common

22

Stock in a manner that could dilute the voting power of a person attempting to acquire control of the Company, increase the cost of acquiring such control or otherwise hinder such efforts. The Board is not aware of any present threat or attempt to gain control of the Company and this Proposal No. 3 is not in response to any such action nor is it being presented with the intent that it be utilized as a type of anti-takeover device.

If this proposal is adopted, the Articles of Incorporation would be amended as set forth in Appendix B.

Vote Required

The affirmative vote of a majority of the votes entitled to be cast at the Special Meeting is required to approve the amendment. Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 3.

23

PROPOSAL NO. 4

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

A proposal may be submitted to shareholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Special Meeting to approve the proposals, or (b) a quorum is not present at the time of the Special Meeting. Any adjournment or postponement of the Annual Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at the Special Meeting is required to approve this proposal.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 4.

24

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2012, and as adjusted (1) to give effect to the issuance of the Series A Preferred Stock but assuming that Proposals 1 and 2 are not approved by the shareholders and (2) to give effect to (i) the issuance of 21,199,691 shares of our Voting Common Stock issuable upon the conversion of the Series A Preferred Stock based on a conversion price of $2.80 and the exchange of shares of the TARP Preferred Stock based on an exchange price of $2.80 per share, and (ii) the issuance of 1,965,000 shares of our Non-Voting Common Stock issuable upon the exchange of shares of the TARP Preferred Stock based on an exchange price of $2.80 per share.

	As of September 30, 2012
Shareholders’ Equity	Actual	Adjusted if Proposal Nos. 1 & 2 are not approved	Adjusted if Proposal Nos. 1 & 2 are approved
	(In thousands, except share and per share data)
Preferred stock, no par value, authorized 1,000,000 shares;
Series T, Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation value per share, 36,000 shares issued and outstanding	$35,506	$35,506	$23,782
Series T-ACB, Fixed Rate Cumulative Perpetual Preferred Stock, $1,000 liquidation value per share, 13,312 shares issued and outstanding	12,527	12,527	2,634
Series A, Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, $1,000 liquidation value per share, no shares issued and outstanding	—	45,000	—
Common stock, $1.00 par value; authorized 50,000,000 shares; 20,003,688 shares issued and outstanding	20,004	20,004	41,204
Non-Voting common stock, $1.00 par value; no shares authorized; no shares issued and outstanding	—	—	1,965
Surplus & Warrants	121,281	118,081	161,533
Accumulated deficit	(38,923)	(38,923)	(38,923)
Accumulated other comprehensive income	4,841	4,841	4,841
Total shareholders’ equity	$155,236	$197,036	$197,036

25

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows (1) how much Voting Common Stock of the Company is owned by the directors, named executive officers, all directors and executive officers as a group, and owners of more than 5% of the outstanding common stock, as of October 15, 2012, and (2) how much Voting Common Stock of the Company will be owned by the directors, named executive officers, all directors and executive officers as a group, and owners of more than 5% of the outstanding Voting Common Stock assuming conversion of the Series A Preferred Stock into shares of Voting Common Stock and the exchange of the TARP Preferred Stock for shares of Voting Common Stock and Non-Voting Common Stock. Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

Name	Shares Beneficially Owned (1)	Percent (2)		Shares Beneficially Owned After Conversion and Exchange	Percent After Conversion and Exchange (3)
Wellington Management Company, LLP (4)	45,270	*	%	4,048,668	9.826%
Nolan G. Brown (director)	242,341	1.21%		269,126	*	%
Harry M. Davis (director)	40,417	*	%	45,774	*	%
W. Mark DeMarcus (Executive Vice President & Chief Operating Officer (5)	128,890	*	%	134,247	*	%
Thomas J. Hall (director)	50,638	*	%	55,995	*	%
James A. Harrell, Jr. (director) (6)	80,225	*	%	83,796	*	%
Larry S. Helms (director)	27,810	*	%	28,881	*	%
Dan W. Hill, III (director)	141,983	*	%	163,411	*	%
Jan H. Hollar (Executive Vice President & Chief Financial Officer) (7)	125,888	*	%	141,959	*	%
James L. Poindexter (director)	145,827	*	%	145,827	*	%
Edwin H. Shuford (Executive Vice President & Chief Credit Officer) (8)	54,887	*	%	55,958	*	%
Alison J. Smith (director)	96,842	*	%	114,699	*	%
James N. Smoak (director)	204,465	1.02%		220,536	*	%
Harry C. Spell (director)	337,699	1.69%		378,770	*	%
Joseph H. Towell (President & Chief Executive Officer) (9)	330,111	1.65%		356,896	*	%
All directors & executive officers as a group (14 persons)	2,008,023	10.04%		2,195,875	5.33%

*	Indicates less than 1% ownership
(1)	For each individual listed above, the beneficial ownership includes the following options to acquire the indicated number of shares that are exercisable within 60 days of October 15, 2012: DeMarcus – 8,517; Hall – 4,258; Helms – 4,258; Hollar – 2,000; Shuford – 2,000; Smith – 4,258; Towell – 8,000; directors and principal officers as a group – 33,291 shares. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares, which the individual indicates that he or she shares voting and/or investment power: DeMarcus – 500; Harrell – 16,294; Poindexter – 52,887; Spell – 15,922; directors and principal officers as a group – 85,603. Following the conversion of the Series A Preferred Stock, to the Company’s knowledge, each person will have sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares, which the individual indicates that he or she shares voting and/or investment power: DeMarcus – 500; Harrell – 16,294; Poindexter – 52,887; Spell – 56,993; directors and principal officers as a group – 126,674.
(2)

The ownership percentage is calculated based on the total of 20,003,675 shares issued and outstanding as of October 15, 2012, plus the number of shares that can be issued to that individual within 60 days of October 15, 2012, upon the exercise of stock options held by the individual. The ownership percentage of

26

the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of October 15, 2012, upon the exercise of all stock options held by the group.
(3)	The ownership percentage is calculated based on the total of 41,203,364 shares issued and outstanding following the conversion of Series A Preferred Stock into 16,071,302 shares of Voting Common Stock and upon the exchange of 20,907 shares of the TARP Preferred Stock for 5,128,389 shares of Voting Common Stock. The remaining 1,965,000 shares of Non-Voting Common Stock that will be exchanged for a portion of the TARP Preferred Stock is not reflected in the table above because they are not voting securities.
(4)	Shares will be held by several institutional investors advised by Wellington Management Company, LLP (“Wellington”). Wellington is an investment advisor registered under the Investment Advisors Act of 1940, as amended, and, in such capacity may be deemed to have shared voting and dispositive power over the shares held by its client accounts.
(5)	Includes 20,000 shares of restricted stock (6,666 shares vested and 13,334 shares unvested) awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 80,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(6)	Stock held by our Amended and Restated Director Deferred Compensation Plan (the “DDCP”) is beneficially owned by its plan administrator. For Dr. Harrell, the table includes the number of shares held for his account, being all the shares held in the DDCP, which equals 12,184 shares as of October 15, 2012.
(7)	Includes 10,000 shares of restricted stock (3,333 shares vested and 6,667 shares unvested) awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 60,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(8)

Includes 10,000 shares of restricted stock (3,333 shares vested and 6,667 shares unvested) awarded February 25, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 40,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance

27

followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.
(9)	Includes 35,000 shares of unvested restricted stock awarded February 17, 2011 to vest over a three-year period; provided, however, that no restricted stock shall be vested prior to the earliest date permitted by Section (111)(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto; also includes 150,000 shares of unvested restricted stock awarded April 13, 2012, which can be earned and vest in two tranches and earned shares vest upon the completion of two years of service after the earned date for the respective tranche. However, no restricted stock shall be vested prior to the earliest date permitted by Section 111(b)(3)(D) of the Emergency Economic Stabilization Act of 2008 and the regulations adopted pursuant thereto. Tranche 1 begins 2012 and a level of the shares, up to half of the awarded amount, has to be earned in a one-year performance period (2012) followed by two additional years of service; thus, shares earned in 2012 will vest at the end of 2014. Tranche 2 begins in 2012 with 2012 as a year of service, 2013 a year of performance followed by two additional years of service. Shares earned in 2013 vest at the end of 2015. No more than the total awarded amount can be earned and vested.

28

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Special Meeting. If matters other than those described herein should properly come before the Meeting, the persons named in the form of proxy intend to vote at such Meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

To be considered either for inclusion in the proxy materials solicited by the Board of Directors for the 2013 annual meeting, proposals must be received by the Company’s Corporate Secretary at 300 E. Broad Street, Statesville, North Carolina 28677, no later than January 15, 2013. To be included in the proxy materials, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

If a shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in the Company’s proxy statement, the Company’s bylaws require that the shareholder submit information regarding the proposal, together with the proposal, to the Company at least 60 days prior to the annual meeting of shareholders at which such proposal is to be presented.

FORWARD LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov . You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of the Shareholders: This Proxy Statement is available for viewing on the Internet by record shareholders at http://www.cfpproxy.com/6579 and by beneficial owners with shares held in “street” name at http://www.proxyvote.com and also available on the company’s website at www.yadkinvalleybank.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. Directions to the Special Meeting can be obtained by calling (704) 768-1125 or by visiting our website at www.yadkinvalleybank.com.

29

INSTRUCTIONS FOR VOTING YOUR PROXY

Note that if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote in person at our Special Meeting.

We offer three alternative methods of voting this proxy:

•	Through the Internet (using a browser)

•	By Telephone (using a Touch-Tone Phone)

•	By Mail (using the attached Voting Instruction Form and postage-paid envelope)

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your Voting Instruction Form. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

INTERNET VOTING FOR RECORD SHAREHOLDERS Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•	Visit the Internet voting website at http://www.rtcoproxy.com/yavy.

•	When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

•	Your vote will be confirmed and cast as you directed.

•	You will only incur your usual Internet charges.

TELEPHONE VOTING FOR RECORD SHAREHOLDERS Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•

Call toll-free at (888) 296-3410 on a touch-tone phone any time prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012. When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

INTERNET VOTING FOR BENEFICIAL OWNERS WITH SHARES HELD IN “STREET NAME” Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

•	Visit the Internet voting website at www.proxyvote.com.

•	When prompted for your voter control number, enter the number printed above your name on the front of the Voting Instruction Form.

•	Your vote will be confirmed and cast as you directed.

•	You will only incur your usual Internet charges.

TELEPHONE VOTING FOR BENEFICIAL OWNERS WITH SHARES HELD IN “STREET NAME” Must be cast prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012.

Call toll-free at (800) 690-6903 on a touch-tone phone any time prior to 5:00 p.m. Eastern Daylight Time on December 19, 2012. When prompted for your voter control number, enter the number printed above your name on the front of the Voting Instruction Form.

VOTING BY MAIL

•	Mark, sign and date your proxy card or Voting Instruction Form and return it in the enclosed postage-paid envelope.

If you are voting through the Internet or by telephone, please do not return your proxy card or Voting Instruction Form.

30

APPENDIX A

ARTICLES OF AMENDMENT FOR THE MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING

PERPETUAL PREFERRED STOCK, SERIES A

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

OF

YADKIN VALLEY FINANCIAL CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: YADKIN VALLEY FINANCIAL CORPORATION

2.	The text of each amendment adopted is as follows (State below or attach):

The attached designation of the preferences, limitations, and relative rights of the Corporation’s Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A, was duly adopted and approved by the Corporation’s Board of Directors as provided in N.C. Gen. Stat. Section 55-6-02. Shareholder approval is not required under Section 55-6-02.

3.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4.	The date of adoption of each amendment was as follows: October 18, 2012

5.	The amendment was duly adopted and approved by the Board of Directors of the corporation, as provided for pursuant to §55-10-02 of the General Statutes of North Carolina.

6.	These articles will be effective upon filing.

This the 21st day of October, 2012.

Yadkin Valley Financial Corporation
Name of Corporation

/s/ Joseph H. Towell
Signature

Joseph H. Towell
President and Chief Executive Officer

RIGHTS AND PREFERENCES

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A” (the “Series A Preferred Stock”). The number of shares constituting such series initially shall be 45,000. The par value of the Series A Preferred Stock shall be no par value per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on parity with the Fixed Rate Cumulative Perpetual Preferred Stock, Series T, the Fixed Rate Cumulative Perpetual Preferred Stock, Series T-ACB and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”) and (ii) senior to the Corporation’s common stock, $1.00 par value per share (the “Common Stock”), the Corporation’s to be authorized non-voting common stock, $1.00 par value per share (the “Non-Voting Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders; provided, however, that, pursuant to Section 12(b) hereof, for as long as the Series A Preferred Stock remains outstanding, no preferred stock of the Corporation that would rank senior to the Series A Preferred Stock may be issued without, in each case, the express approval of the Holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock voting as a single class.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Articles of Amendment” means these Articles of Amendment of the Corporation.

(d) “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended.

(e) “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(g) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ Global Select Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal US. national or regional securities exchange on which the

Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a US. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of these Articles of Amendment, all references herein to the “closing sale price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the web site of the NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the NASDAQ Global Select Market shall govern.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Corporation” means Yadkin Valley Financial Corporation, a bank holding company and corporation organized in the State of North Carolina.

(j) “Conversion Price” means for each share of Series A Preferred Stock, $2.800022 provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(k) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(l) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

(m) “Exchange Property” has the meaning set forth in Section 11(a).

(n) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(p) “Junior Securities” has the meaning set forth in Section 2.

(q) “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series A Preferred Stock).

(r) “Mandatory Conversion Date” means, with respect to the shares of Series A Preferred Stock of any Holder, the third Business Day after which the Corporation has received the Shareholder Approvals, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(s) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(t) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(u) “Parity Securities” has the meaning set forth in Section 2.

(v) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(w) “Record Date” has the meaning set forth in Section 4(d).

(x) “Reference Securities” has the meaning set forth in Section 10(e).

(y) “Reorganization Event” has the meaning set forth in Section 11(a).

(z) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

(aa) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

(bb) “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of October 23, 2012, as may be amended from time to time, between the Corporation and a Holder.

(cc) “Series A Preferred Stock” has the meaning set forth in Section 1.

(dd) “Shareholder Approvals” means the shareholder approvals necessary to approve the conversion of the Series A Preferred Stock into Common Stock for purposes of Rule 5635 of the NASDAQ Marketplace Rules.

(ff) “Special Dividend” has the meaning set forth in Section 4(c).

(gg) “Special Dividend Rate” means the following respective rates during each of the following respective periods:

(i) 12% per annum for the Section 4(c) Dividend Period beginning on January 8, 2013 and ending on March 31, 2013; and

(ii) 15% per annum for the dividends accruing during all Section 4(c) Dividend Periods beginning on or subsequent to March 31, 2013.

(hh) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative dividends of the type and in the amounts determined as set forth in Section 4(b) and cumulative dividends of the type and in the amounts determined as set forth in Section 4(c), and no more.

(b) Subject to Section 4(a), if the Board of Directors or a duly authorized committee of the Board of Directors declares and pays a cash dividend in respect of Common Stock, then, and as a condition to such cash dividend, the Board of Directors or such duly authorized committee of the Board of Directors shall declare and pay to the Holders of the Series A Preferred Stock, on the same dates on which such cash dividend is declared or paid, as applicable, on the Common Stock, a cash dividend in an amount per share of Series A Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible, assuming receipt of the Shareholder Approvals.

(c) In addition to dividends payable under Section 4(b), dividends shall begin to accrue on January 8, 2013 and will be payable quarterly in arrears, commencing on March 31, 2013, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, or, if any such day is not a Business Day, the next Business Day (each, a “Section 4(c) Dividend Payment Date”) for each outstanding share of Series A Preferred Stock, payable in cash at the Special Dividend Rate (such dividend, the “Special Dividend”). Dividends payable pursuant to this Section 4(c), will be, for each outstanding share of Series A Preferred Stock, payable in cash at an annual rate equal to the Special Dividend Rate multiplied by the sum of (A) the Liquidation Preference plus (B) all accrued and unpaid dividends, whether or not declared, on such shares of Series A Preferred Stock for any prior Section 4(c) Dividend Period and will be computed on the basis of a 360-day year of twelve 30-day months and for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period will be computed on the basis of the actual number of days elapsed in the period divided by 360. Other than as set forth above, no interest or sum of money in lieu of interest will be paid on any dividend payment on a share of Series A Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. The period from January 8, 2013 to but excluding March 31, 2013 and each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.” Such dividends will accumulate during each dividend period from and including the immediately preceding dividend payment date (in the case of the initial dividend period, if applicable, January 8, 2013) to but excluding the immediately succeeding dividend payment date.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the same record date, which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4( c), shall be on the first Business Day of the month in which the relevant Section 4( c) Dividend Payment Date occurs (each, a “Record Date”).

(e) Special Dividends are cumulative on the Series A Preferred Stock. To the extent that the Board of Directors does not declare and pay dividends on the Series A Preferred Stock for a Section 4(c) Dividend Period prior to the related Section 4(c) Dividend Payment Date, in full or otherwise, such unpaid dividend shall accrue and shall cumulate from such scheduled Section 4(c) Dividend Payment Date, shall compound on each subsequent Section 4(c) Dividend Payment Date and shall be payable quarterly in arrears on each subsequent Section 4(c) Dividend Payment Date. As used herein, the term “accrued” includes both accrued and accumulated dividends.

(f) If full dividends payable on Series A Preferred Stock pursuant to Section 4(b) for any dividend period or Section 4(c) for any Section 4(c) Dividend Period have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not: (i) declare and pay or set aside for payment or declare and make or set aside for payment any distribution of assets on any Junior Securities (other than a dividend payable solely in Junior Securities); (ii) repurchase, redeem, or otherwise acquire for consideration, directly or indirectly, any Junior Securities (other than as a result of a reclassification of Junior Securities for or into other Junior Securities, or the exchange or conversion of one Junior Security for or into another Junior Security, and other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Securities), nor shall any monies be paid to or made available for a sinking fund for the redemption of any Junior Securities by the Corporation; or (iii) repurchase, redeem, or otherwise acquire for consideration any Parity Securities other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such Parity Securities except by conversion into or exchange for Junior Securities. The foregoing limitations do not apply to purchases or acquisitions of Junior Securities pursuant to any employee or director incentive or benefit plan or arrangement (including any of the Corporation’s employment, severance, or consulting agreements) of the Corporation or of any of its subsidiaries adopted before or after the Effective Date.

(g) If full dividends payable on Series A Preferred Stock pursuant to Section 4(b) for the current dividend period or Section 4(c) for any Section 4(c) Dividend Period have not been declared and paid, or declared and a sum sufficient for the payment of those dividends been set aside, the Corporation may not declare, pay, or set aside for payment dividends on any Parity Securities or Junior Securities for any period; provided, however, that to the extent that the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the Holders and the holders of any Parity Securities. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation will allocate dividend payments based on the ratio between the current and accrued dividends due on the shares of Series A Preferred Stock and the aggregate of the current and accrued dividends due on any Parity Securities, which shall not include any accumulation for any prior dividend periods if such Parity Securities do not have a cumulative dividend.

(h) If the Mandatory Conversion Date with respect to any share of Series A Preferred Stock is prior to any Record Date, the Holder of such share of Series A Preferred Stock will not have the right to receive any dividends on the Series A Preferred Stock with respect to such Record Date. If the Mandatory Conversion Date with respect to any share of Series A Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend; provided, that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series A Preferred Stock attributable to any Section 4(c) Dividend Period completed prior to the Record Date.

Section 5. Liquidation. (a)In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series A Preferred Stock, plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) 110% of the payment or distribution to which such Holders would be entitled if the Series A Preferred Stock were converted into Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock, Non-Voting Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series A Preferred Stock shall be perpetual unless converted or redeemed in accordance with these Articles of Amendment.

Section 7. Redemptions by the Corporation.

(a) Optional Redemption. The Series A Preferred Stock may not be redeemed by the Corporation prior to December 31, 2017. After December 31, 2017, the Corporation, at its option, may redeem in whole or in part at any time the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 125.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued but unpaid dividends up to, but excluding, the date fixed for redemption, whether or not declared, and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series A Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Shareholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day. The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption of any shares of Series A Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected on a pro rata basis or such other method as the depositary shall require that approximates a pro rata basis. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of the Corporation’s preferred stock, shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series.

Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series A Preferred Stock of a Holder, all such Holder’s shares of Series A Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series A Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof). In addition, a Holder shall receive a cash amount equal to all accrued but unpaid dividends, whether or not declared, with respect to any Section 4(c) Dividend Period (including any partial Section 4(c) Dividend Period immediately prior to the Mandatory Conversion Date) completed prior to the Mandatory Conversion Date. Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Upon receipt by the Corporation of the Shareholder Approvals, within two (2) Business Days thereafter, the Corporation shall provide notice of mandatory conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series A Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series A Preferred Stock, dividends shall no longer be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(h) and (iii) any other payments or distributions to which such Holder is otherwise entitled pursuant to Section 8, this Section 9, Section 10, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series A Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series A Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series A Preferred Stock, except to the extent provided in Section 4(b) or Section 10(d).

(d) Shares of Series A Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued shares of the Corporation’s preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series A Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OSo
OS 1

Where,

OSo =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

OS 1 =	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares of Common Stock acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series A Preferred Stock).

(ii) Subdivisions, Splits and Combinations of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OSo
OS 1

Where,

OS =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS 1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares of Common Stock acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to Series A Preferred Stock).

(b) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan or under any savings or profit sharing plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase such shares pursuant to any present employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series A Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of the Common Stock; or

(E) for accrued but unpaid dividends on the Series A Preferred Stock.

(c) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a), taking into account the $0.01 threshold set forth in Section 10(b) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(d) The shares of Series A Preferred Stock shall also be entitled to the following rights:

(i) Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a shareholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them to subscribe for or purchase shares of Common Stock, then each Holder shall receive the same rights or warrants as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(ii) Debt or Asset Distributions. If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities (including,

without limitation, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in a “spin-off” transaction), cash or other assets (excluding any dividend or distribution referred to in clause (a)(i) above, any rights or warrants referred to in clause (d)(i) above, any dividend or distribution paid exclusively in cash, and any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then each Holder shall receive the same distribution of Distributed Property as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(iii) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (A) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series A Preferred Stock, (b) any cash that is distributed in a Reorganization Event, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, each Holder shall receive the same distribution as a holder of Common Stock would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(iv) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Corporation’s Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer (such excess, the “Excess Consideration”), then each Holder shall receive the same Excess Consideration as a holder of Common Stock participating in such tender or exchange offer would receive as though such Holder’s shares of Series A Preferred Stock had been converted into such number of shares of Common Stock that such Holder’s shares of Series A Preferred Stock would then be convertible.

(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date the rights have separated from the shares of Common Stock, in which case each Holder shall receive, at the time of separation, the same rights as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (d)(i) above.

(e) Notwithstanding anything to the contrary in Section 10(d), to the extent that the foregoing provisions of Section 10(d) would result in the issuance to the Holder of voting securities of the Corporation for purposes of the Federal Reserve’s Regulation Y or rights to such voting securities (any such voting securities being the “Reference Securities”), and the ownership or control of such Reference Securities would result in such Holder, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with such Holder’s holdings for purposes of the BHC Act or the Change in Bank Control Act, directly or indirectly (assuming conversion of the Series A Preferred Stock), collectively owning or controlling (or being deemed to own or control) in excess of 9.9% of any class of voting securities of the Corporation, the Corporation shall issue in lieu thereof securities or rights to securities that are not voting securities for such purposes and as otherwise equivalent as possible to the Reference Securities.

Section 11. Reorganization Events. (a) In the event that for so long as any shares of Series A Preferred Stock remain outstanding there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the date of the Reorganization Event with respect to the shares of Series A Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty ) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference by (y) the Applicable Conversion Price as of such date, plus a cash amount equal to all accrued but unpaid dividends, whether or not declared, on a per share basis, up to, but excluding, such date (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by North Carolina law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including these Articles of Amendment) or the Corporation’s bylaws that would significantly and adversely affect the rights or preference of the Series A Preferred Stock;

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) the consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Corporation with another entity that results in any amendment, alteration or repeal of any provision of the Articles of Incorporation (including these Articles of Amendment) or the Corporation’s bylaws or the equivalent documents of another corporation that would significantly and adversely affect the rights or preferences of the Series A Preferred Stock, except that the Holders will have no right to vote under this provision if (x) the Series A Preferred Stock remains outstanding with the same rights, preferences, privileges and voting powers or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series A Preferred Stock remaining outstanding with the same rights, preferences, privileges and voting powers or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

provided, however, that any increase in the amount of the authorized preferred stock of the Corporation or any securities convertible into the preferred stock of the Corporation or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock of the Corporation or any securities convertible into preferred stock of the Corporation ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to significantly and adversely affect the rights or preference of the Series A Preferred Stock and, unless otherwise required by North Carolina law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in these Articles of Amendment free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Corporation, to its office at 209 N. Bridge Street, Elkin, NC 28621, Attention: Joseph H. Towell., Facsimile: 704-873-8657 with a copy to the Corporation’s legal counsel at 104 S. Main Street, 9th Floor, Greenville, SC 29601, Attention: Neil E. Grayson, Facsimile: (864) 250-2359, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series A Preferred Stock shall have any rights of preemption whatsoever under this Articles of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f) The Corporation covenants not to treat the Series A Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

APPENDIX B

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO INCREASE SHARES OF AUTHORIZED COMMON STOCK AND

DESIGNATE NON-VOTING COMMON STOCK

State of North Carolina

Department of the Secretary of State

ARTICLES OF AMENDMENT

OF

YADKIN VALLEY FINANCIAL CORPORATION

Pursuant to §55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.	The name of the corporation is: YADKIN VALLEY FINANCIAL CORPORATION

2.	The text of each amendment adopted is as follows:

Article II, as contained in the corporation’s Amended Articles of Incorporation filed May 31, 2010, shall be deleted in its entirety and now reads as follows:

ARTICLE II

Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have authority to issue a total of 101,000,000 shares of capital stock, divided into classes as follows:

Class	Number of Shares	Par Value

Common Stock	100,000,000	$1.00
Preferred Stock	1,000,000	none

Section 2.2. Common Stock. The Common Stock shall consist of two separate classes, of which 95,000,000 shares shall be designated as Voting Common Stock (“Voting Common Stock”) and 5,000,000 shares shall be designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”).

Each holder of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) or pursuant to the North Carolina Business Corporation Act (“NCBCA”). The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein.

Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange, reclassification or other similar transaction, as described in Section 2.4); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that significantly and adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein.

Section 2.3. Conversion of Common Stock. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder; provided, however, that each share of Non-Voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in the next sentence. The Non-Voting Common Stock may only be transferred through one or more of the following alternatives (each, an “Approved Transfer”): (i) to an affiliate of the holder or to the Corporation, (ii) in a widespread public distribution, (iii) in a transfer to a person that would control more than 50% of any class of the Corporation’s outstanding “voting securities” (as defined in the Bank Holding Company Act of 1956, as amended, and any rules or regulations promulgated thereunder) without any transfer from the transferor, or (iv) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation outstanding at such time. The term “Convertible Holder” means a holder of Non-Voting Common Stock, other than the initial holder of such Non-Voting Common Stock or an affiliate thereof, who acquires one or more shares of Non-Voting Common Stock in an Approved Transfer.

Following an Approved Transfer, a Convertible Holder may surrender to the Corporation (at the principal office of the Corporation) a certificate or certificates representing all or part of the Convertible Holder’s shares of Non-Voting Common Stock and in such event each share of Non-Voting Common Stock represented by such certificate or certificates will convert into one share of Voting Common Stock; provided that, in connection with any transfer of shares of Non-Voting Common Stock pursuant to a transfer described in clause (ii), clause (iii) or clause (iv) of the definition of “Approved Transfer” above, upon the request of the transferor, the transferor shall be entitled to surrender to the Corporation shares of Non-Voting Common Stock to be so transferred, and, upon such surrender, the Corporation shall issue to the transferee, in lieu of shares of Non-Voting Common Stock surrendered, an equal number of shares of Voting Common Stock. Except as otherwise provided herein, each conversion of Non-Voting Common Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares of Non-Voting Common Stock to be converted have been surrendered for conversion at the principal office of the Corporation. Notwithstanding any other provision hereof, if a conversion of Non-Voting Common Stock is to be made in connection with a merger, reclassification or other transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or in any dissolution or liquidation, the conversion of any shares of Non-Voting Common Stock may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

Upon a conversion pursuant to this Section 2.3, each converted share of Non-Voting Common Stock shall be retired. The Corporation shall from time to time reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

Section 2.4. Mergers, Etc. In the event of any merger, consolidation, share exchange, reclassification or other similar transaction in which the shares of Voting Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Non-Voting Common Stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of Voting Common Stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the Non-Voting Common Stock shall be non-voting securities under the resulting corporation’s organizational documents and the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Stock then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Stock shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Stock. Subject to the foregoing, in the event the holders of Voting Common Stock are provided the right to convert or exchange Voting Common Stock for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Stock shall be provided the same right based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares of Non-Voting Common Stock were converted into shares of Voting Common Stock immediately prior to such offering. In the event that the Corporation offers to repurchase shares of Voting Common Stock from its shareholders generally, the Corporation shall offer to repurchase Non-Voting Common Stock pro rata based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Stock, the Corporation shall provide the holders of the Non-Voting Common Stock the right to participate based upon the number of shares of Voting Common Stock such holders would be entitled to receive if such shares were converted into shares of Voting Common Stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the Non-Voting Common Stock shall be issued in the form of Non-Voting Common Stock rather than Voting Common Stock.

Section 2.5. Preferred Stock. The shares of Preferred Stock may be issued from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine. This amendment does not modify or affect the authorization of the series of preferred stock that have already been authorized prior to the date of this amendment, including the Articles of Amendment effective July 24, 2009, the Articles of Amendment effective January 16, 2009, and the Articles of Amendment effective October 22, 2012.

3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

Not applicable.

4. The date of adoption of each amendment was as follows:                                 .

5. The amendment was approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing.

This the      day of             , 2012.

YADKIN VALLEY FINANCIAL CORPORATION

Signature:
	By:	Joseph H. Towell
	Title:	President and Chief Executive Officer

APPENDIX C

Audited Consolidated Financial Statements (including Notes thereto) at December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011

Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Yadkin Valley Financial Corporation

Elkin, North Carolina

We have audited the accompanying consolidated balance sheets of Yadkin Valley Financial Corporation and subsidiary (the “Company”) as of December 31, 2011 and 2010 and the related consolidated statements of income (loss), comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yadkin Valley Financial Corporation and subsidiary at December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Yadkin Valley Financial Corporation’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 28, 2012 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

February 28, 2012

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

December 31, 2011 and 2010

	2011	2010
	(Amounts in thousands, except share and per share data)
ASSETS
Cash and due from banks	$40,790	$31,967
Federal funds sold	50	31
Interest-bearing deposits	52,078	197,782
Securities available-for-sale at fair value (amortized cost $324,172 in 2011 and $297,086 in 2010)	330,422	298,002
Gross loans	1,450,924	1,600,539
Less: allowance for loan losses	32,848	37,752

Net loans	1,418,076	1,562,787
Loans held-for-sale	19,534	50,419
Accrued interest receivable	6,745	7,947
Premises and equipment, net	42,120	45,970
Foreclosed real estate	24,966	25,582
Federal Home Loan Bank stock, at cost	6,130	9,416
Investment in bank-owned life insurance	25,934	25,278
Goodwill	—	4,944
Core deposit intangible (net of accumulated amortization of $8,789 in 2011 and $7,615 in 2010)	3,733	4,907
Other assets	22,610	35,562

TOTAL ASSETS	$1,993,188	$2,300,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand deposits	229,895	216,161
Interest-bearing deposits:
NOW, savings and money market accounts	625,560	589,790
Time certificates:
$100 or more	360,388	477,030
Other	515,498	737,425

Total Deposits	1,731,341	2,020,406

Short-term borrowings	39,810	44,773
Long-term borrowings	65,729	71,995
Capital lease obligations	2,365	2,402
Accrued interest payable	2,619	3,302
Other liabilities	10,738	10,259

TOTAL LIABILITIES	1,852,602	2,153,137

Shareholders’ Equity
Preferred stock, no par value, 6,000,000 shares authorized; 49,312 issued and outstanding in 2011 and 2010	47,389	46,771
Common stock, $1 par value, 50,000,000 shares authorized; 19,526,188 issued and outstanding in 2011 and 16,147,640 issued and outstanding in 2010	19,526	16,148
Warrants	3,581	3,581
Surplus	117,883	114,649
Accumulated deficit	(51,656)	(34,274)
Accumulated other comprehensive income	3,863	582

TOTAL SHAREHOLDERS’ EQUITY	140,586	147,457

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,993,188	$2,300,594

*	Derived from audited consolidated financial statements

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Years Ended December 31, 2011, 2010, and 2009

	2011	2010	2009
	(Amounts in thousands, except share and per share data)
INTEREST INCOME:
Interest and fees on loans	$80,641	$90,837	$88,321
Interest on federal funds sold	28	10	25
Interest and dividends on securities:
Taxable	5,946	5,570	5,112
Non-taxable	2,272	2,200	2,039
Interest-bearing deposits	348	385	45

TOTAL INTEREST INCOME	89,235	99,002	95,542

INTEREST EXPENSE
Time deposits of $100 or more	10,075	13,274	11,354
Other time and savings deposits	13,800	18,619	17,630
Borrowed funds	2,098	2,440	2,847

TOTAL INTEREST EXPENSE	25,973	34,333	31,831

NET INTEREST INCOME	63,262	64,669	63,711
PROVISION FOR LOAN LOSSES	20,843	24,349	48,439

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	42,419	40,320	15,272

NON-INTEREST INCOME:
Service charges on deposit accounts	5,894	5,961	5,731
Other service fees	3,707	3,997	4,869
Net gain on sales and fees of mortgage loans	4,488	9,022	13,563
Net gain on sales of investment securities	2,756	2,180	—
Income on investment in bank-owned life insurance	657	824	846
Mortgage banking income (loss)	296	103	(21)
Other than temporary impairment of securities	(116)	(482)	(372)
Other income	474	533	227

TOTAL NON-INTEREST INCOME	18,156	22,138	24,843

NON-INTEREST EXPENSES:
Salaries and employee benefits	28,244	29,538	28,626
Occupancy and equipment expense	8,242	8,380	6,893
Data processing	1,536	1,453	1,397
Amortization of core deposit intangible	1,174	1,280	1,240
Communications expense	1,658	1,793	1,471
FDIC assessment expense	3,475	4,366	4,052
Acquisition related costs	—	—	2,590
Other professional fees	1,380	1,258	656
Loan collection costs	1,595	1,210	1,232
Goodwill impairment	4,944	—	61,566
Net cost of operation of other real estate	5,068	3,927	1,558
Loss (gain) on sale and impairment of fixed assets	1,494	55	71
Other expenses	9,466	10,599	12,696

TOTAL NON-INTEREST EXPENSES	68,276	63,859	124,048

INCOME (LOSS) BEFORE INCOME TAXES	(7,701)	(1,401)	(83,933)
INCOME TAX EXPENSE (BENEFIT)	6,694	(1,389)	(8,876)

NET LOSS	(14,395)	(12)	(75,057)
Preferred stock dividend and accretion of preferred stock discount	2,987	3,181	2,435

NET LOSS TO COMMON SHAREHOLDERS	$(17,382)	$(3,193)	$(77,492)

NET LOSS PER COMMON SHARE:
Basic	$(0.95)	$(0.20)	$(5.23)
Diluted	$(0.95)	$(0.20)	$(5.23)
CASH DIVIDENDS PER COMMON SHARE	$—	$—	$0.12

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMREHENSIVE INCOME (LOSS)

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)
NET LOSS	$(14,395)	$(12)	$(75,057)

OTHER COMPREHENSIVE INCOME:
Unrealized holding gains (losses) on securities available-for-sale	8,170	(1,625)	1,417
Tax effect	(3,145)	639	(515)

Unrealized holding gains (losses) on securities available-for-sale, net of tax amount	5,025	(986)	902

Reclassification adjustment for realized (gains) losses	(2,836)	(2,180)	—
Tax effect	1,092	839	—

Reclassification adjustment for realized (gains) losses, net of tax amount	(1,744)	(1,341)	—

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	3,281	(2,327)	902

COMPREHENSIVE LOSS	$(11,114)	$(2,339)	$(74,155)

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended December 31, 2011, 2010 and 2009

	Common Stock		Preferred			Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	Stock	Warrants	Surplus	Deficit	income	equity
	(Amounts in thousands, except share data)
BALANCE, DECEMBER 31, 2008	11,536,500	$11,537	$—	$—	$88,030	$48,070	$2,007	$149,644
Net loss	—	—	—	—	—	(75,057)	—	(75,057)
Shares issued under stock option plan	8	—	—	—	—	—	—	—
Preferred stock issued	—	—	49,312	—	—	—	—	49,312
Preferred stock discount	—	—	(3,581)	—	—	—	—	(3,581)
Warrants issued	—	—	—	3,581	—	—	—	3,581
Discount accretion of preferred stock warrants	—	—	422	—	—	(422)	—	—
Stock option compensation	—	—	—	—	74	—	—	74
Cash dividends declared	—	—	—	—	—	(1,658)	—	(1,658)
Preferred stock dividends	—	—	—	—	—	(2,014)	—	(2,014)
Shares issued in acquisition of American Community Bank	4,593,132	4,593	—	—	26,469	—	—	31,062
Other comprehensive income	—	—	—	—	—	—	902	902

BALANCE, DECEMBER 31, 2009	16,129,640	16,130	46,153	3,581	114,573	(31,081)	2,909	152,265
Net loss	—	—	—	—	—	(12)	—	(12)
Restricted stock issued	18,000	18	—	—	(18)	—	—	—
Discount accretion of preferred stock warrants	—	—	618	—	—	(618)	—	—
Stock option compensation	—	—	—	—	77	—	—	77
Restricted stock compensation	—	—	—	—	17	—	—	17
Preferred stock dividends	—	—	—	—	—	(2,563)	—	(2,563)
Other comprehensive loss	—	—	—	—	—	—	(2,327)	(2,327)

BALANCE, DECEMBER 31, 2010	16,147,640	16,148	46,771	3,581	114,649	(34,274)	582	147,457
Net loss	—	—	—	—	—	(14,395)	—	(14,395)
Issuance of common stock	3,233,548	3,233	—	—	3,169	—	—	6,402
Restricted stock issued	145,000	145	—	—	(145)	—	—	—
Discount accretion of preferred stock warrants	—	—	618	—	—	(618)	—	—
Stock compensation:
Stock options	—	—	—	—	77	—	—	77
Restricted stock	—	—	—	—	133	—	—	133
Preferred stock dividends	—	—	—	—	—	(2,369)	—	(2,369)
Other comprehensive income	—	—	—	—	—	—	3,281	3,281

BALANCE, DECEMBER 31, 2011	19,526,188	$19,526	$47,389	$3,581	$117,883	$(51,656)	$3,863	$140,586

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,395)	$(12)	$(75,057)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net amortization (accretion) of premiums on investment securities	4,979	2,643	735
Provision for loan losses	20,843	24,349	48,439
Net gain on sales of mortgage loans	(4,488)	(9,022)	(13,563)
Other than temporary impairment of cost investments	116	482	372
Impairment of goodwill	4,944	—	61,566
Net gain on sale of investment securities	(2,756)	(2,180)	—
Increase in cash surrender value of life insurance	(657)	(824)	(846)
Depreciation and amortization	2,897	3,047	2,764
Loss on sale and impairment of fixed assets	1,494	55	71
Net loss on other real estate owned	3,756	2,424	1,558
Amortization of core deposit intangible	1,174	1,280	1,240
Deferred tax (benefit)	5,983	5,293	(5,346)
Stock based compensation expense	210	94	74
Originations of mortgage loans held-for-sale	(471,607)	(937,003)	(1,646,149)
Proceeds from sales of mortgage loans held-for-sale	506,980	945,321	1,659,926
Decrease in capital lease obligations	(37)	(35)	(13)
(Increase) decrease in accrued interest receivable	1,202	(164)	(347)
(Increase) decrease in other assets	6,648	8,180	(21,633)
Increase (decrease) in accrued interest payable	(683)	287	(1,128)
Increase (decrease) in other liabilities	(1,272)	(417)	828

NET CASH PROVIDED BY OPERATING ACTIVITIES	65,331	43,798	13,491

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(172,438)	(230,851)	(31,267)
Proceeds from sales of available-for-sale securities	103,138	53,331	—
Proceeds from maturities of available-for-sale securities	40,071	59,057	57,971
Net (increase) decrease in loans	106,363	19,455	(113,352)
Acquisition of American Community Bank, net of cash paid	—	—	78
Purchases of premises and equipment	(3,618)	(5,431)	(4,253)
Proceeds from sales of premises and equipment	1,149	—	1,074
Purchase of Federal Home Loan Bank stock	—	—	(2,385)
Proceeds from redemption of Federal Home Loan Bank stock	3,286	1,123	1,851
Proceeds from the sale of foreclosed real estate	14,365	7,571	7,190

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	92,316	(95,745)	(83,093)

YADKIN VALLEY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in checking, NOW, money market and savings accounts	$49,503	$152,594	$83,130
Net increase (decrease) in time certificates	(338,569)	46,060	143,630
Net decrease in borrowed funds	(11,229)	(6,700)	(136,485)
Dividends paid	(616)	(2,563)	(3,672)
Proceeds from the issuance of common stock	6,402	—	—
Proceeds from the issuance of preferred stock and warrants	—	—	49,312

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(294,509)	189,391	135,915

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(136,862)	137,444	66,313
CASH AND CASH EQUIVALENTS:
Beginning of year	229,780	92,336	26,023

End of year	$92,918	$229,780	$92,336

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid for interest	$27,029	$34,942	$28,789

Cash paid for income taxes	$26	$8	$2,607

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
Transfer from loans to foreclosed real estate	$17,505	$21,232	$18,642

Unrealized gain (loss) on investment securities available for sale, net of tax effect	$3,281	$(2,327)	$902

Issuance of shares in acquisition of American Community	$—	$—	$31,062

YADKIN VALLEY FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011, 2010 and 2009

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Yadkin Valley Financial Corporation (the “Company”) was formed July 1, 2006 as a holding company for Yadkin Valley Bank and Trust Company (the “Bank”). The Bank has eight wholly owned subsidiaries, Main Street Investment Services, Inc., which provides investment services to the Company’s customers, Sidus Financial LLC, which provides mortgage brokerage services throughout North Carolina and the eastern seaboard, Green Street I, LLC, Green Street II, LLC, Green Street III, LLC, Green Street IV, LLC, Green Street V, LLC, all of which hold other real estate owned by the Bank, and PBRE, Inc. PBRE, Inc. is a shell company that serves as a trustee on real estate loans. The Bank was incorporated in North Carolina on September 16, 1968, and is a member of the Federal Deposit Insurance Corporation (“FDIC”). As a result, the Bank is regulated by the state and the FDIC. The Bank is also a member of the Federal Home Loan Bank of Atlanta. The Company is headquartered in Elkin, North Carolina and the Bank provides consumer and commercial banking services in North Carolina and South Carolina through 34 full-service banking offices. Sidus offers mortgage-banking services to its customers in the Southeast. The Company and its subsidiaries are collectively referred to herein as the “Company.” The Company formed Yadkin Valley Statutory Trust I (the “Trust”) during November 2007 in order to facilitate the issuance of trust preferred securities. The Trust is a statutory business trust formed under the laws of the state of Delaware. All of the common securities of the Trust are owned by the Company. On April 17, 2009, the Company acquired American Community Bancshares, Inc. (“American Community”), headquartered in Charlotte, NC. American Community shareholders received either $12.35 in cash or 0.8517 shares of the Company’s common stock, subject to an overall allocation of 19.5% cash and 80.5% stock. The overall acquisition cost was approximately $47.2 million based on the issuance of 4.6 million shares of the Company’s common stock at a stock price of $6.72 on the date of the merger, and cash payment of $16.1 million to American Community shareholders. As part of the American Community acquisition, the Company also acquired American Community Bank Capital Trust (“American Community Trust”) which facilitated the issuance of trust preferred securities. The American Community Trust is a statutory business trust formed under the laws of the state of Delaware. All of the common securities of the American Community Trust are owned by the Company.

Basis of Presentation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The investment in Yadkin Valley Statutory Trust I, in accordance with accounting for variable interest entities, has been recorded by the Company in other assets with the corresponding increase to long-term debt.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. Restricted cash as of December 31, 2011 and December 31, 2010 held at Sidus Financial, LLC was $2,029,580 and $2,188,052 respectively.

Investment Securities - Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as “held-to-maturity” securities and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling in the near term are classified as “trading” securities and reported at fair value with unrealized gains and losses included in earnings. Debt and equity securities not classified as either held-to-maturity or trading securities are classified as “available-for-sale” securities and reported at fair value with unrealized gains and losses excluded from earnings and reported, net of related tax effects, as a separate component of equity and as an item of other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the trade date basis. Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other-than-temporary (“OTTI”) result in write-downs of the individual securities to their fair value. The related write downs are included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Transfers of securities between classifications are accounted for at fair value. All securities held at December 31, 2011 and 2010 are classified as available-for-sale.

Loans and Allowance for Loan Losses - Loans that management has the intent and ability to hold for the foreseeable future are stated at their outstanding principal balances adjusted for any deferred fees and costs. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loan origination and other fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

All loans over $20,000 are risk graded on a scale from 1 (highest quality) to 8 (loss). Management considers certain loans graded “doubtful” or “loss” to be impaired and may consider “substandard” loans impaired depending on an evaluation of the probability of repayment of the loan. All classes of loans are considered impaired when all or a portion of the loan is determined to be uncollectable. Loans that are deemed to be impaired (i.e., probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan) are evaluated based on fair value of the collateral if the loan is collateral dependent, the fair value of the loan or, alternatively, discounted expected cash flows. A specific reserve is established as part of the allowance for loan losses to record the difference between the stated principal amount and the present value or market value of the impaired loan. Impaired loans are evaluated on a loan-by-loan basis (e.g., loans with risk characteristics unique to an individual borrower). For all classes of loans the Company discontinues the accrual of interest income when the loans are either at least 90 days past due or less than 90 days past due but the collectability of such interest and principal becomes doubtful. Subsequent payments received on nonaccrual loans are recorded as a reduction of principal. Interest income is recorded only after principal recovery is reasonably assured. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current, the loan has performed for six months, and future payments are probable.

The provision for loan losses charged to operations is an amount sufficient to bring the allowance for loan losses to an estimated balance considered adequate to absorb potential losses in the portfolio resulting from known and expected losses as of the balance sheet date. Management’s determination of the adequacy of the allowance is based on an evaluation of the portfolio, current economic conditions, historical loan loss experience and other risk factors. Recovery of the carrying value of loans is dependent to some extent on future economic, operating and other conditions that may be beyond the control of the Bank. Unanticipated future adverse changes in such conditions could result in material adjustments to the allowance for loan losses. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

Loans Held-for-Sale - Loans held-for-sale primarily consist of one to four family residential loans originated for sale in the secondary market and are carried at the lower of cost or market determined on an aggregate basis. Gains and losses on sales of loans held-for-sale are included in other non-interest income in the consolidated statements of income (loss). Gains and losses on loan sales are determined by the difference between the selling price and the carrying value of the loans sold.

Foreclosed Real Estate - Foreclosed real estate is stated at the lower of carrying amount or market value less estimated cost to sell. Any initial losses at the time of foreclosure are charged against the allowance for loan losses with any subsequent losses or write-downs included in the consolidated statements of income (loss) as a component of noninterest expenses.

Business Combinations - The Company accounts for all business combinations after January 1, 2009 by the acquisition method of accounting whereby acquired assets and liabilities are recorded at fair value on the date of acquisition with the remainder of the purchase price allocated to identified intangible assets and goodwill.

Purchased Impaired Loans - Purchased loans acquired in a business combination are recorded at estimated fair value on the date of acquisition without the carryover of the related allowance for loan losses, which include loans purchased in the American Community acquisition. Purchased impaired loans are accounted for under the Receivables topic of the FASB Accounting Standards Codification (“ASC”) when the loans have evidence of credit deterioration since origination and it is probable at the date of acquisition that the Company will not collect all contractually required principal and interest payments. Evidence of credit quality deterioration as of the date of acquisition may include statistics such as past due and nonaccural status. Purchased impaired loans generally meet the Company’s definition for nonaccrual status. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the nonaccretable difference which is included in the carrying amount of the loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent significant increases in cash flows result in a reversal of the provision for loan losses to the extent of prior charges, or a reversal of the nonaccretable difference with a positive impact on future interest income. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

Purchased Performing Loans - The Company accounts for performing loans acquired in business combinations using the contractual cash flows method of recognizing discount accretion based on the acquired loans’ contractual cash flows. Purchased performing loans are recorded at fair value, including a credit discount. The fair value discount is accreted as an adjustment to yield over the estimated lives of the loans. There is no allowance for loan losses established at the acquisition date for purchased performing loans in the American Community acquisition. A provision for loan losses is recorded for any further deterioration in these loans subsequent to the merger.

Mortgage Banking Activities - When the Bank retains the right to service a sold mortgage loan, the previous carrying amount is allocated between the loan sold and the retained mortgage servicing right based on their relative fair values on the date of transfer. The Bank uses the fair value method of accounting for mortgage servicing rights.

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets.

At December 31, 2011, 2010, the Bank was servicing loans for others of $244,629,625 and $245,139,672, respectively. Custodial escrow balances maintained in connection with the loan servicing were $215,504 and $188,883 at December 31, 2011 and 2010, respectively.

Mortgage servicing rights with a fair value of $1,871,244 and $2,144,139 at December 31, 2011 and 2010, respectively, are included in other assets. Amortization/market value adjustments related to mortgage servicing rights were $(559,394), $(431,350) and $(549,815) for the years ended 2011, 2010 and 2009, respectively and recorded as a reduction to the mortgage banking income. A valuation of the fair value of the mortgage servicing rights is performed using a pooling methodology. Similar loans are “pooled” together and evaluated on a discounted earnings basis to determine the present value of future earnings. The present value of future earnings is the estimated market value for the pool, calculated using consensus assumptions that a third party purchaser would utilize in evaluating potential acquisition of the servicing.

Premises and Equipment - Premises and equipment are stated at cost less accumulated depreciation and amortization. Additions and major replacements or betterments, which extend the useful lives of premises and equipment, are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation and amortization is provided based on the estimated useful lives of the assets using both straight-line methods for buildings and land improvements and accelerated methods for furniture and fixtures. The estimated useful lives for computing depreciation and amortization are 10 years for land improvements, 30 to 40 years for buildings, and 3 to 10 years for furniture and equipment. Gains or losses on dispositions of premises and equipment are reflected in income.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized.

Goodwill and Other Intangibles - The Company performs an annual goodwill impairment assessment for the Sidus segment as of October 1st. In addition, the Company will assess the impairment of goodwill whenever events or changes in circumstances indicate that impairment in the value of goodwill recorded on our balance sheet may exist. In order to estimate the fair value of goodwill, the Company typically makes various judgments and assumptions, including, among other things, the identification of the reporting units, the assignment of assets and liabilities to reporting units, the future prospects for the reporting unit that the asset relates to, the market factors specific to that reporting unit, the future cash flows to be generated by that reporting unit, and the weighted average cost of capital for purposes of establishing a discount rate. Assumptions used in these assessments are consistent with our internal planning. At June 30, 2011, it was determined that impairment existed in the Sidus reporting unit and a goodwill impairment charge of $4.9 million was recorded. At September 30, 2009, it was determined that impairment existed in the banking reporting unit and a goodwill impairment charge of $61.6 million was recorded. No impairment at the Sidus segment was identified as a result of the testing performed in 2010 and 2009. See Note 21 for further discussion of goodwill impairment.

Intangible assets with finite lives include core deposits and a non-compete agreement with a former employee of American Community. Intangible assets are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Core deposit intangibles are amortized on the sum-of-years digits method (intangibles acquired in 2002 and 2009), straight-line method (intangibles acquired in 2004) and an accelerated method (intangibles acquired in 2008) over a period not to exceed 20 years. Other intangibles include a non-compete agreement as part of the American Community acquisition and is amortized over five years.

The following table shows carrying amounts and accumulated amortization of all intangible assets as of December 31, 2011 and 2010:

	December 31, 2011		December 31, 2010
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
	(Amounts in thousands)
Amortized intangible assets:
Core deposit intangible	$12,522	$(8,789)	$12,522	$(7,615)
Non-compete agreement	880	(520)	880	(325)

	13,402	(9,309)	$13,402	$(7,940)

The Bank’s projected amortization expense for the core deposit intangible for the years ending December 31, 2012, 2013, 2014, 2015, 2016 and thereafter is $1,079,629, $677,872, $590,409, $502,946, $415,481, and $466,735, respectively. The remaining weighted average amortization period is 7.5 years. The Bank’s projected amortization expense for the non-compete agreement for the years ending December 31, 2012, 2013, and 2014 is $178,320, $139,980, and $41,660, respectively.

Income Taxes - Provisions for income taxes are based on amounts reported in the statements of income (loss) and include changes in deferred taxes. Deferred taxes are computed using the asset and liability approach. The tax effects of differences between the tax and financial accounting basis of assets and liabilities are reflected in the balance sheets at the tax rates expected to be in effect when the differences reverse.

Valuation allowances are recorded to reduce deferred tax assets to the amounts management concludes are more-likely-than-not to be realized. Under ASC Topic 740 on Income Taxes, income tax benefits are recognized and measured based upon a two-step model: 1) a tax position must be more-likely-than-not to be sustained based solely on its technical merits in order to be recognized, and 2) the benefit is measured as the largest dollar amount of that position that is more-likely-than-not to be sustained upon settlement. The difference between the benefit recognized for a position in accordance with the Income Tax topic 740 model and the tax benefit claimed on a tax return is referred to as an unrecognized tax benefit.

Earnings Per Share - Basic earnings per share is calculated on the basis of the weighted average number of shares outstanding. Potential common stock arising from stock options and restricted stock awards are included in diluted earnings per share.

Share-Based Payment - The Company recognizes the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period) in accordance with Share-based Payment accounting guidance. This guidance also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award.

Non-marketable equity securities - As a requirement for membership, the Bank invests in stock of Federal Home Loan Bank of Atlanta (“FHLB”). In addition, the Company also invests in other equity investments for which stock is not publicly traded. Due to the redemption provisions of FHLB stock, the estimated fair value of the stock is equivalent to its respective cost. Other equity investments are reviewed for impairment on a quarterly basis. These investments are discussed further in Note 3.

Comprehensive Income (Loss) - Comprehensive income (loss) is defined as “the change in equity [net assets] of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners”. The term comprehensive income includes components of comprehensive income including net income. Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles in the United States (“GAAP”) are included in comprehensive income but excluded from net income. Currently, the Company’s other comprehensive income consists of unrealized gains and losses, net of deferred income taxes, on available-for-sale securities.

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include, for example, assets acquired and liabilities assumed from business combinations, the allowance for loan losses, valuation of deferred tax assets, valuation of certain level 2 and level 3 investment securities, valuation of mortgage servicing rights, valuation of other real estate owned, evaluation of securities for other-than-temporary and goodwill impairment. Actual results could differ from those estimates.

New Accounting Standards

Recently Adopted Accounting Standards

In January 2011, the FASB issued guidance on the “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20 (“ASU 2010-20”).” The provisions of this guidance require the disclosure of more granular information on the nature and extent of troubled debt restructurings and their effect on the allowance for loan and lease losses. The amendments in this guidance defer the effective date related to these disclosures, enabling creditors to provide such disclosures after the FASB completes their project clarifying the guidance for determining what constitutes a troubled debt restructuring. As the provisions of this ASU only defer the effective date of disclosure requirements related to troubled debt restructurings, the adoption of this ASU had no impact on the Company’s statements of income and condition. The deferred requirements of ASU 2010-20 were adopted by the Company in the third quarter of 2011. The adoption of the requirements has resulted in additional disclosures related to its troubled debt restructured loans in Note 4 of the Consolidated Financial Statements.

In April 2011, the FASB issued guidance regarding “A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring.” The provisions of this new standard provide additional guidance related to determining whether a creditor has granted a concession, including factors and examples for creditors to consider in evaluating whether a restructuring results in a delay in payment that is insignificant, prohibiting creditors from using the borrower’s effective rate test to evaluate whether a concession has been granted to the borrower, and adding factors for creditors to use in determining whether a borrower is experiencing financial difficulties. A provision in the standard also ends the FASB’s deferral of the additional disclosures about troubled debt restructurings as required by previously released standards. The provisions of this guidance are effective for the Company’s reporting periods ending September 30, 2011 and after and are retrospective to January 1, 2011. The adoption of the standard did not have a material impact on the Company’s statements of income and financial condition; however, adoption of this guidance did result in an increase in troubled debt restructured loans.

During 2011, the FASB issued Accounting Standards Update No. 2011-04 “Fair Value Measurement Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements” (“ASU 2011-04”). The ASU amends Topic 820 to add both additional clarifications to existing fair value measurement and disclosure requirements and changes to existing principles and disclosure guidance. Clarifications were made to the relevancy of the highest and best use valuation concept, measurement of an instrument classified in an entity’s shareholder’s equity and disclosure of quantitative information about the unobservable inputs for level 3 fair value measurements. Changes to existing principles and disclosures included measurement of financial instruments managed within a portfolio, the application of premiums and discounts in fair value measurement, and additional disclosures related to fair value measurements. The updated guidance and requirements are effective for financial statements issued for the first interim or annual period beginning after December 15, 2011, and should be applied prospectively. Early adoption is permitted. Management does not believe the guidance will have a material impact on the consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05 “Presentation of Comprehensive Income” (“ASU 2011-05”). This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in shareholders’ equity and is intended to enhance comparability between entities that report under U.S. GAAP and those that report under International Financial Reporting Standards (“IFRS”), and to provide a more consistent method of presenting non-owner transactions that affect an entity’s equity. ASU 2011-05 requirements are effective for public entities as of the beginning of fiscal years beginning after December 15, 2011 and interim and annual periods thereafter. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company has adopted the standard and the adoption of ASU 2011-05 did not have an impact on the Company’s financial condition, results of operations, or cash flows.

Reclassifications - Certain expenses reported in prior periods have been reclassified to conform to the 2011 presentation. Reclassifications include loss on other real estate owned which was previously presented in other income, and loan collection and advertising expense both of which were previously included in other expenses. The reclassifications had no effect on net income (loss) or shareholders’ equity, as previously reported.

2. INVESTMENT SECURITIES

The following tables present investment securities at December 31, 2011 and 2010:

	December 31, 2011
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Amounts in thousands)
Available-for-sale securities:
Securities of U.S. government agencies due:
Within 1 year	$9,988	$51	$—	$10,039
After 1 but within 5 years	13,622	65	—	13,687

	23,610	116	—	23,726

Government sponsored agencies:
Residential Mortgage-backed securities due:
After 1 but within 5 years	476	18	—	494
After 5 but within 10 years	3,481	281	—	3,762
After 10 years	60,388	959	393	60,954

	64,345	1,258	393	65,210

Collateralized mortgage obligations due:
After 5 but within 10 years	13,986	478	—	14,464
After 10 years	150,915	1,241	592	151,564

	164,901	1,719	592	166,028

Private label collateralized mortgage obligations due:
After 5 but within 10 years	275	10	—	285
After 10 years	1,028	—	57	971

	1,303	10	57	1,256

State and municipal securities due:
Within 1 year	618	5	—	623
After 1 but within 5 years	6,575	347	—	6,922
After 5 but within 10 years	21,252	1,639	19	22,872
After 10 years	40,455	2,255	9	42,701

	68,900	4,246	28	73,118

Common and preferred stocks:	1,113	23	52	1,084

Total available-for-sale securities	$324,172	$7,372	$1,122	$330,422

	December 31, 2010
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Amounts in thousands)
Available-for-sale securities:
Securities of U.S. government agencies due:
After 1 but within 5 years	$14,547	$6	$3	$14,550

	14,547	6	3	14,550

Government sponsored agencies:
Residential Mortgage-backed securities due:
After 1 but within 5 years	1,040	36	—	1,076
After 5 but within 10 years	7,839	602	—	8,441
After 10 years	41,863	1,132	437	42,558

	50,742	1,770	437	52,075

Collateralized mortgage obligations due:
After 5 but within 10 years	16,063	165	57	16,171
After 10 years	140,021	672	938	139,755

	156,084	837	995	155,926

Private label collateralized mortgage obligations due:
After 5 but within 10 years	406	17	—	423
After 10 years	1,430	—	148	1,282

	1,836	17	148	1,705

State and municipal securities due:
Within 1 year	2,476	18	—	2,494
After 1 but within 5 years	10,680	327	53	10,954
After 5 but within 10 years	21,348	413	236	21,525
After 10 years	38,260	295	906	37,649

	72,764	1,053	1,195	72,622

Common and preferred stocks:	1,113	36	25	1,124

Total available-for-sale securities	$297,086	$3,719	$2,803	$298,002

Mortgage-backed securities are included in maturity groups based upon stated maturity date. At December 31, 2011 and 2010, the Bank’s mortgage-backed securities were pass-through securities. Actual maturity will vary based on repayment of the underlying mortgage loans.

Gross realized gains on sales of available-for-sale securities in 2011 were $2,836,085. There were no gross realized losses on sales of available-for-sale securities in 2011. Gross realized gains and losses on sales of available-for-sale securities in 2010 were $2,196,980 and $16,919, respectively. There were no gross realized gains or losses of available-for-sale securities in 2009.

Investment securities with carrying values of $120,227,824 and $111,803,619 at December 31, 2011 and 2010, respectively, were pledged as collateral for public deposits and for other purposes as required or permitted by law.

If management determines that an investment has experienced an OTTI, the loss is recognized in the income statement. The Company’s investment in a financial institution classified as available-for-sale was considered to be OTTI and approximately $386,000 was charged-off in 2010. There were no OTTI charges recorded for securities available-for-sale for the years ended December 31, 2011 and 2009. Management believes that the market prices of these equity securities will not recover in the immediate future due to the current economic environment. All OTTI losses were deemed to be credit related losses.

The following table presents the gross unrealized losses and fair value of investment securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2011 and 2010. Securities that have been in a loss position for twelve months or more at December 31, 2011 include three mortgage-backed securities, two collateralized mortgage obligations, one private label collateralized mortgage obligation and one common stock. The key factors considered in evaluating the private label collateralized mortgage obligations were cash flows of this investment and the assessment of other relative economic factors. Securities that have been in a loss position for twelve months or more at December 31, 2010 include one mortgage-backed security, one municipal security and one private label collateralized mortgage obligation. The unrealized losses relate to securities that have incurred fair value reductions due to a shift in demand from non-governmental securities and municipals to U.S. Treasury bonds and governmental agencies due to credit market concerns. The unrealized losses are not likely to reverse until market interest rates decline to the levels that existed when the securities were purchased. Since none of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations, none of the securities are deemed to be OTTI. It is more likely than not that the Company will not have to sell the investments before recovery of their amortized cost bases.

	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(Amounts in thousands)
Securities available-for-sale:
U.S. government agencies	$—	$—	$—	$—	$—	$—
Government sponsored agencies:
Residential mortgage-backed securities	13,121	45	16,751	348	29,872	393
Collateralized mortgage obligation	70,421	505	5,043	87	75,464	592
Private label collateralized mortgage obligations	—	—	971	57	971	57
State and municipal securities	3,429	28	—	—	3,429	28
Common and preferred stocks, and other	6	1	53	51	59	52

Total temporarily impaired securities	$86,977	$579	$22,818	$543	$109,795	$1,122

	December 31, 2010
	Less Than 12 Months		12 Months or More		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(amounts in thousands)
Securities available-for-sale:
U.S. government agencies	$4,569	$3	—	—	$4,569	$3
Government sponsored agencies:
Residential mortgage-backed securities	21,637	435	136	2	21,773	437
Collateralized mortgage obligation	76,925	995	—	—	76,925	995
Private label collateralized mortgage obligations	—	—	1,283	148	1,283	148
State and municipal securities	31,775	1,174	276	21	32,051	1,195
Common and preferred stocks, and other	79	25	—	—	79	25

Total temporarily impaired securities	$134,985	$2,632	$1,695	$171	$136,680	$2,803

3. NON-MARKETABLE EQUITY SECURITIES

The aggregate cost of the Company’s cost method investments totaled $8,771,278 at December 31, 2011 and $12,463,510 at December 31, 2010. Cost method investments at December 31, 2011 include $6,130,000 in FHLB stock and $2,641,278 of investments in various trust and financial companies, which are included in other assets. All equity investments were evaluated for impairment at December 31, 2011. The following factors have been considered in determining the carrying amount of FHLB stock; 1) the recoverability of the par value, 2) the Company has sufficient liquidity to meet all operational needs in the foreseeable future and would not need to dispose of the stock below recorded amounts, 3) redemptions and purchases of the stock are at the discretion of the FHLB, 4) the Company feels the FHLB has the ability to absorb economic losses given the expectation that the various FHLBs’ have a high degree of government support, and 5) the unrealized losses related to securities owned by the FHLB are manageable given the capital levels of the organization. The Company estimated that the fair value equaled or exceeded the cost of each of these investments (that is, the investments were not impaired) on the basis of the redemption provisions of the issuing entities with the following exceptions. The Company wrote off $116,000 of an investment in a financial services company that was considered to be OTTI in 2011. The Company’s investment in a financial services company was considered to be OTTI and approximately $86,000 was charged-off in 2010. The Company’s investment of $151,722 in Silverton Financial was considered to be other than temporarily impaired and all of the investment was written off in 2009. On May 1, 2009 the OCC closed Silverton Bank, National Association, a wholly owned subsidiary of SFS. The OCC appointed the FDIC as receiver, and the FDIC created a bridge bank, Silverton Bridge Bank, National Association, to take over the operations until July 29, 2009 to allow customers to transfer their account relationships in an orderly fashion. Additionally, the Company’s investments in two financial services companies were considered to be OTTI and $220,371 was charged off in 2009. In addition, the Company sold one of its investments in a financial services company resulting in a loss of $79,910 in 2011. There were no sales of non-marketable equity securities in 2010 or 2009.

The following tables present non-marketable securities at December 31, 2011 and December 31, 2010:

December 31, 2011

Investment	Investment Type	Original Cost	Cumulative OTTI Charge	Current Balance
Federal Home Loan Bank of Atlanta	Common stock	$6,130,000	—	$6,130,000
Yadkin Valley Statutory Trust I	Common stock	774,000	—	774,000
American Community Capital Trust II	Common stock	310,000	—	310,000
Limited partnerships providing lending services to middle-market companies	Limited Partner	1,420,412	—	1,420,412
Other	Common stock	638,793	501,927	136,866

Total		$9,273,205	$501,927	$8,771,278

December 31, 2010

Investment	Investment Type	Original Cost	Cumulative OTTI Charge	Current Balance
Federal Home Loan Bank of Atlanta	Common stock	$9,416,400	—	$9,416,400
Yadkin Valley Statutory Trust I	Common stock	774,000	—	774,000
American Community Capital Trust II	Common stock	310,000	—	310,000
Limited partnerships providing lending services to middle-market companies	Limited Partner	1,796,551	86,309	1,710,242
Other	Common stock	638,792	385,924	252,868

Total		$12,935,743	$472,233	$12,463,510

4. LOANS AND ALLOWANCE FOR LOAN LOSSES

General. The Bank provides to its customers a full range of short- to medium-term commercial, agricultural, Small Business Administration guaranteed, mortgage, home equity, and personal loans, both secured and unsecured. The Bank also makes real estate mortgage and construction loans.

The following table presents loans at December 31, 2011 and 2010 by class:

	December 31, 2011	December 31, 2010
	(in thousands)
Construction and land development	$202,803	$300,877
Commercial real estate:
Owner occupied	348,931	309,198
Non-owner occupied	242,827	312,231
Residential mortgages:
1-4 family	179,047	174,536
Multifamily	39,881	29,268
Home equity lines of credit	201,220	209,319
Commercial	177,047	199,696
Consumer and other	58,283	65,003

Total	1,450,039	1,600,128
Less: Net deferred loan origination fees	885	411
Allowance for loan losses	(32,848)	(37,752)

Loans, net	$1,418,076	$1,562,787

Real Estate Loans. Real estate loans include construction and land development loans, commercial real estate loans, home equity lines of credit, and residential mortgages.

Commercial real estate loans totaled $591.8 million and $621.4 million at December 31, 2011 and 2010, respectively. This lending has involved loans secured by owner-occupied commercial buildings for office, storage and warehouse space, as well as non-owner occupied commercial buildings. The Bank generally requires the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. Loans secured by commercial real estate may be larger in size and may involve a greater degree of risk than one-to-four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties.

Construction/development lending totaled $202.8 million and $300.9 million at December 31, 2011 and 2010, respectively. The Bank originates one-to-four family residential construction loans for the construction of custom homes (where the home buyer is the borrower) and provides financing to builders and consumers for the construction of pre-sold homes. The Bank generally receives a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. The Bank also makes commercial real estate construction loans, primarily for owner-occupied properties. The Bank limits its construction lending risk through adherence to established underwriting procedures.

Residential one-to-four family loans amounted to $179.0 million and $174.5 million at December 31, 2011 and 2010, respectively. The Bank’s residential mortgage loans are typically construction loans that convert into permanent financing and are secured by properties located within the Bank’s market areas.

Commercial Loans. At December 31, 2011 and 2010, the Bank’s commercial loan portfolio totaled $177.0 million and $199.7 million, respectively. Commercial loans include both secured and unsecured loans for working capital, expansion, and other business purposes. Short-term working capital loans are secured by accounts receivable, inventory and/or equipment. The Bank also makes term commercial loans secured by equipment and real estate. Lending decisions are based on an evaluation of the financial strength, cash flow, management and credit history of the borrower, and the quality of the collateral securing the loan. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment. Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as real estate loans.

Loans to Individuals. Loans to individuals (consumer loans) include automobile loans, boat and recreational vehicle financing, and miscellaneous secured and unsecured personal loans and totaled $58.3 million and $65.0 million at December 31, 2011 and 2010, respectively. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. Consumer loan collections are sensitive to job loss, illness and other personal factors. The Bank manages the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

Loan Approvals. The Bank’s loan policies and procedures establish the basic guidelines governing its lending operations. The guidelines address the type of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower’s total outstanding indebtedness to the Bank, including any indebtedness as a guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan reviews by independent, outside professionals experienced in loan review. Responsibility for loan review and loan underwriting resides with the Chief Credit Officer position. This position is responsible for loan underwriting and approval. On an annual basis, the Board of Directors of the Bank determines officers lending authority. Authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors.

Substantially all of the Company’s loans have been granted to customers in the Piedmont, foothills, northwestern mountains, and the Research Triangle regions of North Carolina and the upstate region of South Carolina.

In the normal course of business, the Company makes loans to directors and officers of the Company and its subsidiaries. All loans and commitments made to such officers and directors and to companies in which they are officers, or have significant ownership interest, have been made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers. Loans to directors, officers and related parties are subject to comparable loan features and present the same credit risk as those of non-related parties. An analysis of these related party loans for the year ended December 31, 2010 and 2009 is as follows:

	2011	2010
Balance, beginning of year	$17,712,228	$20,329,480
New loans	1,403,414	2,046,131
Repayments	(3,332,098)	(4,663,383)

Balance, end of year	$15,783,544	$17,712,228

Credit Review and Evaluation. The Bank has a credit risk review department that reports to the Chief Credit Officer. The focus of the department is on policy compliance and proper grading of higher credit risk loans as well as new and existing loans on a sample basis. Additional reporting for problem/criticized assets has been developed along with an after-the-fact loan review.

The Bank uses a risk grading program to facilitate the evaluation of probable inherent loan losses and the adequacy of the allowance for loan losses for real estate, commercial and consumer loans. In this program, risk grades are initially assigned by loan officers, reviewed by regional credit officers, and reviewed by internal credit review analysts on a test basis. The Bank strives to maintain the loan portfolio in accordance with conservative loan underwriting policies that result in loans specifically tailored to the needs of the Bank’s market area. Every effort is made to identify and minimize the credit risks associated with such lending strategies.

Loans over $20,000 are risk graded on a scale from 1 (highest quality) to 8 (loss). Acceptable loans at inception are grades 1 through 4, and these grades have underwriting requirements that at least meet the minimum requirements of a secondary market source. If borrowers do not meet credit history requirements, other mitigating criteria such as substantial liquidity and low loan-to-value ratios could be considered and would generally have to be met in order to make the loan. The Bank’s loan policy states that a guarantor may be necessary if reasonable doubt exists as to the borrower’s ability to repay. The Board of Directors has authorized the loan officers to have individual approval authority for risk grade 1 through 4 loans up to maximum exposure limits for each customer. New or renewed loans that are graded 5 (special mention) or lower must have approval from a regional credit officer. Any changes in risk assessments as determined by loan officers, credit administrators, regulatory examiners and management are also considered.

The risk grades, normally assigned by the loan officers when the loan is originated and reviewed by the regional credit officers, are based on several factors including historical data, current economic factors, composition of the portfolio, and evaluations of the total loan portfolio and assessments of credit quality within specific loan types. In some cases the risk grades are assigned by regional executives, depending upon dollar exposure. Because these factors are dynamic, the provision for loan losses can fluctuate. Credit quality reviews are based primarily on analysis of borrowers’ cash flows, with asset values considered only as a second source of payment. Regional credit officers work with lenders in underwriting, structuring and risk grading the Bank’s credits. The Risk Review Officer focuses on lending policy compliance, credit risk grading, and credit risk reviews on larger dollar exposures. Management uses the information developed from the procedures above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in determining the appropriate levels of the allowance for loan losses.

The following is a summary of the credit risk grade definitions for all loan types. These credit risk indicators were last updated in December 2011:

“1” — Highest Quality- These loans represent a credit extension of the highest quality. The borrower’s historic (at least five years) cash flows manifest extremely large and stable margins of coverage. Balance sheets are conservative, well capitalized, and liquid. After considering debt service for proposed and existing debt, projected cash flows continue to be strong and provide ample coverage. The borrower typically reflects broad geographic and product diversification and has access to alternative financial markets.

“2” — Good Quality- These loans have a sound primary and secondary source of repayment. The borrower may have access to alternative sources of financing, but sources are not as widely available as they are to a higher graded borrower. This loan carries a normal level of risk, with minimal loss exposure. The borrower has the ability to perform according to the terms of the credit facility. The margins of cash flow coverage are satisfactory but vulnerable to more rapid deterioration than the highest quality loans.

“3” — Satisfactory- The borrowers are a reasonable credit risk and demonstrate the ability to repay the debt from normal business operations. Risk factors may include reliability of margins and cash flows, liquidity, dependence on a single product or industry, cyclical trends, depth of management, or limited access to alternative financing sources. Historic financial information may indicate erratic performance, but current trends are positive. Quality of financial information is adequate, but is not as detailed and sophisticated as information found on higher graded loans. If adverse circumstances arise, the impact on the borrower may be significant.

“4” — Satisfactory – Merits Attention- These credit facilities have potential developing weaknesses that deserve extra attention from the account manager and other management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the bank’s debt in the future.

“5” — Watch or Special Mention- These loans are typically existing loans, made using the passing grades outlined above, that have deteriorated to the point that cash flow is not consistently adequate to meet debt service or current debt service coverage is based on projections. Secondary sources of repayment may include specialized collateral or real estate that is not readily marketable or undeveloped, making timely collection in doubt.

“6” — Substandard- Loans and other credit extensions bearing this grade are considered inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, market, or political conditions jeopardizing repayment of principal and interest as originally intended. Clear loss potential, however, does not have to exist in any individual assets classified as substandard.

“7” — Substandard Impaired (also includes any loans over 90 days past due, excluding sold mortgages )- Loans and other credit extensions graded “7” have all the weaknesses inherent in those graded “6,” with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is extremely high.

“8” — Loss- Loans in this classification are considered uncollectible and cannot be justified as a viable asset of the bank. Such loans are to be charged-off or charged-down. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

The following is a summary of credit quality indicators by class at December 31, 2011 and 2010:

Real Estate Credit Exposure as of December 31, 2011

		Commercial Real Estate
	Construction	Owner occupied	Non-owner occupied	1-4 Family	Multifamily	Home Equity
	(Amounts in thousands)
High Quality	$—	$126	$—	$423	$—	$132
Good Quality	543	32	117	1,701	—	7,545
Satisfactory	30,446	110,051	61,416	98,992	8,789	125,932
Merits Attention	93,974	180,173	134,247	57,310	28,824	58,576
Special Mention	41,739	23,326	24,307	9,112	697	4,807
Substandard	5,054	10,069	11,162	3,586	629	2,006
Substandard Impaired	31,047	25,154	11,578	7,923	942	2,222
Loss	—	—	—	—	—	—

	$202,803	$348,931	$242,827	$179,047	$39,881	$201,220

Other Credit Exposures as of December 31, 2011

	Commercial	Consumer and other
	(Amounts in thousands)
High Quality	$2,690	$1,831
Good Quality	5,472	1,482
Satisfactory	55,309	27,508
Merits Attention	80,064	25,607
Special Mention	12,224	1,189
Substandard	10,367	118
Substandard Impaired	10,921	548
Loss	—	—

	$177,047	$58,283

Real Estate Credit Exposure as of December 31, 2010

		Commercial Real Estate
	Construction	Owner occupied	Non-owner occupied	1-4 Family	Multifamily	Home Equity
	(Amounts in thousands)
High Quality	$—	$132	$—	$440	—	$153
Good Quality	612	1,535	195	1,924	—	8,465
Satisfactory	53,704	98,531	73,825	95,541	7,964	132,155
Merits Attention	124,699	150,494	163,648	55,300	19,922	57,513
Special Mention	49,369	27,478	37,018	6,966	90	4,938
Substandard	37,798	15,132	24,219	7,117	311	3,012
Substandard Impaired	34,695	15,896	13,326	7,248	981	3,083
Loss	—	—	—	—	—	—

	$300,877	$309,198	$312,231	$174,536	$29,268	$209,319

Other Credit Exposures as of December 31, 2010

	Commercial	Consumer and other
	(Amounts in thousands)
High Quality	$5,005	$1,952
Good Quality	6,620	1,589
Satisfactory	63,472	34,841
Merits Attention	78,188	24,424
Special Mention	31,311	1,224
Substandard	6,391	311
Substandard Impaired	8,709	662
Loss	—	—

	$199,696	$65,003

Nonaccrual loans and past due loans. Nonperforming assets include loans classified as nonaccrual, foreclosed bank-owned property and loans past due 90 days or more on which interest is still being accrued. It is the general policy of the Bank to stop accruing interest for all classes of loans past due 90 days or when it is apparent that the collection of principal and/or interest is doubtful. In addition, certain restructured loans are placed on nonaccrual status until sufficient evidence of timely payment is obtained. When a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed against interest income in the current period. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. There were no financing receivables past due over 90 days accruing interest as of December 31, 2011 and 2010.

Nonperforming loans as of December 31, 2011 totaled $70.4 million, or 4.78% of total loans, compared with $65.4 million, or 3.96% of total loans, as of December 31, 2010. The Bank aggressively pursues the collection and repayment of all loans. Other nonperforming assets, such as repossessed and foreclosed collateral is aggressively liquidated by the Bank’s collection department. The total number of loans on nonaccrual status has increased from 490 to 505 since December 31, 2010. The increase in nonperforming loans from December 31, 2010 to December 31, 2011 is related primarily to continued deterioration of previously classified loans and the addition of troubled debt restructured loans which will remain on nonaccrual status until sufficient payment evidence is obtained.

The following is a breakdown of nonaccrual loans as of December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
	(Amounts in thousands)
Financing Receivables on Nonaccrual status
Construction	$26,575	$25,833
Commercial Real Estate:
Owner occupied	16,339	12,829
Non-owner occupied	7,634	10,767
Mortgages:
1-4 Family first lien	7,271	7,889
Multifamily	942	967
Home Equity lines of credit	2,222	3,068
Commercial	8,896	3,420
Consumer and other	475	627

Total	$70,354	$65,400

Past due loans reported in the following table do not include loans granted forbearance terms since payments terms have been modified or extended, although the loans are past due based on original contract terms. All loans with forbearance terms are included and reported as impaired loans.

Loans are considered past due if the required principal and interest income have not been received as of the date such payments were due. The Bank has no loans greater than 90 days past due still accruing interest at December 31, 2011 or 2010.

The following table presents the Bank’s aged analysis of past due loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
	(Amounts in thousands)
December 31, 2011
Construction	$2,265	$402	$15,538	$18,205	$184,598	$202,803
Commercial real estate:
Owner occupied	4,342	1,215	3,727	9,284	339,647	348,931
Non-owner occupied commercial	9,723	86	4,679	14,488	228,339	242,827
Commercial	586	1,432	2,087	4,105	172,942	177,047
Mortgages:
Secured 1-4 family- first lien	3,441	1,049	2,955	7,445	171,602	179,047
Multifamily	277	—	896	1,173	38,708	39,881
Home equity lines of credit	—	634	856	1,490	199,730	201,220
Consumer and other	375	61	128	564	57,719	58,283

Total	$21,009	$4,879	$30,866	$56,754	$1,393,285	$1,450,039

December 31, 2010
Construction	$5,747	$3,951	$11,542	$21,240	$279,637	$300,877
Commercial real estate:
Owner occupied commercial	5,814	1,635	5,464	12,913	296,285	309,198
Non-owner occupied	1,616	722	530	2,868	309,363	312,231
Commercial	1,086	949	241	2,276	197,420	199,696
Mortgages:
Secured 1-4 family- first lien	3,457	1,988	5,643	11,088	163,448	174,536
Multifamily	845	150	40	1,035	28,233	29,268
Home equity lines of credit	2,388	211	2,045	4,644	204,675	209,319
Consumer and other	669	285	232	1,186	63,817	65,003

Total	$21,622	$9,891	$25,737	$57,250	$1,542,878	$1,600,128

Impaired Loans. Management considers certain loans graded “substandard impaired” (loans graded 7) or “loss” (loans graded 8) to be individually impaired and may consider “substandard” loans (loans graded 6) individually impaired depending on the borrower’s payment history. The Bank measures impairment based upon probable cash flows or the value of the collateral. Collateral value is assessed based on collateral value trends, liquidation value trends, and other liquidation expenses to determine logical and credible discounts that may be needed. Updated appraisals are required for all impaired loans and typically at renewal or modification of larger loans if the appraisal is more than 12 months old.

Impaired loans for all classes of loans typically include nonaccrual loans, loans over 90 days past due still accruing, troubled debt restructured loans and other potential problem loans considered impaired based on other underlying factors. Troubled debt restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal have been granted due to the borrower’s weakened financial condition. Interest on troubled debt restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur and a sustained payment performance period is obtained. Due to the borrowers’ inability to make the payments required under the original loan terms, the Bank modifies the terms by granting a longer amortized repayment structure or reduced interest rates. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans above, but about which we have serious doubts as to the borrower’s ability to comply with present repayment terms. These loans are likely to be included later in nonaccrual, past due or troubled debt restructured loans, so they are considered by management in assessing the adequacy of the allowance for loan losses.

The following table presents the Bank’s investment in loans considered to be impaired and related information on those impaired loans as of December 31, 2011 and 2010.

				Year to Date
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Amounts in thousands)
December 31, 2011

Impaired loans without a related allowance for loan losses
Construction	$28,067	$40,045	$—	$27,010	$234
Commercial real estate:
Owner occupied	17,586	20,070	—	15,319	272
Non-owner occupied	8,639	11,255	—	8,803	210
Commercial	6,381	6,436	—	4,280	132
Mortgages:
Secured 1-4 family real estate	3,843	4,285	—	3,051	35
Multifamily	295	309	—	302	—
Open ended secured 1-4 family	525	694	—	686	—
Consumer and other	—	—	—	—	—

Impaired loans with a related allowance for loan losses
Construction	$1,011	$1,011	$570	$7,195	$50
Commercial real estate:
Owner occupied	6,459	6,533	585	4,044	53
Non-owner occupied	975	1,363	143	3,255	8
Commercial	2,914	2,920	2,511	3,655	92
Mortgages:
Secured 1-4 family real estate	498	517	45	1,473	6
Multifamily	300	319	135	421	—
Open ended secured 1-4 family	403	412	112	654	4
Consumer and other	—	—	—	100	—
Total impaired loans
Construction	$29,078	$41,056	$570	$34,205	$284
Commercial real estate:
Owner occupied	24,045	26,603	585	19,363	325
Non-owner occupied	9,614	12,618	143	12,058	218
Commercial	9,295	9,356	2,511	7,935	224
Mortgages:
Secured 1-4 family real estate	4,341	4,802	45	4,524	41
Multifamily	595	628	135	723	—
Open ended secured 1-4 family	928	1,106	112	1,340	4
Consumer and other	—	—	—	100	—

Total impaired loans individually reviewed for impairment	$77,896	$96,169	$4,101	$80,248	$1,096

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(in thousands)
December 31, 2010
Impaired loans without a related allowance for loan losses
Construction	$21,677	$32,573	—	$11,427	$230
Commercial real estate:
Owner occupied commercial real estate	11,573	13,892	—	5,109	207
Non-owner occupied commercial real estate	5,732	6,660	—	2,380	99
Commercial	1,998	2,630	—	1,226	45
Mortgages:
Secured 1-4 family real estate	3,122	4,056	—	1,427	64
Multifamily	310	315	—	192	13
Open ended secured 1-4 family	953	961	—	294	12
Consumer and other	—	—	—	72	5

Impaired loans with a related allowance for loan losses
Construction	$11,116	$12,845	$2,141	$16,379	$263
Commercial real estate:
Owner occupied commercial real estate	5,077	5,104	860	4,416	134
Non-owner occupied commercial real estate	6,484	6,861	1,096	5,758	141
Commercial	5,435	5,435	1,318	4,266	101
Mortgages:
Secured 1-4 family real estate	2,133	2,225	343	3,270	57
Multifamily	469	476	82	159	9
Open ended secured 1-4 family	898	898	439	780	14
Consumer and other	134	135	35	73	3
Total impaired loans
Construction	$32,793	$45,418	$2,141	$27,806	$493
Commercial real estate:
Owner occupied commercial real estate	16,650	18,996	860	9,525	341
Non-owner occupied commercial real estate	12,216	13,521	1,096	8,138	240
Commercial	7,433	8,065	1,318	5,492	146
Mortgages:
Secured 1-4 family real estate	5,255	6,281	343	4,697	121
Multifamily	779	791	82	351	22
Open ended secured 1-4 family	1,851	1,859	439	1,074	26
Consumer and other	134	135	35	145	8

Total impaired loans individually reviewed for impairment	$77,111	$95,066	$6,314	$57,228	$1,397

Impaired loans acquired without a related allowance for loan losses includes loans for which no additional reserves have been recorded in excess of credit discounts for purchased impaired loans. Impaired loans acquired with subsequent deterioration and related allowance for loan losses are loans in which additional impairment has been identified in excess of credit discounts resulting in additional reserves. These additional reserves are included in the allowance for loan losses related to purchased impaired loans and were $49,000 and $47,000 as of December 31, 2011 and 2010, respectively. The following table presents information regarding the change in all purchased impaired loans from the Company’s acquisition of American Community on April 17, 2009 through December 31, 2011.

	Contractual Principal Receivable	Nonaccretable Difference	Carrying Amount
	(Amounts in thousands)
Balance at April 15, 2009	$14,513	$3,825	$10,688
Change due to payoff received	(457)	(63)	(394)
Transfer to foreclosed real estate	(4,339)	(266)	(4,073)
Change due to charge-offs	(4,329)	(2,999)	(1,330)

Balance at December 31, 2009	$5,388	$497	$4,891

Change due to payoff received	(1,528)	(20)	(1,508)
Transfer to foreclosed real estate	(1,345)	(159)	(1,186)
Change due to charge-offs	(860)	(246)	(614)

Balance at December 31, 2010	$1,655	$72	$1,583

Change due to payoff received	(300)	(27)	(273)
Transfer to foreclosed real estate	(830)	—	(830)
Change due to charge-offs	(51)	$—	(51)

Balance at December 31, 2011	$474	$45	$429

At December 31, 2011, the outstanding balance of purchased impaired loans from American Community, which includes principal, interest and fees due, was $429,000. Because of the uncertainty of the expected cash flows, the Company is accounting for each purchased impaired loan under the cost recovery method, in which all cash payments are applied to principal. Thus, there is no accretable yield associated with the above loans.

Troubled Debt Restructured Loans. Total amount of troubled debt restructured loans outstanding as of December 31, 2011 were $43.5 million with related reserves of $2.3 million. Approximately $17.2 million of troubled debt restructured loans are accruing interest as of December 31, 2011, as these loans have sufficient evidence of paying according to the new restructured terms.

In April 2011, the FASB issued guidance regarding “A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring.” The provisions of this new standard provide additional guidance related to determining whether a creditor has granted a concession, including factors and examples for creditors to consider in evaluating whether a restructuring results in a delay in payment that is insignificant, prohibiting creditors from using the borrower’s effective rate test to evaluate whether a concession has been granted to the borrower, and adding factors for creditors to use in determining whether a borrower is experiencing financial difficulties. As a result, the Company added approximately $2.6 million in loans now considered to be troubled debt restructured loans.

The following table includes the recorded investment and number of modifications for troubled debt restructured loans for the year ended December 31, 2011. The Company reports the recorded investment in the loans prior to a modification and also the recorded investment in the loans after the loans were restructured.

	Year ended December 31, 2011
	Number of loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Adjustment to Reserves as a Result of the Restructuring
	(Amounts in thousands)
Below market interest rate:
Construction	5	$5,768	$5,341	$274
Secured 1-4 family mortgages	1	150	150	—

	6	$5,918	$5,491	$274

Extended payment terms:
Construction	8	$2,704	$2,696	$—
Commercial real estate:
Non-owner occupied	3	1,133	536	—
Owner occupied commercial	13	10,445	9,983	315
Secured 1-4 family mortgages	2	327	303	5
Commercial	3	346	346	—

	29	$14,955	$13,864	$320

Principal payment reduction:
Construction	4	$3,302	$1,942	$—
Owner occupied commercial real estate	1	240	240	—
Home equity lines of credit	1	165	165	—
Commercial	2	64	64	—

	8	$3,771	$2,411	$—

Total	43	$24,644	$21,766	$594

The following table presents loans that were modified as troubled debt restructurings within the previous 12 months and for which there was a payment default during the year ended December 31, 2011.

	For the Year Ended December 31, 2011
	Number of loans	Recorded Investment
	(Amounts in thousands)
Extended payment terms:
Construction	1	$221
Owner occupied commercial real estate	2	124
Commercial	3	346
Secured 1-4 family- first lien	1	120

	7	$811

Principal payment reduction:
Construction	1	$797
Owner occupied commercial real estate	1	240

	2	$1,037

Total	9	$1,848

Allowance for Loan Losses. The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate for probable losses that have been incurred within the existing portfolio of loans. The primary risks inherent in the Bank’s loan portfolio, including the adequacy of the allowance or reserve for loan losses, are based on management’s assumptions regarding, among other factors, general and local economic conditions, which are difficult to predict and are beyond the Bank’s control. In estimating these risks, and the related loss reserve levels, management also considers the financial conditions of specific borrowers and credit concentrations with specific borrowers, groups of borrowers, and industries.

The allowance for loan losses is adjusted by direct charges to provision expense. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses. The provision for loan losses was $20.8 million for the year ended December 31, 2011 as compared to $24.3 million for the year ended December 31, 2010; and $48.4 million for the year ended December 31, 2009. The provision expense is determined by the Bank’s allowance for loan losses model. The components of the model are specific reserves for impaired loans and a general allocation for unimpaired loans. The general allocation has two components, an estimate based on historical loss experience and an additional estimate based on internal and external environmental factors due to the uncertainty of historical loss experience in predicting current embedded losses in the portfolio that will be realized in the future.

The portion of the general allocation on environmental factors includes estimates of losses related to interest rate trends, unemployment trends, real estate characteristics, past due and nonaccrual trends, watch list trends, charge-off trends, and underwriting and servicing assessments. During the second quarter of 2011, a new environmental factor was added to reflect changes in real estate market values over the average life of construction and permanent real estate loans. The application of this new factor during the year resulted in additional reserves of approximately $1.3 million. Markets served by the Bank continue to experience softening from the general economy and declines in real estate values. The real estate characteristics component includes trends in real estate concentrations, exceptions to FDIC guidelines for loan-to-value ratios, and changes in real estate market values. Other factors impacting the allowance at December 31, 2011 were watch list trends, unemployment rate trends, and underwriting and servicing assessments.

The following table presents changes in the allowance for loan losses for the years ended December 31, 2011 and 2010:

	December 31, 2010	Charge-offs	Recoveries	Provision	December 31, 2011
	(Amounts in thousands)
Construction	$12,014	$11,391	$2,010	$5,581	$8,214
Commercial real estate:
Owner occupied	5,958	3,611	136	3,309	5,792
Non-owner occupied	7,150	4,014	53	1,479	4,668
Commercial	4,335	3,494	423	4,448	5,712
Mortgages:
Secured 1-4 family- first lien	3,706	2,509	174	2,355	3,726
Multifamily	424	11	—	392	805
Open ended secured 1-4 family	3,298	3,151	106	3,057	3,310
Consumer and other	867	652	184	222	621

Total	$37,752	$28,833	$3,086	$20,843	$32,848

	December 31, 2009	Charge-offs	Recoveries	Provision	December 31, 2010
	(Amounts in thousands)
Construction	$19,978	$19,484	$483	$11,037	$12,014
Commercial real estate:
Owner occupied	6,423	3,030	211	2,354	5,958
Non-owner occupied	9,756	3,322	11	705	7,150
Commercial	3,299	4,226	409	4,853	4,335
Mortgages:
Secured 1-4 family- first lien	3,926	3,178	69	2,889	3,706
Multifamily	493	—	42	(111)	424
Open ended secured 1-4 family	3,401	2,832	69	2,660	3,298
Consumer and other	1,349	748	304	(38)	867

	$48,625	$36,820	$1,598	$24,349	$37,752

During the first quarter of 2011, the Company underwent a review of loan classifications within the portfolio and noted approximately $40.9 million in reclassifications between non-owner occupied and owner occupied commercial real estate. As a result, allowances for loan losses in those categories were impacted as reserve percentages on certain loans may have increased or decreased based on new classifications.

As of December 31, 2011	Reserves for loans individually evaluated for impairment	Loans individually evaluated for impairment	Reserves for loans collectively evaluated for impairment	Loans collectively evaluated for impairment
	(Amounts in thousands)
Construction	$570	$29,078	$7,644	173,725
Commercial real estate:
Owner occupied	585	24,045	5,207	324,886
Non-owner occupied	143	9,614	4,525	233,213
Commercial	2,511	9,295	3,201	167,752
Mortgages:
Secured 1-4 family- first lien	45	4,341	3,681	174,706
Multifamily	135	595	670	39,286
Open ended secured 1-4 family	112	928	3,198	200,292
Consumer and other	—	—	621	58,283

	$4,101	$77,896	$28,747	1,372,143

As of December 31, 2010	Reserves for loans individually evaluated for impairment	Loans individually evaluated for impairment	Reserves for loans collectively evaluated for impairment	Loans collectively evaluated for impairment
	(Amounts in thousands)
Construction	$2,141	$32,793	$9,873	$268,084
Commercial real estate:
Owner occupied	860	16,650	5,098	292,548
Non owner occupied	1,096	12,216	6,054	300,015
Commercial	1,318	7,433	3,016	192,262
Mortgages:
Secured 1-4 family- first lien	343	5,255	3,363	169,281
Multifamily	82	779	342	28,489
Open ended secured 1-4 family	439	1,851	2,859	207,468
Consumer and other	35	134	832	64,869

	$6,314	$77,111	$31,437	$1,523,016

The following table presents changes in the allowance for loan losses for the years ended December 31, 2009:

For the year ended December 31, 2009

(in thousands)
Balance, beginning of year	$22,355

Charge-offs:
Real estate loans	(15,009)
Installment loans	(1,255)
Credit card and related plans	(107)
Commercial and all other	(6,176)
Leases	(256)

(22,803)

Recoveries:
Real estate loans	204
Installment loans	85
Credit card and related plans	2
Commercial and all other	333
Leases	10

634

Net charge-offs	(22,169)

Provision for loan losses	48,439
Allowance acquired from Cardinal State Bank	—

Balance, end of year	$48,625

The allowance model is applied to determine the specific allowance balance for impaired loans and the general allowance balance for unimpaired loans grouped by loan type.

The Company’s loan charge-off policy for all loan classes is to charge down loans to net realizable value once a portion of the loan is determined to be uncollectable, and the underlying collateral shortfall is assessed. Unsecured loans (primarily consumer loans) are charged off against the reserve once the loan becomes 90 days past due or it is determined that a portion of the loan is uncollectable. Secured loans (primarily construction, real estate, commercial and other loans) are moved to nonaccrual status when the loan becomes 90 days delinquent or a portion of the loan is determined to be uncollectable and supporting collateral is not considered to be sufficient to cover potential losses. Nonaccrual loans are reviewed at least quarterly to determine if all or a portion of the loan is uncollectable. Nonaccrual loans that are determined to be solely collateral dependent are promptly charged down to net realizable value upon determination that they are impaired.

In addition to the allowance for loan losses, the Company also estimates probable losses related to unfunded lending commitments, such as letters of credit, financial guarantees and unfunded loan commitments. Unfunded lending commitments are analyzed and segregated by loan classification. These classifications, in conjunction with an analysis of historical loss experience, current economic conditions, performance trends within specific portfolio segments and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments. The reserve for credit losses related to unfunded lending commitments was $227,000 and $204,000 as of December 31, 2011 and 2010, respectively and is included in other liabilities on the consolidated balance sheet.

The Company maintains reserves for mortgage loans sold to agencies and investors in the event that, either through error or disagreement between the parties, the Company is required to indemnify the purchase. The reserves take into consideration risks associated with underwriting, key factors in the mortgage industry, loans with specific reserve requirements, past due loans and potential indemnification by the Company and are included in other liabilities on the balance sheet. Reserves are estimated based on consideration of factors in the mortgage industry such as declining collateral values and rising levels of delinquency, default and foreclosure, coupled with increased incidents of quality reviews at all levels of the mortgage industry seeking justification for pushing back losses to loan originators and wholesalers. As of December 31, 2011, the Company had reserves for mortgage loans sold of $1.8 million, and charges against reserves for the year ended December 31, 2011 were $809,282. For the year ended December 31, 2011 the Company recorded $640,893 in provision expense related to potential repurchase and warranties exposure on the $471.6 million in loan sales that occurred during that period. As of December 31, 2010, the Company had reserves for mortgage loans sold of $2.0 million and charges against reserves for the year ended December 31, 2010 were $637,000. For the year ended December 31, 2010 the Company recorded $883,000 in provision expense related to potential repurchase and warranties exposure on the $937.0 million in loan sales that occurred during that period. Provision expense related to potential repurchase and warranties exposure for the year ended December 31, 2009 was $1.4 million.

5. PREMISES AND EQUIPMENT

The following table presents premises and equipment and related accumulated depreciation and amortization at December 31, 2011 and 2010:

	Cost	Accumulated depreciation and amortization	Net Book Value
	(Amounts in thousands)
December 31, 2011
Land	$11,626	$—	$11,626
Land and leasehold improvements	3,433	2,062	1,371
Buildings	30,936	7,004	23,932
Furniture and equipment	24,104	18,975	5,129
Construction in process	62	—	62

Total	$70,161	$28,041	$42,120

	Cost	Accumulated depreciation and amortization	Net Book Value
	(Amounts in thousands)
December 31, 2010
Land	$12,802	—	$12,802
Land and leasehold improvements	4,008	2,148	1,860
Buildings	30,808	6,718	24,090
Furniture and equipment	24,547	18,762	5,785
Construction in process	1,433	—	1,433

Total	$73,598	$27,628	$45,970

Depreciation and amortization expense for the years ended December 31, 2011, 2010 and 2009 were $2,896,688, $3,047,164, and $2,764,240, respectively.

During 2011, the Company entered into contracts to sell certain property and equipment in connection with the branch closures announced in late 2010 and 2011. As a result, approximately $2.2 million in buildings and furniture were written down to a fair value of $984,000 based on current appraisals and offers. All of the buildings have been sold as of December 31, 2011 with the exception of a building located in Greenville, NC which is classified as held-for-sale and is included in other assets on the consolidated balance sheet as of December 31, 2011.

6. LOAN SERVICING

Mortgage loans serviced for others, consisting of loans sold to Fannie Mae and Freddie Mac, are not included in the accompanying balance sheets. Mortgage loan portfolios serviced for Fannie Mae and Freddie Mac were $244,629,625 and $245,139,672 at December 31, 2011 and 2010, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. Total servicing fees received were $608,513, $522,491 and $498,979 during 2011, 2010 and 2009, respectively, and were included in mortgage banking income (loss). At December 31, 2011 and 2010, mortgage servicing rights were $1,871,244 and $2,144,139 respectively and are included in other assets on the consolidated balance sheets. Servicing rights recorded on loans originated and sold by the Bank and the changes in the fair value were recorded in the consolidated statements of income (loss) under the caption, mortgage banking income.

	2011	2010
Mortgage servicing assets, beginning of year	$2,144,139	$1,917,941
Capitalized	286,499	657,548
Change in fair value	(559,394)	(431,350)

Mortgage servicing assets, end of year	$1,871,244	$2,144,139

7. DEPOSITS

The following table presents the scheduled maturities of time certificates at December 31, 2011:

(in thousands)
2012	$409,106
2013	305,288
2014	70,972
2015	63,964
2016	26,556

Total	$875,886

Total related party deposits were $14.5 million and $14.4 million as of December 31, 2011 and 2010, respectively.

8. BORROWED FUNDS

Short-term borrowings at December 31, 2011 and 2010 are presented in the following tables. Borrowings from the Federal Reserve are payable on demand and are collateralized by state, county and municipal securities (refer to Note 2). Interest under this arrangement is payable at 50 basis points above the target federal funds rate as quoted by the Federal Reserve Board. Unused lines of credit from various correspondent banks totaled $48.1 million at December 31, 2011.

Short-Term Borrowings Excluding Federal Home Loan Bank (“FHLB”) Advances

	Balance at year end	Weight average interest rate at year end	Maximum amount outstanding at any month-end	Average Daily balance outstanding during year	Average annual interest rate paid
December 31, 2011
Overnight borrowings from the Federal Reserve Bank	$945,844	—	1,135,139	1,003,514	—
Securities sold under agreement to repurchase	37,864,098	0.84%	47,868,704	38,175,000	0.76%
Federal funds purchased	—	—	—	5,069	0.92%

Total short-term borrowings excluding FHLB advances	$38,809,942

December 31, 2010
Overnight borrowings from the Federal Reserve Bank	$1,014,734	—	$1,684,024	$1,158,653	—
Securities sold under agreement to repurchase	36,934,414	0.88%	46,801,365	41,775,432	0.93%
Federal funds purchased	—	—	—	2,700	0.84%

Total short-term borrowings excluding FHLB advances	$37,949,148

The principal balance of short term advances from the FHLB consist of the following at December 31, 2011 and 2010:

Maturity	Interest Rate	2011	2010
2/28/2011	5.37%	$—	$2,000,000
5/2/2011	1.72%	—	5,000,000
7/16/2012	3.90%	1,000,000

		$1,000,000	$7,000,000

Long-term Borrowings

Long-term borrowings at December 31, 2011 consisted of junior subordinated debentures of $36,084,000 with an average annual interest rate of 2.04% and an average daily balance of $36,084,000. The long-term FHLB advances are presented below. Also, included in long-term borrowings is a structured wholesale repurchase agreement with a balance of $5,000,000 at year end, an average daily balance of $5,000,000, an average interest rate of 2.64%, and a year-end interest rate of 2.27%. Also included in long-term borrowings is the fair market value adjustment associated with the borrowings acquired in the American Community acquisition of $(1,335,865) at December 31, 2011. Long-term borrowings at December 31, 2010 consisted of junior subordinated debentures of $36,084,000 with an average annual interest rate of 2.11% and an average daily balance of $36,084,000. The long-term FHLB advances are presented below. Also, included in long-term borrowings is a structured wholesale repurchase agreement with a balance of $5,000,000 at year end, an average daily balance of $4,999,943, an average interest rate of 2.64%, and a year-end interest rate of 2.60%. Also included in long-term borrowings is the fair market value adjustment associated with the borrowings acquired in the American Community acquisition of $(1,278,804) at December 31, 2010.

Pursuant to a collateral agreement with the FHLB, advances are collateralized by all of the Bank’s FHLB stock and qualifying first mortgage, commercial, and home equity line loans. The balance of the lendable collateral value of all loans as of December 31, 2011 was approximately $49.8 million with $22.8 million remaining available. This agreement with the FHLB provides for a line of credit up to 20% of the Bank’s assets.

The following table presents long-term advances from the FHLB at December 31, 2011 and 2010:

Maturity	Interest Rate	2011	2010
7/16/2012	3.9%	—	1,000,000
1/10/2013	3.1%	—	10,000,000
2/25/2013	3.45%	—	5,000,000
7/21/2014	2.31%	10,000,000	—
7/21/2014	2.62%	5,000,000	—
1/11/2015	2.99%	5,000,000	5,000,000
4/27/2015	2.97%	5,000,000	5,000,000
2/28/2018	2.93%	—	5,000,000
10/29/2018	0.25%	719,690	736,159
12/19/2023	2%	260,952	277,424

		$25,980,642	$32,013,583

FHLB advances, both short and long-term, had average annual interest rate paid during the year of 2.27% and 2.60% for 2011 and 2010, respectively. The weighted average interest rate at December 31, 2011 and 2010 was 2.62% and 2.99%, respectively. Maximum amount of FHLB advances outstanding at any month-end during the years 2011 and 2010 was $39,010,883 and $39,042,749 respectively.

On November 1, 2007, the Company created Yadkin Valley Statutory Trust I (“the Trust”) to issue trust preferred securities in conjunction with the Company issuing junior subordinated debentures to the Trust. The terms of the junior subordinated debentures are substantially the same as the terms of the trust preferred securities. The interest rate in effect is the three-month LIBOR plus 1.32%. The effective interest rate was 1.87% and 1.62% at December 31, 2011 and 2010, respectively. The Company’s obligations under the debentures and a separate guarantee agreement constitute a full and unconditional guarantee by the Company of the obligations of the Trust.

On November 1, 2007, the Trust completed the sale of $25.0 million of trust preferred securities. The trust preferred securities mature in 30 years and can be called by the Trust without penalty after five years. The Trust used the proceeds from the sale of the securities to purchase the Company’s junior subordinated deferrable interest notes due 2037 (the “Debenture”). The net proceeds from the offering were used by the Company in connection with the acquisition of Cardinal, and for general corporate purposes. Currently, regulatory capital rules allow trust preferred securities to be included as a component of regulatory capital for the Company up to certain limits. This treatment has continued despite the deconsolidation of these instruments for financial reporting purposes.

The Company assumed junior subordinated debt in the amount of $10.0 million in the American Community acquisition. American Community had a trust that issued trust preferred securities which pay cumulative cash distributions quarterly at a rate priced off 90-day LIBOR plus 280 basis points. The interest rate at December 31, 2011 and December 31, 2010 was 3.38% and 3.09%, respectively. The preferred securities are redeemable on December 15, 2033. The Company’s obligations under the debentures and a separate guarantee agreement constitute a full and unconditional guarantee by the Company of the obligations of the Trust.

The Company deferred interest payments on the trust preferred securities in the second, third and fourth quarters of 2011. The total amount of deferred interest payments as of December 31, 2011 was $571,000 and is recorded in other liabilities. The Company also may be required to defer interest payments on the trust preferred securities in the future given liquidity levels at the holding company.

Under the accounting for variable interest entities, the Company’s $774,000 and $310,000 investment in the common equity of the Trusts are included in the consolidated balance sheets as other assets and funded by long-term debt. The income and interest expense received from and paid to the Trust, respectively, is included in the consolidated statements of income (loss) and comprehensive income (loss) as other noninterest income and interest expense.

9. INCOME TAXES

The following table presents the provision for income taxes for the years ended December 31, 2011, 2010, and 2009:

	2011	2010	2009
Current:
Federal	$711,818	$(6,681,247)	$(3,524,067)
State	—	—	(5,207)

	711,818	(6,681,247)	(3,529,274)
Deferred:
Federal	(4,600,126)	4,755,963	(3,735,175)
State	(417,330)	536,665	(1,611,252)

	(5,017,456)	5,292,628	(5,346,427)

Increase in valuation allowance	11,000,000	—	—

Total income taxes	$6,694,362	$(1,388,619)	$(8,875,701)

The following table presents the tax effects of significant components of the Company’s net deferred tax assets as of December 31, 2011 and 2010:

	2011	2010
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$12,880,326	$14,808,620
Other than temporary impairment	807,074	466,661
Accrued liabilities	275,725	529,593
OREO property	1,267,922	680,115
Net operating loss	7,280,731	4,651,982
Sidus goodwill	1,050,403	—
Other	1,797,990	514,563

	25,360,171	21,651,534
Less: valuation allowance	(11,000,000)	—

	$14,360,171	$21,651,534

Deferred tax liabilities:
Unrealized gain on available-for-sale securities	(2,386,706)	$(333,147)
FMV adjustments related to mergers	(255,209)	(49,631)
Depreciation	(1,979,716)	(2,214,513)
Prepaid expenses	(327,475)	(356,850)
Core deposit intangible	(1,467,844)	(1,929,458)
Noncompete intangible	(149,058)	(231,744)
Goodwill	—	(763,934)
Other	(195,408)	(137,399)

	(6,761,416)	$(6,016,676)

Net deferred tax asset	7,598,755	$15,634,858

Our net deferred tax asset was $7.6 million and $15.6 million at December 31, 2011 and December 31, 2010, respectively. This decrease is related to a $11.0 million valuation allowance recorded in 2011. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realized. All available evidence, both positive and negative, is used in the consideration to determine whether, based on the weight of that evidence, a valuation allowance is required. The Company considered the following negative and positive evidence in its evaluation of deferred tax assets:

•

The company was in a cumulative loss position for the 3-year period ending December 31, 2010 as well as a cumulative tax loss position for the 3-year period ending December 31, 2011 of $(18.7) million and $(25.2) million respectively.

	December 31, 2011 Cumulative Loss Test
	2009	2010	2011	Total
	(Amount in thousands)
Income (loss) before income taxes	$(83,933)	$(1,401)	$(7,701)	$(93,035)
Goodwill impairment	61,566	—	4,944	66,510

	$(22,367)	$(1,401)	$(2,757)	$(26,525)

•

The Company’s strong history of earnings since the inception of the bank, and particularly over the 10 year period prior to the current economic cycle, shows the Company has historically been profitable and has no history of expiration of loss carryforwards.

•	The Company is projecting income on a pretax basis, as well as taxable income, for the future periods 2012-2014.

•	Management is not aware of any unsettled circumstances that, if resolved, would adversely affect future operations or earnings.

•

Federal net operating losses can be deducted over the twenty year carryforward period. Currently, management is projecting full utilization of these tax benefits within 3 years from December 31, 2011. The Company’s loss carryforwards for the tax period ending December 31, 2011 include net operating loss carryforwards generated in the acquisition of Cardinal State Bank in 2008 and American Community Bank in 2009, as well as net operating loss carryforwards for the Company. The expiration of the loss carryforwards for the tax period ending December 31, 2011 are as follows:

	Net Operating Loss Carryforward at December 31, 2011	Tax Benefit Recorded at December 31, 2011	Expiration
	(Amounts in thousands)
Cardinal State Bank acquisition	$2,424	$849	2029
American Community Bank acquisition	345	15	2030
Yadkin Valley Federal	16,228	5,680	2031
Yadkin Valley State	17,074	738	2031

Total Loss Carryforwards	$36,071	$7,282

After review of all available evidence and based on the weight of such evidence, the Company believes the realization of the deferred tax asset was, and still is, more likely than not. However, consideration should be given to the fact that the Company has been in a cumulative loss position for 12 months. This position could cast doubts on the realization of the asset and should be considered. The Company considered the amount of the deferred tax asset that could be recovered within the next12 months in determining the amount of valuation allowance including projected taxable income, and feasible and prudent tax planning strategies . These tax planning strategies include repositioning the Company’s municipal securities portfolio to taxable securities and sale of various assets and are considered to be prudent and feasible and would be expected to be done if needed. Based on this method, a valuation allowance of $11.0 million was deemed prudent as of December 31, 2011.

The following table presents a reconciliation of applicable income taxes for the years ended December 31, 2011, 2010 and 2009 to the amount of tax expense computed at the statutory federal income tax rate of 35%:

	2011	2010	2009
Tax expense at statutory rate on income before income taxes	$(2,695,334)	$(490,284)	$(29,376,488)
Increases (decreases) resulting from:
Tax-exempt interest on investments	(847,204)	(819,141)	(765,108)
State income tax, net of federal benefits	(271,265)	348,832	(1,050,698)
Income from bank-owned life insurance	(229,793)	(288,399)	(296,099)
Goodwill write-down	—	—	21,548,018
Merger expenses	—	—	543,130
Valuation allowance on deferred tax assets	11,000,000	—	—
Other	(262,042)	(139,627)	521,544

Total income taxes	$6,694,362	$(1,388,619)	$(8,875,701)

The Company recognizes interest and penalties associated with uncertain tax positions as components of income taxes. The Company’s federal tax returns are subject to examination for years 2008, 2009 and 2010. The Company’s state income tax returns are subject to examination for years 2008, 2009 and 2010.

10. EARNINGS PER SHARE

Basic earnings per share (“EPS”) are computed by dividing net income to common shareholders by the weighted-average number of common shares outstanding for the year. Diluted net income available to common shareholders per common share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. The numerators of the basic net income per share computations are the same as the numerators of the diluted net income per common share computations for all the periods presented. Weighted average shares outstanding for the year ended December 31, 2011 excludes 152,834 shares of unvested restricted stock. At December 31, 2011 and December 31, 2010, there were 152,834 and 18,000 shares of restricted stock that were antidilutive, respectively. There were no shares of restricted stock outstanding as of December 31, 2009. The following table presents the reconciliation of EPS for the years ended December 31, 2011, 2010 and 2009:

	2011	2010	2009
Basic earnings per share:
Net income (loss) to common shareholders	$(17,382,132)	$(3,193,377)	$(77,492,525)
Weighted average shares outstanding	18,239,004	16,129,640	14,808,325
Basic earnings (loss) per share	$(0.95)	$(0.2)	$(5.23)
Diluted earnings (loss) per share:
Net income (loss) to common shareholders	$(17,382,132)	$(3,193,377)	$(77,492,525)
Weighted-average shares outstanding	18,239,004	16,129,640	14,808,325
Dilutive effect of stock options	—	—	—

Weighted-average shares, as adjusted	18,239,004	16,129,640	14,808,325
Diluted earnings (loss) per share	$(0.95)	$(0.2)	$(5.23)

For 2011 and 2010, net loss to common shareholders is net loss less the preferred stock dividends and accretion of discount.

At December 31, 2011, there were 277,195 options outstanding to purchase shares of the Company’s common stock at a range of $3.84 to $19.07. The average strike price during the period was $13.65. During 2011, there were 145,000 shares of restricted stock granted at a weighted average fair value of $2.34 per share. The fair value of each share grant is based on the closing market price of the stock on the date of issuance. Restricted shares vest over a three-year period. A total of 152,834 shares of restricted stock are nonvested as of December 31, 2011.

At December 31, 2010, there were 421,129 options outstanding to purchase shares of the Company’s common stock at a range of $3.84 to $19.07. The average market price during the period was $3.30. During 2010, there were 18,000 shares of restricted stock granted at a weighted average fair value of $4.18 per share. The fair value of each share grant is based on the closing market price of the stock on the date of issuance. Restricted shares vest over a three-year period. A total of 18,000 shares of restricted stock are nonvested as of December 31, 2010.

At December 31, 2009, there were 619,515 options outstanding to purchase shares of the Company’s common stock at a range of $6.36 to $19.07. The average market prices during the period ranged from $3.97 to $5.45.

Unvested shares of restricted stock and stock options were excluded from the determination of diluted earnings per share for the years ended December 31, 2011, 2010 and 2009 due to the Company’s loss position for the periods.

11. BENEFIT PLANS

401(K) PLAN

The Company maintains profit-sharing and 401(k) plans for substantially all employees. Contributions to the profit-sharing plan are at the discretion of the Board of Directors but are limited to amounts deductible in accordance with the Internal Revenue Code. Under the Company’s 401(k) plan, employees are permitted to contribute up to 60% of pre-tax compensation. The Company will match 50% of an employee’s contribution, up to a maximum of 3% of pre-tax employee compensation. The Company’s policy is to fund the profit-sharing/401(k) costs as incurred. Employer contributions in 2011, 2010 and 2009 to the 401(k) plan were $521,963, $578,602, and $537,410 respectively. There were no discretionary contributions to the profit-sharing plan for the years ended December 31, 2011, 2010 and 2009.

BANK-OWNED LIFE INSURANCE

During 2001 and 2000, the Company created an Officer Supplemental Insurance Plan (“OSIP”) and entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers. Under the plan, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from insurance contracts, which are written with different carriers, with the designated beneficiaries of the officers. The death benefit to the officer’s beneficiaries is a multiple of base salary at the time of the agreements. During 2010, the OSIP was amended and the death benefit to the officer’s beneficiaries is now subject to the limit of total death proceeds less cash surrender value. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies. The OSIP contains a five-year vesting requirement and certain provisions relating to change of control and termination of service. The Company funded the OSIP through the purchase of bank-owned life insurance (“BOLI”) during the first quarter of 2000 and the second quarter of 2001 with initial investments of $4.8 million and $5.0 million, respectively. Additional investments in BOLI were made in August of 2006 in the amount of $5.5 million. The corresponding cash surrender values of BOLI policies as of December 31, 2011 and 2010 was $25,934,220 and $25,277,669 respectively.

During 2007 the Company created the 2007 Group Term Carve Out Plan and entered into Life Insurance Endorsement Method Split Dollar Agreements with certain officers who did not participate in the 2001 Plan discussed in the previous paragraph. Under the plan, upon death of the officer, the Company first recovers the cash surrender value of the contract and then shares the remaining death benefits from the insurance contracts which are written with New York Life Insurance and Annuity Corporation, with the designated beneficiaries of the officers. The death benefit to the officer’s beneficiaries is a multiple of base salary at the time of the agreements, subject to the limit of total death proceeds less cash surrender value. The Company, as owner of the policies, retains an interest in the life insurance proceeds and a 100% interest in the cash surrender value of the policies. The 2007 plan contains a five-year vesting requirement and certain provisions related to change of control and termination of service.

The Company uses the cost of insurance method for determining liabilities related to the plan and developed a discount rate of 5.75% at December 31, 2011 and December 31, 2010 based on the Citigroup Pension Liability Yield Curve. As of December 31, 2011 and 2010, the liability accrued for the plan was $1.5 million and $1.8 million, respectively. In 2011, the Company decided to terminate split dollar benefits for all active employees. The only remaining participants in the OSIP are retired and terminated employees who are still eligible for benefits based on the original agreements. The result of this change to the plan was a $500,000 decrease in liabilities related to the plan. The net periodic benefit costs of the plan are recorded to other non-interest expense and were approximately $334,000 and $58,000 for the years ended December 31, 2011 and 2010, respectively.

NON-EQUITY INCENTIVE PLAN

Incentive compensation is provided for certain officers of the Bank based on defined levels of earnings performance. Based on Company performance, there were no expenses related to incentive compensation during 2011, 2010 and 2009. Incentive compensation is provided for certain officers of Sidus based on pre-tax income. Expenses related to such compensation during 2011, 2010, and 2009 totaled approximately $-0-, $-0- and $1.1 million, respectively.

12. STOCK OPTIONS AND RESTRICTED STOCK

The Company has stock option plans for directors, selected executive officers and other key employees. The plans provide for the granting of options to purchase shares of the Company’s common stock at a price not less than the fair market value at the date of grant of the option. Option exercise prices are established at market value on the grant date. Vesting schedules are determined by the Board of Directors. Upon termination, unexercised options held by employees are forfeited and made available for future grants.

On May 22, 2008, the shareholders approved the 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”). An aggregate of 700,000 shares has been reserved for issuance by the Company under the terms of the Omnibus Plan pursuant to the grant of incentive stock options (not to exceed 200,000 shares), non-statutory stock options, restricted stock and restricted stock units, long-term incentive compensation units and stock appreciation rights.

During 2011, 18,400 options were vested resulting in 22,100 unvested options at December 31, 2011. There were no options granted or exercised during 2011. In 2011, 145,000 shares of restricted stock were granted at a weighted average fair value of $2.34 per share. The fair value of each share grant is based on the closing market price of the stock on the date of issuance. Restricted shares vest over a three-year period. A total of 152,834 shares of restricted stock are nonvested as of December 31, 2011. There are 337,000 shares of restricted stock available for issuance as of December 31, 2011.

During 2010, 24,300 options were vested resulting in 53,900 unvested options at December 31, 2010. There were no options granted or exercised during 2011. In 2010, 18,000 shares of restricted stock were granted at a weighted average fair value of $4.18 per share. The fair value of each share grant is based on the closing market price of the stock on the date of issuance. Restricted shares vest over a three-year period. A total of 18,000 shares of restricted stock are nonvested as of December 31, 2010. There are 482,000 shares of restricted stock available for issuance as of December 31, 2010.

The following table presents certain option information for the year ended December 31, 2011:

		Outstanding Options		Exercisable Options
	Shares available for future grants	Number of options	Weighted- average exercise price	Number of options	Weighted- average exercise price
At December 31, 2010	197,862	421,130	$13.42	367,230	$13.41
Options authorized	—	—	—	—	—
Options granted/vested	—	—	—	18,400	14.42
Options exercised	—	—	—	—	—
Options expired	—	(47,991)	9.50	(47,991)	9.50
Options forfeited	—	(95,944)	14.71	(82,544)	14.59

At December 31, 2011	197,862	277,195	$13.65	255,095	$13.83

At December 31, 2011, the weighted-average remaining contractual life of outstanding and exercisable options was 3.8 years and 3.6 years, respectively. At December 31, 2010, the weighted average remaining contractual life of outstanding and exercisable options was 4.2 years and 3.7 years, respectively.

There was no aggregate intrinsic value of options outstanding and exercisable at December 31, 2011 and December 31, 2010, since the exercise price of options outstanding exceeded the market share price of $1.61 and $1.81, respectively, at year end. The following table segregates the shares outstanding at December 31, 2011 into meaningful ranges:

Shares	Option Price per share	Weighted-average remaining contractual life (years)	Weighted-average exercise price	Shares excerisable December 31, 2011
5,000	$3.84	7.94	$3.84	2,000
11,833	6.36-6.90	5.30	6.68	7,033
28,106	9.31-10.46	4.74	9.81	28,106
52,894	11.56-13.86	3.53	13.58	52,894
171,862	13.91-15.65	3.45	14.83	159,062
7,500	19.07	5.05	19.07	6,000

277,195				255,095

All options expire ten years after date of grant and are made available for future grants at expiration.

The Bank recorded compensation expense totaling $76,903 in 2011, $76,939 in 2010 and $73,820 in 2009 for the options in the process of vesting based on amortization of the fair value of options granted (See “Share-Based Payment” under Note 1). The Bank recorded compensation expense totaling $133,072 in 2011 and $16,619 in 2010 for restricted stock in the process of vesting based on amortization of the fair value of shares granted. Unrecognized compensation expense related to nonvested share-based compensation arrangements granted under all of the Company’s stock benefit plans totaling $325,707 at December 31, 2011 will be recognized over the remaining vesting period, 2011 through 2014. There were 95,944 shares forfeited and 47,991 shares expired during the year ended December 31, 2011. There were 146,172 shares forfeited and 12,061 shares expired during the year ended December 31, 2010.

13. LEASES

Operating Leases

The Company has entered into non-cancelable operating leases for branch facilities and equipment. These leases have terms from five to thirty years. Rental expense was approximately $2.2 million in 2011, $2.3 million in 2010 and $1.7 million in 2009 and primarily represents rentals of real estate.

The following table presents the future minimum lease payments for the next five years:

(Amounts in thousands)
2012	$1,836
2013	1,478
2014	1,691
2015	1,366
2016	722
Thereafter	6,117

Total	$13,210

Capital Lease Obligation

The Company leases its Monroe Main office facility, which was acquired from American Community, under a capital lease. Leases that meet the criteria for capitalization are recorded as assets and the related obligations are reflected on the accompanying balance sheets. Amortization of property under capital lease is included in depreciation expense. Included in premises and equipment at December 31, 2011 is $2.4 million as the capitalized cost of the Company’s Monroe Main office and accumulated amortization of approximately $84,891 at December 31, 2011.

The following table presents aggregate future minimum lease payments due under this capital lease obligation as of December 31, 2011:

(Amounts in thousands)
2012	$225
2013	226
2014	227
2015	241
2016	241
2017-2029	3,400

Total minimum lease payments	4,560
Less amount representing interest	(2,195)

Present value of net minimum lease payments	$2,365

14. OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

The following table presents a summary by type of contract and amount the Bank’s exposure to off-balance sheet risk as of December 31, 2011 and 2010:

	2011	2010
Financial instruments whose contract amounts represent credit risk:
Loan commitments and undisbursed lines of credit	$255,586,241	$265,752,158
Undisbursed standby letters of credit	5,653,973	9,106,181
Undisbursed portion of construction loans	6,172,254	13,580,221
Commitments to close first mortgages	22,270,876	119,168,227
Commitments to sell first mortgages	41,804,790	169,587,602

15. FAIR VALUE

The Company utilizes fair value measurements to record fair value adjustments for certain assets and liabilities and to determine fair value disclosures. Available-for-sale securities, mortgage servicing rights, interest rate lock commitments and forward sale loan commitments are recorded at fair value on a monthly basis. Additionally, from time to time, the Company may be required to record other assets at fair value, such as loans held-for-investment and certain other assets. These nonrecurring fair value adjustments usually involve writing the asset down to fair value or the lower of cost or market value.

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value, under the Fair Market Value Measurements and Disclosures topic of the FASB Accounting Standards Codification. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Available-for-Sale Investment Securities

Available-for-sale investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities and private label entities, municipal bonds and corporate debt securities. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

Interest Rate Swaps

Interest rate swaps are recorded at fair value on a recurring basis. Fair value measurement is based on discounted cash flow models. All future floating cash flows are projected and both floating and fixed cash flows are discounted to the valuation date. As a result, the Company classifies interest rate swaps as Level 3.

The following table presents a rollforward of interest rate swaps for the years ended December 31, 2011 and 2010 and shows that the interest rate swaps are classified as Level 3 as discussed above.

	Level 3
	Fair Value-Assets	Fair Value-Liabilities
	(Amounts in thousands)
Balance, December 31, 2010	$159	$159
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	57	57

Balance, December 31, 2011	$216	$216

	Level 3
	Fair Value-Assets	Fair Value-Liabilities
	(Amounts in thousands)
Balance, December 31, 2009	$—	$—
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	159	159

Balance, December 31, 2010	$159	$159

Interest Rate Locks and Forward Sale Loan Commitments

Sidus, the Company’s mortgage lending subsidiary, enters into interest rate lock commitments and commitments to sell mortgages. At December 31, 2011, the amount of fair value associated with these interest rate lock commitments and sale commitments was $129,819 and $57,363, respectively. At December 31, 2010, the amount of fair value associated with these interest rate lock commitments and sale commitments was $104,810 and $161,071, respectively. The fair value of interest rate lock commitments is based on servicing rate premium, origination income net of origination costs, and changes in loan pricing between the commitment date and period end, typically month end. The Company classifies interest rate lock commitments as Level 3. The fair value of forward sales commitments is based on changes in loan pricing between the commitment date and period end. The Company classified forward sale commitments as Level 2. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

The following table presents a rollforward of interest rate lock commitments for the years ended December 31, 2011 and 2010 and shows that the interest rate lock commitments are classified as Level 3.

	Interest Rate Lock Commitments
	Level 3
	Fair Value	Fair Value
	(In thousands)
Balance, December 31, 2010 and 2009	$105	$(791)
Gains/losses included in other income	25	896
Transfer in and out	—	—

Balance, December 31, 2011 and 2010	$130	$105

Mortgage Servicing Rights

A valuation of mortgage servicing rights is performed using a pooling methodology. Similar loans are pooled together and evaluated on a discounted earnings basis to determine the present value of future earnings. The present value of the future earnings is the estimated market value for the pool, calculated using consensus assumptions that a third party purchaser would utilize in evaluating a potential acquisition of the servicing. As such, the Company classifies loan servicing rights as a Level 3 security. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

The following table presents a rollforward of mortgage servicing rights from December 31, 2010 to December 31, 2011 and December 31, 2009 to December 31, 2010 and shows that the mortgage servicing rights are classified as Level 3 as discussed above.

	Level 3
	Fair Value	Fair Value
	(Amounts in thousands)
Balance, December 31, 2010 and 2009	$2,144	$1,918
Capitalized	286	657
Gains/losses included in other income	(559)	(431)

Balance, December 31, 2011 and 2010	$1,871	$2,144

Mortgage Loans Held-for-Sale

Loans held-for-sale are carried at lower of cost or market value. The fair value of loans held-for-sale is based on what secondary markets are currently offering for portfolios with similar characteristics. The changes in fair value of the assets are largely driven by changes in interest rates subsequent to loan funding and changes in the fair value of servicing associated with the mortgage loan held for sale. As such, the Company classifies loans measured at fair value on a nonrecurring basis as a Level 2 security. At December 31, 2011 the cost of the Company’s mortgage loans held-for-sale was less than the market value. Accordingly, the Company’s loans held-for-sale are carried at cost. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

Impaired Loans

The Company does not record loans held for investment at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with the Receivables topic of the FASB Accounting Standards Codification. The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2011, impaired loans were evaluated based on the fair value of the collateral or discounted cash flows. The Company records the impaired loan measured at fair value on a nonrecurring basis as a Level 3 security. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

Foreclosed real estate

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is measured the Company records the foreclosed asset as nonrecurring Level 3. The current carrying value of OREO at December 31, 2011 is $24,966,226. At December 31, 2010 the carrying value of OREO was $25,582,234. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

Goodwill

We perform our annual goodwill impairment assessment on October 1st for the Sidus segment. We also make judgments about goodwill whenever events or changes in circumstances indicate that impairment in the value of goodwill recorded on our balance sheet may exist. In order to estimate the fair value of goodwill, we typically make various judgments and assumptions, including, among other things, the identification of the reporting units, the assignment of assets and liabilities to reporting units, the future prospects for the reporting unit that the asset relates to, the market factors specific to that reporting unit, the future cash flows to be generated by that reporting unit, and the weighted-average cost of capital for purposes of establishing a discount rate. Assumptions used in these assessments are consistent with our internal planning. At June 30, 2011, it was determined that impairment existed in the Sidus segment and a $4.9 million writedown was taken. See additional disclosures and discussions regarding the goodwill impairment in Footnote 21 to the financial statements. There have been no changes in valuation techniques for the years ended December 31, 2011 and 2010. Valuation techniques are consistent with techniques used in prior periods.

The following table presents assets and (liabilities) measured at fair value on a recurring basis:

	Fair Value	Level 1	Level 2	Level 3
December 31, 2011 (in thousands)
Available-for-sale securities:
U.S. government agencies	$23,726	$—	$23,726	$—
Government sponsored agencies:
Residential mortgage-backed securities	65,210	—	65,210	—
Collateralized mortgage obligations	166,028	—	166,028	—
Private label collateralized mortgage obligation	1,256		1,256
State and municipal securities	73,118	—	73,118	—
Common and preferred stocks	1,084	1,084	—	—
Interest rate lock commitments	130	—	—	130
Forward loan sale commitments	57	—	57	—
Mortgage servicing rights	1,871	—	—	1,871

	Fair Value	Level 1	Level 2	Level 3
December 31, 2010 (in thousands)
Available-for-sale securities:
U.S. government agencies	$14,550	—	$14,550	—
Government sponsored agencies:
Residential mortgage-backed securities	52,075	—	52,075	—
Collateralized mortgage obligations	155,926	—	155,926	—
Private label collateralized mortgage obligations	1,705	—	1,705	—
State and municipal securities	72,622	—	72,622	—
Common and preferred stocks	1,124	1,124	—	—
Interest rate lock commitments	105	—	—	105
Forward loan sale commitments	161	—	161	—
Mortgage servicing rights	2,144	—	—	2,144

The following table presents assets measured at fair value on a nonrecurring basis:

	Fair Value	Level 1	Level 2	Level 3
	(Amounts in thousands)
December 31, 2011
Other real estate owned	$5,391	$—	$—	$5,391
Impaired loans:
Construction	441	—	—	441
Commercial real estate:
Owner occupied	5,874	—	—	5,874
Non-owner occupied	832	—	—	832
Commercial	403	—	—	403
Mortgages:
Secured 1-4 family real estate	453	—	—	453
Multifamily	165	—	—	165
Home equity lines of credit	291	—	—	291
Consumer and other	—	—	—	—

	Fair Value	Level 1	Level 2	Level 3
	(Amounts in thousands)
December 31, 2010
Other real estate owned	$2,941	—	—	$2,941
Impaired loans:
Construction	8,975	—	—	8,975
Commercial real estate:
Owner occupied	4,217	—	—	5,388
Non-owner occupied	5,388	—	—	4,217
Commercial	4,117	—	—	4,117
Mortgages:
Secured 1-4 family real estate	1,790	—	—	1,790
Multifamily	387	—	—	387
Home equity lines of credit	459	—	—	459
Consumer and other	99	—	—	99

16. REGULATORY REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that, as of December 31, 2011, the Company meets all capital adequacy requirements to which it is subject.

The Company and the Bank exceeded the minimum regulatory capital ratios as of December 31, 2011, as well as the ratios to be considered “well capitalized.” The Bank has committed to regulators that it will maintain a Tier 1 Leverage Ratio of 8%. The recent increase in liquidity caused the Bank to fall below this level to 7.99%. However, the Company has a number of alternatives available to assist the Bank in achieving this ratio including but not limited to raising additional capital, decreasing the asset size of the Bank, and infusing additional capital at the Bank level. The Company completed a private placement offering during the second quarter of 2011 for proceeds of $6.4 million. Proceeds received from the Private Placement are being kept at the holding company level for general corporate purposes. Although this helped improve capital ratios at the holding company, management continues to monitor capital levels closely and evaluate options which would improve the Bank’s capital position.

	Actual		For capital adequacy purposes		To be well capitalized under prompt corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Amounts in thousands)
Yadkin Valley Bank and Trust
As of December 31, 2011:
Total Capital (to risk-weighted assets)	$181,730	11.5%	$126,579	8.0%	$158,224	10.0%
Tier 1 Capital (to risk-weighted assets)	161,790	10.2%	63,290	4.0%	94,935	6.0%
Tier 1 Capital (to average assets)	161,790	7.9%	80,946	4.0%	101,182	5.0%
As of December 31, 2010:
Total Capital (to risk-weighted assets)	$183,690	10.5%	$140,030	8.0%	$175,038	10.0%
Tier 1 Capital (to risk-weighted assets)	161,614	9.2%	70,015	4.0%	105,023	6.0%
Tier 1 Capital (to average assets)	161,614	7.0%	91,873	4.0%	114,841	5.0%

Yadkin Valley Financial Corporation
As of December 31, 2011:
Total Capital (to risk-weighted assets)	$186,614	11.8%	$126,677	8.0%	$158,346	10.0%
Tier 1 Capital (to risk-weighted assets)	167,744	10.6%	63,338	4.0%	95,008	6.0%
Tier 1 Capital (to average assets)	167,744	8.3%	81,035	4.0%	101,294	5.0%
As of December 31, 2010:
Total Capital (to risk-weighted assets)	$185,318	10.6%	$140,271	8.0%	$175,339	10.0%
Tier 1 Capital (to risk-weighted assets)	164,290	9.4%	70,135	4.0%	105,203	6.0%
Tier 1 Capital (to average assets)	164,290	7.2%	91,950	4.0%	114,937	5.0%

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. At December 31, 2011, 2010, and 2009 there were no undivided profits available for dividend payments. The Bank is currently prohibited from paying dividends to the holding company without prior FDIC and Commissioner approval. Beginning in 2011, the Company was required to defer dividend payments on the Series T and Series T-ACB Preferred Stock and interest payments on the trust preferred securities given liquidity levels at the holding company. The total amount of deferred dividend and interest payments as of December 31, 2011 was $2.7 million and is recorded in other liabilities. Since the Company has deferred dividend payments on the Series T and Series T-ACB Preferred Stock and deferred interest payments on our trust preferred securities, the Company is prohibited from paying any dividends on its common stock until all deferred payments have been made in full.

The Bank has committed to regulators that it will maintain a Tier 1 Leverage Ratio of 8%. Although the Bank is currently below this level at 7.99%, the Company has a number of alternatives available to assist the Bank in achieving this ratio including but not limited to raising additional capital, and decreasing the asset size of Bank. Management, on an ongoing basis, continues to monitor capital levels closely and evaluate options which would improve the Bank’s capital position.

For the reserve maintenance period in effect at December 31, 2011, the Bank was required by the Federal Reserve Bank to maintain average daily reserves of $250,000 on deposit.

The Sidus mortgage banking segment qualifies as a HUD-approved Title II Nonsupervised Mortgagee and issues mortgages insured by the US Department of Housing and Urban Development (HUD). A Title II nonsupervised mortgagee must maintain an adjusted net worth equal to a minimum of $250,000 plus 1% of mortgage volume in excess of $25 million, up to a maximum net worth of $1 million.

Possible penalties related to noncompliance with this minimum net worth requirement includes the revocation of Sidus’ license to issue HUD insured mortgages, which may have a material adverse affect on Sidus’ financial condition and results of operations.

For the years ended December 31, 2011 and 2010, Sidus was required to maintain $1 million in adjusted net worth. As of December 31, 2011 and 2010, Sidus’ adjusted net worth was $18,401,847, and $21,321,047 respectively, which exceeds the required minimum net worth requirements.

17. FINANCIAL INSTRUMENTS

The following table presents a summary of the carrying amounts and fair values of the Company’s financial assets and liabilities at December 31:

	2011		2010
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Financial assets:
Cash and cash equivalents	$92,918	92,918	$229,780	$229,780
Investment securities	330,422	330,422	298,002	298,002
Loans and loans held-for-sale, net	1,437,610	1,365,586	1,613,206	1,541,071
Accrued interest receivable	6,745	6,745	7,947	7,947
Federal Home Loan Bank stock	6,130	6,130	9,416	9,416
Investment in Bank-owned life insurance	25,934	25,934	25,278	25,278
Forward loan sale commitments	57	57	161	161
Interest rate lock commitments	130	130	105	105
Financial liabilities:
Demand deposits, NOW, savings and money market accounts	$855,455	855,455	$805,951	$805,951
Time deposits	875,886	885,903	1,214,455	1,227,628
Borrowed funds	105,539	106,923	116,768	117,741
Accrued interest payable	2,619	2,619	3,302	3,302
The carrying amounts of cash and cash equivalents approximate their fair value.

The fair value of marketable securities is based on quoted market prices and prices obtained from independent pricing services.

For certain categories of loans, such as installment and commercial loans, the fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The cost of fixed rate mortgage loans held-for-sale approximates the fair values as these loans are typically sold within 60 days of origination. Fair values for adjustable-rate mortgages are based on quoted market prices of similar loans adjusted for differences in loan characteristics. The Company applied an additional illiquidity discount in the amount of 5.0% in 2011 and 2010.

The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB stock.

The investment in bank-owned life insurance represents the cash value of the policies at December 31, 2011 and 2010. The rates are adjusted annually thereby minimizing market fluctuations.

The fair value of demand deposits and savings accounts is the amount payable on demand at December 31, 2011 and 2010, respectively. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using rates currently offered for similar deposits with similar maturities.

The fair values of borrowings are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements. The carrying values of short-term borrowings, including overnight, securities sold under agreements to repurchase, federal funds purchased and FHLB advances, approximates the fair values due to the short maturities of those instruments. The Company’s credit risk is not material to calculation of fair value.

The carrying values of accrued interest receivable and accrued interest payable approximates fair values due to the short-term duration.

The fair values of forward loan sales commitments and interest rate lock commitments are based on changes in the reference price for similar instruments as quoted by secondary market investors.

18. PARENT COMPANY CONDENSED FINANCIAL INFORMATION

During the May 24, 2006 annual meeting, the shareholders approved the formation of the Company whereby each share of the Bank was automatically converted to one share of the Company. The Company’s authorized capital consists of 50,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, no par value, whose rights, privileges, and preferences will be established by the Board of Directors on issuance. As of the conversion date, 10,648,300 common shares and no preferred shares were issued and outstanding. The following table presents condensed financial data for the parent company only:

Condensed Balance Sheets

	2011	2010
	(Amounts in thousands)
Assets:
Cash on deposit with bank subsidiary	$6,797	$849
Investment in subsidiary	169,654	179,659
Other investments	1,864	2,351
Other assets	352	585

Total	$178,667	$183,444

Liabilities and Shareholders’ Equity:
Dividends payable	$2,163	$411
Other liabilities	35,918	35,576
Shareholders’ equity	140,586	147,457

Total	$178,667	$183,444

Condensed Results of Operations

	2011	2010	2009
Equity in earnings of subsidiary bank:
Dividends received	$—	$—	$1,658
Undistributed earnings (loss)	(13,511)	1,364	(75,886)
Income (expenses), net	(884)	(1,376)	(829)

Net income (loss)	(14,395)	(12)	(75,057)
Preferred stock dividend and accretion of preferred stock discount	2,987	3,181	2,435

Net income (loss) to common shareholders	$(17,382)	$(3,193)	$(77,492)

Condensed Statements of Cash Flows

	2011	2010	2009
	(Amounts in thousands)
Cash flows from operating activities:
Net income (loss) from continuing operations	$(14,395)	$(12)	$(75,057)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Equity (loss) in undistributed earnings of subsidiaries	13,511	(1,364)	75,886
Other-than-temporary impairment of investments	116	482	201
Loss on sale of other investments	80	—	—
Change in other assets	315	53	2,578
Change in other liabilities	270	114	(611)

Net cash provided by (used in) operating activities	(103)	(727)	2,997

Cash flows from investing activities:
Purchase of investments	(250)	—	(291)
Maturities, call and repayments of investments	55	19	22
Proceeds from sale of other investments	460	—	—
Additional investment in bank subsidiary	—	—	(45,006)

Net cash provided by (used in) investing activities	265	19	(45,275)

Cash flows from financing activities:
Issuance of preferred stock and warrants	—	—	49,312
Issuance of common stock	6,402	—	—
Dividends paid	(616)	(2,563)	(3,672)
Proceeds from exercise of stock options	—	—	1

Net cash provided by (used in) financing activities	5,786	(2,563)	45,641

Net increase (decrease) in cash	5,948	(3,271)	3,363
Cash at beginning of year	849	4,120	757

Cash at end of year	$6,797	$849	$4,120

19. BUSINESS SEGMENT INFORMATION

The Company has three reportable business segments, the Bank, Sidus, and other. The Bank encompasses the five regional banks, Yadkin Valley Bank and Trust, Piedmont Bank, High Country Bank, Cardinal State Bank, and American Community Bank. Sidus Financial, LLC (“Sidus”) was acquired October 1, 2004 as a single member LLC with the Bank as the single member. Sidus is headquartered in Greensboro, North Carolina and offers mortgage banking services throughout the southeast. The other segment consists of the holding company and also includes the eliminations necessary to accurately report each segment’s operations.

The following table presents the results of operations for the twelve months of 2011, 2010 and 2009 for the Bank and Sidus.

December 31, 2011	Bank	Sidus	Other	Total
	(Amounts in thousands)
Interest income	$88,156	$1,079	$—	$89,235
Interest expense	25,016	171	786	25,973

Net interest income	63,140	908	(786)	63,262
Provision for loan losses	20,828	15	—	20,843

Net interest income (loss) after provision for loan losses	42,312	893	(786)	42,419
Other income	11,041	4,488	(129)	15,400
Gains on sale of securities	2,756	—	—	2,756
Other expense	54,986	8,300	46	63,332
Goodwill impairment	—	4,944	—	4,944

Income (loss) before income taxes (benefit)	1,123	(7,863)	(961)	(7,701)
Income taxes (benefit)	6,694	—	—	6,694

Net income (loss)	$(5,571)	$(7,863)	$(961)	$(14,395)

Total assets	$1,973,848	$24,209	$(4,869)	$1,993,188
Net loans	1,418,076	—	—	1,418,076
Loans held for sale	3,628	15,906	—	19,534

December 31, 2010	Bank	Sidus	Other	Total
	(Amounts in thousands)
Interest income	$96,821	$2,181	$—	$99,002
Interest expense	33,359	186	788	34,333

Net interest income	63,462	1,995	(788)	64,669
Provision for loan losses	23,930	419	—	24,349

Net interest income (loss) after provision for loan losses	39,532	1,576	(788)	40,320
Other income	13,375	9,023	(260)	22,138
Other expense	55,421	8,110	328	63,859

Income (loss) before income taxes (benefit)	(2,514)	2,489	(1,376)	(1,401)
Income taxes (benefit)	(1,389)	—	—	(1,389)

Net income (loss)	$(1,125)	$2,489	$(1,376)	$(12)

Total assets	$2,275,617	$61,189	$(36,212)	$2,300,594
Net loans	1,562,787	—	—	1,562,787
Loans held for sale	1,447	48,972	—	50,419
Goodwill	—	4,944	—	4,944

December 31, 2009	Bank	Sidus	Other	Total
	(Amounts in thousands)
Interest income	$91,834	$3,708	$—	$95,542
Interest expense	30,628	351	852	31,831

Net interest income	61,206	3,357	(852)	63,711
Provision for loan losses	48,366	73	—	48,439

Net interest income (loss) after provision for loan losses	12,840	3,284	(852)	15,272
Other income	10,627	13,575	641	24,843
Other expense	52,915	8,950	617	62,482
Goodwill impairment	61,566	—	—	61,566

Income (loss) before income taxes (benefit)	(91,014)	7,909	(828)	(83,933)
Income taxes (benefit)	(8,876)	—	—	(8,876)

Net income (loss)	$(82,138)	$7,909	$(828)	$(75,057)

Total assets	$2,086,388	$61,314	$(34,090)	$2,113,612
Net loans	1,627,823	—	—	1,627,823
Loans held for sale	—	49,715	—	49,715
Goodwill	—	4,944	—	4,944

20. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

The following table presents unaudited, summarized quarterly data for the years ended December 31, 2011 and 2010:

	Three Months Ended
	December 31	September 30	June 30	March 31
	(Amounts in thousands)
2011
Interest income	$20,972	$21,563	$23,122	$23,578
Interest expense	5,344	5,930	6,811	7,888

Net interest income	15,628	15,633	16,311	15,690
Provision for loan losses	3,627	1,956	10,393	4,867

Net interest income after provision for loan losses	12,001	13,677	5,918	10,823
Other income	4,660	5,349	3,356	4,791
Other expense	13,947	12,963	24,457	16,909

Income (loss) before income taxes (benefit)	2,714	6,063	(15,183)	(1,295)
Income taxes (benefit)	(211)	2,384	5,030	(509)

Net income (loss)	2,925	3,679	(20,213)	(786)

Preferred stock dividend and accretion of preferred stock discount	771	771	674	771

Net income (loss) to common shareholders	$2,154	$2,908	$(20,887)	$(1,557)

Net income (loss) per common share- basic	$0.11	$0.15	$(1.16)	$(0.10)
Net income (loss) per common share- diluted	$0.11	$0.15	$(1.16)	$(0.10)
2010
Interest income	$24,836	$25,129	$24,247	$24,790
Interest expense	8,880	8,820	8,650	7,983

Net interest income	15,956	16,309	15,597	16,807
Provision for loan losses	6,277	7,879	5,809	4,384

Net interest income after provision for loan losses	9,679	8,430	9,788	12,423
Other income	7,332	5,572	5,454	3,780
Other expense	16,975	17,372	14,980	14,532

Income (loss) before income taxes (benefit)	36	(3,370)	262	1,671
Income taxes (benefit)	(824)	(1,299)	(23)	757

Net income (loss)	860	(2,071)	285	914

Preferred stock dividend and accretion of preferred stock discount	868	771	771	771

Net income (loss) to common shareholders	$(8)	$(2,842)	$(486)	$143

Net income (loss) per common share- basic	$—	$(0.18)	$(0.03)	$0.01
Net income (loss) per common share- diluted	$—	$(0.18)	$(0.03)	$0.01

21. GOODWILL

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Goodwill impairment testing is performed annually or more frequently if events or circumstances indicate possible impairment. An impairment loss is recorded to the extent that the carrying value of goodwill exceeds its implied fair value.

Goodwill relating to the Sidus acquisition is evaluated by management on an annual basis at October 1st or more frequently if circumstances indicate possible impairment for the Sidus reporting unit. For the first six months of 2011, Sidus had experienced losses of $2.6 million due to declines in revenues and one-time expenses for severance and termination costs. During the second quarter of 2011, management made the strategic decision to exit out of the wholesale market and concentrate the focus on retail mortgage sales. As a result of these triggering events, goodwill related to the Sidus acquisition was evaluated for impairment as of June 30, 2011.

In performing the first step (“Step 1”) of the goodwill impairment testing and measurement process to identify possible impairment, the estimated fair value of the Sidus reporting unit was developed using the income and market approaches to value Sidus. The income approach consisted of discounting projected long-term future cash flows, which are derived from internal forecasts and economic expectations for Sidus. Significant inputs to the income approach included the multiple of earnings derived from recent acquisitions, an annual discount rate of 25% representing investors’ estimated long-term required rate of return, and projected long-term earnings for the reporting units. A significant discount rate was applied to the projections due to the fact that Sidus had sustained losses for the first six months of 2011 and had recently exited its wholesale business. The market valuation approach utilized price-to-book value multiple and EBITDA multiples. Significant inputs to the price-to-book value multiple approach included a weighted-average multiple of long-term book value of 0.84 derived from southeast industry data, and long-term tangible book values of 1.06 for the reporting units.

The valuation had declined over the last twelve months as investors have demanded a higher return for equity investments in the mortgage business due to sustained weakness in the industry. Earnings multiples had declined and discount rates increased as discussed in the paragraph above. These industry trends coupled with losses for the first six months of 2011, changes in the regulatory environment and additional costs associated with those changes, and risks associated with recourse decreased expected future earnings and resulted in management reducing its internal valuations. The lower valuations resulted in goodwill impairment.

The results of this Step 1 process indicated that the estimated fair value of Sidus was less than book value, thus requiring a second step (“Step 2”) of the goodwill impairment test in accordance with accounting for Intangibles- Goodwill and other. The Step 2 analysis included an allocation of estimated fair value of the entity and allocated that value to identifiable tangible and intangible assets and liabilities as determined in Step 1. Assumptions included in the fair value of net assets included current market rates for loans. Based on the Step 2 analysis, it was determined that Sidus’ fair value did not support the goodwill recorded; therefore, Sidus recorded a $4.9 million goodwill impairment charge to write-off all of its goodwill. This non-cash goodwill impairment charge to earnings was recorded as a component of non-interest expense on the consolidated statement of income (loss).

We updated our Step 1 goodwill impairment testing for the Bank reporting unit as of September 30, 2009. Given the substantial declines in our common stock price, declining operating results, asset quality trends, market comparables and the economic outlook for our industry, the results of this Step 1 process indicated that the Bank reporting unit’s estimated fair value was less than book value, thus requiring a second step (“Step 2”) of the goodwill impairment test in accordance with accounting for Intangibles- Goodwill and other. The Step 2 analysis included a determination of the fair value of net assets that was compared with the fair value of the reporting units as determined in Step 1. Assumptions included in the fair value of net assets included current market rates for loans, deposits, and other borrowings. Based on the Step 2 analysis, it was determined that the Bank’s fair value did not support the goodwill recorded; therefore, the Company recorded a $61.6 million goodwill impairment charge to write-off all of its goodwill at the Bank reporting unit as of September 30, 2009. This non-cash goodwill impairment charge to earnings was recorded as a component of non-interest expense on the consolidated statement of income. No impairment was recorded as a result of goodwill testing performed during 2008.

The following table presents changes in the carrying amount of goodwill for the year ended December 31, 2011:

	Banking Segment	Sidus Segment	Total
Balance as of December 31, 2008
Goodwill	$48,559,015	$4,943,872	$53,502,887
Goodwill acquired during the year	13,006,753	—	13,006,753
Impairment losses	(61,565,768)	—	(61,565,768)

Balance as of December 31, 2010 and 2009	$—	$4,943,872	$4,943,872

Balance as of December 31, 2010
Goodwill	$—	$4,943,872	$4,943,872
Goodwill acquired during the year	—	—	—
Impairment losses	—	(4,943,872)	(4,943,872)

Balance as of December 31, 2011	$—	$—	$—

Accumulated impairment losses	$(61,565,768)	$(4,943,872)	$(66,509,640)

22. DERIVATIVES

The Company currently has derivative instrument contracts consisting of interest rate swaps and interest rate lock commitments and commitments to sell mortgages. The primary objective for each of these contracts is to minimize interest rate risk. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. The Company does not enter into derivative financial instruments for speculative or trading purposes. For derivatives that are economic hedges, but are not designated as hedging instruments or otherwise do not qualify for hedge accounting treatment, all changes in fair value are recognized in non-interest income during the period of change.

As part of interest rate risk management, the Company has entered into two interest rate swap agreements to convert certain fixed-rate receivables to floating rates and certain fixed-rate obligations to floating rates. The interest rate swaps are used to provide fixed rate financing while managing interest rate risk and were not designated as hedges. The interest rate swaps pay and receive interest based on a floating rate based on one month LIBOR, with payments being calculated on the notional amount. The interest rate swaps are settled quarterly and mature on June 15, 2016. The interest rate swaps each have a notional amount of $2.0 million, representing the amount of outstanding fixed-rate receivables and obligations outstanding at December 31, 2011, and are included in other assets and other liabilities at their fair value of $216,979. The Company had a gain of $57,802 on the interest rate swap asset and a loss of $57,802 on the interest rate swap liability for the year ended December 31, 2011. The interest rate swaps were not designated as hedges and all changes in fair value are recorded in other income within noninterest income. Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts. The interest rate swaps had a notional amount of $2.1 million, representing the amount of outstanding fixed-rate receivables and obligations outstanding at December 31, 2010, and was included in other assets and other liabilities at their fair value of $159,177. The Company had a gain of $159,177 on the interest rate swap asset and a loss of $159,177 on the interest rate swap liability for the year ended December 31, 2010. The interest rate swaps were not designated as hedges and all changes in fair value are recorded in other income within noninterest income. Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

The Company is exposed to certain risks relating to its ongoing mortgage origination business. Sidus, the Company’s mortgage lending subsidiary, enters into interest rate lock commitments and commitments to sell mortgages. The primary risks managed by derivative instruments are these interest rate lock commitments and forward-loan-sale commitments. Interest rate lock commitments are entered into to manage interest rate risk associated with the Company’s fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are required to be carried at fair value. These derivative instruments do not qualify as hedges under the Derivatives and Hedging topic of the FASB Accounting Standards Codification. The fair value of the Company’s interest rate lock commitments and forward-loan-sales commitments are based on current secondary market pricing and included on the balance sheet in the loans held-for-sale and on the income statement in gain on sale of mortgages. The gains and losses from the future sales of the mortgages is recognized when the Company, the borrower and the investor enter into the loan contract and the resulting gain or loss is recorded on the income statement.

At December 31, 2011, Sidus had $51.6 million of commitments outstanding to originate mortgage loans held-for-sale at fixed prices and $67.4 million of forward sale commitments outstanding for original commitments and outstanding mortgage loans held-for-sale under best efforts contracts to sell mortgages to agencies and other investors. The fair value of the interest rate lock commitments recorded in assets was $129,818 at December 31, 2011. The fair value of forward sales commitments recorded in other assets was $57,363 at December 31, 2011. Recognition of gains (losses) related to the change in fair value of the interest rate lock commitments and forward sales commitments were $25,008 and $(54,497), respectively, for the year ended December 31, 2011, and are included in mortgage banking income within noninterest income. Recognition of losses related to the change in fair value of the interest rate lock commitments and forward sales commitments were $36,312 and $(10,247), respectively, for the year ended December 31, 2010, and are included in other income. At December 31, 2010, Sidus had $119.2 million of commitments outstanding to originate mortgage loans held-for-sale at fixed prices and $167.6 million of forward sale commitments outstanding under best efforts contracts to sell mortgages to agencies and other investors. The fair value of interest rate locks recorded in other liabilities was $104,810. The fair value of the forward sales commitments recorded in assets was $161,071.

23. SALE OF CREDIT CARD RECEIVABLES

On August 31, 2010, the Company sold credit card receivables for a net gain of $32,600 after termination and deconversion fees. The net book value of the portfolio was $3.2 million for which the Company received approximately $3.4 million in cash proceeds. This transaction was accounted for as a sale and as a result the related credit card receivables have been excluded from the accompanying consolidated balance sheet at December 31, 2011 and 2010. The Company continued to service the credit card accounts until early 2011 as part of the agreement with the purchaser. Any servicing rights are immaterial and have not been recorded on the transaction.

24. LEGAL PROCEEDINGS

In the course of ordinary business, the Company may, from time to time, be named a party to legal actions and proceedings. In accordance with GAAP, the Company establishes reserves for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. When loss contingencies are not both probable and estimable, the Company does not establish reserves. There are no material pending legal proceedings to which we are a party or of which any of our properties are the subject.

25. PARTICIPATION IN U.S. TREASURY CAPITAL PURCHASE PROGRAM

On January 16, 2009, the Company issued 36,000 shares of senior preferred stock, each with a liquidation preference of $1,000 per share, to the Treasury for $36 million pursuant to the Capital Purchase Program (“CPP”). Additionally, the Company issued warrants to purchase up to 385,990 shares of common stock to the U.S. Treasury as a condition to its participation in the CPP. The warrant has an exercise price of $13.99 per share, is immediately exercisable and expires 10 years from the date of issuance. Proceeds from this sale of preferred stock were used for general corporate purposes, including supporting the continued growth and lending in the communities served by the Bank. The CPP preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% thereafter. The preferred shares are redeemable at the option of the Company under certain circumstances during the first three years and only thereafter without restriction.

In order to determine the relative value of the preferred stock, the present value of the preferred stock cash flows, using a discount rate of 14%, was calculated as $18.2 million. The following table shows the determination of the value attributed to the proceeds of $36 million received for the preferred stock and warrant based on the relative values of each.

Relative Value Calculation

	Fair Value (in millions)	Relative Value (%)	Relative Value (in millions)
NPV of Preferred (14% discount)	$18.2	95.3%	$34.3
Fair Value of warrants (Black Scholes)	0.9	4.7%	1.7

Total	$19.1	100%	$36.0

These common stock warrants have been assigned a fair value of $2.38 per share, or $0.9 million in aggregate as of January 16, 2009. Using a relative fair value allocation approach, $1.7 million was recorded as a discount on the preferred stock and will be accreted as a reduction in the net income available for common shareholders over the next five years at $300,000 to $400,000 per year.

Under the CPP, the Company issued an additional $13.3 million in Cumulative Perpetual Preferred Stock, Series T-ACB, on July 24, 2009. In addition, the Company issued warrants to the Treasury to purchase 273,534 shares of the Company’s common stock at an exercise price of $7.30 per share. These warrants are immediately exercisable and expire 10 years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company under certain circumstances during the first three years and only thereafter without restriction.

Relative Value Calculation

	Fair Value (in millions)	Relative Value (%)	Relative Value (in millions)
NPV of Preferred (14% discount)	$6.7	85.9%	$11.4
Fair Value of warrants (Black Scholes)	1.1	14.1%	1.9

Total	$7.8	100%	$13.3

These common stock warrants have been assigned a fair value of $3.97 per share, or $1.1 million in aggregate as of July 24, 2009. Using a relative fair value allocation approach, $1.9 million was recorded as a discount on the preferred stock and will be accreted as a reduction in the net income available for common shareholders over the next five years at $300,000 to $400,000 per year.

As a condition of the CPP, the Company must obtain consent from the U.S. Treasury to repurchase its common stock or to increase its cash dividend on its common stock from the June 30, 2009 quarterly amount. Furthermore, the Company has agreed to certain restrictions on executive compensation. Under the American Recovery and Reinvestment Act of 2009, the Company is limited to using restricted stock as the form of payment to the top five highest compensated executives under any incentive compensation programs.

The Company deferred dividend payments on its Series T and Series T-ACB Preferred Stock in the second, third and fourth quarters of 2011. The total amount of deferred dividend as of December 31, 2011 was $2.7 million and is recorded in other liabilities. The Company also may be required to defer dividend payments on its Series T and Series T-ACB Preferred Stock in the future given liquidity levels at the Company. Because the Company deferred dividend payments on the Series T and Series T-ACB Preferred Stock, the Company is prohibited from paying any dividends on its common stock until all deferred payments have been made in full.

26. PRIVATE PLACEMENT

On May 6, 2011, the Company completed the private placement of 3,081,867 shares of common stock (the “Private Placement”) to accredited investors, including certain of the Company’s officers and directors, for total cash proceeds of $6.4 million. The purchase price per share for investors was at a 10% discount to the weighted average closing sale price of the Company’s common stock on Nasdaq for the 10-day period ending five business days prior to the closing of the Private Placement. Per Nasdaq Listing Rule 5635(c) pertains to shareholder approval of equity compensation plans, and under interpretive rulings issued by Nasdaq, a private placement of equity securities is treated as an equity compensation plan for purposes of this rule if any employees or directors of the issuer participate and the price per share is below the market value of the issuer’s common stock. In order to comply with the Nasdaq Listing Rule, the directors and officers will purchase shares of common stock in the Private Placement at a purchase price per share without the 10% discount. On June 23, 2011, the Company’s shareholders approved the Private Placement which permitted the Company pursuant to Nasdaq Rule 5635(c) to issue the Company’s directors and executive officers additional shares of common stock in the amount of 151,681 shares so that the directors and executive officers were able to invest on the same terms as other investors that participated in the Private Placement. The Company issued 3,233,548 shares of common stock in total as a result of the Private Placement. Proceeds received from the Private Placement are being kept at the holding company level for general corporate purposes.

APPENDIX D

Management’s Discussion and Analysis of Financial Condition at December 31, 2011 and 2010 and Results of Operations for each of the years in the three-year period ended December 31, 2011, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following presents management’s discussion and analysis of our financial condition and results of operations and should be read in conjunction with the financial statements and related notes combined in Item 8 of this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. The following discussion is intended to assist in understanding the financial condition and results of operations of the Company. Because Yadkin Valley Financial Corporation has no material operations and conducts no business on its own other than owning its subsidiary, Yadkin Valley Bank and Trust (“the Bank”), the discussion contained in this Management’s Discussion and Analysis concerns primarily the business of the Bank. However, for ease of reading and because the financial statements are presented on a consolidated basis, Yadkin Valley Financial Corporation and Yadkin Valley Bank and Trust are collectively referred to herein as the Company unless otherwise noted.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations describes our results of operations for the year ended December 31, 2011 as compared to the year ended December 31, 2010 and the year ended December 31, 2009, and also analyzes our financial condition as of December 31, 2011 as compared to December 31, 2010. Like most financial institutions, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on most of which we pay interest. Consequently, one of the key measures of our success is the amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

There are risks inherent in all loans, so we maintain an allowance for loan losses to absorb our estimate of probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

Markets in the United States and elsewhere have experienced extreme volatility and disruption for more than 12 months. These circumstances have exerted significant downward pressure on prices of equity securities and virtually all other asset classes, and have resulted in substantially increased market volatility, severely constrained credit and capital markets, particularly for financial institutions, and an overall loss of investor confidence. Loan portfolio performances have deteriorated at many institutions resulting from, among other factors, a weak economy and a decline in the value of the collateral supporting their loans. Dramatic slowdowns in the housing industry with falling home prices and increasing foreclosures and unemployment have created strains on financial institutions. Many borrowers are now unable to repay their loans, and the value of the collateral securing these loans has, in some cases, declined below the loan balance. The following discussion and analysis describes our performance in this challenging economic environment.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with our financial statements and the other statistical information included in this report. Throughout Management Discussion and Analysis we make reference to tangible equity which is a non-GAAP measure. See page 51 for a reconciliation from the GAAP measure to non-GAAP measure.

Critical Accounting Policies

The accounting and reporting policies of the Company and its subsidiaries are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The more critical accounting and reporting policies include the Bank’s accounting for loans, the provision and allowance for loan losses, other real estate owned, goodwill and deferred tax assets. In particular, the Bank’s accounting policies relating to the provision and allowance for loan losses and possible impairment of goodwill involve the use of estimates and require significant judgments to be made by management. Different assumptions in the application of these policies could result in material differences in the consolidated financial position or consolidated results of operations. Please see the discussion below under “Loans,” “Provision for Allowance for Loan Losses,” and “Goodwill.” Also, please refer to Note 1 in the “Notes to Consolidated Financial Statements” for additional information regarding all of the Bank’s critical and significant accounting policies.

LOANS – Loans that management has the intent and ability to hold for the foreseeable future are stated at their outstanding principal balances adjusted for any deferred fees and costs. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Loan origination and other fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

2

PROVISIONS AND ALLOWANCE FOR LOAN LOSSES – We have established an allowance for loan losses through a provision for loan losses charged to expense on our statements of income. The allowance for loan losses represents an amount which we believe will be adequate to absorb probable losses on existing loans that may become uncollectible. Our judgment as to the adequacy of the allowance for loan losses is based on a number of assumptions about future events, which we believe to be reasonable, but may differ from actual results. Our determination of the allowance for loan losses is based on evaluations of the collectability of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of our overall loan portfolio, economic conditions that may affect the borrower’s ability to repay, the amount and quality of collateral securing the loans, our historical loan loss experience and a review of specific problem loans. We also consider subjective issues such as changes in the lending policies and procedures, changes in the local/national economy, changes in volume or type of credits, changes in volume/severity of problem loans, quality of loan review and board of director oversight, concentrations of credit, and peer group comparisons. Periodically, we adjust the amount of the allowance based on changing circumstances. We charge recognized losses to the allowance for loan losses and add subsequent recoveries back to the allowance for loan losses. There can be no assurance that charge-offs of loans in future periods will not exceed the allowance for loan losses as estimated at any point in time or that provisions for loan losses will not be significant to a particular accounting period, especially considering the overall weakness in the commercial real estate market in our market areas.

GOODWILL – Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired in a business combination, is tested at least annually for impairment. The impairment test is a two-step process that begins with an initial impairment evaluation. If the initial evaluation suggests that an impairment of the asset value exists, the second step will determine the amount of the impairment, if any. If the tests conclude that goodwill is impaired, the carrying value will be adjusted, and an impairment charge will be recorded. Given the substantial declines in our common stock price, declining operating results, asset quality trends, market comparables and the economic outlook for our industry, the Company recorded a $61.6 million goodwill impairment charge to write-off all of its goodwill at the Bank reporting unit during 2009. During 2011, the remaining $4.9 million in goodwill related to the Sidus segment was written off. There is no remaining goodwill as of December 31, 2011. For further discussion of goodwill impairment, refer to Note 21 of the Consolidated Financial Statements.

OTHER REAL ESTATE OWNED “OREO” - OREO property obtained in satisfaction of a loan is recorded at its estimated fair value less anticipated selling costs based upon the property’s appraised value at the date of transfer, with any difference between the fair value of the property and the carrying value of the loan charged to the allowance for loan losses. Subsequent declines in value are reported as adjustments to the carrying amount and are charged to noninterest expense. Gains or losses resulting from the sale of OREO are recognized in noninterest expense on the date of sale.

DEFERRED TAX ASSETS - At December 31, 2011, we had $24.3 million in gross deferred tax assets. A valuation allowance is provided when it is more-likely-than-not that some portion of the deferred tax asset will not be realized. All available evidence, both positive and negative, was considered to determine whether, based on the weight of that evidence, impairment should be recognized. Our forecast process includes judgmental and quantitative elements that may be subject to significant change. If our forecast of taxable income within the carryforward periods available under applicable law is not sufficient to cover the amount of net deferred tax assets, such assets may be impaired. Based on our analysis of both positive and negative evidence we concluded that a $11.0 million valuation allowance should be recorded against deferred tax assets at December 31, 2011.

Financial Condition

The Bank’s total assets decreased 13.4% from $2,300.6 million at December 31, 2010 to $1,993.2 million at December 31, 2011. Total gross loans decreased 10.9% from $1,651.0 million at December 31, 2010 to $1,470.5 million at December 31, 2011. Deposits decreased 14.3% from $2,020.4 million at December 31, 2010 to $1,731.3 million at December 31, 2011.

Loans held for investment decreased by $149.6 million, or 9.3% for the year ended December 31, 2011 primarily due to a decrease in construction loans as the Bank focused on limiting higher risk construction and commercial real estate lending. The table below presents the increases (decreases) in loans year over year.

3

Loan Category	Balance 12/31/11	Balance 12/31/10	Increase (Decrease)	% Increase (Decrease)
	(dollar amounts in millions)
Construction	$202.8	$300.9	$(98.1)	(32.6)%
Commercial real estate	591.8	621.4	(29.6)	(4.8)%
1-4 family mortgage loans	179.0	174.5	4.5	2.6%
Home equity lines of credit	201.2	209.3	(8.1)	(3.9)%
Multifamily	39.9	29.3	10.6	36.2%
Commercial, other	200.7	222.7	(22)	(9.9)%
Consumer	35.5	42.4	(6.9)	(16.3)%

Total loans	$1,450.9	$1,600.5	$(149.6)	(9.3)%

Loan composition includes commercial real estate loans which account for 41% of total loans, followed by construction and land development loans at 14%, commercial and industrial loans at 14%, home equity lines at 14%, residential 1-4 family first mortgage liens at 12%, multifamily loans at 3% and consumer loans at 2%.

The weighted average rate for loans held for investment at December 31, 2011 was 5.48% as compared to 5.53% at December 31, 2010. Fixed rate loans comprised 54% of total loans held for investment at December 31, 2011 and 2010. Fixed rate loans held at the end of the current and prior year yielded 6.10% and 6.24%, respectively, a decrease of 14 basis points. This decrease is primarily due to the impact of nonaccrual loans during the year. At December 31, 2011, and 2010, the aggregate yields of variable rate loans were 4.74% and 4.71%, respectively, an increase of 3 basis points. The increase in variable rate loan yields is attributable to strategic loan pricing on variable rate loan products and the impact of interest rate floors established on certain variable rate loans.

Mortgage loans held-for-sale decreased by $30.9 million, or 61.3%, as total year-to-date loan closings at December 31, 2011 were $471.6 million, compared to year-to-date loan closings at December 31, 2010 of $937.0 million. These loans are closed, managed, and sold by Sidus. The Bank continued its strategy of selling mortgage loans mostly to various investors with servicing released and to a lesser extent to the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation with servicing rights retained. During the second quarter of 2011, the Company made the decision to exit wholesale markets to focus its efforts on retail based mortgage lending which led to the overall decrease in loans held-for-sale as of December 31, 2011. Loans held-for-sale are normally sold to investors within two to three weeks after closing. Loans closed by Sidus during 2011 totaled $471.6 million with monthly volumes ranging from $10.6 million in August to $79.8 million in January.

The securities portfolio increased by $32.4 million, or 10.9%, due to purchases of $172.4 million. These increases were offset by $40.1 million in principal reductions and maturities, and $103.1 million in sales. All securities were held in the available-for-sale category and included U.S. Government agency securities of $23.7 million, or 7.2%, state and municipal securities of $73.1 million, or 22.1%, mortgage-backed securities of $65.2 million, or 19.7%, collateralized mortgage obligations of $167.3 million, or 50.6%, and $1.1 million, or 0.4%, in other common and preferred stocks. The unrealized gains increased to a net unrealized gain of $6.3 million from a net unrealized gain of $917,000. The tax equivalent yield on securities held at December 31, 2011 was 2.67%, a decrease from 3.76% a year earlier.

Premises and equipment, net of accumulated depreciation, decreased by $3.9 million from December 31, 2010 to December 31, 2011. Additions were $3.6 million in premises and equipment while depreciation and disposals accounted for a $7.5 million decrease.

Foreclosed real estate, also referred to as “Other Real Estate Owned” (“OREO”), decreased by $616,000 from December 31, 2010 to December 31, 2011. The following table presents the foreclosed real estate:

	2011	2010
	(Amounts in thousands)
Beginning balance	$25,582	$14,345
Loans transferred to OREO	17,505	21,232
Proceeds of sales, net of selling expenses	(14,365)	(7,571)
Loss on sale of OREO	(3,756)	(2,424)

Ending balance of OREO	$24,966	$25,582

Fair value of OREO is based on recent appraisals or discounted collateral values for properties in which recent appraisals were not available.

4

Other assets decreased by $13.0 million from December 31, 2010 to December 31, 2011. The decrease was related to the current income taxes receivable and deferred tax assets that decreased from $19.9 million to $9.9 million due to a $11.0 million valuation allowance recorded at December 31, 2011, as well as a $3.2 million decrease in prepaid FDIC expense which continues to decrease as assessments are incurred.

Deposits decreased by $289.1 million, or 14.3%, for the year ended December 31, 2011 primarily as a result of a decrease in certificates of deposit of $338.5 million, or 27.9% as management focused on shifting deposit mix from higher cost time deposits to lower cost core deposits. The table below presents increases and decreases in deposits year over year.

Deposit Category	Balance 12/31/11	Balance 12/31/10	Increase (Decrease)	% Increase (Decrease)
	(dollar amounts in millions)
Certificates of Deposit	$875.9	$1,214.4	$(338.5)	(27.87)%
Money market	389.4	388.0	1.4	0.36%
NOW	176.4	148.2	28.2	19.03%
Savings	59.7	53.6	6.1	11.38%
Demand deposits	229.9	216.2	13.7	6.34%

Total deposits	$1,731.3	$2,020.4	$(289.1)	(14.31)%

Notwithstanding the decrease in total deposits, interest bearing NOW accounts increased $28.2 million. Although there is no concentration of deposits from one individual or entity, the Bank does have $360.4 million or 20.81% of its total deposits in the over $100,000 (“jumbo CDs”) category. Jumbo CDs decreased by $116.6 million, or 24.5%, over the balance at December 31, 2010. The Bank’s brokered CD’s are approximately 2% of the Bank’s total deposits and are discussed in further detail under “Liquidity Management”.

The weighted-average rate for CDs outstanding on December 31, 2011 was 1.85% down from 2.23% at the end of the prior year. During 2011 the aggregate CD rate decreased as CDs repriced throughout the year. The weighted-average rate paid on outstanding jumbo CDs at December 31, 2011 was 14 basis points higher than on other CDs, an increase from the prior year-end spread of 5 basis points. The weighted-average remaining term on jumbo CDs at December 31, 2011 was 13.7 months, down from 15.3 months, at the end of 2010 and up from 11.5 months at the end of 2009.

In addition to deposits, funding for the Bank’s assets was obtained from overnight repurchase agreements with businesses in the local market area. Funds borrowed under repurchase agreements increased slightly from $41.9 million at December 31, 2010 to $42.9 million at December 31, 2011. Advances from the Federal Home Loan Bank at December 31, 2011 totaled $27.0 million compared to $39.0 million at December 31, 2010. On November 1, 2007, the Company issued $25.0 million in trust preferred securities at the floating interest rate of three month LIBOR plus 132 basis points. The initial interest rate was 6.21% for the period beginning November 1 through December 15, 2007. The rate will adjust quarterly, thereafter. The interest rate at December 31, 2011 was 1.87% and will be effective until March 14, 2012. These securities are classified as long-term debt and mature in the year 2032. The Company has the option to call for redemption of the securities in 2012. The proceeds provided funding for the acquisition of Cardinal at the end of the first quarter of 2008. In addition to the $25.0 million in trust preferred securities issued in 2007, the Company acquired $10.0 million in trust preferred securities in the American Community acquisition. These trust preferred securities pay cumulative cash distributions quarterly at a rate priced off 90-day LIBOR plus 280 basis points. Their interest rate at December 31, 2011 was 3.38% and they are redeemable on December 15, 2033. The Company deferred interest payments on the trust preferred securities in the second, third and fourth quarters of 2011. The total amount of deferred interest payments as of December 31, 2011 was $571,000 and is recorded in other liabilities. The Company also may be required to defer interest payments on the trust preferred securities in the future given liquidity levels at the holding company.

The Company also acquired from American Community, capital lease obligations in the amount of $2.4 million. See Note 13 in the Consolidated Financial Statements for further details.

Accrued interest payable decreased $683,000 as total deposits decreased at December 31, 2011. Other liabilities increased by $479,000, or 4.7%, from December 31, 2010 to December 31, 2011. The increase was due primarily to an increase in preferred dividends payable of $1.8 million, offset by a decrease in accounts payable at year end.

Effect of Economic Trends

The downturn in the real estate market over the past few years has resulted in increased loan delinquencies, defaults and foreclosures. In some cases, this downturn has resulted in a significant impairment to the value of our collateral and our ability to sell the collateral upon foreclosure. Management continues to monitor real estate trends and its effect on our portfolio, and is continuing to monitor credits with weaknesses.

5

Beginning in September 2007, the Federal Reserve began lowering the short-term rates initially by 50 basis points and by an additional 50 basis points in the fourth quarter of 2007. The Federal Reserve continued to aggressively decrease rates by lowering the short-term rate 400 basis points during 2008 which has caused the rates on our short-term or variable rate assets and liabilities to decline. These rates have stayed at historically low levels since 2008 and are projected to remain at these levels over the next 12 months. The following discussion includes our analysis of the effect that we anticipate changes in interest rates will have on our financial condition. However, we can give no assurances as to the future actions of the Federal Reserve or to the anticipated results that will actually occur.

Results of Operations

Net loss to common shareholders for 2011 was $17.4 million compared to a net loss of $3.2 million in 2010 and $77.5 million in 2009. Basic net loss per common share available to common shareholders was $(0.95) in 2011 compared to basic net loss per common share of $(0.20) in 2010 and $(5.23) in 2009. Diluted net loss per common share available to common shareholders was $(0.95) in 2011 compared to diluted net loss per common share of $(0.20) in 2010 and $(5.23) in 2009. The Company’s net loss before preferred dividends for 2011 was $14.4 million, an increase in loss of $14.4 million from 2010 net loss before preferred dividends of $12,000. Loss on average assets was (0.82)% in 2011, (0.14)% in 2010, and (3.96)% in 2009. Return (loss) on average equity was (12.14)% in 2011, (2.08)% in 2010, and (40.50)% in 2009. The loss on assets and loss on equity increased significantly in 2011 as a result of increased net losses primarily due to the write down of goodwill and a valuation allowance recorded on deferred tax assets as of December 31, 2011.

Net Interest Income

Net interest income is the primary source of operating income for the Company. Net interest income is the difference between interest and fee income generated from earning assets and the interest paid on deposits and borrowed funds. The factors that influence net interest income include both changes in interest rates and changes in volume and mix of loans and deposits.

For analytical purposes, net interest income may be reported on a tax-equivalent basis, which illustrates the tax savings on loans and investments exempt from state and/or federal income taxes. The tables that follow, Interest Rates Earned and Paid, and Interest Rate/Volume Analysis, represent components of net interest income for the years 2011, 2010, and 2009. These tables present changes in interest income and expense and net interest income changes caused by rate and/or volume.

Net interest income decreased $1.4 million, or 2.2%, in 2011 from 2010 compared to an increase of $1.0 million, or 1.5%, in 2010 over 2009. As the Rate/Volume Variance Analysis table of earning assets and interest-bearing liabilities shows, the decrease in net interest income was attributable to a decrease in volume offset with an increase attributable to decreased cost of deposits as the deposit mix shifted from higher cost time deposits to lower cost core deposits. The decrease in volume decreased net interest income by $1.8 million, and the decrease in rates on deposits led to increased net interest income of $401,000. Acquisition accounting adjustments increased net interest income by $1.0 million in the current year and $2.5 million in the prior year. Average earning assets decreased $104.7 million, or 5.0%, in 2011 as compared to 2010 after increasing $283.2 million, or 15.7%, in 2010. Average loans decreased $161.5 million, or 9.5%, in 2011 compared with an increase of $100.4 million, or 6.3%, in 2010. Average investment securities increased $76.6 million, or 32.9%, from 2010 to 2011 compared to an increase of $43.2 million, or 22.8%, from 2009 to 2010.

The net interest margin (tax-equivalent net interest income as a percentage of average interest-earning assets) increased to 3.25% in 2011 from 3.15% in 2010 after decreasing to 3.15% in 2010 from 3.59% in 2009. This increase in 2011 is due primarily to a decrease in cost of funds as the deposit mix has shifted from higher cost time deposits to lower cost core deposits. Excluding the accretion of fair value adjustments recorded in the American Community merger in 2009, net interest margin was 3.19% and 3.03% in 2011 and 2010, respectively.

Interest spread was 3.06% in 2011 compared to 2.94% in 2010 and 3.31% in 2009. Interest spread measures the difference between the average yield on interest-earning assets (tax-equivalent interest income as a percentage of average interest- earning assets) and the interest paid on interest-bearing liabilities. The rate declines in 2009 and 2008 continue to contribute to the earning asset rate decline from 4.79% in 2010 to 4.55% in 2011 as assets continued to reprice at lower rates, as well as the impact of increased nonaccrual loans. The general decline in rates also contributed to a decline of 36 basis points in the interest-bearing liability rate from 2010 to 2011, as compared to the 24 basis point decline in the earning asset rate. The following table presents the daily average balances, interest income and expense, and average rates earned and paid on interest-earning assets and interest-bearing liabilities of the Bank for 2011, 2010, and 2009.

6

Interest Rates Earned and Paid

	Year Ended December 31, 2011			Year Ended December 31, 2010			Year Ended December 31, 2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits and federal funds sold	$141,249	$376	0.27%	$161,007	$395	0.25%	$21,434	$70	0.33%
Investment securities (1)	309,199	9,226	2.98%	232,577	8,742	3.76%	189,333	8,051	4.25%
Total loans (1)(2)(6)	1,534,929	80,800	5.26%	1,696,469	91,012	5.36%	1,596,094	88,486	5.54%

Total interest -earning assets	1,985,377	90,402	4.55%	2,090,053	100,149	4.79%	1,806,861	96,607	5.35%

Non-earning assets	142,193			142,102			150,434

Total assets	$2,127,570			$2,232,155			$1,957,295

Interest-bearing liabilities:
Deposits (7):
NOW and money market	$553,656	$3,299	0.60%	$417,695	$3,364	0.81%	$330,348	$3,002	0.91%
Savings	56,964	101	0.18%	54,664	133	0.24%	47,603	127	0.27%
Time certificates	1,025,165	20,475	2.00%	1,258,639	28,396	2.26%	1,024,653	25,855	2.52%

Total interest bearing deposits	1,635,785	23,875		1,730,998	31,893		1,402,604	28,984
Repurchase agreements sold	43,177	420	0.97%	46,643	519	1.11%	57,465	659	1.15%
Borrowed funds (8)	64,548	1,678	2.60%	74,074	1,921	2.59%	103,634	2,188	2.11%

Total interest-bearing liabilities	1,743,510	25,973	1.49%	1,851,715	34,333	1.85%	1,563,703	31,831	2.04%

Non-interest bearing deposits	224,280			211,027			190,363
Stockholders’ equity	143,163			154,401			191,363
Other liabilities	16,617			15,012			11,866

Total average liabilities stockholders’ equity	$2,127,570			$2,232,155			$1,957,295

Net interest income (3) and interest rate spread (5)		64,429	3.06%		$65,816	2.94%		$64,776	3.31%

Net interest margin (4)			3.25%			3.15%			3.59%

(1)	Yields relate to investment securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 35%. The calculation includes an adjustment for the nondeductible portion of interest expense used to fund tax-exempt assets.
(2)	The loan average includes loans on which accrual of interest has been discontinued.
(3)	The net interest income is the difference between income from earning assets and interest expense.
(4)	Net interest margin is net interest income divided by total average earning assets.
(5)	Interest spread is the difference between the average interest rate received on earning assets and the average interest paid on interest-bearing liabilities.
(6)	Interest income on loans includes $577,000 and $1.6 million in accretion of fair market value adjustments related to recent mergers. Estimated accretion for 2012 is $460,000.
(7)	Interest expense on deposits includes $302,000 and $778,000 in accretion of fair market value adjustments related to recent mergers for 2011 and 2010, respectively. Estimated accretion for 2012 is $235,000.
(8)	Interest expense on borrowings includes $122,000 and $118,000 in accretion of fair market value adjustments related to recent mergers for 2011 and 2010, respectively. Estimated accretion for 2012 is $105,000.

The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the current period’s rate), and (ii) changes attributable to rate (changes in rate multiplied by the prior period’s volume).

7

Interest Rate/Volume Analysis

	2011-2010 Net Increase (Decrease) due to change in:			2010-2009 Net Increase (Decrease) due to change in:
	Average Balance	Average Rate	Increase (Decrease)	Average Balance	Average Rate	Increase (Decrease)
	(Amounts in thousands)
Interest-Earning Assets
Federal funds sold & interest bearing deposits	$(51)	$32	$(19)	$399	$(74)	$325
Investment securities	2,583	(2,099)	484	1,732	(1,041)	691
Total loans	(8,585)	(1,627)	(10,212)	5,475	(2,949)	2,526

Total earning assets	(6,053)	(3,694)	(9,747)	7,606	(4,064)	3,542

Interest-Bearing Liabilities
NOW and money market	953	(1,018)	(65)	749	(386)	363
Savings	5	(37)	(32)	18	(12)	6
Time certificates	(4,965)	(2,956)	(7,921)	5,591	(3,051)	2,540

Total interest-bearing deposits	(4,007)	(4,011)	(8,018)	6,358	(3,449)	2,909
Borrowed funds	(258)	(84)	(342)	(765)	358	(407)

Total interest-bearing liabilities	(4,265)	(4,095)	(8,360)	5,593	(3,091)	2,502

Net interest income	$(1,788)	$401	$(1,387)	$2,013	$(973)	$1,040

Notes:

–	Variances caused by the changes in rate times the changes in volume are allocated equally.
–	Income on non-accrual loans is included in the volume and rate variance analysis table only to the extent that it represents interest payments received.

Market Risk, Asset/Liability Management and Interest Rate Sensitivity

The Bank’s principal business is the origination or purchase of loans, funded by customer deposits, loan sales, and, to the extent necessary, other borrowed funds. Consequently, a significant portion of the Bank’s assets and liabilities are monetary in nature and fluctuations in interest rates will affect the Bank’s future net interest income and cash flows. Interest rate risk is the Bank’s primary market risk exposure. As part of interest rate risk management, the Company has entered into two interest rate swap agreements to convert certain fixed-rate receivables to floating rates and certain fixed-rate obligations to floating rates. The interest rate swaps are used to provide fixed rate financing while managing interest rate risk and were not designated as hedges. The Bank has no market risk-sensitive instruments held for trading purposes. The Bank’s exposure to market risk is reviewed on a regular basis by management.

8

The Bank measures interest rate sensitivity as the difference between amounts of interest-earning assets and interest- bearing liabilities that either reprice or mature within a given period of time. The difference or the interest rate repricing “gap” provides an indication of the extent to which an institution’s interest rate spread will be affected by changes in interest rates. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income. During a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect. The interest rate sensitivity management function is designed to maintain consistent growth of net interest income with acceptable levels of risk to interest rate changes generally on a one year horizon.

Management uses various resources to measure interest rate risk, including simulating net interest income under different rate scenarios, monitoring changes in asset and liability values under similar rate scenarios and monitoring the gap between rate sensitive assets and liabilities over different time periods.

The rate sensitivity table that follows indicates the volume of interest-earning assets and interest-bearing liabilities as of December 31, 2011 that mature or are expected to reprice within the stated time periods. The asset sensitivity of the Company’s net interest income is reflected in the “Income Shock Summary” table following the “Gap Analysis” table.

9

GAP Analysis

	Terms to Repricing at December 31, 2011
	3 months or Less	More than 3 to 12 Months	Over 1 Year Thru 3 Years	Over 3 Years Thru 5 Years	Over 5 Years	Total
	(Dollars in thousands)
INTEREST EARNING-ASSETS
Loans:
Real estate- construction	$99,629	29,921	38,828	5,550	28,875	202,803
Commercial real estate	238,078	113,911	158,384	43,337	38,048	591,758
Real estate- 1-4 family	33,390	40,372	63,055	17,922	24,308	179,047
Real estate- multifamily	6,528	8,525	14,522	9,318	988	39,881
Home equity lines of credit	194,099	238	388	292	6,203	201,220
Commercial	115,448	21,407	23,570	7,128	10,379	177,932
Consumer and other	14,898	14,815	20,783	4,758	3,029	58,283

Total Loans	702,070	229,189	319,530	88,305	111,830	1,450,924

Securities:
U.S. Treasuries and other agencies	117	10,000	13,349	—	260	23,726
State and municipal securities	4,216	619	2,569	4,006	61,708	73,118
Mortgage backed debt securities	36,326	29,168	64,433	47,681	54,886	232,494
Common and preferred stocks	—	—	—	—	1,084	1,084

Total Securities	40,659	39,787	80,351	51,687	117,938	330,422

Interest bearing due from banks	52,128	—	—	—	—	52,128

TOTAL EARNING ASSETS	794,857	268,976	399,881	139,992	229,768	1,833,474

INTEREST-BEARING LIABILITIES
Deposits:
NOW accounts	176,476	—	—	—	—	176,476
Money market accounts	389,374	—	—	—	—	389,374
Savings	59,710	—	—	—	—	59,710
Certificates: (1)
Over $100,000	44,223	115,392	162,342	48,631	—	370,588
Other certificates	85,054	164,509	213,918	41,817	—	505,298

Total deposits	754,837	279,901	376,260	90,448	—	1,501,446

Repurchase Agreements/Fed Funds Purchased	37,864	—	5,000	—	—	42,864
FHLB borrowings	—	1,000	15,000	10,000	3,001	29,001
Junior Subordinated Debentures	35,009	—	—	—	—	35,009

TOTAL INTEREST BEARING LIABILITIES	827,710	280,901	396,260	100,448	3,001	1,608,320

GAP	(32,853)	(11,925)	3,621	39,544	226,767	225,154
CUMULATIVE GAP	(32,853)	(44,778)	(41,157)	(1,613)	225,154	225,154
GAP %	(1.78)%	(0.01)%	—	2.15%	12.29%	12.21%

Additional information regarding loans with maturity dates that exceed one year (in millions)
Fixed rate loans with maturities that exceed one year	$875.9
Variable rate loans with maturities that exceed one year	7.6

(1)	For GAP analysis purposes, certificates of deposits related to public funds and brokered deposits are not broken down between certificates greater than $100,000 and other. As a result, classifications may vary from disclosures and presentations throughout the financial statements.

10

Income Shock Summary

	January 1, 2012
		Rates UP (+200 bp)		Rates DN (-200 bp)
	Base Amount	Amount	% Change	Amount	% Change
	(dollars in thousands)
Short-term investments	$77	$1,012	1,214.29%	$77	—
Securities	8,588	10,229	19.11%	7,584	(11.69)%
Loans	78,853	90,758	15.10%	70,450	(10.66)%

Interest income	87,518	101,999	16.55%	78,111	(10.75)%

Non-maturing deposits	2,336	5,109	118.71%	949	(59.38)%
Certificates of deposits	21,639	26,414	22.07%	20,006	(7.55)%
Borrowed money	712	1,898	166.57%	711	(0.14)%

Interest expense	24,687	33,421	35.38%	21,666	(12.24)%

Net interest income	$62,831	$68,578	9.15%	$56,445	(10.16)%

11

Liquidity Management

The primary goal of liquidity management is to provide for the availability of adequate funds to meet the needs of loan demand, deposit withdrawals, maturing liabilities, and to satisfy reserve requirements. This goal is achieved through a combination of deposits, borrowing through unpledged securities, federal funds purchased lines, Federal Home Loan Bank line of credit, and availability at the Federal Reserve discount window. Liquidity needs have been met through federal funds purchased and the use of a line of credit at the Federal Home Loan Bank. Deposits from consumer and business customers, both time and demand, are the primary source of funds for the Bank. In 2008, the Bank adopted a Brokered Funds Policy that allows the Bank to obtain brokered funds up to 20% of total deposits, and deposits obtained through a single broker are limited to 5% of total deposits. Previously, brokered funds were authorized under the Bank’s Asset Liability Management Policy but total and broker maximum amounts were not addressed by the policy. At December 31, 2011, brokered deposits totaled $28.6 million and accounted for approximately 1.6% of total deposits. The Bank maintains a brokered deposit NOW account to add municipal deposits which averaged $3.3 million during 2011 and totaled $3.3 million at December 31, 2011. The custodian pools the funds from each public depositor and distributes a portion of those funds to the Bank up to $100,000 on behalf of each depositor. Since security pledges are not required and the accounts are non-maturing, these municipal deposits have enhanced the Bank’s liquidity.

The Bank contracted with Promontory Interfinancial Network (“Promontory”) in 2008 for various services including wholesale CD funding. Promontory’s CDARS® and One-Way BuySM products enable the Bank to bid on a weekly basis through a private auction for CD terms ranging from four weeks to 260 weeks (approximately five years) with settlement available each Thursday. At December 31, 2011, there were no outstanding funds acquired through the One-Way Buy product compared to a balance of $24.0 million at December 31, 2010. The Bank’s solicited deposits from outside its primary market area in the form of brokered certificates of deposit totaled $23.1 million at December 31, 2011. Promontory also provides a product, CDARS® Reciprocal, that allows the Bank’s customers to place funds in excess of the FDIC insurance limit with Promontory’s network of participating Banks so that the customer is fully insured for the amount deposited. Promontory provides reciprocating funds to the Bank from funds placed at other banks by their customers. The Bank sets its customers interest rates when they place deposits through the network and pays/receives the rate difference to/from the other banks whose reciprocal funds are held by the Bank. The overall impact of this process is that the Bank effectively pays the rate offered to its relationship customer. Therefore, the Bank does not consider these funds to be wholesale or brokered funds. In compliance with FDIC reporting requirements, the Bank reports these reciprocal deposits as brokered deposits in its quarterly Federal Financial Institutions Examination Council Call Report. CDARS® reciprocal certificates of deposit totaled $2.1 million at December 31, 2011 and $20.2 million at December 31, 2010.

Comparing 2011 to 2010, average total deposits decreased 5.8%, or $108.2 million. At December 31, 2011, total deposits reflected a 14.3% decrease of $289.1 million compared to December 31, 2010. Commercial sweep accounts, a noninsured product invested in repurchase agreements were $37.9 million at year-end 2011 compared to $36.9 million at year-end 2010. Deposit sources are available to the Bank both within and outside its primary market area based on a function of price. In 2010, CDs were offered at rates in line with competitors’ rates and at one or more special rates and priced at 25-50 basis points higher than competitors’ rates for limited periods. These rates were needed in order to build a deposit base sufficient for liquidity. As liquidity grew to levels that met management’s targets, deposit rates were reduced. These events caused a substantial increase in our cash position over the last two years. With the growth in cash and not being able to deploy the cash into loans, management made the decision to increase the investment portfolio in short maturity and short average life assets. Deposit competition comes from other banks, both regional and community institutions, as well as nonbank competition, including mutual funds, annuities, and other nondeposit investments. Subject to certain conditions, unused availability from the Federal Home Loan Bank at December 31, 2011 was $22.8 million. Federal funds available for additional borrowings at year-end were $20.0 million.

Other Borrowed Funds

See Note 8 to the Consolidated Financial Statements.

12

Investment Securities

At December 31, 2011, the securities classified as available-for-sale, carried at market value, totaled $330.4 million with an amortized cost of $324.2 million. Securities available-for-sale are securities that will be held for an indefinite period of time, including securities that management intends to use as a part of its asset/liability strategy. These securities may be sold in response to changes in interest rates, to changes in prepayment risk, or to the need to increase regulatory capital or liquidity. Securities available-for-sale consist of U.S. Government agencies with an average life of 1.22 years, municipal securities with an average life of 10.57 years, and mortgage-backed securities with an average life of 2.88 years. It is more likely than not that the Company will not have to sell the investments before recovery of their amortized cost basis. The proceeds from maturities and sales were reinvested in the investment portfolio. Refer to Note 2 to the Consolidated Financial Statements for additional information.

The following table presents the carrying value of investment securities as of December 31, 2011, 2010 and 2009:

	2011	2010	2009
	(Amounts in thousands)
Securities available-for-sale:
U.S. government agencies	$23,726	$14,550	$42,894
Government sponsored agencies:
Residential mortgage-backed securities	65,210	52,075	50,884
Collateralized mortgage obligations	166,028	155,926	25,217
Private label collateralized mortgage obligations	1,256	1,705	2,288
State and municipal securities	73,118	72,622	61,378
Common and preferred stocks and other	1,084	1,124	1,180

Total securities available-for-sale	$330,422	$298,002	$183,841

13

The following tables present maturities and yield of debt securities outstanding as of December 31, 2011:

	Maturities and Yields of Debt Securities as of December 31, 2011
	Within 1 Year		1 to 5 Years		5 to 10 Years		After 10 Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Total
	(Amounts in thousands)
Available-for-sale securities:
U.S Government agencies	$10,039	0.75%	$13,687	1.04%	$—	—	$—	—	$23,726
Mortgage-backed securities	—	—	494	3.38%	3,762	5.19%	60,954	2.85%	65,210
Collateralized mortgage obligations	—	—	—	—	14,464	3.2%	151,564	1.55%	166,028
Private label collateralized mortgage obligations	—	—	—	—	285	5.38%	971	5.7%	1,256
Municipals	623	3.03%	6,922	3.4%	22,872	3.58%	42,701	3.41%	73,118
Other	—	—	—	—	—	—	1,084	0.01%	1,084

Total available-for-sale securities	$10,662		$21,103		$41,383		$257,274		$330,422

Time Deposits

The following table presents time deposits in two categories, (1) time deposits of $100,000 or more, and (2) other time deposits.

	Maturities of Time Deposits As of December 31, 2011
	Within Three Months	Three to Six Months	Six to Twelve Months	One to Five Years	Total
	(dollars in thousands)
Time deposits of $100,000 or more	$46,401	$34,767	$69,766	$209,454	$360,388
Other time deposits	82,803	61,335	114,034	257,326	515,498

	$129,204	$96,102	$183,800	$466,780	$875,886

Capital Adequacy

Shareholders’ equity at December 31, 2011, totaled $140.6 million, a decrease of 4.7% from 2010 year-end shareholders’ equity of $147.5 million. The 2011 shareholders’ equity total includes an unrealized net gain of $3.9 million compared to an unrealized net gain of $582,000 at December 31, 2010. The Company’s internal capital generation rate (net income /(loss) less cash dividends declared, as a percentage of average equity) was (12.1)% in 2011 and (2.1)% in 2010. The dividend payout rate was 0.0% in 2011 and 2010 of after-tax earnings compared to (2.1)% in 2009. In 2009, the Board of Directors suspended the payment of dividends in order to preserve capital.

On January 16, 2009, pursuant to the CPP established by the Treasury under the EESA, the Company entered into a Letter Agreement with Treasury dated January 16, 2009 pursuant to which the Company issued and sold to Treasury (i) 36,000 shares of the Company’s Series T Preferred Stock, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 385,990 shares of the Company’s common stock, par value $1.00 per share, at an initial exercise price of $13.99 per share, for an aggregate purchase price of $36.0 million in cash.

14

On July 24, 2009, again pursuant to the CPP, the Company issued and sold to Treasury (i) 13,312 shares of the Company’s Series T-ACB Preferred Stock, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 273,534 shares of the Company’s common stock at an initial exercise price of $7.30 per share, for an aggregate purchase price of $13.3 million in cash. The terms of the Series T-ACB Preferred Stock are the same as the Series T Preferred Stock issued to Treasury on January 16, 2009.

The Company deferred dividend payments on its Series T and Series T-ACB Preferred Stock and interest payments on the trust preferred securities in the second, third and fourth quarters of 2011. The total amount of deferred dividend and interest payments as of December 31, 2011 was $2.7 million. The Company also may be required to defer dividend payments on its Series T and Series T-ACB Preferred Stock and interest payments on its trust preferred securities in the future given liquidity levels at the holding company. Because the Company deferred dividend payments on the Series T and Series T-ACB Preferred Stock and deferred interest payments on its trust preferred securities, the Company is prohibited from paying any dividends on its common stock until all deferred payments have been made in full.

As a condition of the CPP, the Company must obtain consent from the Treasury to repurchase its common stock or increase its cash dividend on its common stock from the June 30, 2009 quarterly amount. Furthermore, the Company has agreed to certain restrictions on executive compensation. Under the American Recovery Act, the Company is limited to using restricted stock as the form of payment to the top five highest compensated executives under any incentive compensation programs.

On May 6, 2011, the Company completed a private placement of 3,081,867 shares of common stock (the “Private Placement”) to accredited investors, including certain of the Company’s officers and directors, for total cash proceeds of $6.4 million. The purchase price per share for investors was at a 10% discount to the weighted average closing sale price of the Company’s common stock on Nasdaq for the 10-day period ending five business days prior to the closing of the Private Placement. On June 23, 2011, the Company’s shareholders approved the Private Placement which permitted the Company, pursuant to Nasdaq Rule 5635(c), to issue to the Company’s directors and executive officers, for no additional consideration, 151,681 additional shares of common stock, enabling the directors and executive officers to invest on the same terms as other investors that participated in the Private Placement. Including this additional issuance, the Company issued a total 3,233,548 shares of common as a result of the Private Placement. Proceeds received from the Private Placement are being kept at the holding company level for general corporate purposes.

The table below presents the plans and number of common shares repurchased, and the activity from inception through December 31, 2011. Common shares repurchased must, by North Carolina law, be cancelled and the number of shares outstanding reduced. The 2002 through 2005 plans were approved by a vote of the Company’s shareholders. Following reorganization as a holding company on July 1, 2006, the Board of Directors of the Company approved stock repurchases of up to 100,000 shares for the 2006 and 2007 plans. There was no 2011, 2010 or 2009 repurchase plan or repurchases in 2011, 2010 or 2009. There will be no stock repurchases without prior approval of the Treasury due to provisions of TARP.

Approved by Shareholders	Shares Repurchased & Cancelled	Average Cost	Total Reduction of Capital
2004 and prior plans—1,150,000 shares approved	589,571	$12.61	$7,432,590
2005 Plan—300,000 shares approved	54,648	14.35	784,107
2006 Plan—100,000 shares approved	100,000	17.42	1,741,886
2007 Plan—100,000 shares approved	71,281	17.10	1,219,251

Total Repurchased	815,500	$13.71	$11,177,834

There were no executive stock options exercised during the year.

The Company’s tangible equity ratio was 6.88%, 6.01% and 6.71% at end of year 2011, 2010 and 2009, respectively. Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities. Non-GAAP measures have inherent limitations as analytic tools, are not required to be

15

uniformly applied and are not audited. To mitigate these limitations, we have procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that its performance is properly reflected to facilitate consistent period to period comparisons. Although we believe the above non-GAAP measures enhance investors’ and management’s ability to evaluate and compare our operating results from period to period, non-GAAP measures should not be considered in isolation or as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.

The following table presents the calculations of these ratios:

Capital Adequacy Ratios

December 31,

	2011	2010	2009
Total assets	$1,993,187,909	$2,300,594,066	$2,113,611,985
Goodwill	—	(4,943,872)	(4,943,872)
Core deposit intangibles	(3,733,072)	(4,907,064)	(6,186,564)

Tangible assets	$1,989,454,837	$2,290,743,130	$2,102,481,549
Total equity	$140,586,417	$147,457,391	$152,265,736
Goodwill	—	(4,943,872)	(4,943,872)
Core deposit intangible	(3,733,072)	(4,907,064)	(6,186,564)

Tangible equity* (Non-GAAP)	$136,853,345	$137,606,455	$141,135,300
Tangible equity ratio* (Non-GAAP)	6.88%	6.01%	6.71%
Equity ratio	7.05%	6.41%	7.2%

*Note:	Tangible assets and tangible equity exclude goodwill and core deposit intangibles.

Although the Company and Bank are well capitalized as of December 31, 2011, the elevated level of criticized assets leads management to believe additional capital may be needed. While criticized assets appear to be showing signs of improvement, the Company remains diligently focused on acquiring additional capital.

Loans

Net loans held for investment (total loans held for investment less allowance for loan losses) as of December 31, 2011 were $1,418.1 million as compared with $1,562.8 million as of December 31, 2010, a decrease of $144.7 million, or 9.3%. In addition, the Bank’s residential mortgage loans classified as held-for-sale totaled $19.5 million and $50.4 million at December 31, 2011 and 2010, respectively, representing a decrease of $30.9 million, or 61.3%. The Bank focuses on commercial lending to small and medium-sized businesses within its market area, consumer based installment loans, and residential mortgage lending including equity lines of credit. The Bank adheres to regulatory guidelines that limit exposure to any one borrower. The commercial portfolio has concentrations in business loans secured by real estate and real estate development loans. Primary concentrations in the consumer portfolio include home equity lines and other types of residential real estate loans.

16

The following table presents amounts and types of loans outstanding for the past five years ended December 31.

	2011		2010		2009		2008		2007
	Amount	%	Amount	%	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Construction real estate	$202,803	14.0%	$300,877	18.8%	$364,853	21.8%	$227,989	19.2%	$155,043	17.3%
Commercial real estate	591,758	40.8%	621,429	38.8%	583,120	34.8%	416,872	35.1%	352,568	39.2%
1-4 family 1st liens	179,047	12.3%	174,536	10.9%	169,790	10.1%	125,225	10.5%	75,740	8.4%
Multifamily	39,881	2.8%	29,268	1.8%	36,031	2.2%	22,468	1.9%	20,577	2.3%
1-4 family equity lines	201,220	13.9%	209,319	13.1%	202,676	12.1%	135,639	11.4%	100,012	11.1%

Total mortgage loans	420,148	29.0%	413,123	25.8%	408,497	24.4%	283,332	23.9%	196,329	21.8%
Commercial, other	200,750	13.8%	222,664	13.9%	271,433	16.2%	225,092	19%	161,507	18%
Consumer	35,465	2.4%	42,446	2.7%	48,545	2.9%	34,284	2.9%	33,306	3.7%

Gross Loans	1,450,924	100%	1,600,539	100%	1,676,448	100%	1,187,569	100%	898,753	100%

Allowance for loan losses	(32,848)		(37,752)		(48,625)		(22,355)		(12,445)

Total	$1,418,076		$1,562,787		$1,627,823		$1,165,214		$886,308

The Bank requires documentation on its residential mortgage loans and does not have a program to make loans with minimal documentation requirements such as subprime loans without income verification. The Bank’s residential real estate loans are collateralized predominately by property in North Carolina where real estate values have been decreasing steadily over the past few years. While residential real estate values have declined across the state, the erosion has been more acute in the coastal and mountain regions where large vacation and second home exposures exist. The Bank’s total real estate loan exposure for the mountain region is 10.8% of the Bank’s total real estate loan portfolio and the total real estate loan exposure for the coastal region is 1.2% of the Bank’s total real estate loan portfolio. The mountain region real estate loans were concentrated in commercial real estate (30.3%), construction and land development (11.4%), 1-4 family equity lines (19.6%) and 1-4 family residential (8.4%). The coastal region real estate loans were concentrated in construction and land development (23.4%), 1 – 4 family equity lines (26.0%), and 1 – 4 family residential (37.2%).

The Bank’s residential mortgage loans do not have features such as teaser rates or negative amortization and are made at loan-to-value (“LTV”) ratios of 80% or lower, with the exception of HELOC’s which can have LTV of 90%. Since these loans do not have features that would create additional risk, net interest income after loan loss provision would not be affected unfavorably by unique loan features. Residential mortgage loans and home equity lines with risk grades that are either substandard or substandard impaired, totaled $15.7 million and $20.5 million on December 31, 2011 and 2010, respectively. Continuing high levels of classified loans is attributable to the weak economic and employment trends throughout the Bank’s market area. Management has determined the appropriate loss estimate for these loans, some of which are impaired, and recorded a provision expense to recognize the probable losses. Further weakness in the performance of these loans and in economic conditions may result in additional provision expense. While economic weakness may result in additional provision, improved performance may result in a credit to provision expense for this loan group.

The Bank’s policy regarding appraisals includes compliance with Financial Institutions Reform Recovery and Enforcement Act of 1989 (“FIRREA”) guidelines. For long-term commercial real estate lending, all loans with outstanding balances of $500,000 or more require the account manager to prepare an annual review discussing the performance of the borrower and the property. The annual review is to be supported by an updated review of borrower and guarantor financial statements and operating information on the property. Credit reports are to be updated and reviewed. Account managers are required to perform a site visit as part of the annual review process. A discussion of compliance with loan agreement covenants is to be included in the review. If there has been a material adverse change in the property or market, a new appraisal may be required.

17

Construction loans extended by the Bank are to be supported by current appraisals in compliance with FIRREA requirements and the Bank’s appraisal policies as described in the loan policy. The borrower must obtain all appropriate building permits, and the project must comply with applicable zoning requirements for the site. Projects are to have controlled disbursements based upon satisfactory inspections indicating the project status merits the draw. Speculative units for home builders are to be limited to a level the home builder can support from sources in addition to the future sale of these units. The Bank requires that there be no secondary financing on projects for which it is providing financing. Exempted from this requirement are construction loans to be taken out by SBA 504 program financing, which by design, contemplates a secondary loan. During the construction phase; however, there is to be no secondary financing. Loans with interest reserves were $15.9 million at December 31, 2011 and $21.7 million at December 31, 2010. The Bank tracks loans with interest reserves and monitors these loans on a regular basis for any impairment and discontinuation of interest accruals.

For residential construction revolving lines of credit to builders, valuation of collateral is based upon the appraised value of the basic floor plans (drawings of structure to be built) offered in the projects as determined in a master appraisal plus a value of lots based upon location, size, and appeal, as determined in the appraisal. The lender is to monitor sales prices and absorption throughout the loan to ensure the assumptions in the original appraisal remain valid. If there is a material change from original assumptions, a new appraisal is to be completed. In general, appraisals are required for initial or refinanced real estate loans, especially if there have been changes in the original assumptions regarding value of the property or the market in general.

Over the past year the Bank has reduced its concentration in construction and land development lending, decreasing balances by $98.1 million, or 32.6%. The economic conditions and their impact on the one-to-four family residential market has reduced both demand and increased the credit risk for this type of lending. While the Bank continues to evaluate credit opportunities presented in this line of business, it is actively trying to diversify the loan portfolio by being selective and trying to create opportunities in other loan types.

The Bank originates and maintains a significant amount of commercial real estate loans. This lending involves loans secured principally by commercial office buildings, both investment and owner occupied. The Bank requires the personal guaranty of principals where prudent and a demonstrated cash flow capability sufficient to service the debt. The real estate collateral is a secondary source of repayment. Loans secured by commercial real estate may be in greater amount and involve a greater degree of risk than one to four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties. The Bank also makes loans secured by commercial/investment properties provided the subject property is typically either pre-leased or pre-sold before the Bank commits to finance its construction.

The Bank has an internal credit risk review department that reports to the Chief Credit Officer. The focus is on policy compliance and proper grading of higher credit risk loans as well as new and existing loans on a sample basis. Additional reporting for problem/criticized assets has been developed along with an after-the-fact loan review. Management also utilized a report of past due delinquency and set procedures to ensure delivery to regional executives in order that monitoring and grading can be achieved on a comprehensive basis.

The purpose of the credit risk management team, under the direct supervision of the Chief Credit Officer, is to develop a more intense credit risk approach by implementing the following procedures:

•	Improved problem loan tracking and reporting

•	Reporting by bank and region

•	Improved and more defined commercial real estate reporting

•	Coordination with lenders to ensure proper loan grading

•	Enhanced staff including regional credit risk officers

•	More communication and involvement with Regional Executives

As discussed below in the Provision and Allowance for Loan Losses section, loans over $20,000 are risk graded on a scale from 1 (highest quality) to 8 (loss). Acceptable loans at inception are grades 1 through 4, and these grades have underwriting requirements that at least meet the minimum requirements of a secondary market source, such as credit history requirements and other mitigating criteria such as substantial liquidity and low loan-to-value ratios. The Bank’s loan policy states that a guarantor may be necessary if reasonable doubt exists as to the

18

borrower’s ability to repay. The Board of Directors has authorized the loan officers to have individual approval authority for risk grade 1 through 4 loans up to maximum exposure limits for each customer. New or renewed loans that are graded 5 (special mention) or more must have approval from a regional credit officer.

Nonperforming Assets

Nonperforming assets include loans classified as nonaccrual, foreclosed bank-owned property and loans past due 90 days or more on which interest is still being accrued. It is the general policy of the Bank to stop accruing interest when any loan is past due 90 days or when it is apparent that the collection of principal and/or interest is doubtful. Unsecured consumer loans are usually charged off when payments are more than 90 days delinquent. When a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed against interest income in the current period.

Nonperforming loans as of December 31, 2011 totaled $70.4 million, or 4.78%, of total loans compared with $65.4 million, or 3.96%, in 2010 and $36.3 million, or 2.10%, in 2009. The Bank aggressively pursues the collection and repayment of all loans. Other nonperforming assets, such as repossessed and foreclosed collateral is aggressively liquidated by our special assets department. The total number of loans on nonaccrual status has increased from 490 to 505 since December 31, 2010. The increase in nonperforming loans from December 31, 2010 to December 31, 2011 is related primarily to continued deterioration in the Bank’s overall construction and real estate loan portfolios, as well as the addition of $14.7 million in troubled debt restructured loans which will remain on nonaccrual until sufficient payment evidence is obtained. Accordingly, approximately $26.3 million of nonaccrual loans are troubled debt restructured loans and continue to pay according to agreed upon terms as of December 31, 2011.

A significant portion, or 87%, of nonperforming loans at December 31, 2011 are secured by real estate. We have evaluated the underlying collateral on these loans and believe that the collateral on these loans is sufficient to minimize future losses. However, the downturn in the real estate market over the past several years has resulted in increased loan delinquencies, defaults and foreclosures, and we believe that these trends are likely to continue. In some cases, this downturn has resulted in a significant impairment to the value of the collateral used to secure these loans and the ability to sell the collateral upon foreclosure. These conditions have adversely affected our loan portfolio. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If real estate values continue to decline, it is also more likely that we would be required to increase our allowance for loan losses. If during a period of reduced real estate values we are required to liquidate the property collateralizing a loan to satisfy the debt or to increase the allowance for loan losses, this could materially reduce our profitability and adversely affect our financial condition. The Bank has a general policy to stop accruing interest when any loan is past due 90 days as to principal or interest; however, some exceptions do apply. In addition, loans may be identified as nonaccrual on a case by case basis if it is probable that the borrower will not be able to repay according to the original terms. Nonperforming loans and other real estate owned (foreclosed real estate) comprise nonperforming assets. At December 31, 2011, certain additional loans were considered to be impaired, even though they were performing, where liquidation of collateral would be insufficient to repay the balance of the loan. The impairment was determined based on current economic conditions, the declines in the commercial borrowers’ industries, or specific credit or collateral characteristics of the loan.

	At December 31,
	2011	2010	2009	2008	2007
	(Amounts in thousands)
Loans on nonaccrual status	$70,355	$65,400	$36,255	$13,647	$1,962
Other real estate owned	24,966	25,582	14,345	4,018	602

Total nonperforming assets	$95,321	$90,982	$50,600	$17,665	$2,564
Nonperforming assets to gross loans held for investment	6.57%	5.68%	3.02%	1.49%	0.29%
Troubled debt restructured loans still accruing interest	$17,173	$17,153	$5,544	$85	—

19

At December 31, 2011, the allowance for loan losses represented 0.47 times the amount of nonperforming loans, compared to 0.57 times and 1.3 times at December 31, 2010 and 2009, respectively. The coverage level of the allowance at December 31, 2011 decreased from the coverage level at December 31, 2010 due to decreased specific reserves on nonperforming loans as collateral dependent, nonperforming loans continue to be charged down to fair value and require no reserve at December 31, 2011. In addition, in 2011 the Bank added $14.7 million in troubled debt restructured loans to nonaccrual status which are now paying according to agreed upon terms. Nonperforming loans that have been written down to fair value will remain in nonaccrual status until consistent payment performance is evident. Nonperforming loans are individually reviewed for impairment based on probable cash flows and the value of collateral.

Impaired Loans

As discussed above, the Bank generally identifies loans 90 days past due as nonaccrual loans. Total impaired loans include $70.4 million in nonaccrual loans, $17.2 million in restructured loans, including those classified as troubled debt restructured loans, that are accruing and paying on agreed upon terms, as well as $4.3 million in performing loans that were impaired for various concerns regarding the ability of the borrower to repay the principal.

20

The following table presents impaired loans individually reviewed for impairment as of December 31, 2011. Impaired loans under $250,000 are typically not individually evaluated for impairment and totaled $13.7 million as of December 31, 2011.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(in thousands)
December 31, 2011
Impaired loans without a related allowance for loan losses
Construction	$28,067	$40,045	$—	$27,010	$234
Commercial real estate:
Owner occupied commercial real estate	17,586	20,070	—	15,319	272
Non-owner occupied commercial real estate	8,639	11,255	—	8,803	210
Commercial	6,381	6,436	—	4,280	132
Mortgages:
Secured 1-4 family real estate	3,843	4,285	—	3,051	35
Multifamily	295	309	—	302	—
Open ended secured 1-4 family	525	694	—	686	—
Consumer and other	—	—	—	—	—
Impaired loans with a related allowance for loan losses
Construction	$1,011	$1,011	$570	$7,195	50
Commercial real estate:
Owner occupied commercial real estate	6,459	6,533	585	4,044	53
Non-owner occupied commercial real estate	975	1,363	143	3,255	8
Commercial	2,914	2,920	2,511	3,655	92
Mortgages:
Secured 1-4 family real estate	498	517	45	1,473	6
Multifamily	300	319	135	421	—
Open ended secured 1-4 family	403	412	112	654	4
Consumer and other	—	—	—	100	—
Total impaired loans
Construction	$29,078	$41,056	$570	$34,205	$284
Commercial real estate:
Owner occupied commercial real estate	24,045	26,603	585	19,363	325
Non-owner occupied commercial real estate	9,614	12,618	143	12,058	218
Commercial	9,295	9,356	2,511	7,935	224
Mortgages:
Secured 1-4 family real estate	4,341	4,802	45	4,524	41
Multifamily	595	628	135	723	—
Open ended secured 1-4 family	928	1,106	112	1,340	4
Consumer and other	—	—	—	100	—

	$77,896	$96,169	$4,101	$80,248	$1,096

21

At December 31, 2011, the impaired loans in the construction category consisted of non 1-4 family construction and land development loans totaling $21.6 million and 1-4 family construction loans totaling $7.5 million. The largest impaired construction and land development loan balance was $3.4 million for a commercial development with no specific allowance recorded as the loan has been charged down to the fair value of collateral as of December 31, 2011. Of the remaining construction and land development loans, there were five relationships with balances in excess of $1.0 million. Specific allowances have been recorded for each loan based on recent appraisals or discounted collateral values in cases where recent appraisals were not available. The largest impaired 1-4 family construction loan balance was $2.2 million with no specific allowance recorded as the loan has been charged down to the fair value of collateral as of December 31, 2011. The remaining 1-4 family loans are spread across various market areas and specific allowances for impaired loans have been recorded where loan balances exceeded discounted collateral values.

At December 31, 2011, impaired loans in the commercial real estate categories consisted of owner-occupied commercial real estate loans totaling $24.0 million and non-owner occupied commercial real estate loans totaling $9.6 million. The largest impaired commercial real estate loan was a restructured owner occupied term loan in the amount of $4.7 million with no specific allowance required.

Collateral values were assessed for impaired residential mortgage and commercial mortgage loans. Eight relationships with balances exceeding $1.0 million were identified as impaired. The impaired loans were analyzed to record specific allowances for loans with balances that exceeded discounted collateral values. Specific allowances were assigned for loan balances in excess of recent appraisals or discounted collateral values in cases where recent appraisals were not available.

At December 31, 2011, most of the impaired loan balances in the commercial, financial, and agricultural category were collateralized by accounts receivable, inventory, and equipment. The two largest impaired commercial relationships were $5.8 million and $3.5 million, respectively. The borrowers were businesses primarily in the lumber, furniture, and product manufacturing industries which have softened over the past year. Perfected collateral related to impaired loans is appraised by an independent third party appraiser and recorded at the lower of loan balance or fair market value. Specific allowances for impaired loans were assigned for loan balances in excess of discounted collateral values for loans deemed to be impaired.

Impaired loans acquired without a related allowance for loan losses includes loans for which no additional reserves have been recorded in excess of credit discounts for purchased impaired loans. Impaired loans acquired with subsequent deterioration and related allowance for loan loss are loans in which additional impairment has been identified in excess of credit discounts resulting in additional reserves. These additional reserves are included in the allowance for loan losses related to impaired loans and were $49,000 and $47,000, respectively, at December 31, 2011 and 2010.

The following table presents changes in all purchased impaired loans, which includes the Company’s acquisition of American Community on April 17, 2009:

	Contractual Principal Receivable	Fair Value Adjustment(nonacc retable difference)	Carrying Amount
	(Amounts in thousands)
As of April 17, 2009 acquisition date	$14,513	$3,825	$10,688
Change due to payment received	(2,285)	(110)	(2,175)
Transfer to foreclosed real estate	(6,514)	(425)	(6,089)
Change due to charge-offs	(5,240)	(3,245)	(1,995)

Balance at December 31, 2011	$474	$45	$429

22

At December 31, 2011, the outstanding balance of purchased impaired loans from American Community, which includes principal, interest and fees due, was $428,504. Because of the uncertainty of the expected cash flows, the Company is accounting for each purchased impaired loan under the cost recovery method, in which all cash payments are applied to principal. Thus, there is no accretable yield associated with the above loans. All purchased impaired loans from Cardinal State Bank have been paid or charged-off.

Provision and Allowance for Loan Losses

The primary risks inherent in the Bank’s loan portfolio, including the adequacy of the allowance or reserve for loan losses, are based on management’s assumptions regarding, among other factors, general and local economic conditions, which are difficult to predict and are beyond the Bank’s control. In estimating these risks, and the related loss reserve levels, management also considers the financial conditions of specific borrowers and credit concentrations with specific borrowers, groups of borrowers, and industries.

As part of management’s plan to improve policies and procedures and internal controls over the provision for loan losses, the framework utilized for the model to determine the allowance for loan losses was modified during 2009. These modifications led to improved written policies and procedures, a thorough review of the allowance for loan loss model, and improved controls and support for changes in the underlying assumptions being used in the model. Improvements to the allowance for loan loss model and related calculations were driven primarily by a change in the methodology of calculating reserves on unimpaired loans placing greater emphasis on the credit quality of loans. These changes were incorporated by adding classified asset factors to classified loan categories including special mention, substandard, and impaired loans under $250,000. Loans were also segregated into more defined risk categories based on the underlying collateral and characteristics in order to provide a more accurate assessment of risks within the portfolio. Those risk categories include the following: nonresidential construction and land development, residential construction, owner-occupied commercial real estate, non owner-occupied commercial real estate, commercial loans, first lien 1-4 family residential mortgages, junior lien 1-4 family residential mortgages, open ended secured 1-4 family equity lines, and other consumer loans. In 2010, further refinement was made to the allowance model, including changes made in the calculation of classified asset factors. The classified asset factor was updated to incorporate twelve months of default trends and historical charge-offs for classified loans, as opposed to single data point information previously used. We believe the use of twelve month data is a better assessment of losses associated with classified loans as opposed to a single data point used in prior periods to ensure that the analysis incorporates the most current and statistically relevant trends. Improvements in other qualitative factors, including increased controls over credit and better identification of potential losses (as evidenced by the increase in impaired loans), also had an impact on general reserves as management placed greater emphasis on specifically reserving loans in which potential problems had been identified.

The allowance for loan losses is adjusted by direct charges to provision expense. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses. The provision for loan losses was $20.8 million in 2011 compared to $24.3 million in 2010 and $48.4 million in 2009. The provision expense is determined by the Bank’s allowance for loan losses model and is based on management’s judgments. The components of the model are specific reserves for impaired loans and a general allocation for unimpaired loans. The general allocation has two components, an estimate based on historical loss experience and an additional estimate based on internal and external environmental factors due to the uncertainty of historical loss experience in predicting current embedded losses in the portfolio that will be realized in the future.

As part of the continual grading process, loans over $20,000 are assigned a credit risk grade based on their credit quality, which is subject to change as conditions warrant. Any changes in risk assessments as determined by loan officers, credit administrators, regulatory examiners and management are also considered. Management considers certain loans graded “impaired” (loans graded 7) or “loss” (loans graded 8) to be individually impaired and may consider “substandard” loans (loans graded 6) individually impaired depending on the borrower’s payment history. The Bank measures impairment based upon probable cash flows and the value of the collateral. Collateral value is assessed based on collateral value trends, liquidation value trends, and other liquidation expenses to determine logical and credible discounts that may be needed. Updated appraisals are required for all impaired loans and typically at renewal or modification of larger loans if the appraisal is more than 12 months old.

23

Impaired loans, for which management has determined that receiving payment in accordance with the terms of the original note is unlikely, are evaluated individually for specific allowances. Management considers certain loans graded “impaired” or “loss” to be impaired and may consider “substandard” loans impaired depending on an evaluation of the probability of repayment of the loan and the strength of any collateral. The Bank measures impairment based on the value of the collateral and the carrying value of the loan or, alternatively, probable cash flows. Impaired loans are identified in a periodic analysis of the adequacy of the reserve.

In determining the general allowance allocation, the ratios from the actual loss history for the various categories are applied to the homogenous pools of loans in each category. In addition, to recognize the probability that loans in special mention, impaired, and substandard risk grades are more likely to have embedded losses, additional reserve factors based on the likelihood of loss are applied to the homogenous pools of weaker graded loans that have not yet been identified as impaired.

A portion of the general allocation is based on environmental factors including estimates of losses related to interest rate trends, unemployment trends, real estate characteristics, past due and nonaccrual trends, watch list trends, charge-off trends, and underwriting and servicing assessments. The factors with the largest impact on the allowance at December 31, 2011 were watch list trends, unemployment rate trends, and underwriting and servicing assessments. Markets served by the Bank experienced softening from the general economy and declines in real estate values. The real estate characteristics component includes trends in real estate concentrations and exceptions to FDIC guidelines for loan-to-value ratios. The addition of a centralized team of credit spread analysts has improved the quality of credit underwriting and risk grade identification on new loans and modifications. Other related improvements, such as expanded use of global cash flows in the underwriting process, has contributed to the ability to better identify and quantify potential risks inherent in the portfolio.

The risk grades, normally assigned by the loan officers when the loan is originated and reviewed by the regional credit officers, are based on several factors including historical data, current economic factors, composition of the portfolio, and evaluations of the total loan portfolio and assessments of credit quality within specific loan types. In some cases the risk grades are assigned by regional executives, depending upon dollar exposure. Because these factors are dynamic, the provision for loan losses can fluctuate. Credit quality reviews are based primarily on analysis of borrowers’ cash flows, with asset values considered only as a second source of payment. Regional credit officers are working with lenders in underwriting, structuring and risk grading our credits. The Risk Review Officer focuses on lending policy compliance, credit risk grading, and credit risk reviews on larger dollar exposures. Management uses the information developed from the procedures above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in determining the appropriate levels of the allowance for loan losses.

Management considers the allowance for loan losses adequate to cover the estimated losses inherent in the Bank’s loan portfolio as of December 31, 2011. Management believes it has established the allowance in accordance with GAAP and will consider future additions to the allowance that may be necessary based on changes in economic and other conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the recognition of adjustments to the allowances based on their judgments of information available to them at the time of their examinations.

Management realizes that general economic trends greatly affect loan losses. The downturn in the real estate market over the past few years has resulted in increased loan delinquencies, defaults and foreclosures, and we believe that these trends are likely to continue. In some cases, this downturn has resulted in a significant impairment to the value of our collateral and our ability to sell the collateral upon foreclosure. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If real estate values continue to decline, it is also more likely that we would be required to increase our allowance for loan losses and our net charge-offs which could have a material adverse effect on our financial condition and results of operations. Assurances cannot be made either (1) that further charges to the allowance account will not be significant in relation to the normal activity or (2) that further evaluation of the loan portfolio based on prevailing conditions may not require sizable additions to the allowance and charges to provision expense.

24

The Bank’s allowance for loan losses was $32.8 million at December 31, 2011, or 2.26%, of loans held for investment, as compared to $37.8 million, or 2.36%, of loans held for investment, at December 31, 2010 based on the application of its model for the allowance calculation applied to the loan portfolio at each balance sheet date. Decreases in the allowance for loan losses were due primarily to a decrease in classified loans, and a decrease in total gross loans as of December 31, 2011. In addition, the Bank saw some improving trends in the Bank’s past dues and unemployment rates within the region. Overall the depressed real estate markets continue to take a toll on our construction portfolio. This has resulted in impairment of the value of the collateral used to secure real estate loans and the ability to sell the collateral upon foreclosure. Collateral value is assessed based on collateral value trends, liquidation value trends, and other liquidation expenses to determine logical and credible discounts that may be needed. In response to this deterioration in real estate loan quality, management is aggressively monitoring its classified loans and is continuing to monitor credits with material weaknesses.

The allowance model is applied to the loan portfolio quarterly to determine the specific allowance balance for impaired loans and the general allowance balance for performing loans grouped by loan type. Out of the $32.8 million in total allowance for loan losses at December 31, 2011, the specific allowance for impaired loans accounted for $4.1 million, down from $6.3 million at December 31, 2010. Decreases in specific allowances for impaired loans were due to the charge-down of collateral dependent loans to fair market values. The remaining general allowance of $28.7 million, was attributed to performing loans and was down from $31.5 million at December 31, 2010.

The decrease in the general allowance was driven primarily by a decrease in classified and performing loans and a decrease in net charge-offs for the year. Classified loans (including special mention, substandard and impaired loans less than $250,000 that are not individually reviewed for impairment) decreased $90.7 million from December 31, 2010 to December 31, 2011. This decrease resulted from additional impairments of construction and commercial real estate loans for which specific allowances are now calculated, as well as a few significant payoffs and improvements in past dues and underlying credit exposures of previously classified loans. Also contributing to the decrease in the general allowance for loan losses was a $149.6 million decrease in gross loans as of December 31, 2011 as compared to December 31, 2010. Offsetting the decreases in criticized loans and decreases in loan balances were increases in other qualitative factors including high unemployment in the region and overall uncertainty in the current regulatory environment. The general allowance on non-classified loans as a percent of non-classified loans was 1.38% as of December 31, 2011, as compared to 1.19% as of December 31, 2010.

The following table presents the allocation of the allowance for loan losses by category.

	At December 31,
	2011		2010		2009		2008		2007
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
Real estate	$26,515	80.7%	$32,550	86.2%	$41,044	84.4%	$16,802	75.2%	$8,248	66.3%

Commercial, agricultural, other	5,712	17.4%	4,335	11.5%	6,244	12.8%	4,617	20.7%	3,622	29.1%
Consumer	621	1.9%	867	2.3%	1,337	2.8%	936	4.2%	575	4.6%

Total	$32,848	100%	$37,752	100%	$48,625	100%	$22,355	100%	$12,445	100%

Our real estate portfolio has $202.8 million of construction loans, $591.8 million of commercial real estate loans, $179.0 million in 1-4 family mortgage loans, $201.2 million in home equity lines of credit, and $39.9 million in multifamily mortgage loans as of December 31, 2011. We consider our construction and junior lien mortgage loans our riskiest loans within our real estate portfolio and we are not actively lending option ARM products or subprime loans. Construction loans are typically comprised of loans to borrowers for real estate to be developed (into properties such as sub-divisions or spec houses). Normally, these loans are repaid with the proceeds from the sale of the developed property. The greater degree of strain on these real estate types of loans and the significance to our overall loan portfolio has caused us to apply a greater degree of scrutiny in analyzing the ultimate collectability of amounts due. The majority of these borrowers are having financial difficulties. Our analysis has resulted in a significant provision expense and charge-offs for the year ended December 31, 2011. As of December

25

31, 2011, $15.9 million of our real estate loans had interest reserves including both borrower and bank funded. There is a risk that an interest reserve could mask problems with a borrower’s willingness and ability to repay the debt consistent with the terms and conditions of the loan obligation. Therefore, the Company has implemented review policies to identify and monitor all loans with interest reserves in order to identify potential impairments or discontinuation of interest accruals.

Net loan charge-offs (recoveries) were $25.7 million, or 1.68% of average loans for the year ended December 31, 2011, compared to $35.2 million, or 2.08% of average loans for the year ended December 31, 2010.

26

The following table presents a reconciliation of the allowance for loan losses and reflects charge-offs and recoveries by loan category.

	At or for the Years Ended December 31,
	2011	2010	2009	2008	2007
	(Dollars in thousands)
Balance at beginning of period	$37,752	$48,625	$22,355	$12,445	$10,828
Charge-offs:
Real estate loans	24,686	31,846	15,009	1,720	328
Installment loans	652	677	1,255	576	338
Credit card and related plans	—	71	107	63	85
Commercial and all other	3,494	4,226	6,432	963	351

Total charge-offs	28,832	36,820	22,803	3,322	1,102

Recoveries:
Real estate loans	2,479	889	204	135	63
Installment loans	184	211	85	134	90
Credit card and related plans	—	7	2	14	22
Commercial and all other	423	491	343	181	55

Total recoveries	3,086	1,598	634	464	230

Net charge-offs (recoveries)	25,746	35,222	22,169	2,858	872
Provision for loan losses	20,842	24,349	48,439	11,109	2,489
Allowance acquired from Cardinal	—	—	—	1,659	—

Balance at end of period	$32,848	$37,752	$48,625	$22,355	$12,445

Ratio of net loan charge-offs to average loans	1.68%	2.08%	1.39%	0.26%	0.1%

Noninterest Income

Noninterest income is derived primarily from activities such as service fees on deposit and loan accounts, commissions earned from the sale of insurance and investment products, income from the mortgage banking operations, gains or losses sustained from the sale or impairment of investment securities or mortgage loans and income earned from bank-owned life insurance (BOLI).

Noninterest income decreased 18.0% or $4.0 million in 2011. A decrease in the gain on sale of mortgages of $4.5 million made up the majority of the decrease. The decrease in gain on sale of mortgages was primarily related to a decrease in mortgage activity during 2011 as the Company decided to exit wholesale markets in the second quarter of 2011. Mortgage loans sold decreased from $937.0 million in 2010 to $471.6 million in 2011. Other decreases include a decrease in service charges of $67,000, or 1.1%, and a decrease in other service fees of $290,000, or 7.3%. The decrease in other service fees was due primarily to decreases in commissions and fees on mortgages originated of $708,000 or 44.0%, offset partially by increases in annuity commissions and fees of $349,000, or 59.7%. Service charges on deposit accounts were down 1.1% primarily due to a 7.8% decrease in business service charges and a decrease in ATM service charge income of $58,000, or 9.6%. Overall non-sufficient fund (“NSF”) fees (a major component of service charges) remained relatively flat as the Company introduced a new overdraft priviledge program . Income related to bank owned life insurance also decreased $167,000, or 20.3%, as the cost of benefits was updated based on current employee and insurance information. These decrease were offset by an increase in gains on sale of available-for-sale securities of $576,000 and a decrease in other than temporary impairment charges of $366,000.

Noninterest income decreased 10.9% or $2.7 million in 2010. A decrease in the gain on sale of mortgages of $4.5 million and decreases in other service fees made up the majority of the decrease. The decrease in gain on sale of mortgages was primarily related to a decrease in mortgage activity during 2010 as refinancing activity

27

declined. The decrease in other service fees was due primarily to decreases in commissions and fees on mortgages originated of $387,000 or 19.4%, decreases in merchant and cardholder processing fees of $244,000, and decreases in commissions and fees on mutual funds and annuities of $179,000, or 21.9%. These decreases were offset by an increase in gains on sale of available-for-sale securities of $2.2 million. Service charges on deposit accounts were up by $230,000, or 4.0%. NOW and money market account service charges increased 36.7% as average balances increased and business checking account service charges increased 8.6%. ATM service charge income was up by $162,000, or 36.0%. These increases were offset by a decrease in NSF fees (a major component of service charges) of $189,000, or 4.5%, primarily due to the impact of new regulations. Other service fees were also down by $872,000, or 17.9%.

The November 2009 amendment to Regulation E of the Electronic Fund Transfer Act, which was effective July 1, 2010 for new customers and August 15, 2010 for existing customers, prohibits financial institutions from charging consumers fees for paying overdrafts on automated teller machine and one-time debit card transactions unless a consumer consents to the overdraft service for those types of transactions. In addition, in June 2011, the Federal Reserve approved a final debit card interchange rule in accordance with the Dodd-Frank Act. The final rule, which went into effect on October 1, 2011, caps an issuer’s base fee at 21 cents per transaction and allows an additional five basis point charge per transaction to help cover fraud losses. Though the rule technically does not apply to institutions with less than $10 billion in assets, such as the Bank, there is concern that the price controls may harm community banks, which could be pressured by the marketplace to lower their own interchange rates.

Losses due to other-than-temporary impairment of securities increased from $372,000 in 2009 to $482,000 in 2010 primarily due to the write down of $384,000 of an investment in a financial services company. Management also recorded other-than-temporary impairment charges on two other investments in 2010. Mortgage banking income (loss) also increased $124,000, or 593.6%, in 2010 as a result of a smaller decrease in the value of the mortgage servicing rights in 2010. Income from investment in bank-owned life insurance (BOLI) decreased $22,000, or 2.6%, in 2010. The BOLI investment income decreased $82,000, or 8.8%, from 2008 to 2009.

Noninterest Expense

Noninterest expense includes salaries and employee benefits, occupancy and equipment expenses, and all other operating costs. Total noninterest expenses increased $4.4 million, or 6.9%, from 2010 to 2011 primarily due to the writedown of the Bank’s remaining goodwill. Noninterest expense to average assets for 2011 was 3.21%, and 2.86% for 2010. Excluding goodwill impairment, efficiency ratios for 2011 and 2010 were 75.27% and 71.15%, respectively. The efficiency ratio is the ratio of noninterest expenses less amortization of intangibles and goodwill impairment to the total of the taxable equivalent net interest income and noninterest income. Amortization of core deposit intangible attributable to the acquisition of Piedmont Bank totaled $300,000 in 2011 and $340,000 in 2010, a noncash expense that will continue until 2022. Amortization of core deposit intangible, attributable to the 2004 acquisition of High Country Bank, totaled $314,000 in 2011 and 2010, and will continue until 2012. Amortization of core deposit intangible, attributable to the 2008 acquisition of Cardinal, totaled $130,000 in 2011 and $144,000 in 2010, and will continue until 2017. Amortization of core deposit intangible attributable to the 2009 acquisition of American Community Bank, totaled $430,000 in 2011 and $485,000 in 2010, and will continue until 2019. All are being amortized under an accelerated method.

Salaries and employee benefits constitute the largest component of noninterest expense. Comparing 2011 to 2010, salaries and benefits decreased by $1.3 million, or 4.4%. These decreases were due primarily to employee reductions as part of the restructuring which led to decreased salaries and employee benefit costs. In addition, commission expense was also down 16.0% as mortgage activity decreased.

Comparing 2010 to 2009, salaries and benefits increased by $912,000, or 3.2%. These increases were due primarily to the addition of American Community employees for twelve months in 2010, as compared to nine months in 2009. In addition, the Company accrued compensation expense in the amount of $825,000 related to the branch consolidations announced in the fourth quarter of 2010.

Occupancy expense decreased $138,000, or 1.7%, comparing 2011 to 2010 due to branch closures in later 2010 and 2011 as part of the branch consolidations. Occupancy expense increased $2.2 million, or 46.6%, comparing 2009 to 2008 due to the acquisition of American Community branches. Occupancy and equipment

28

expense increased $1.5 million, or 21.6%, comparing 2010 to 2009 due primarily to the addition of American Community branches for a full twelve months in 2010 as opposed to nine months in the previous year. In addition, approximately $220,000 of lease termination expense was accrued in the fourth quarter of 2010 as part of the branch consolidations.

Data processing expense increased by 5.7% over 2010 as core deposit accounts continue to increase. Other professional fees also increased $122,000, or 9.7% as additional consulting work was performed during 2011. Communication expense decreased by 7.5%, when compared to 2010. FDIC assessment expenses were also down 20.4% due to changes in the calculation of assessments. Loan collection costs increased $385,000, or 31.8% and net cost of operation of other real estate owned increased $1.1 million, or 29.1%, due to continued workout efforts and foreclosures of impaired loans.

When comparing 2010 to 2009, data processing expense increased by 4.0% over 2009 and printing and supplies expenses decreased 21.9%. Communication expense increased by 21.8%, when compared to 2009. Overall increases in noninterest expenses were related to the addition of American Community branches for a full twelve months in 2010 as compared to nine months in 2009. FDIC assessment expenses were also up 7.8% due to increased assessments by the FDIC. In the prior year, additional advertising and marketing campaigns were utilized in connection with the American Community merger.

Net cost of other real estate owned increased $1.1 million, or 29.1%, when comparing 2011 to 2010. The increase is primarily due to the fact that property sales are beginning to increase which led to losses on sales, as well as additional writedowns taken on properties held.

Other operating expenses decreased $1.3 million, or 12.2%, comparing 2011 to 2010, as compared to an 8.2% decrease from 2009 to 2010. The largest decreases in the categories under other operating expenses was advertising expense down $452,000, printing and supplies expense down $247,000, postage expense down $91,000, travel expenses down $141,000, directors fees down $122,000 and charge-offs of checking accounts was down $466,000. Decreases in advertising, printing and supplies, travel, postage and other miscellaneous expenses were due to branch closures in late 2010 and 2011, as well as concerted efforts by management to reduce expenses across the Bank.

Other operating expenses decreased $900,000, or 8.2%, comparing 2010 to 2009, down from a 18.3% increase from 2008 to 2009. The largest decreases in the categories under other operating expenses were accounting fees down $456,000, transfer agent fees down $113,000, ATM/debit card processing fees down $309,000 and other miscellaneous expense down $619,000. Attorney fees decreased 44.3% and loan collections expense decreased 1.7% as the Bank began to see some improvements in past due and classified loans during 2010. The decrease in attorney fees were primarily due to merger related attorney costs incurred in the prior year. Advertising and marketing expense decreased by 26.9%. Other operating expenses include items such as computer supplies, meetings and travel, directors’ fees, postage, mortgage origination related expenses and professional fees.

Income Taxes

Income tax expense for the year ended December 31, 2011 was $6.7 million compared to income tax benefit of $1.4 million for the year ended December 31, 2010, an increase of (581.9)%. The increase in income tax expense was due to a $11.0 million deferred tax valuation recorded at December 31, 2011. The effective tax rate for the year ended December 31, 2011 was 86.9% compared to (99.1)% for the same period of 2010. The increase in the effective tax rate was primarily due to the fact that a $11.0 million valuation was recorded against deferred tax assets at December 31, 2011. See Note 9 in the consolidated financial statements for further discussion of income taxes.

As of December 31, 2011, deferred tax assets of $25.4 million reduced by a valuation allowance of $11.0 million and $6.8 million in deferred tax liabilities, resulted in a net deferred tax asset of approximately $7.6 million. Deferred tax assets of $21.6 million as of December 31, 2010, reduced by $6.0 million in deferred tax liabilities, resulted in a net deferred tax asset of approximately $15.6 million.

29

Our net deferred tax asset was $7.6 million and $15.6 million at December 31, 2011 and December 31, 2010, respectively. This decrease is related to a $11.0 million valuation allowance recorded in 2011. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realized. All available evidence, both positive and negative, is used in the consideration to determine whether, based on the weight of that evidence, a valuation allowance is required. The Company considered the following negative and positive evidence in its evaluation of deferred tax assets:

•

The company was in a cumulative loss position for the 3-year period ending December 31, 2010 as well as a cumulative tax loss position for the 3-year period ending December 31, 2011 of $(18.7) million and $(25.2) million respectively.

	December 31, 2011 Cumulative Loss Test
	2009	2010	2011	Total
	(Amount in thousands)
Income (loss) before income taxes	$(83,933)	$(1,401)	$(7,701)	$(93,035)
Goodwill impairment	61,566	—	4,944	66,510

	$(22,367)	$(1,401)	$(2,757)	$(26,525)

•

The Company’s strong history of earnings since the inception of the bank, and particularly over the 10 year period prior to the current economic cycle, shows the Company has historically been profitable and has no history of expiration of loss carryforwards.

•	The Company is projecting income on a pretax basis, as well as taxable income, for the future periods 2012-2014.

•	Management is not aware of any unsettled circumstances that, if resolved, would adversely affect future operations or earnings.

•

Federal net operating losses can be deducted over the twenty year carryforward period. Currently, management is projecting full utilization of these tax benefits within 3 years from December 31, 2011. The Company’s loss carryforwards for the tax period ending December 31, 2011 include net operating loss carryforwards generated in the acquisition of Cardinal State Bank in 2008 and American Community Bank in 2009, as well as net operating loss carryforwards for the Company. The expiration of the loss carryforwards for the tax period ending December 31, 2011 are as follows:

	Net Operating Loss Carryforward at December 31, 2011	Tax Benefit Recorded at December 31, 2011	Expiration
	(Amounts in thousands)
Cardinal State Bank acquisition	$2,424	$849	2029
American Community Bank acquisition	345	15	2030
Yadkin Valley Federal	16,228	5,680	2031
Yadkin Valley State	17,074	738	2031

Total Loss Carryforwards	$36,071	$7,282

After review of all available evidence and based on the weight of such evidence, the Company believes the realization of the deferred tax asset was, and still is, more likely than not. However, consideration should be given to the fact that the Company has been in a cumulative loss position for 12 months. This position could cast doubts on the realization of the asset and should be considered. The Company considered the amount of the deferred tax asset that could be recovered within the next 12 months in determining the amount of valuation allowance including projected taxable income, and feasible and prudent tax planning strategies . These tax planning strategies include repositioning the Company’s municipal securities portfolio to taxable securities and sale of various assets and are considered to be prudent and feasible and would be expected to be done if needed. Based on this method, a valuation allowance of $11.0 million was deemed prudent as of December 31, 2011.

30

Contractual Obligations, Commitments and Off-Balance Sheet Arrangements

In the normal course of business, the Bank has various outstanding contractual obligations that will require future cash outflows. The Bank’s contractual obligations for maturities of deposits and borrowings are presented in the Gap Analysis included herein under Item 7. In addition, in the normal course of business, the Bank enters into purchase obligations for goods or services. The dollar amount of such purchase obligations at December 31, 2011 was not material.

The following table presents contractual obligations of the Bank as of December 31, 2011.

	Payments Due by Period
	On Demand or Less than 1 Year	1-3 Years	4-5 Years	After 5 Years	Total
	(Dollars in thousands)
Short-term borrowings	$39,550	$—	$—	$—	$39,550
Long-term borrowings	—	20,000	10,000	35,989	65,989
Capital lease obligation	—	—	—	2,365	2,365
Operating leases	1,836	3,169	2,088	6,117	13,210
Other contractual obligations	825	—	—	—	825

Total contractual cash obligations, excluding deposits	42,211	23,169	12,088	44,471	121,939
Deposits	1,264,561	376,260	90,520	—	1,731,341

Total contractual obligations	$1,306,772	399,429	102,608	44,471	1,853,280

In addition to the contractual obligations described above, the Bank, in the normal course of business, issues various financial instruments, such as loan commitments, guarantees and standby letters of credit, to meet the financing needs of its customers. Such commitments for the Bank, as of December 31, 2011, are presented in Note 14 to the Consolidated Financial Statements.

As part of its ongoing business, the Bank does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as special purpose entities (SPEs), which generally are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

New Accounting Standards

See Note 1 to the consolidated financial statements for a discussion of new accounting standards and management’s assessment of the potential impact on the Bank’s Consolidated Financial Statements.

Fourth Quarter Summary

In the fourth quarter of 2011, the Company reported net income to common shareholders of $2.2 million, compared with net loss of $8,000 in the fourth quarter of 2010. Diluted earnings per common share was $0.11 for the fourth quarter of 2011, compared with $0.00 for the same 2010 period.

Net interest income was $15.6 million for the quarter-ended December 31, 2011, down $327,000, or 2.1%, from the quarter-ended December 31, 2010. The decrease was attributable to a decrease in interest income on loans which resulted from a decrease in average loans of $227.7 million and a compression in loan interest related to the reversal of interest on nonaccrual loans. The net interest margin was 3.31% and 2.97% for the fourth quarter of 2011 and 2010, respectively.

Provision for loan losses decreased from $6.3 million in the fourth quarter of 2010 to $3.6 million for the fourth quarter of 2011. This decrease in the provision was driven primarily by decreased charge-offs in the fourth quarter of 2011 as compared to 2010. For the fourth quarter of 2011, net loan charge-offs were $4.5 million, or 1.20% of average loans (annualized), compared with $13.3 million, or 3.08% of average loans during the fourth quarter of 2010.

31

Noninterest income in the fourth quarter of 2011 was $4.7 million, compared with $7.3 million in the fourth quarter of 2010. The decrease in non-interest income was primarily due to a decrease in gains on sales of mortgage loans of $1.8 million, and a decrease in gains on sales of securities of $612,000 as compared to the fourth quarter of 2010.

Non-interest expense totaled $13.9 million for the fourth quarter of 2011, a decrease of $3.0 million, or 17.8%, from $17.0 million for the fourth quarter of 2010. Compensation and employee benefits decreased $1.3 million or 17.0%, from the fourth quarter of 2010, due to a reduction in employees that resulted from branch closings and the reorganization of Sidus.

Occupancy and equipment expenses decreased $379,000, or 17.6%, from the fourth quarter of 2010, primarily due to the accrual of $220,000 in lease termination in 2010 and overall cost reductions that resulted from branch closings in 2011. In addition, net cost of operation of OREO decreased $1.1 million as foreclosures are beginning to decrease and management continues to sell older OREO properties.

Inflation

Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

While the effect of inflation is normally not as significant on banks as it is on those businesses that have large investments in plant and inventories, it does have an effect. There are normally corresponding increases in the money supply, and banks will normally experience above average growth in assets, loans, and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

32

APPENDIX E

Unaudited Consolidated Financial Statements (including Notes thereto) at September 30, 2012 and December 31, 2011, and for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of September 30, 2012 and December 31, 2011

	September 30,	December 31,
	2012	2011*
	(Amounts in thousands, except share data)
ASSETS
Cash and due from banks	$26,048	$40,790
Federal funds sold	50	50
Interest-bearing deposits	97,124	52,078
Securities available-for-sale at fair value (amortized cost $302,718 in 2012 and $324,172 in 2011)	310,556	330,422
Gross loans	1,358,868	1,450,924
Less: allowance for loan losses	27,231	32,848

Net loans	1,331,637	1,418,076
Loans held-for-sale	24,766	19,534
Accrued interest receivable	6,229	6,745
Premises and equipment, net	41,460	42,120
Other real estate owned	22,294	24,966
Federal Home Loan Bank stock, at cost	4,155	6,130
Investment in bank-owned life insurance	26,274	25,934
Core deposit intangible (net of accumulated amortization of $9,609 in 2012 and $8,789 in 2011)	2,914	3,733
Other assets	26,871	22,610

Total Assets	$1,920,378	$1,993,188

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand deposits	$256,402	$229,895
Interest-bearing deposits:
NOW, savings and money market accounts	606,220	625,560
Time certificates:
$100 or more	342,356	360,388
Other	446,482	515,498

Total Deposits	1,651,460	1,731,341

Short-term borrowings	36,314	39,810
Long-term borrowings	65,985	65,729
Capital lease obligations	2,335	2,365
Accrued interest payable	1,746	2,619
Other liabilities	7,302	10,738

Total Liabilities	$1,765,142	$1,852,602

Shareholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized; 49,312 issued and outstanding in 2012 and 2011	48,033	47,389
Common stock, $1 par value, 50,000,000 shares authorized; 20,003,688 issued and outstanding in 2012 and 19,526,188 issued and outstanding in 2011	20,004	19,526
Warrants	3,581	3,581
Surplus	117,700	117,883
Accumulated deficit	(38,923)	(51,656)
Accumulated other comprehensive income	4,841	3,863

Total Shareholders’ Equity	155,236	140,586

Total Liabilities and Shareholders’ Equity	$1,920,378	$1,993,188

*	Derived from audited consolidated financial statements

See notes to condensed consolidated financial statements

2

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

Three and nine months ended September 30, 2012 and 2011

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Amounts in thousands, except per share data)
INTEREST INCOME:
Interest and fees on loans	$17,735	$19,341	$54,618	$60,780
Interest on federal funds sold	9	7	24	22
Interest and dividends on securities:
Taxable	1,165	1,598	3,797	4,800
Non-taxable	509	548	1,637	1,709
Interest-bearing deposits	28	71	103	276

TOTAL INTEREST INCOME	19,446	21,565	60,179	67,587

INTEREST EXPENSE
Time deposits of $100 or more	1,762	2,326	5,667	7,804
Other time and savings deposits	2,018	3,120	6,582	11,231
Borrowed funds	477	494	1,692	1,651

TOTAL INTEREST EXPENSE	4,257	5,940	13,941	20,686

NET INTEREST INCOME	15,189	15,625	46,238	46,901
PROVISION FOR LOAN LOSSES	4,251	1,956	8,820	17,216

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,938	13,669	37,418	29,685

NON-INTEREST INCOME:
Service charges on deposit accounts	1,319	1,464	3,887	3,961
Other service fees	857	837	2,646	2,582
Net gain on sale of securities	1,348	1,556	1,648	2,078
Income on investment in bank-owned life insurance	159	167	473	491
Mortgage banking activities	1,599	1,183	4,412	4,442
Other than temporary impairment of securities	—	(74)	—	(116)
Loss on sale of loans	(900)	—	(900)	—
Other income	283	90	415	333

TOTAL NON-INTEREST INCOME	4,665	5,223	12,581	13,771

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,914	6,073	19,378	21,402
Occupancy and equipment expense	1,794	1,961	5,436	6,461
Printing and supplies	168	141	463	478
Data processing	456	404	1,295	1,158
Amortization of core deposit intangible	266	289	820	892
Communications	314	372	1,019	1,291
FDIC assessment	650	79	2,004	2,757
Loan collection fees	69	379	510	1,285
Other professional fees	491	218	1,276	830
Net cost of operation of other real estate owned	1,322	759	5,295	3,982
(Gain) loss on sale of premises and equipment	—	286	(22)	1,481
Goodwill impairment	—	—	—	4,944
Other	2,348	1,868	6,628	6,910

TOTAL NON-INTEREST EXPENSES	14,792	12,829	44,102	53,871

INCOME (LOSS) BEFORE INCOME TAXES	811	6,063	5,897	(10,415)
INCOME TAX EXPENSE (BENEFIT)	54	2,384	(9,329)	6,905

NET INCOME (LOSS)	757	3,679	15,226	(17,320)
Preferred stock dividend and accretion of preferred stock discount	838	771	2,493	2,216

NET INCOME (LOSS) TO COMMON SHAREHOLDERS	$(81)	$2,908	$12,733	$(19,536)

NET INCOME (LOSS) PER COMMON SHARE:

Basic	$—	$0.15	0.66	$(1.09)
Diluted	$—	$0.15	0.66	$(1.09)
CASH DIVIDENDS PER COMMON SHARE	—	—	—	—

See notes to condensed consolidated financial statements

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

3

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPRENHENSIVE INCOME (LOSS) (UNAUDITED)

Three and nine months ended September 30, 2012 and 2011

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Amounts in thousands)		(Amounts in thousands)
NET INCOME (LOSS)	$757	$3,679	$15,226	$(17,320)
OTHER COMPREHENSIVE INCOME:
Unrealized holding gains on securities available-for-sale	1,975	3,234	3,239	7,338
Tax effect	(760)	(1,245)	(1,247)	(2,825)

Unrealized holding gains on securities available-for-sale, net of tax amount	1,215	1,989	1,992	4,513
Reclassification adjustment for realized gains	(1,348)	(1,556)	(1,648)	(1,998)
Tax effect	519	599	634	769

Reclassification adjustment for realized gains, net of tax amount	(829)	(957)	(1,014)	(1,229)

OTHER COMPREHENSIVE INCOME, NET OF TAX	386	1,032	978	3,284

COMPREHENSIVE INCOME (LOSS)	$1,143	$4,711	$16,204	$(14,036)

See notes to condensed consolidated financial statements

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

4

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (UNAUDITED)

Nine months ended September 30, 2012 and 2011

							Accumulated
							Other	Total
	Common Stock		Preferred			Accumulated	Comprehensive	Shareholders’
	Shares	Amount	Stock	Warrants	Surplus	Deficit	Income	Equity
	(Amounts in thousands, except share data)
BALANCE, DECEMBER 31, 2010	16,147,640	$16,148	$46,770	$3,581	$114,649	$(34,273)	$582	$147,457
Net loss	—	—	—	—	—	(17,320)	—	(17,320)
Issuance of common stock	3,233,548	3,233	—	—	3,169	—	—	6,402
Restricted stock issued (forfeited)	145,000	145	—	—	(145)	—	—	—
Discount accretion on preferred stock	—	—	465	—	—	(465)	—	—
Share based compensation:
stock options	—	—	—	—	58	—	—	58
restricted stock	—	—	—	—	86	—	—	86
Preferred stock dividends	—	—	—	—	—	(1,751)	—	(1,751)
Other comprehensive income	—	—	—	—	—	—	3,284	3,284

BALANCE, SEPTEMBER 30, 2011	19,526,188	$19,526	$47,235	$3,581	$117,817	$(53,809)	$3,866	$138,216

BALANCE, DECEMBER 31, 2011	19,526,188	$19,526	$47,389	$3,581	$117,883	$(51,656)	$3,863	$140,586
Net income	—	—	—	—	—	15,226	—	15,226
Issuance of restricted stock	497,500	498	—	—	(498)	—	—	—
Restricted stock issued (forfeited)	(20,000)	(20)	—	—	20	—	—	—
Discount accretion on preferred stock	—	—	644	—	—	(644)	—	—
Share based compensation:
stock options	—	—	—	—	23	—	—	23
restricted stock	—	—	—	—	272	—	—	272
Preferred stock dividends	—	—	—	—	—	(1,849)	—	(1,849)
Other comprehensive income	—	—	—	—	—	—	978	978

BALANCE, SEPTEMBER 30, 2012	20,003,688	$20,004	$48,033	$3,581	$117,700	$(38,923)	$4,841	$155,236

See notes to condensed consolidated financial statements

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

5

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Nine months ended September 30, 2012 and 2011

	Nine Months Ended September 30,
	2012	2011
	(Amounts in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$15,226	$(17,320)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net amortization of premiums on investment securities	5,545	3,483
Provision for loan losses	8,820	17,216
Loss on sales of loans held-for-sale	900	—
Net gain on sale of mortgage loans	(2,309)	(3,201)
Other than temporary impairment of investments	—	116
Impairment of goodwill	—	4,944
Increase in cash surrender value of life insurance	(473)	(491)
Depreciation and amortization	2,028	2,149
(Gain) loss on sales and impairment of premises and equipment	(22)	1,481
Net losses on sale and write downs of other real estate owned	4,595	2,891
Gain on sale of securities	(1,648)	(2,078)
Amortization of core deposit intangible	820	892
Deferred tax provision	(8,987)	5,279
Stock based compensation expense	295	144
Originations of mortgage loans held-for-sale	(100,516)	(407,551)
Proceeds from sales of mortgage loans	108,393	447,370
Decrease in capital lease obligations	(67)	(28)
Decrease in accrued interest receivable	515	1,500
Decrease in other assets	4,246	6,224
Decrease in accrued interest payable	(873)	(621)
Increase (decrease) in other liabilities	(1,435)	45

NET CASH PROVIDED BY OPERATING ACTIVITIES	35,053	62,444

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(73,767)	(110,103)
Proceeds from sales of available-for-sale securities	35,444	89,111
Proceeds from maturities of available-for-sale securities	55,883	29,930
Net decrease in loans	52,550	94,863
Proceeds from the redemption of Federal Home Loan Bank stock	1,975	2,411
Purchases of premises and equipment	(1,383)	(2,823)
Proceeds from the sale of premises and equipment	37	106
Proceeds from the sale of other real estate owned	11,446	12,165

NET CASH PROVIDED BY INVESTING ACTIVITIES	82,185	115,660

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in checking, NOW, money market and savings accounts	7,167	37,799
Net decrease in time certificates	(87,048)	(274,093)
Net decrease in borrowed funds	(3,240)	(8,459)
Proceeds from the issuance of common stock	—	6,402
Preferred dividends paid	(3,813)	(616)

NET CASH USED IN FINANCING ACTIVITIES	(86,934)	(238,967)

See notes to condensed consolidated financial statements

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

6

YADKIN VALLEY FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) CONTINUED

Nine months ended September 30, 2012 and 2011

	Nine Months Ended September 30,
	2012	2011
	(Amounts in thousands)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$30,304	$(60,863)

CASH AND CASH EQUIVALENTS:
Beginning of year	92,918	229,780

End of year	$123,222	$168,917

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid for interest	$18,317	$21,285

Cash paid for income taxes	$—	$26

SUPPLEMENT DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Transfer from loans to foreclosed real estate	$13,369	$10,781

Unrealized gain on investment securities available-for-sale, net of tax effect	$1,992	$4,513

See notes to condensed consolidated financial statements

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

7

Notes to Unaudited Condensed Consolidated Financial Statements

1. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Yadkin Valley Financial Corporation (the “Company”) and its subsidiary, Yadkin Valley Bank and Trust Company (the “Bank”). On July 1, 2006, the Bank became a subsidiary of the Company through a one for one share exchange of the then outstanding 10,648,300 shares. Sidus Financial, LLC (“Sidus”) is a single member limited liability company with the Bank as its single member. Sidus offers mortgage banking services and is headquartered in Greensboro, NC. The accompanying unaudited condensed consolidated interim financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial statements and with instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. Because the accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP, they should be read in conjunction with the audited consolidated financial statements and accompanying footnotes included with the Company’s 2011 Annual Report on Form 10-K (the “2011 Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on February 29, 2012. Operating results, for the three and nine months ended September 30, 2012, do not necessarily indicate the results that may be expected for the year or other interim periods.

In the opinion of management, the accompanying condensed consolidated financial statements contain all the adjustments, all of which are normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2012 and December 31, 2011, and the results of its operations and cash flows for the three and nine months ended September 30, 2012 and 2011. The accounting policies followed are set forth in Note 1 to the Consolidated Financial Statements in the Company’s 2011 Form 10-K.

Mortgage Banking Activities - During the second quarter of 2012, a decision was made by management to make a change in how the Company’s mortgage activities are reported based on the prior year reorganization of the Bank’s mortgage division and Sidus. This decision was made to improve overall reporting of its mortgage banking activities which are now analyzed and reviewed as a separate and distinct business segment. This change in reporting segment combines both mortgage activities of the Bank with mortgage activities that were previously reported separately from mortgage activities provided by Sidus.

Mortgage banking activity income includes gains on sale of mortgage loans made with the intent to sell, revenue from the fair value gains and losses recognized on interest rate lock commitments and forward sales commitments, direct costs related to the gain of mortgage loans, and costs related to representations and warranties and other obligations incurred in the sales of mortgage loans. Also included in mortgage banking activity income is all servicing income earned in connection with servicing activities and mortgage servicing rights valuation adjustments. When the Bank retains the right to service a sold mortgage loan, the previous carrying amount is allocated between the loan sold and the retained mortgage servicing right based on their relative fair values on the date of transfer. The Bank uses the fair value method of accounting for mortgage servicing rights. Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets.

Reclassifications - Certain income and expenses reported in prior periods have been reclassified to conform to the 2012 presentation of mortgage banking activity income. Reclassifications include interest income which was previously presented in other income, commission expenses recorded in salaries that are now recorded as a reduction in mortgage banking activity income, and other miscellaneous expenses previously recorded in other expenses that have been reclassified as a reduction to mortgage banking activity income. In addition, gains on sale of mortgage loans has been reclassified to be reported with mortgage banking income to provide a combined overview of the mortgage banking activity segment. The reclassifications had no effect on net income (loss) or shareholders’ equity, as previously reported.

2. New Accounting Standards

Recently Adopted Accounting Standards

In 2011, the FASB issued Accounting Standards Update No. 2011-04 “Fair Value Measurement Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements” (“ASU 2011-04”). The ASU 2011-04 amends Topic 820 to add both additional clarifications to existing fair value measurement and disclosure requirements and changes to existing principles and disclosure guidance. Clarifications were made to the relevancy of the highest and best use valuation concept,

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

8

measurement of an instrument classified in an entity’s shareholder’s equity and disclosure of quantitative information about the unobservable inputs for level 3 fair value measurements. Changes to existing principles and disclosures included measurement of financial instruments managed within a portfolio, the application of premiums and discounts in fair value measurement, and additional disclosures related to fair value measurements. The updated guidance and requirements are effective for financial statements issued for the first interim or annual period beginning after December 15, 2011, and should be applied prospectively. Early adoption is permitted. The guidance did not have a material impact on the Company’s consolidated financial statements, and the disclosure requirements were included in this Form 10-Q.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05 “Presentation of Comprehensive Income” (“ASU 2011-05”). This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in shareholders’ equity and is intended to enhance comparability between entities that report under U.S. GAAP and those that report under International Financial Reporting Standards (“IFRS”), and to provide a more consistent method of presenting non-owner transactions that affect an entity’s equity. ASU 2011-05 requirements are effective for public entities as of the beginning of fiscal years beginning after December 15, 2011 and interim and annual periods thereafter. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company has adopted the standard and the adoption of ASU 2011-05 did not have an impact on the Company’s financial condition, results of operations, or cash flows.

3. Stock-based Compensation

During the three and nine months ended September 30, 2012, 1,000 and 8,500 options were vested, respectively. During the three and nine months ended September 30, 2011, 2,300 and 22,600 options were vested, respectively. At September 30, 2012, there were 11,000 options unvested and no shares available for grants of options other than shares available under the Company’s 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”). Total options outstanding at September 30, 2012 were 246,967.

There were no options granted or exercised during the first three or nine months ended September 30, 2012 or 2011.

As of September 30, 2012, there are 640,500 restricted shares outstanding, of which 42,663 shares of restricted stock are vested and 597,837 shares are nonvested. There were no shares of restricted stock issued during the three months ended September 30, 2012. There were 497,500 shares of restricted stock issued during the nine months ended September 30, 2012 at an average fair value of $2.31, and 20,000 restricted shares were forfeited. Of the 497,500 shares issued during 2012, 490,000 were issued with performance and service conditions. These conditions are based on achieving certain earnings and credit performance standards and require a minimum of 2-years of service. During the first nine months of 2011, there were 145,000 shares of restricted stock granted at an average fair value of $2.34 per share. The fair value of each share grant is based on the closing market price of the stock on the date of issuance. There were no restricted shares granted in the third quarter of 2011.

The compensation expense related to options and restricted shares was $130,344 for the three month period ended September 30, 2012 and $294,384 for the nine months ended September 30, 2012. The compensation expense related to options and restricted shares was $53,728 for the three-month period ended September 30, 2011 and $144,101 for the nine month period ended September 30, 2011. As of September 30, 2012, there was $1,128,303 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under all of the Company’s stock benefit plans. This cost is expected to be recognized over an average vesting period of 2.3 years.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

9

4. Investment Securities

Investment securities at September 30, 2012 and December 31, 2011 are summarized as follows:

	September 30, 2012
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Amounts in thousands)
Available-for-sale securities:
Securities of U.S. government agencies due:
Within 1 year	$20,008	$44	$—	$20,052
After 1 but within 5 years	12,779	38	—	12,817

	32,787	82	—	32,869
Government sponsored agencies:
Residential mortgage-backed securities due:
Within 1 year	67	1	—	68
After 1 but within 5 years	490	28	—	518
After 5 but within 10 years	11,526	345	—	11,871
After 10 years	68,847	1,972	12	70,807

	80,930	2,346	12	83,264

Collateralized mortgage obligations due:
After 1 but within 5 years	1,743	7	—	1,750
After 5 but within 10 years	10,332	322	—	10,654
After 10 years	124,469	1,060	450	125,079

	136,544	1,389	450	137,483

Private label collateralized mortgage obligations due:
After 5 but within 10 years	190	—	7	183
After 10 years	853	23	—	876

	1,043	23	7	1,059

State and municipal securities due:
Within 1 year	720	11	—	731
After 1 but within 5 years	5,738	367	—	6,105
After 5 but within 10 years	19,025	1,648	—	20,673
After 10 years	24,816	2,444	—	27,260

	50,299	4,470	—	54,769

Common and preferred stocks:	1,115	42	45	1,112

Total available-for-sale securities	$302,718	$8,352	$514	$310,556

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

10

	December 31, 2011
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
	(Amounts in thousands)
Available-for-sale securities:
Securities of U.S. government agencies due:
Within 1 year	$9,988	$51	$—	$10,039
After 1 but within 5 years	13,622	65	—	13,687

	23,610	116	—	23,726

Government sponsored agencies:
Residential mortgage-backed securities due:
After 1 but within 5 years	476	18	—	494
After 5 but within 10 years	3,481	281	—	3,762
After 10 years	60,388	959	393	60,954

	64,345	1,258	393	65,210

Collateralized mortgage obligations due:
After 5 but within 10 years	13,986	478	—	14,464
After 10 years	150,915	1,241	592	151,564

	164,901	1,719	592	166,028

Private label collateralized mortgage obligations due:
After 5 but within 10 years	275	10	—	285
After 10 years	1,028	—	57	971

	1,303	10	57	1,256

State and municipal securities due:
Within 1 year	618	5	—	623
After 1 but within 5 years	6,575	347	—	6,922
After 5 but within 10 years	21,252	1,639	19	22,872
After 10 years	40,455	2,255	9	42,701

	68,900	4,246	28	73,118

Common and preferred stocks:	1,113	23	52	1,084

Total available-for-sale securities	$324,172	$7,372	$1,122	$330,422

Mortgage-backed securities are included in maturity groups based upon stated maturity date. At September 30, 2012, $83.3 million of the Bank’s mortgage-backed securities were pass-through securities and $138.5 million were collateralized mortgage obligations. At December 31, 2011, $65.2 million of the Bank’s mortgage-backed securities were pass-through securities and $167.3 million were collateralized mortgage obligations. Actual maturity will vary based on repayment of the underlying mortgage loans.

Gross realized gains on the sale of securities for the three and nine months ended September 30, 2012 were $1.3 million and $1.6 million, respectively. Gross realized gains on the sale of securities for the three and nine months ended September 30, 2011 were $1,600,000 million and $2,078,000.0 million, respectively. There were no losses on the sale of securities available-for-sale for the three and nine months ended September 30, 2012 or 2011.

Investment securities with carrying values of approximately $86,037,077 and $120,227,824 at September 30, 2012 and December 31, 2011, respectively, were pledged as collateral for public deposits and for other purposes as required or permitted by law.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

11

The following table presents the gross unrealized losses and fair value of investment securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2012 and December 31, 2011. Securities that have been in a loss position for twelve months or more at September 30, 2012 include one mortgage backed security, one collateralized mortgage obligation and two other securities. The key factors considered in evaluating the collateralized mortgage obligations, private label collateralized mortgage obligations, and municipal securities were cash flows of the investment and the assessment of other relative economic factors. Securities that have been in a loss position for twelve months or more at December 31, 2011 include three mortgage-backed securities, two collateralized mortgage obligations, one private label collateralized mortgage obligation and one common stock. The unrealized losses relate to securities that have incurred fair value reductions due to a shift in demand from non-governmental securities and municipals to U.S. Treasury bonds and governmental agencies due to credit market concerns. The unrealized losses are not likely to reverse until market interest rates decline to the levels that existed when the securities were purchased. None of the unrealized losses relate to the marketability of the securities or the issuer’s ability to honor redemption obligations. It is not more likely than not that the Company will have to sell the investments before recovery of their amortized cost bases. For the three and nine months ended September 30, 2012, there were no securities available-for-sale deemed to be other than temporarily impaired (“OTTI”).

If management determines that an investment has experienced an other than temporary impairment, the loss is recognized in the income statement.

	Less Than 12 Months		12 Months or More		Total
September 30, 2012	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(Amounts in thousands)
Securities available-for-sale:
Government sponsored agencies:
Residential mortgage-backed securities	$—	$—	$4,204	$12	$4,204	$12
Collateralized mortgage obligations	26,982	198	20,689	252	47,671	450
Private label collateralized mortgage obligations	183	7	—	—	183	7
Common and preferred stocks	—	—	66	45	66	45

Total temporarily impaired securities	$27,165	$205	$24,959	$309	$52,124	$514

	Less Than 12 Months		12 Months or More		Total
December 31, 2011	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
	(Amounts in thousands)
Securities available-for-sale:
Government sponsored agencies:
Residential mortgage-backed securities	$13,121	$45	$16,751	$348	$29,872	$393
Collateralized mortgage obligation	70,421	505	5,043	87	75,464	592
Private label collateralized mortgage obligations	—	—	971	57	971	57
State and municipal securities	3,429	28	—	—	3,429	28
Common and preferred stocks, and other	6	1	53	51	59	52

Total temporarily impaired securities	$86,977	$579	$22,818	$543	$109,795	$1,122

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

12

5. Non-marketable Equity Securities

The aggregate cost of the Company’s cost method investments totaled $6,715,208 at September 30, 2012 and $8,771,278 at December 31, 2011. Cost method investments at September 30, 2012 include $4,154,700 in Federal Home Loan Bank (“FHLB”) stock and $2,560,508 of investments in various trust and financial companies, which are included in other assets. All cost method investments were evaluated for impairment at September 30, 2012 and December 31, 2011. The following factors have been considered in determining the carrying amount of FHLB stock: 1) the recoverability of the par value, 2) the Company has sufficient liquidity to meet all operational needs in the foreseeable future and would not need to dispose of the stock below recorded amounts, 3) redemptions and purchases of the stock are at the discretion of the FHLB, 4) the Company believes the FHLB has the ability to absorb economic losses given the expectation that the various FHLBs’ have a high degree of government support, and 5) the unrealized losses related to securities owned by the FHLB are manageable given the capital levels of the organization. The Company estimated that the fair value equaled or exceeded the cost of these investments (that is, the investments were not impaired) as of September 30, 2012. During the three and nine months ended September 30, 2011, the Company’s investment in a financial services company and a local community bank were considered to be other than temporarily impaired and approximately $116,003 and $73,848, respectively, was charged-off. In addition to the impairment charges recorded for the nine months ended September 30, 2011, the Company sold one of its investments in a financial services company for a loss of $79,910. There were no other than temporary impairments recorded for the three or nine months ended September 30, 2012.

6. Commitments and Contingencies

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not reflected in the accompanying financial statements. At September 30, 2012, the Company had commitments outstanding of $266.8 million for additional loan amounts. Commitments of Sidus, the Bank’s mortgage lending subsidiary, are excluded from this amount and discussed in the paragraph below. Additional commitments totaling $7.5 million were outstanding under standby letters of credit. Management does not expect any significant losses to result from these commitments.

At September 30, 2012, Sidus had $63.3 million of commitments outstanding to originate mortgage loans held-for-sale at fixed prices and $88.0 million of forward commitments outstanding under best efforts contracts to sell mortgages to agencies and other investors. See Note 9 for additional disclosures on these derivative financial instruments.

7. Earnings Per Common Share

Basic net income per common share is computed by dividing net income by the weighted average number of shares of common stock outstanding for the reporting periods. Diluted net income available to common shareholders per common share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. The numerators of the basic net income per common share computations are the same as the numerators of the diluted net income per common share computations for all the periods presented. Weighted average shares outstanding for the three and nine months ended September 30, 2012 excludes 597,837 shares of unvested restricted stock. Weighted average shares outstanding for the three and nine months ended September 30, 2011 excludes 161,334 shares of unvested restricted stock. A reconciliation of the denominator of the basic net income per common share computations to the denominator of the diluted net income per common share computations is as follows:

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

13

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Basic EPS denominator:
Weighted average number of common shares outstanding	19,389,251	19,527,855	19,382,649	17,858,777
Dilutive potential common shares	—	—	—	—

Diluted EPS denominator	19,389,251	19,527,855	19,382,649	17,858,777

For the quarter ended September 30, 2012 and 2011, net income (loss) for determining net income (loss) per common share was reported as net income (loss) less the dividend on preferred stock. During the quarter and nine months ended September 30, 2012, there were 246,967 warrants and stock options that were not considered dilutive because the exercise prices exceeded the average market price per share and 596,835 shares of restricted stock not considered dilutive because they were antidilutive under the treasury stock method or because performance and service criteria had not been met. During the quarter ended September 30, 2012 there were 1,002 shares of restricted stock that would have been considered dilutive had the Company reported net income for the period. The non-dilutive options had exercise prices ranging from $3.84 to $19.07 per share. Unvested shares of restricted stock and all other common stock equivalents were excluded from the determination of diluted earnings (loss) per share for the year-to-date period ended September 30, 2011 due to the Company’s loss position for that period.

8. Shareholders’ Equity

Effective October 1, 2012, North Carolina passed the Banking Modernization Act, pursuant to Section 53C-4-7 of which, the Bank, as a North Carolina banking corporation, may pay dividends if such distributions will not reduce its capital below its applicable “required capital.” The Bank’s “required capital” is that amount of capital required for the Bank to be deemed “adequately capitalized” under applicable federal regulatory capital ratios. Currently, the Bank exceeds each of these federal regulatory capital ratios. However, the Bank is currently prohibited from paying dividends to the holding company without prior approval of the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Banking Commissioner. In addition, the Company has committed to the regulators that the Bank will maintain a Tier 1 leverage ratio of 8%, which is higher than the statutory Tier 1 leverage ratio of 5.00% to be classified as well-capitalized. The Company deferred dividend payments on its Fixed Rate Cumulative Perpetual Preferred Stock, Series T (“Series T Preferred Stock”), and its Fixed Rate Cumulative Perpetual Preferred Stock, Series T- ACB (the “Series T-ACB Preferred Stock” and together with the Series T Preferred Stock, the “TARP Preferred Stock”), and interest payments on the trust preferred securities in the second, third and fourth quarters of 2011 and the first and second quarters of 2012. However, in August 2012, the Company received regulatory approval and paid in all of the outstanding deferred dividends on the TARP Preferred Stock and all accrued but unpaid interest on the trust preferred securities payments in full, including the required payments for the third quarter of 2012. The Company is now current on its payment obligations on its Series T and Series T-ACB Preferred Stock and on the trust preferred securities.

On September 12, 2012, the U.S. Treasury completed the sale of its $36 million of Series T Preferred Stock and $13.3 million of its Series T-ACB Preferred Stock investment in the Company to private investors through a registered public offering. There was no impact to the Company’s financial condition or operating results due to the transaction.

9. Derivatives

The Company currently has derivative instrument contracts consisting of interest rate swaps and interest rate lock commitments and commitments to sell mortgages. The primary objective for each of these contracts is to minimize interest rate risk. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. The Company does not enter into derivative financial instruments for speculative or trading purposes. For derivatives that are economic hedges, but are not designated as hedging instruments or otherwise do not qualify for hedge accounting treatment, all changes in fair value are recognized in non-interest income during the period of change.

As part of interest rate risk management, the Company has entered into two interest rate swap agreements to convert certain fixed-rate receivables to floating rates and certain fixed-rate obligations to floating rates. The interest rate swaps are used to provide fixed rate financing while managing interest rate risk and were not designated as hedges. The interest rate swaps pay and receive interest based on a floating rate based on one month LIBOR, with payments being calculated on the notional amount. The interest rate swaps are settled quarterly and mature on June 15, 2016. The interest rate swaps each had a notional

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

14

amount of $2.0 million at September 30, 2012, representing the amount of fixed-rate receivables outstanding and liabilities outstanding, and are included in other assets and other liabilities at their fair value of $212,923. The Company had a gain of $334 on the interest rate swap asset and a loss of $334 on the interest rate swap liability for the three months ended September 30, 2012. The Company had a gain of $4,057 on the interest rate swap asset and a loss of $4,057 on the interest rate swap liability for the nine months ended September 30, 2012. The Company had a gain of $54,211 on the interest rate swap asset and a loss of $54,211 on the interest rate swap liability for the three months ended September 30, 2011. The Company had a gain of $68,357 on the interest rate swap asset and a loss of $68,357 on the interest rate swap liability for the nine months ended September 30, 2011. The interest rate swaps had a notional amount of $2.0 million outstanding as of December 31, 2011 and was included in other assets and other liabilities at their fair market value of $216,979. All changes in fair value are recorded as other income within non-interest income. Fair values for interest rate swap agreements are based upon the amounts required to settle the contracts.

The Company is exposed to certain risks relating to its ongoing mortgage origination business. Sidus, the Bank’s mortgage lending subsidiary, enters into interest rate lock commitments and commitments to sell mortgages. The primary risks managed by derivative instruments are these interest rate lock commitments and forward-loan-sale commitments. Interest rate lock commitments are entered into to manage interest rate risk associated with the Company’s fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are required to be carried at fair value. These derivative instruments do not qualify as hedges under the Derivatives and Hedging topic of the FASB Accounting Standards Codification. The fair value of the Company’s interest rate lock commitments is based on the value that can be generated when the underlying loan is sold on the secondary market and is included on the balance sheet in other assets and on the income statement in mortgage banking income (loss). The fair value of the Company’s forward sales commitments is based on changes in the value of the commitment, principally because of changes in interest rates, and is included on the balance sheet in other assets or other liabilities and on the income statement in mortgage banking income (loss).

At September 30, 2012, Sidus had $63.3 million of commitments outstanding to originate mortgage loans held-for-sale at fixed prices and $88 million of forward commitments outstanding for original commitments and outstanding mortgage loans held-for-sale under best efforts contracts to sell mortgages to agencies and other investors. The fair value of forward sales commitments recorded in other assets was $1,008,706 at September 30, 2012. The fair value of the interest rate lock commitments recorded in liabilities was $(491,245) at September 30, 2012. Recognition of gains related to the change in fair value of forward sales commitments were $41,610 and $330,279 for the three and nine months ended September 30, 2012, respectively, and are included in mortgage banking activities income. Recognition of gains related to the change in fair value of the interest rate lock commitments were $64,294 and $141,071 for the three and nine months ended September 30, 2012, respectively, and are included in mortgage banking activities income. Recognition of losses related to the change in fair value of the interest rate lock commitments and gains related to forward sales commitments were $56,698 and $100,565 for the three months ended September 30, 2011, respectively, and are included in other income. Recognition of gains related to the change in fair value of the interest rate lock commitments and losses related to forward sales commitments were $50,398 and $86,737, respectively, for the nine months ended September 30, 2011, and are included in other income. At December 31, 2011, Sidus had $51.6 million of commitments outstanding to originate mortgage loans held-for-sale at fixed prices and $67.4 million of forward commitments outstanding under best efforts contracts to sell mortgages to agencies and other investors. The fair value of interest rate locks recorded in other assets was $57,363 at December 31, 2011. The fair value of the forward sales commitments recorded in other assets was $129,818 at December 31, 2011.

10. Loans and Allowance for Loan Losses

General. The Bank provides to its customers a full range of short- to medium-term commercial, agricultural, Small Business Administration guaranteed, mortgage, home equity, and personal loans, both secured and unsecured. The Bank also makes real estate mortgage and construction loans.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

15

The following table presents loans at September 30, 2012 and December 31, 2011 by class:

	September 30,	December 31,
	2012	2011
	(in thousands)
Construction and land development	$147,408	$202,803
Commercial real estate:
Owner occupied	346,908	348,931
Non-owner occupied	230,854	242,827
Residential mortgages:
1-4 family	174,712	179,047
Multifamily	37,987	39,881
Home equity lines of credit	196,489	201,220
Commercial	168,510	177,047
Consumer and other	54,772	58,283

Total	1,357,640	1,450,039
Less: Net deferred loan origination fees	1,228	885
Allowance for loan losses	(27,231)	(32,848)

Loans, net	$1,331,637	$1,418,076

Real Estate Loans. Real estate loans include construction and land development loans, commercial real estate loans, home equity lines of credit, and residential mortgages.

Commercial real estate loans totaled $577.8 million and $591.8 million at September 30, 2012 and December 31, 2011, respectively. This lending has involved loans secured by owner-occupied commercial buildings for office, storage and warehouse space, as well as non-owner occupied commercial buildings. The Bank generally requires the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. Loans secured by commercial real estate may be larger in size and may involve a greater degree of risk than one-to-four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties.

Construction/development lending totaled $147.4 million and $202.8 million at September 30, 2012 and December 31, 2011, respectively. The Bank originates one-to-four family residential construction loans for the construction of custom homes (where the home buyer is the borrower) and provides financing to builders and consumers for the construction of pre-sold homes. The Bank generally receives a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. The Bank also makes commercial real estate construction loans, primarily for owner-occupied properties. The Bank limits its construction lending risk through adherence to established underwriting procedures.

During the third quarter of 2012, the Company performed a review of all amortizing commercial construction loans to determine if loans written as a combination construction to permanent financing should be reclassified as commercial real estate loans. As a result of this review, the Company identified approximately $25.3 million in loans previously coded as construction that needed to be properly reclassified as permanent commercial real estate loans. There was no material impact to allowances for loan losses related to this transfer.

Residential one-to-four family loans amounted to $174.7 million and $179.0 million at September 30, 2012 and December 31, 2011, respectively. The Bank’s residential mortgage loans are typically construction loans that convert into permanent financing and are secured by properties located within the Bank’s market areas.

During the first nine months of 2012, the decision was made by management to transfer two classified non-owner occupied commercial real estate loans in the amount of $7.6 million and $8.4 million from loans held-for-investment to loans held-for-sale. As a result of this transfer, approximately $4.3 million was charged-off in order to record the loans at fair value at time of transfer.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

16

Commercial Loans. At September 30, 2012 and December 31, 2011, the Bank’s commercial loan portfolio totaled $168.5 million and $177.0 million, respectively. Commercial loans include both secured and unsecured loans for working capital, expansion, and other business purposes. Short-term working capital loans are secured by accounts receivable, inventory and/or equipment. The Bank also makes term commercial loans secured by equipment and real estate. Lending decisions are based on an evaluation of the financial strength, cash flow, management and credit history of the borrower, and the quality of the collateral securing the loan. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment. Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as real estate loans.

Consumer Loans. Loans to individuals (consumer loans) include automobile loans, boat and recreational vehicle financing, and miscellaneous secured and unsecured personal loans and totaled $54.8 million and $58.3 million at September 30, 2012 and December 31, 2011, respectively. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles, boats, recreational vehicles, and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. Consumer loan collections are sensitive to job loss, illness and other personal factors. The Bank manages the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

Loan Approvals. The Bank’s loan policies and procedures establish the basic guidelines governing its lending operations. The guidelines address the type of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower’s total outstanding indebtedness to the Bank, including any indebtedness as a guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan reviews by independent, outside professionals experienced in loan review. Responsibility for loan review, loan underwriting, and approval resides with the Chief Credit Officer position. On an annual basis, the Board of Directors of the Bank determines officers lending authority. Authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors.

Substantially all of the Company’s loans have been granted to customers in the Piedmont, foothills, northwestern mountains, and the Research Triangle regions of North Carolina and the upstate region of South Carolina.

Credit Review and Evaluation. The Bank has a credit risk review department that reports to the Chief Credit Officer. The focus of the department is on policy compliance and proper grading of higher credit risk loans as well as new and existing loans on a sample basis. Additional reporting for problem/criticized assets has been developed along with an after-the-fact loan review.

The Bank uses a risk grading program to facilitate the evaluation of probable inherent loan losses and the adequacy of the allowance for loan losses for real estate, commercial and consumer loans. In this program, risk grades are initially assigned by loan officers, reviewed by regional credit officers, and further reviewed by internal credit review analysts on a test basis. The Bank strives to maintain the loan portfolio in accordance with conservative loan underwriting policies that result in loans specifically tailored to the needs of the Bank’s market area. Every effort is made to identify and minimize the credit risks associated with such lending strategies.

Loans over $20,000 are risk graded on a scale from 1 (highest quality) to 8 (loss). Acceptable loans at inception are grades 1 through 4, and these grades have underwriting requirements that at least meet the minimum requirements of a secondary market source. If borrowers do not meet credit history requirements, other mitigating criteria such as substantial liquidity and low loan-to-value ratios could be considered and would generally have to be met in order to make the loan. The Bank’s loan policy states that a guarantor may be necessary if reasonable doubt exists as to the borrower’s ability to repay. The Board of Directors has authorized the loan officers to have individual approval authority for risk grade 1 through 4 loans up to maximum exposure limits for each customer. New or renewed loans that are graded 5 (special mention) or lower must have approval from a regional credit officer. Any changes in risk assessments as determined by loan officers, credit administrators, regulatory examiners and management are also considered.

The risk grades, normally assigned by the loan officers when the loan is originated and reviewed by the regional credit officers, are based on several factors including historical data, current economic factors, composition of the portfolio, and evaluations of the total loan portfolio and assessments of credit quality within specific loan types. In some cases, the risk grades are assigned by regional executives, depending upon dollar exposure. Because these factors are dynamic, the provision for loan losses can fluctuate. Credit quality reviews are based primarily on analysis of borrowers’ cash flows, with asset values considered only as

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

17

a second source of payment. Regional credit officers work with lenders in underwriting, structuring and risk grading the Bank’s credits. The Risk Review Officer focuses on lending policy compliance, credit risk grading, and credit risk reviews on larger dollar exposures. Management uses the information developed from the procedures above in evaluating and grading the loan portfolio. This continual grading process is used to monitor the credit quality of the loan portfolio and to assist management in determining the appropriate levels of the allowance for loan losses.

The following is a summary of the credit risk grade definitions for all loan types:

“1”—High Quality- These loans represent a credit extension of the highest quality. The borrower’s historic (at least five years) cash flows manifest extremely large and stable margins of coverage. Balance sheets are conservative, well capitalized, and liquid. After considering debt service for proposed and existing debt, projected cash flows continue to be strong and provide ample coverage. The borrower typically reflects broad geographic and product diversification and has access to alternative financial markets.

“2”—Good Quality- These loans have a sound primary and secondary source of repayment. The borrower may have access to alternative sources of financing, but sources are not as widely available as they are to a higher graded borrower. This loan carries a normal level of risk, with minimal loss exposure. The borrower has the ability to perform according to the terms of the credit facility. The margins of cash flow coverage are satisfactory but vulnerable to more rapid deterioration than the highest quality loans.

“3”—Satisfactory- The borrowers are a reasonable credit risk and demonstrate the ability to repay the debt from normal business operations. Risk factors may include reliability of margins and cash flows, liquidity, dependence on a single product or industry, cyclical trends, depth of management, or limited access to alternative financing sources. Historic financial information may indicate erratic performance, but current trends are positive. Quality of financial information is adequate, but is not as detailed and sophisticated as information found on higher graded loans. If adverse circumstances arise, the impact on the borrower may be significant.

“4”—Satisfactory—Merits Attention- These credit facilities have potential developing weaknesses that deserve extra attention from the account manager and other management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the bank’s debt in the future.

“5”—Watch or Special Mention- These loans are typically existing loans, made using the passing grades outlined above, that have deteriorated to the point that cash flow is not consistently adequate to meet debt service or current debt service coverage is based on projections. Secondary sources of repayment may include specialized collateral or real estate that is not readily marketable or undeveloped, making timely collection in doubt.

“6”—Substandard- Loans and other credit extensions bearing this grade are considered inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, market, or political conditions jeopardizing repayment of principal and interest as originally intended. Clear loss potential, however, does not have to exist in any individual assets classified as substandard.

“7”—Substandard Impaired (also includes any loans over 90 days past due, excluding sold mortgages )- Loans and other credit extensions graded “7” have all the weaknesses inherent in those graded “6,” with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is extremely high, but because of certain important and reasonably specific factors, the amount of loss cannot be determined.

“7B”- Doubtful- Loans and other credit extensions graded “7b” have all the weaknesses inherent in those graded “7,” with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is extremely high, but because of certain important and reasonably specific factors, the amount of loss cannot be determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral. Loans in this classification are placed in non-accrual status, with collections applied to principal on the bank’s books and evaluated for impairment. All loans in this category are considered impaired and all material loans are evaluated for a specific reserve in accordance with FAS 114 and the bank’s ALLL methodology and specific reserve guidelines.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

18

“8”—Loss- Loans in this classification are considered uncollectible and cannot be justified as a viable asset of the Bank. Such loans are to be charged-off or charged-down. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

The following is a summary of credit quality indicators by class at September 30, 2012 and December 31, 2011:

Real Estate Credit Exposure as of September 30, 2012

		Commercial Real Estate
	Construction	Owner occupied	Non-owner occupied	1-4 Family	Multifamily	Home Equity
	(in thousands)
High Quality	$—	$121	$—	$379	$—	$116
Good Quality	480	—	—	1,416	—	7,566
Satisfactory	22,165	107,794	59,713	96,222	7,856	119,279
Merits Attention	70,357	192,518	137,137	58,010	28,164	59,019
Special Mention	22,137	23,906	21,108	8,479	575	4,223
Substandard	10,428	5,171	2,013	3,087	609	2,336
Substandard impaired	19,632	17,398	10,883	7,119	783	3,950
Doubtful	2,209	—	—	—	—	—
Loss	—	—	—	—	—	—

	$147,408	$346,908	$230,854	$174,712	$37,987	$196,489

Other Credit Exposures as of September 30, 2012

	Commercial	Consumer and other	Total Loans
	(in thousands)
High Quality	$2,620	$2,473	$5,709
Good Quality	5,300	1,383	16,145
Satisfactory	50,336	24,880	488,245
Merits Attention	81,934	24,748	651,887
Special Mention	17,549	629	98,606
Substandard	1,613	88	25,345
Substandard impaired	9,158	571	69,494
Doubtful	—	—	2,209
Loss	—	—	—

	$168,510	$54,772	$1,357,640

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

19

Real Estate Credit Exposure as of December 31, 2011

		Commercial Real Estate
	Construction	Owner occupied	Non-owner occupied	1-4 Family	Multifamily	Home Equity
	(in thousands)
High Quality	$—	$126	$—	$423	$—	$132
Good Quality	543	32	117	1,701	—	7,545
Satisfactory	30,446	110,051	61,416	98,992	8,789	125,932
Merits Attention	93,974	180,173	134,247	57,310	28,824	58,576
Special Mention	41,739	23,326	24,307	9,112	697	4,807
Substandard	5,054	10,069	11,162	3,586	629	2,006
Substandard impaired	31,047	25,154	11,578	7,923	942	2,222
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—

	$202,803	$348,931	$242,827	$179,047	$39,881	$201,220

Other Credit Exposures as of December 31, 2011

	Commercial	Consumer and other	Total Loans
	(in thousands)
High Quality	$2,690	$1,831	$5,202
Good Quality	5,472	1,482	16,892
Satisfactory	55,309	27,508	518,443
Merits Attention	80,064	25,607	658,775
Special Mention	12,224	1,189	117,401
Substandard	10,367	118	42,991
Substandard impaired	10,921	548	90,335
Doubtful	—	—	—
Loss	—	—	—

	$177,047	$58,283	$1,450,039

Nonaccrual loans and past due loans. Nonperforming assets include loans classified as nonaccrual, foreclosed bank-owned property and loans past due 90 days or more on which interest is still being accrued. It is the general policy of the Bank to stop accruing interest for all classes of loans past due 90 days or when it is apparent that the collection of principal and/or interest is doubtful. In addition, certain restructured loans are placed on nonaccrual status until sufficient evidence of timely payment is obtained. When a loan is placed on nonaccrual status, any interest previously accrued but not collected is reversed against interest income in the current period. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. There were no financing receivables past due over 90 days accruing interest as of September 30, 2012 and December 31, 2011.

Nonperforming loans as of September 30, 2012 totaled $57.1 million, or 4.12% of total loans, compared with $70.4 million, or 4.78% of total loans, as of December 31, 2011. The Bank aggressively pursues the collection and repayment of all loans. Other nonperforming assets, such as repossessed and foreclosed collateral is aggressively liquidated by the Bank’s collection department. The total number of loans on nonaccrual status has decreased from 505 at December 31, 2011 to 441 at September 30, 2012.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

20

The following is a breakdown of nonaccrual loans as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
	(in thousands)
Financing Receivables on Nonaccrual status
Construction	$16,497	$26,575
Commercial Real Estate:
Owner occupied	14,771	16,339
Non-owner occupied	5,936	7,634
Mortgages:
1-4 Family first lien	6,370	7,271
Multifamily	713	942
Home Equity lines of credit	3,950	2,222
Commercial	8,293	8,896
Consumer and other	523	475

Total	$57,053	$70,354

Past due loans reported in the following table do not include loans granted forbearance terms since payments terms have been modified or extended, although the loans are past due based on original contract terms. All loans with forbearance terms are included and reported as impaired loans.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

21

Loans are considered past due if the required principal and interest income have not been received as of the date such payments were due. The following table presents the Bank’s aged analysis of past due loans:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
	(in thousands)
September 30, 2012
Construction	$706	$2,258	$8,223	$11,187	$136,221	$147,408
Commercial real estate:
Owner occupied	1,414	1,883	3,727	7,024	339,884	346,908
Non-owner occupied	2,686	2,178	3,141	8,005	222,849	230,854
Commercial	767	3,678	3,055	7,500	161,010	168,510
Mortgages:
Secured 1-4 family- first lien	2,286	1,534	3,406	7,226	167,486	174,712
Multifamily	6	79	—	85	37,902	37,987
Home equity lines of credit	1,345	216	2,209	3,770	192,719	196,489
Consumer and other	276	112	258	646	54,126	54,772

Total	$9,486	$11,938	$24,019	$45,443	$1,312,197	$1,357,640

December 31, 2011
Construction	$2,265	$402	$15,538	$18,205	$184,598	$202,803
Commercial real estate:
Owner occupied	4,342	1,215	3,727	9,284	339,647	348,931
Non-owner occupied	9,723	86	4,679	14,488	228,339	242,827
Commercial	586	1,432	2,087	4,105	172,942	177,047
Mortgages:
Secured 1-4 family- first lien	3,441	1,049	2,955	7,445	171,602	179,047
Multifamily	277	—	896	1,173	38,708	39,881
Home equity lines of credit	—	634	856	1,490	199,730	201,220
Consumer and other	375	61	128	564	57,719	58,283

Total	$21,009	$4,879	$30,866	$56,754	$1,393,285	$1,450,039

Impaired Loans. Management considers certain loans graded “substandard impaired” (loans graded 7), “doubtful” (loans graded 7B) or “loss” (loans graded 8) to be individually impaired and may consider “substandard” loans (loans graded 6) individually impaired depending on the borrower’s payment history. The Bank measures impairment based upon probable cash flows or the value of the collateral. Collateral value is assessed based on collateral value trends, liquidation value trends, and other liquidation expenses to determine logical and credible discounts that may be needed. Updated appraisals are required for all impaired loans and typically at renewal or modification of larger loans if the appraisal is more than 12 months old.

Impaired loans for all classes of loans typically include nonaccrual loans, loans over 90 days past due still accruing, troubled debt restructured loans and other potential problem loans considered impaired based on other underlying factors. Troubled debt restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal have been granted due to the borrower’s weakened financial condition. Interest on troubled debt restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur and a sustained payment performance period is obtained. Due to the borrowers’ inability to make the payments required under the original loan terms, the Bank modifies the terms by granting a longer amortized repayment structure or reduced interest rates. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans above, but about which we have serious doubts as to the borrower’s ability to comply with present repayment terms. These loans are likely to be included later in nonaccrual, past due or troubled debt restructured loans, so they are considered by management in assessing the adequacy of the allowance for loan losses. Impaired loans under $250,000 are typically not individually evaluated for impairment.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

22

The following table presents the Bank’s investment in loans considered to be impaired and related information on those impaired loans as of September 30, 2012 and December 31, 2011:

				Quarter to Date		Year to Date
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(in thousands)
September 30, 2012
Impaired loans without a related allowance for loan losses
Construction	$13,376	$14,563	$—	$14,694	$125	$20,382	$275
Commercial real estate:
Owner occupied	14,056	14,756	—	13,840	23	15,594	332
Non-owner occupied	3,506	3,893	—	4,017	29	8,193	39
Commercial	6,226	6,432	—	6,403	—	6,316	130
Mortgages:
Secured 1-4 family real estate	968	991	—	1,432	—	2,680	29
Multifamily	701	884	—	703	4	702	7
Home equity lines of credit	1,706	1,767	—	1,588	—	1,320	7
Consumer and other	—	—	—	—	—	—	—
Impaired loans with a related allowance for loan losses
Construction	$4,649	$5,382	$1,249	$4,106	$—	$2,379	$—
Commercial real estate:
Owner occupied	5,212	5,220	279	6,154	66	6,910	134
Non-owner occupied	4,029	4,300	476	3,491	26	1,768	42
Commercial	2,790	2,936	1,632	2,865	—	3,006	164
Mortgages:
Secured 1-4 family real estate	903	919	155	449	—	411	3
Multifamily	—	—	—	—	—	30	7
Home equity lines of credit	—	—	—	29	—	111	—
Consumer and other	—	—	—	54	—	67	—
Total impaired loans
Construction	$18,025	$19,945	$1,249	$18,800	$125	$22,761	$275
Commercial real estate:
Owner occupied	19,268	19,976	279	19,994	89	22,504	466
Non-owner occupied	7,535	8,193	476	7,508	55	9,961	81
Commercial	9,016	9,368	1,632	9,268	—	9,322	294
Mortgages:
Secured 1-4 family real estate	1,871	1,910	155	1,881	—	3,091	32
Multifamily	701	884	—	703	4	732	14
Home equity lines of credit	1,706	1,767	—	1,617	—	1,431	7
Consumer and other	—	—	—	54	—	67	—

Total impaired loans individually reviewed for impairment	$58,122	$62,043	$3,791	$59,825	$273	$69,869	$1,169

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

23

	As of December 31, 2011			Quarter to Date September 30, 2011		Year to Date September 30, 2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(in thousands)
Impaired loans without a related allowance for loan losses
Construction	$28,067	$40,045	$—	$22,835	$81	$26,288	$139
Commercial real estate:
Owner occupied	17,586	20,070	—	10,104	88	13,166	175
Non-owner occupied	8,639	11,255	—	6,640	59	8,591	155
Commercial	6,381	6,436	—	2,560	42	3,636	126
Mortgages:
Secured 1-4 family real estate	3,843	4,285	—	2,372	14	2,851	24
Multifamily	295	309	—	299	—	304	—
Home equity lines of credit	525	694	—	707	—	725	—
Consumer and other	—	—	—	—	—	—	—
Impaired loans with a related allowance for loan losses
Construction	$1,011	$1,011	$570	$9,159	$2	$8,740	$5
Commercial real estate:
Owner occupied	6,459	6,533	585	3,209	7	5,891	22
Non-owner occupied	975	1,363	143	2,517	—	4,994	—
Commercial	2,914	2,920	2,511	1,067	24	5,218	71
Mortgages:
Secured 1-4 family real estate	498	517	45	1,010	2	2,331	6
Multifamily	300	319	135	460	—	454	—
Home equity lines of credit	403	412	112	749	—	720	—
Consumer and other	—	—	—	130	—	129	—
Total impaired loans
Construction	$29,078	$41,056	$570	$31,994	$83	$35,028	$144
Commercial real estate:
Owner occupied	24,045	26,603	585	13,313	95	19,057	197
Non-owner occupied	9,614	12,618	143	9,157	59	13,585	155
Commercial	9,295	9,356	2,511	3,627	66	8,854	197
Mortgages:
Secured 1-4 family real estate	4,341	4,802	45	3,382	16	5,182	30
Multifamily	595	628	135	759	—	758	—
Home equity lines of credit	928	1,106	112	1,456	—	1,445	—
Consumer and other	—	—	—	130	—	129	—

Total impaired loan individually reviewed for impairment	$77,896	$96,169	$4,101	$63,818	$319	$84,038	$723

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

24

Impaired loans acquired in business combinations without a related allowance for loan losses includes loans for which no additional reserves have been recorded in excess of credit discounts for purchased impaired loans. Impaired loans acquired with subsequent deterioration and related allowance for loan losses are loans in which additional impairment has been identified in excess of credit discounts resulting in additional reserves. These additional reserves are included in the allowance for loan losses related to purchased impaired loans and were $15,000 and $49,000 as of September 30, 2012 and December 31, 2011, respectively.

At September 30, 2012, the outstanding balance of purchased impaired loans from American Community Bancshares, Inc. (“American Community”), which includes principal, interest and fees due, was $380,887. Because of the uncertainty of the expected cash flows, the Company is accounting for each purchased impaired loan under the cost recovery method, in which all cash payments are applied to principal. Thus, there is no accretable yield associated with the above loans.

Troubled Debt Restructured Loans. Total amount of troubled debt restructured loans outstanding as of September 30, 2012 was $35.6 million with related reserves of $1.8 million. Approximately $13.9 million of troubled debt restructured loans are accruing interest as of September 30, 2012, as these loans have sufficient evidence of paying according to the new restructured terms. Total amount of troubled debt restructured loans outstanding as of December 31, 2011 were $43.5 million with related reserves of $2.3 million. Approximately $17.2 million of troubled debt restructured loans are accruing interest as of December 31, 2011, as these loans have sufficient evidence of paying according to the new restructured terms.

The following tables include the recorded investment and number of modifications for troubled debt restructured loans for the three and nine months ended September 30, 2012 and September 30, 2011. The Company reports the recorded investment in the loans prior to a modification and also the recorded investment in the loans after the loans were restructured. Reductions in the recorded investment are primarily due to the partial charge-off of the principal balance prior to modification.

	Three Months Ended September 30, 2012
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
		(in thousands)
Below market interest rate
Secured 1-4 family mortgages	1	$396	$391

Total	1	$396	$391

Extended payment terms
Construction	2	$521	$521
Commercial real estate:
Non-owner occupied	2	1,375	1,156
Owner occupied	2	353	331

Total	6	$2,249	$2,008

Total	7	$2,645	$2,399

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

25

	Nine Months Ended September 30, 2012
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
		(in thousands)
Below market interest rate
Secured 1-4 family mortgages	1	$396	$391

Total	1	$396	$391

Extended payment terms
Construction	5	$1,231	$873
Commercial real estate:
Non-owner occupied	3	1,586	1,367
Owner occupied	7	2,065	2,021
Commercial	6	1,872	1,482
1-4 Family Residential	3	827	751
Consumer	1	26	24

Total	25	$7,607	$6,518

Principal payment reduction
Commercial real estate:
Owner occupied	2	$571	$571
Consumer	1	165	9

Total	3	$736	$580

Total	29	$8,739	$7,489

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

26

	Three Months Ended September 30, 2011
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
	(in thousands)
Below market interest rate
Construction	2	$1,721	$1,705
Secured 1-4 family mortgages	1	150	150

Total	3	$1,871	$1,855

Extended payment terms
Construction	3	$595	$586
Commercial real estate:
Non-owner occupied	2	734	139
Owner occupied	4	6,834	6,404
Commercial	1	120	120

Total	10	$8,283	$7,249

Principal payment reduction
Construction	1	$400	$258
Commercial	1	16	15

Total	2	$416	$273

Total	15	$10,570	$9,377

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

27

	Nine Months Ended September 30, 2011
	Number of Loans	Recorded Investment Prior to Modification	Recorded Investment After Modification
	(in thousands)
Below market interest rate
Construction	3	$2,221	$2,131
Secured 1-4 family mortgages	1	150	150

Total	4	$2,371	$2,281

Extended payment terms
Construction	8	2,705	2,449
Commercial real estate:
Non-owner occupied	3	1,133	533
Owner occupied	9	8,230	7,743
Commercial	3	346	120
1-4 Family Residential	2	327	197
Consumer	—	—	—

Total	25	$12,741	$11,042

Principal payment reduction
Construction	4	3,302	1,060
Commercial real estate:
Owner occupied	1	240	—
Commercial	2	64	62
Home equity lines of credit	1	165	165

Total	8	3,771	1,287

Total	37	$18,883	$14,610

The following tables present loans that were modified as troubled debt restructurings during the previous twelve months and for which there was a payment default during the nine months ended September 30, 2012 and three and nine months ended September 30, 2011. There were no payment defaults for troubled debt restructurings for the three months ended September 30, 2012.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

28

	Nine months ended September 30, 2012
	Number of loans	Recorded investment
		(in thousands)
Below Market Rate
Construction	1	$578

Total	1	$578

Extended payment terms
Consumer	1	$24

Total	1	$24

Total	2	$602

	Three months ended September 30, 2011		Nine months ended September 30, 2011
	Number of loans	Recorded investment	Number of loans	Recorded investment
	(in thousands)		(in thousands)
Extended payment terms
Construction	1	$221	1	$221
Commercial real estate:
Non-owner occupied	1	1,789	1	1,789
Commercial	—	—	2	226
Secured 1-4 family mortgages	1	120	1	120

Total	3	$2,130	5	$2,356

Principal payment reduction
Construction	1	$797	1	$797
Commercial real estate:
Owner occupied	—		1	240

Total	1	$797	2	$1,037

Total	4	$2,927	7	$3,393

Allowance for Loan Losses. The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management’s best estimate for probable losses that have been incurred within the existing portfolio of loans. The primary risks inherent in the Bank’s loan portfolio, including the adequacy of the allowance or reserve for loan losses, are based on management’s assumptions regarding, among other factors, general and local economic conditions, which are difficult to predict and are beyond the Bank’s control. In estimating these risks, and the related loss reserve levels, management also considers the financial conditions of specific borrowers and credit concentrations with specific borrowers, groups of borrowers, and industries.

The allowance for loan losses is adjusted by direct charges to provision expense. Losses on loans are charged against the allowance for loan losses in the accounting period in which they are determined by management to be uncollectible. Recoveries during the period are credited to the allowance for loan losses. The provision for loan losses was $4.3 million for the quarter ended September 30, 2012 as compared to $2.0 million for the quarter ended September 30, 2011. The provision expense is determined by management with the use of the Bank’s allowance for loan losses model. The components of the model are specific reserves for impaired loans and a general allocation for unimpaired loans. The general allocation has two components, an estimate based on historical loss experience and an additional estimate based on internal and external environmental factors due to the uncertainty of historical loss experience in predicting current embedded losses in the portfolio that will be realized in the future.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

29

During the second quarter of 2012, the Company completed the transition to the use of migration analysis in calculating historical loss experience for collectively evaluated loans. This method takes into consideration the probability of loss for each loan type by credit quality, and historical losses given default by loan type. Previously, the Company utilized migration analysis in determining its reserve for classified loans, while continuing to incorporate average historical losses for all collectively evaluated loans. The migration analysis is utilized across all risk categories and for all non-impaired loans, and average historical losses are excluded from the calculation. The impact of this change to the allowance for loan losses was an increase of $1.4 million in general reserve allocation during the second quarter of 2012.

The portion of the general allocation on environmental factors includes estimates of losses related to interest rate trends, unemployment trends, real estate characteristics, past due and nonaccrual trends, watch list trends, charge-off trends, and underwriting and servicing assessments. Markets served by the Bank continue to experience softening from the general economy and declines in real estate values. The real estate characteristics component includes trends in real estate concentrations, exceptions to FDIC guidelines for loan-to-value ratios, and changes in real estate market values. Other factors impacting the allowance at September 30, 2012 were watch list trends, unemployment rate trends, and underwriting and servicing assessments.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

30

The following table presents changes in the allowance for loan losses for the three months ended September 30, 2012 and 2011:

	June 30, 2012	Charge-offs	Recoveries	Provision	September 30, 2012
	(Amounts in thousands)
Construction	$5,903	$3,881	$45	$3,675	$5,742
Commercial real estate:
Owner occupied	5,630	146	2	(943)	4,543
Non-owner occupied	3,582	697	256	1,096	4,237
Commercial	4,715	771	63	624	4,631
Mortgages:
Secured 1-4 family- first lien	3,063	57	4	(83)	2,927
Multifamily	563	—	—	5	568
Home equity lines of credit	4,399	372	29	(162)	3,894
Consumer and other	942	313	21	39	689

	$28,797	$6,237	$420	$4,251	$27,231

	June 30, 2011	Charge-offs	Recoveries	Provision	September 30, 2011
	(Amounts in thousands)
Construction	$10,770	$1,175	$630	$(390)	$9,835
Commercial real estate:
Owner occupied	6,701	546	3	(506)	5,652
Non-owner occupied	4,280	1,101	—	707	3,886
Commercial	4,020	489	278	976	4,785
Mortgages:
Secured 1-4 family- first lien	4,514	584	84	223	4,237
Multifamily	526	—	—	48	574
Home equity lines of credit	4,012	973	17	867	3,923
Consumer and other	829	156	77	31	781

	$35,652	$5,024	$1,089	$1,956	$33,673

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

31

The following table presents changes in the allowance for loan losses for the nine months ended September 30, 2012 and 2011:

	December 31, 2011	Charge-offs	Recoveries	Provision	September 30, 2012
	(Amounts in thousands)
Construction	$8,214	$7,823	$323	$5,028	$5,742
Commercial real estate:
Owner occupied	5,792	2,019	126	644	4,543
Non-owner occupied	4,668	2,461	289	1,741	4,237
Commercial	5,712	1,789	829	(121)	4,631
Mortgages:
Secured 1-4 family- first lien	3,726	625	153	(327)	2,927
Multifamily	805	213	—	(24)	568
Home equity lines of credit	3,310	1,073	50	1,607	3,894
Consumer and other	621	521	317	272	689

	$32,848	$16,524	$2,087	$8,820	$27,231

	December 31, 2010	Charge-offs	Recoveries	Provision	September 30, 2011
	(Amounts in thousands)
Construction	$12,014	$9,050	$1,710	$5,161	$9,835
Commercial real estate:
Owner occupied	5,958	3,382	109	2,967	5,652
Non-owner occupied	7,150	3,434	52	118	3,886
Commercial	4,335	2,513	389	2,574	4,785
Mortgages:
Secured 1-4 family- first lien	3,706	2,364	161	2,734	4,237
Multifamily	424	11	—	161	574
Home equity lines of credit	3,298	2,659	97	3,187	3,923
Consumer and other	867	569	169	314	781

	$37,752	$23,982	$2,687	$17,216	$33,673

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

32

The following tables provide the a breakdown of allowance for loan losses for collectively evaluated and individually evaluated loans by type as of September 30, 2012 and December 31, 2011.

	Reserves for loans individually evaluated for impairment	Loans individually evaluated for impairment	Reserves for loans collectively evaluated for impairment	Loans collectively evaluated for impairment
	(Amounts in thousands)
As of September 30, 2012
Construction	$1,249	$18,025	$4,493	$129,383
Commercial real estate:
Owner occupied	279	19,268	4,264	327,640
Non-owner occupied	476	7,535	3,761	223,319
Commercial	1,632	9,016	2,999	159,494
Mortgages:
Secured 1-4 family- first lien	155	1,871	2,773	172,841
Multifamily	—	701	567	37,286
Home equity lines of credit	—	1,706	3,894	194,783
Consumer and other	—	—	689	54,772

	$3,791	$58,122	$23,440	$1,299,518

	Reserves for loans individually evaluated for impairment	Loans individually evaluated for impairment	Reserves for loans collectively evaluated for impairment	Loans collectively evaluated for impairment
	(Amounts in thousands)
As of December 31, 2011
Construction	$570	$29,078	$7,644	$173,725
Commercial real estate:
Owner occupied	585	24,045	5,207	324,886
Non-owner occupied	143	9,614	4,525	233,213
Commercial	2,511	9,295	3,201	167,752
Mortgages:
Secured 1-4 family- first lien	45	4,341	3,681	174,706
Multifamily	135	595	670	39,286
Home equity lines of credit	112	928	3,198	200,292
Consumer and other	—	—	621	58,283

	$4,101	$77,896	$28,747	$1,372,143

The allowance model is applied to determine the specific allowance balance for impaired loans and the general allowance balance for unimpaired loans grouped by loan type.

The Company’s loan charge-off policy for all loan classes is to charge down loans to net realizable value once a portion of the loan is determined to be uncollectable, and the underlying collateral shortfall is assessed. Unsecured loans (primarily consumer loans) are charged off against the reserve once the loan becomes 90 days past due or it is determined that a portion of the loan is uncollectable. Secured loans (primarily construction, real estate, commercial and other loans) are moved to nonaccrual status when the loan becomes 90 days delinquent or a portion of the loan is determined to be uncollectable and supporting collateral is not considered to be sufficient to cover potential losses. Nonaccrual loans are reviewed at least quarterly to determine if all or a portion of the loan is uncollectable. Nonaccrual loans that are determined to be solely collateral dependent are promptly charged down to net realizable value upon determination that they are impaired.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

33

In addition to the allowance for loan losses, the Company also estimates probable losses related to unfunded lending commitments, such as letters of credit, financial guarantees and unfunded loan commitments. Unfunded lending commitments are analyzed and segregated by loan classification. These classifications, in conjunction with an analysis of historical loss experience, current economic conditions, performance trends within specific portfolio segments and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments. The reserve for credit losses related to unfunded lending commitments was $201,000 and $221,000 as of September 30, 2012 and December 31, 2011, respectively.

The Company maintains reserves for mortgage loans sold to agencies and investors in the event that, either through error or disagreement between the parties, the Company is required to indemnify the purchase. The reserves take into consideration risks associated with underwriting, key factors in the mortgage industry, loans with specific reserve requirements, past due loans and potential indemnification by the Company. Reserves are estimated based on consideration of factors in the mortgage industry such as declining collateral values and rising levels of delinquency, default and foreclosure, coupled with increased incidents of quality reviews at all levels of the mortgage industry seeking justification for pushing back losses to loan originators and wholesalers. As of September 30, 2012, the Company had reserves for mortgage loans sold of $1.7 million, and charges against reserves for the three months ended September 30, 2012 were $115,238. For the three and nine months ended September 30, 2012, the Company recorded $204,861 and $234,576 in provision expense related to potential repurchase and warranties exposure on the $94 million and $288.6 million in loan sales that occurred during that period, respectively. For the three months ended September 30, 2011, the Company recorded $18,000 in provision expense related to potential repurchase and warranties exposure. There were no charges against reserves for the three and nine months ended September 30, 2011. For the quarters and nine months ended September 30, 2012 and 2011, the Company did not repurchase any mortgage loans sold. As of December 31, 2011, the Company had reserves for mortgage loans sold of $1.8 million.

11. Fair Value

The Company utilizes fair value measurements to record fair value adjustments for certain assets and liabilities and to determine fair value disclosures. Available-for-sale securities, interest rate swaps, mortgage servicing rights, interest rate lock commitments and forward sale loan commitments are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record other assets at fair value, such as loans held-for-investment and certain other assets. These nonrecurring fair value adjustments usually involve writing the asset down to fair value or the lower of cost or market value.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Available-for-Sale Investment Securities

Available-for-sale investment securities are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities and private label entities, municipal bonds and corporate debt securities. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Interest Rate Swaps

Interest rate swaps are recorded at fair value on a recurring basis. Fair value measurement is based on discounted cash flow models run by a third-party on a monthly basis. All future floating cash flows are projected and both floating and fixed cash flows are discounted to the valuation date. As a result, the Company classifies interest rate swaps as Level 3.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

34

The following table presents a rollforward of interest rate swaps from June 30, 2012 to September 30, 2012, and from June 30, 2011 to September 30, 2011.

	Level 3
	Fair Value- Assets	Fair Value- Liabilities
	(Amounts in thousands)
Balance, June 30, 2011	$173	$173
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	55	55

Balance, September 30, 2011	$228	$228

Balance, June 30, 2012	$213	$213
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	—	—

Balance, September 30, 2012	$213	$213

The following table presents a rollforward of interest rate swaps from December 31, 2011 to September 30, 2012, and from December 31, 2010 to September 30, 2011.

	Level 3
	Fair Value- Assets	Fair Value- Liabilities
	(Amounts in thousands)
Balance, December 31, 2010	$159	$159
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	69	69

Balance, September 30, 2011	$228	$228

Balance, December 31, 2011	$217	$217
Purchases, sales, issuances and settlements	—	—
Gains/losses included in other income	(4)	(4)

Balance, September 30, 2012	$213	$213

Interest Rate Locks and Forward Loan Sale Commitments

Sidus, the Company’s mortgage lending subsidiary, enters into interest rate lock commitments and commitments to sell mortgages. At September 30, 2012, the amount of fair value associated with these interest rate lock commitments and sale commitments was $(491,245) and $1,008,706, respectively. At December 31, 2011, the amount of fair value associated with these interest rate lock commitments and sale commitments was $129,818 and $57,363, respectively. The fair value of interest rate lock commitments is based on servicing rate premium, origination income net of origination costs, fall out rates and changes in loan pricing between the commitment date and period end, typically month end.

The Company classifies interest rate lock commitments as Level 3. The fair value of forward sales commitments is based on changes in loan pricing between the commitment date and period end. The Company classified forward sale commitments as Level 2. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

35

The following table presents a rollforward of interest rate lock commitments for the three months ended September 30, 2012 and 2011, respectively.

	Interest Rate Lock Commitments
	Level 3
	Fair Value	Fair Value
	(In thousands)
Balance, June 30, 2012 and 2011	$578	$16
Gains/losses included in other income	(1,069)	314
Transfer in and out	—	—

Balance, September 30, 2012 and 2011	$(491)	$330

The following table presents a rollforward of interest rate lock commitments for the nine months ended September 30, 2012 and 2011, respectively.

	Interest Rate Lock Commitments
	Level 3
	Fair Value	Fair Value
	(In thousands)
Balance, December 31, 2011 and 2010	$130	$105
Gains/losses included in other income	(621)	225
Transfer in and out	—	—

Balance, September 30, 2012 and 2011	$(491)	$330

Mortgage Servicing Rights

A valuation of mortgage servicing rights is performed using a pooling methodology. Similar loans are pooled together and evaluated on a discounted earnings basis to determine the present value of future earnings. The present value of the future earnings is the estimated market value for the pool, calculated by a third party at least semi-annually, using assumptions that a third party purchaser would utilize in evaluating a potential acquisition of the servicing. As such, the Company classifies loan servicing rights as a Level 3 asset. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

36

The following table presents a rollforward of mortgage servicing rights from December 31, 2011 and 2010 to September 30, 2012 and 2011 and June 30, 2012 and 2011 to September 30, 2012 and 2011 and shows that the mortgage servicing rights are classified as Level 3 as discussed above.

	Level 3
	Fair Value	Fair Value
	(In thousands)
Balance, June 30, 2012 and 2011	$1,889	$2,193
Capitalized	300	71
Gains/losses included in other income	(153)	(248)

Balance, September 30, 2012 and 2011	$2,036	$2,016

	Level 3
	Fair Value	Fair Value
	(In thousands)
Balance, December 31, 2011 and 2010	$1,871	$2,144
Capitalized	645	266
Gains/losses included in other income	(480)	(394)

Balance, September 30, 2012 and 2011	$2,036	$2,016

Mortgage Loans Held-for-Sale

Loans held-for-sale are carried at lower of cost or market value. The fair value of loans held-for-sale is based on what secondary markets are currently offering for portfolios with similar characteristics. The changes in fair value of the assets are largely driven by changes in interest rates subsequent to loan funding and changes in the fair value of servicing associated with the mortgage loan held for sale. As such, the Company classifies loans measured at fair value on a nonrecurring basis as a Level 2 asset. At September 30, 2012, the cost of the Company’s mortgage loans held-for-sale was less than the market value. Accordingly, the Company’s loans held-for-sale are carried at cost. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Impaired Loans

The Company does not record loans held-for-investment at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with the Receivables topic of the FASB Accounting Standards Codification. The fair value of impaired loans is estimated using one of several methods, including collateral value (through appraisal processes and applying liquidity discounts and deducting expected selling costs), market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At September 30, 2012, the majority of impaired loans were evaluated based on the fair value of the collateral by obtaining third-party appraisals and applying liquidity discounts. Third party appraisals are obtained at least annually for all impaired loans greater than $250,000. The Company records impaired loans as nonrecurring Level 3. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Other Real Estate Owned

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral (through appraisal processes and applying liquidity discounts and deducting expected selling costs). When the fair value of the collateral is measured due to further deterioration in the value of the OREO since initial recognition, the Company records the foreclosed asset as nonrecurring Level 3. The current carrying value of OREO at September 30, 2012 is $22.3 million. At December 31, 2011 the carrying value of OREO was $25.0 million. There have been no changes in valuation techniques for the quarter ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

37

The following table presents assets and (liabilities) measured at fair value on a recurring basis:

September 30, 2012 (in thousands)	Fair Value	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. government agencies	$32,869	$—	$32,869	$—
Government sponsored agencies:
Residential mortgage-backed securities	83,264	—	83,264	—
Collateralized mortgage obligations	137,483	—	137,483	—
Private label collateralized mortgage obligations	1,059	—	1,059	—
State and municipal securities	54,769	—	54,769	—
Common and preferred stocks	1,112	1,112	—	—
Interest rate swap agreements	213	—	—	213
Interest rate swap agreements	(213)	—	—	(213)
Interest rate lock commitments	(491)	—	—	(491)
Forward loan sale commitments	1,008	—	1,008	—
Mortgage servicing rights	2,036	—	—	2,036

December 31, 2011 (in thousands)	Fair Value	Level 1	Level 2	Level 3
Available-for-sale securities:
U.S. government agencies	$23,726	$—	$23,726	$—
Government sponsored agencies:
Residential mortgage-backed securities	65,210	—	65,210	—
Collateralized mortgage obligations	166,028	—	166,028	—
Private label collateralized mortgage obligations	1,256	—	1,256	—
State and municipal securities	73,118	—	73,118	—
Common and preferred stocks	1,084	1,084	—	—
Interest rate swap agreements	216	—	—	216
Interest rate swap agreements	(216)	—	—	(216)
Interest rate lock commitments	130	—	—	130
Forward loan sale commitments	57	—	57	—
Mortgage servicing rights	1,871	—	—	1,871

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

38

Quantitative Information about Level 3 Fair Value Measurements

	Fair Value at September 30, 2012 (in thousands)	Valuation Technique	Unobservable Input	Range (Weighted Avg)
Recurring measurements:
Interest Rate Swaps	$213	Discounted cash flow	Discount rate	1-4% (1.20%)
Interest Rate Lock Commitments	(491)	Pricing model	Pull through rates	80-86%
Mortgage Servicing Rights	2,036	Discounted cash flow	Constant prepayment rate	20.03%
			Cost of service	$50
			Discount rate	8%
Nonrecurring measurements:
Impaired loans	$13,793	Discounted appraisals	Collateral discounts	15-50%
Other real estate owned	8,715	Discounted appraisals	Collateral discounts	6-15%

The unobservable input used in the fair value measurement of the Company’s interest rate swap agreements is the discount rate. A significant increase (decrease) in the discount rate could result in a significantly lower (higher) fair value measurement. The discount rate is determined by the third-party by obtaining third party market quotes from Reuters, which handle up to 30 year swap maturities. The Company’s asset liability management team periodically reviews the discount rates utilized in determining the fair value of the interest rate swap agreements.

The significant unobservable input used in the fair value measurement of the Company’s interest rate lock commitments is the closing ratio, which represents the percentage of loans currently in a lock position which management estimates will ultimately close. Generally, the fair value of an interest rate lock commitment is positive (negative) if the prevailing interest rate is lower (higher) than the interest rate lock commitment rate. Therefore, an increase in the pull through rates (i.e., higher percentage of loans are estimated to close) will result in the fair value of the interest rate lock commitments to increase if in a gain position, or decrease if in a loss position. The pull through ratio is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock. The pull through rate is computed by our secondary marketing system using historical data and the ratio is periodically reviewed by the Company’s mortgage banking division.

The significant unobservable inputs used in the fair value measurement of the Company’s mortgage servicing rights are the weighted average constant prepayment rate and weighted average discount rate. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. Although the constant prepayment rate and the discount rate are not directly interrelated, they will generally move in opposite directions. The Company utilizes an independent third-party to estimate the fair value of mortgage servicing rights through use of a discounted cash flow model to calculate the present value of estimated future net servicing income based on observable and unobservable inputs into the model to arrive at an estimated fair value. To assess the reasonableness of the fair value measurement, the fair value and constant prepayment rates are compared to forward-looking estimates by the Company.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

39

The following table presents assets measured at fair value on a nonrecurring basis:

	Fair Value	Level 1	Level 2	Level 3
	(Amounts in thousands)
September 30, 2012
Other real estate owned	$8,715	$—	$—	$8,715
Impaired loans:
Construction	3,400	—	—	3,400
Commercial real estate:
Owner occupied	4,933	—	—	4,933
Non-owner occupied	3,553	—	—	3,553
Commercial	1,158	—	—	1,158
Mortgages:
Secured 1-4 family real estate	749	—	—	749
Multifamily	—	—	—	—
Home equity lines of credit	—	—	—	—
Consumer and other	—	—	—	—

	Fair Value	Level 1	Level 2	Level 3
	(Amounts in thousands)
December 31, 2011
Other real estate owned	$5,391	$—	$—	$5,391
Impaired loans:
Construction	441	—	—	441
Commercial real estate:
Owner occupied	5,874	—	—	5,874
Non-owner occupied	832	—	—	832
Commercial	403	—	—	403
Mortgages:
Secured 1-4 family real estate	453	—	—	453
Multifamily	165	—	—	165
Home equity lines of credit	291	—	—	291
Consumer and other	—	—	—	—

There were no transfers between valuation levels for any assets during the quarter ended September 30, 2012 or the quarter ended September 30, 2011. If different valuation techniques are deemed necessary, we would consider those transfers to occur at the end of the period when the assets are valued.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

40

12. Financial Instruments

The following is a summary of the carrying amounts and fair values of the Company’s financial assets and liabilities at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Carrying amount	Estimated fair value	Level 1	Level 2	Level 3
	(Amounts in thousands)
Financial assets:
Cash and cash equivalents	$123,222	$123,222	$123,222	$—	$—
Investment securities	310,556	310,556	1,112	309,444	—
Loans and loans held-for-sale, net	1,356,403	1,228,930	—	—	1,228,930
Accrued interest receivable	6,229	6,229	—	6,229	—
Federal Home Loan Bank stock	4,155	4,155	4,155	—	—
Forward sales commitments	1,008	1,008	—	1,008	—
Interest rate swap agreements	213	213	—	—	213
Financial liabilities:
Demand deposits, NOW, savings and money market accounts	862,622	858,491	—	858,491	—
Time deposits	788,838	800,977	—	800,977	—
Borrowed funds	102,299	103,270	—	103,270	—
Accrued interest payable	1,746	1,746	—	1,746	—
Interest rate swap agreements	213	213	—	—	213
Interest rate lock commitments	491	491	—	—	491

	December 31, 2011
	Carrying amount	Estimated fair value	Level 1	Level 2	Level 3
	(Amounts in thousands)
Financial assets:
Cash and cash equivalents	$92,918	$92,918	$92,918	$—	$—
Investment securities	330,422	330,422	1,084	329,338	—
Loans and loans held-for-sale, net	1,437,610	1,365,586	—	—	1,365,586
Accrued interest receivable	6,745	6,745	—	6,745	—
Federal Home Loan Bank stock	6,130	6,130	6,130	—	—
Forward sales commitments	57	57	—	57	—
Interest rate swap agreements	216	216	—	—	216
Financial liabilities:
Demand deposits, NOW, savings and money market accounts	855,455	855,455	—	855,455	—
Time deposits	875,886	885,903	—	885,903	—
Borrowed funds	105,539	106,923	—	106,923	—
Accrued interest payable	2,619	2,619	—	2,619	—
Interest rate swap agreements	216	216	—	—	216
Interest rate lock commitments	130	130	—	—	130

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

41

The carrying amounts of cash and cash equivalents approximate their fair value.

The fair value of marketable securities is based on quoted market prices, prices quoted for similar instruments, and prices obtained from independent pricing services.

For certain categories of loans, such as installment and commercial loans, the fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The cost of fixed rate mortgage loans held-for-sale approximates the lower of cost or market as these loans are typically sold within 60 days of origination. Fair values for adjustable-rate mortgages are based on quoted market prices of similar loans adjusted for differences in loan characteristics. The Company applied an additional illiquidity discount in the amount of 10.0%.

The carrying value of FHLB stock approximates fair value based on the redemption provisions of the FHLB stock.

The fair value of demand deposits and savings accounts is the amount payable on demand at September 30, 2012 and December 31, 2011, respectively. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using rates currently offered for similar deposits with similar maturities.

The fair values of borrowings are based on discounting expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements. The carrying values of short-term borrowings, including overnight, securities sold under agreements to repurchase, federal funds purchased and FHLB advances, approximates the fair values due to the short maturities of those instruments. The Company’s credit risk is not material to calculation of fair value because these borrowings are collateralized.

The carrying values of accrued interest receivable and accrued interest payable approximates fair values due to the short-term duration.

Interest rate swaps are recorded at fair value on a recurring basis. Fair value measurement is based on discounted cash flow models. All future floating cash flows are projected and both floating and fixed cash flows are discounted to the valuation date.

Interest rate locks and forward loan sale commitments are recorded at fair value on a recurring basis. The fair value of forward sales commitments is based on changes in loan pricing between the commitment date and period end, typically month end. The fair value of interest rate lock commitments is based on servicing release premium, origination income net of origination costs, and changes in loan pricing between the commitment date and period end, typically month end.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

42

13. Business Segment Information

The Company has two reportable segments, including banking activities and mortgage banking activities, which includes mortgage activities at the Bank and at Sidus Financial, a single member LLC with the Bank as the single member. Sidus is headquartered in Greensboro, North Carolina and offers mortgage banking services to its customers throughout the Southeast. The following table details the results of operations for the three and nine months ended September 30, 2012 and 2011 for bank activities and mortgage activities.

During the second quarter of 2012, a decision was made by management to make a change in how the Company’s mortgage activities are reported based on the reorganization of the Bank’s mortgage division and Sidus. This decision was made to improve overall reporting of its mortgage banking activities which are now analyzed and reviewed as a separate and distinct business segment. This change in reporting segment combines both mortgage activities of the Bank with mortgage activities that were previously reported separately from mortgage activities provided by Sidus. Reclassifications include interest income which was previously presented in other income, commission expenses recorded in salaries that are now recorded as a reduction in mortgage banking activity income, and other miscellaneous expenses previously recorded in other expenses that have been reclassified as a reduction to mortgage banking activity income. In addition, gains on sale of mortgage loans has been reclassified to be reported with mortgage banking income to provide a combined overview of the mortgage banking activity segment. The reclassifications had no effect on net income (loss) or shareholders’ equity, as previously reported.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

43

	Bank Activities	Mortgage Activities	Other	Total
	(Amounts in thousands)
For Three Months Ended September 30, 2012
Interest income	$19,238	$208	$—	$19,446
Interest expense	3,985	61	211	4,257

Net interest income	15,253	147	(211)	15,189
Provision for loan losses	4,254	(3)	—	4,251

Net interest income (loss) after provision for loan losses	10,999	150	(211)	10,938
Other income	3,060	1,599	6	4,665
Other expense	13,589	1,192	11	14,792

Income (loss) before income taxes	470	557	(216)	811
Income taxes	54	—	—	54

Net income (loss)	$416	$557	$(216)	$757

Total assets	$1,899,745	$33,208	$(12,575)	$1,920,378
Net loans	1,331,637	—	—	1,331,637
Loans held for sale	—	24,766	—	24,766

For Nine Months Ended September 30, 2012
Interest income	$59,641	$538	$—	$60,179
Interest expense	13,215	90	636	13,941

Net interest income	46,426	448	(636)	46,238
Provision for loan losses	8,842	(22)	—	8,820

Net interest income (loss) after provision for loan losses	37,584	470	(636)	37,418
Other income	8,134	4,412	35	12,581
Other expense	40,781	3,297	24	44,102

Income (loss) before income taxes	4,937	1,585	(625)	5,897
Income taxes	(9,329)	—	—	(9,329)

Net income (loss)	$14,266	$1,585	$(625)	$15,226

(1)	Note: The “Other” column includes asset eliminations representing the Bank’s Due from Sidus account ($10,689 in 2012), the Bank’s Investment in Sidus ($3,000 in 2012), and the Bank’s A/R from Sidus ($0 in 2012). Also included in this column are Holding Company assets ($1,114 in 2012) and Holding Company income and expenses.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

44

	Bank Activities	Mortgage Activities	Other	Total
	(Amounts in thousands)
For Three Months Ended September 30, 2011
Interest income	$21,400	$165	$—	$21,565
Interest expense	5,738	10	192	5,940

Net interest income	15,662	155	(192)	15,625
Provision for loan losses	1,922	34	—	1,956

Net interest income (loss) after provision for loan losses	13,740	121	(192)	13,669
Other income	4,281	996	(54)	5,223
Other expense	11,299	1,528	2	12,829

Income (loss) before income tax expense	6,722	(411)	(248)	6,063
Income tax expense	2,384	—	—	2,384

Net income (loss)	$4,338	$(411)	$(248)	$3,679

Total assets	$2,026,753	$23,142	$(2,764)	$2,047,131
Net loans	1,439,927	—	—	1,439,927
Loans held for sale	357	13,444	—	13,801
Goodwill	—	—	—	—

For Nine Months Ended September 30, 2011
Interest income	$67,351	$236	$—	$67,587
Interest expense	19,891	219	576	20,686

Net interest income	47,460	17	(576)	46,901
Provision for loan losses	17,162	54	—	17,216

Net interest income (loss) after provision for loan losses	30,298	(37)	(576)	29,685
Other income	10,431	3,476	(136)	13,771
Other expense	42,408	11,433	30	53,871

Loss before income tax expense	(1,679)	(7,994)	(742)	(10,415)
Income tax expense	6,905	—	—	6,905

Net loss	$(8,584)	$(7,994)	$(742)	$(17,320)

(1)	As an LLC, Sidus passes its pre-tax income through to its single member, the Bank, which is taxed on that income.
(2)	Note: The “Other” column includes asset eliminations representing the Bank’s Due from Sidus account ($3,286 in 2011), the Bank’s Investment in Sidus ($3,000 in 2011), and the Bank’s A/R from Sidus ($614 in 2011). Also included in this column are Holding Company assets ($1,258 in 2011) and Holding Company income and expenses.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

45

14. Income Taxes

The following table presents the provision for income taxes for the nine months ended September 30, 2012 and 2011:

	2012	2011
	(in thousands)
Current:
Federal	$(342)	$1,627
State	—	—

	(342)	1,627

Deferred:
Federal	1,575	(5,120)
State	438	(602)

	2,013	(5,722)

Increase (decrease) in valuation allowance for deferred tax assets	(11,000)	11,000

Total income taxes	$(9,329)	$6,905

The following table presents the tax effects of significant components of the Company’s net deferred tax assets as of September 30, 2012 and December 31, 2011:

	September 30,	December 31,
	2012	2011
	(in thousands)
Deferred tax assets:
Allowance for loan losses	$10,671	$12,880
Other than temporary impairment	807	807
Accrued liabilities	213	276
OREO property	1,594	1,268
Net operating loss	6,511	7,281
Sidus goodwill	953	1,050
Other	1,887	1,798

	22,636	25,360

Less: Valuation Allowance	—	(11,000)

	$22,636	$14,360

Deferred tax liabilities:
Unrealized gain on available-for-sale securities	$(3,002)	$(2,387)
FMV adjustment related to mergers	(177)	(255)
Depreciation	(1,688)	(1,980)
Prepaid expenses	(358)	(327)
Core deposit intangible	(1,146)	(1,468)
Noncompete intangible	(149)	(149)
Other	(146)	(195)

	$(6,666)	$(6,761)

Net deferred tax asset	$15,970	$7,599

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

46

Our net deferred tax asset was $16.0 million at September 30, 2012 and $7.6 million at December 31, 2011. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realized. All available evidence, both positive and negative, is used in the consideration to determine whether, based on the weight of that evidence, a valuation allowance is required.

As of June 30, 2012, the Company reversed a previously recorded $11 million valuation allowance which had been established as a measure of caution in 2011 after falling into a 3-year cumulative loss position at that time. After review of all available evidence at June 30, 2012 and based on the weight of such evidence, the Company believed the realization of the deferred tax asset was more likely than not and reversed the previously recorded $11.0 million valuation allowance. The reversal of the allowance was based primarily on a return to profitability as the Company had reported four consecutive quarters of net income. Based on net income trends, projected net income over the next 36 months and improving credit quality metrics, no valuation allowance was deemed necessary as of June 30, 2012.

At September 30, 2012, the Company considered the following negative and positive evidence in its evaluation of deferred tax assets:

•	The Company is in a cumulative tax income position for the 3-year period ending September 30, 2012 of $1.7 million. Significance: High

	September 30, 2012 Cumulative Loss Test
	2009*	2010	2011	2012**	Total
Income (loss) before income taxes	$6,545	$(1,402)	$(7,701)	$5,897	$(3,206)
Goodwill impairment	—	—	4,944	—	4,944

	$6,545	$(1,402)	$(2,757)	$5,897	$1,738

*	4th quarter of 2009
**	First nine months of 2012

•

The Company has recorded $14.7 million in taxable income for five previous consecutive quarters as credit quality has improved and net interest margin has increased over the past year. Credit quality has improved, including significant decreases in classified loans and nonperforming loans. Credit losses have shown a dramatic reduction in the second half of 2011 and continuing into 2012 with only $16.5 million in charge-offs for the nine months ended September 30, 2012. Significance: High

•

The Company’s strong history of earnings since the inception of the Bank, and particularly over the 10 year period prior to the current economic cycle, shows the Company has historically been profitable and has no history of expiration of loss carryforwards. Significance: Moderate

•	Management is not aware of any unsettled circumstances that, if resolved, would adversely affect future operations or earnings. Significance: Low

•

Credit quality has improved over the past twelve months, including significant decreases in classified loans and nonperforming loans. Credit losses have shown a dramatic reduction in the second half of 2011 and continuing into 2012, with only $25.3 million in gross charge-offs over the past twelve months as compared to $39.8 million in the twelve prior months. Significance: Moderate

•

Federal net operating losses can be deducted over the twenty year carryforward period. Currently, management is projecting full utilization of these tax benefits within 3 years from December 31, 2011. The Company’s loss carryforwards for the tax period ending December 31, 2012 include net operating loss carryforwards generated in the acquisition of Cardinal State Bank in 2008 and American Community Bank in 2009, as well as net operating loss carryforwards for the Company. The expiration of the loss carryforwards for the tax period ending December 31, 2012 are as follows:

Significance: Moderate

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

47

	Net Operating Loss Carryforward at December 31, 2011	Expiration
	(in thousands)
Cardinal State Bank acquisition	$2,424	2029
American Community Bank acquisition	345	2030
Yadkin Valley Federal Tax	14,517	2031
Yadkin Valley State Tax	16,166	2031

Total Loss Carryforwards	$33,452

After review of all available evidence and based on the weight of such evidence, the Company believes the realization of the deferred tax asset is, more likely than not and no valuation allowance is deemed necessary at September 30, 2012 based primarily on a return to profitability (excluding projected losses related to management’s de-risk plan) as the Company has reported five consecutive quarters of net income, net income trends, projected net income for the years 2013-2015 and improving credit quality metrics.

In October 2012, the Company announced a plan to reduce credit risk and reduce problem assets. As a result of this plan, the Company is projecting a loss for the year ended December 31, 2012. This loss will cause the Company to return to a cumulative loss position for the 3-year period ended. Although the Company estimates losses related to this effort will be between $40-45 million, the plan will help reduce problem assets that led to significant losses in the years 2010 and 2011 and capital raised as part of the Private Placement will better position the Company in the future. See Note 15 for further discussion on the Private Placement and de-risk plan. The Company has considered this potential transaction as part of our analysis of realizability of deferred tax assets at September 30, 2012 and concluded that it was still more likely than not that the deferred tax assets will be realized and that no valuation allowance is necessary at September 30, 2012.

The following table presents a reconciliation of applicable income taxes for the nine months ended September 30, 2012 and 2011 to the amount of tax expense computed at the statutory federal income tax rate of 35%:

	2012	2011
	(in thousands)
Tax expense (benefit) at statutory rate on income before income taxes	$2,064	$(3,645)
Increases (decreases) resulting from:
Tax-exempt interest on investments	(589)	(651)
State income tax, net of federal benefits	285	(391)
Income from bank-owned life insurance	(166)	(172)
Valuation allowance on deferred tax assets	(11,000)	11,000
Other	77	764

Total income taxes	$(9,329)	$6,905

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

48

15. Subsequent Events

On October 23, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and directors and executive officers of the Company (collectively, the “Investors”), pursuant to which the Investors purchased 45,000 shares of the Company’s Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), at a price of $1,000 per share in a private placement (the “Private Placement”). The Series A Preferred Stock will convert into shares of the Company’s common stock at a price of $2.80 per share upon shareholder approval. The Company raised approximately $41.8 million in net proceeds from the sale of the Series A Preferred Stock.

As part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with certain holders (the “Preferred Shareholders”) of the Company’s Series T Preferred Stock and Series T-ACB Preferred Stock, pursuant to which the Preferred Shareholders agreed, upon shareholder approval, to exchange shares of the Preferred Stock for shares of the Company’s common stock and shares of a new class of non-voting common stock, par value $1.00 per share, of the Company (the “non-voting common stock”). Upon shareholder approval, the total amount of Preferred Stock to be exchanged for common stock and non-voting common stock will be approximately $21 million. The non-voting common stock will convert into shares of the Company’s common stock under certain conditions in accordance with the terms of the Articles of Amendment creating the class of the non-voting common stock.

In connection with the Private Placement, the Company intends to call a special meeting of shareholders (the “Special Meeting”) to be held on December 14, 2012 to, among other things: (i) create a class of non-voting and ii) approve, pursuant to the NASDAQ Rules, the conversion of the Series A Preferred Stock into common stock and the exchange of the Series T Preferred Stock and the Series T-ACB Preferred Stock into common stock and non-voting common stock.

For additional information on the Private Placement, see the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2012.

Also, in conjunction with the Private Placement, the Company made the strategic decision to implement a plan to substantially reduce credit risk within the Bank’s loan portfolio. This plan will include the transfer of certain substandard and nonperforming loans to loans held for sale, and significant losses on sale of foreclosed real estate. Losses on sale of assets related to the plan are expected to be approximately $40-45 million and are due to a discount to fair value for liquidation purposes. The Company is pursuing potential loan sale alternatives that are expected to result in the disposition of these assets prior to the calendar year end.

Yadkin Valley Financial Corporation

Form 10-Q Quarterly Report September 30, 2012

49

APPENDIX F

Management’s Discussion and Analysis of Financial Condition at September 30, 2012, and Results of Operations for the three-month and nine-month periods ended September 30, 2012 and September 30, 2011, as included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012

Management’s Discussion and Analysis of Financial Condition and Results of Operations

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

The following is our discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. This commentary should be read in conjunction with the financial statements and the related notes and the other statistical information included in this report.

This report contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to the financial condition, results of operations, plans, objectives, future performance, and business of our Company. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those anticipated in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate,” as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, without limitation, those described under the heading “Risk Factors” in our 2011 Form 10-K as filed with the SEC and the following:

•

reduced earnings due to higher credit losses generally and specifically because losses in the sectors of our loan portfolio secured by real estate are greater than expected due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

•	reduced earnings due to higher credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral;

•	the rate of delinquencies and amount of loans charged-off;

•	the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods;

•

results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or writedown assets;

•	the amount of our loan portfolio collateralized by real estate, and the weakness in the commercial real estate market;

•

our efforts to raise capital or otherwise increase and maintain our regulatory capital ratios above the statutory and agreed upon minimums, including the impact of the proposed capital rules under Basel III;

•	the impact of our efforts to raise capital on our financial position, liquidity, capital, and profitability;

•	risks and uncertainties associated with the closing of the Private Placement, including the risk that we are unable to receive shareholder approval to (i) issue the shares of common

2

stock resulting from the conversion of the Series A Preferred Stock, (ii) amend the Articles of Incorporation to create the non-voting common stock, (iii) issue shares of common stock and the non-voting common stock to certain of the Series T and Series T-ACB Preferred Shareholders in exchange for the Series T and Series T-ACB Preferred Stock, and (iv) issue the shares of common stock resulting from the conversion of the non-voting common stock;

•

risks and uncertainties relating to not successfully negotiating and entering into definitive agreements with respect to, and closing the, currently contemplated asset dispositions and the asset sales or accelerated foreclosed properties dispositions not occurring within our currently expected ranges for price and other terms, and the pre-tax charges associated with such sales exceeding the pre-tax charges that we currently anticipate;

•	the increase in the cost of capital of our Series A Preferred Stock if we do not obtain shareholder approval to convert the Series A Preferred Stock into common stock at the Special Meeting;

•	the increase in the cost of capital of our Series T and Series T-ACB Preferred Stock if we do not redeem within five years of the date of issuance;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	increased funding costs due to market illiquidity, increased competition for funding, and increased regulatory requirements with regard to funding;

•	significant increases in competitive pressure in the banking and financial services industries;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including the effect of recent financial reform legislation on the banking industry;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	our ability to retain our existing customers, including our deposit relationships;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•

ability of borrowers to repay loans, which can be adversely affected by a number of factors, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, natural disasters, which could be exacerbated by potential climate change, and international instability;

•	changes in deposit flows;

•	changes in accounting principles, policies or guidelines;

3

•	changes in the assessment of whether a deferred tax valuation allowance is necessary;

•	our ability to maintain internal control over financial reporting;

•

our reliance on secondary sources such as FHLB advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets; and

•	other risks and uncertainties detailed from time to time in our filings with the SEC.

These risks are exacerbated by the developments in national and international financial markets that have persisted over the past several years, and we are unable to predict what effect these uncertain market conditions will continue to have on us. There can be no assurance that these unprecedented developments will not continue to materially and adversely affect our business, financial condition and results of operations.

We have based our forward-looking statements on our current expectations about future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee you that these expectations will be achieved. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

The following discussion describes our results of operations for the three and nine months ended September 30, 2012 and 2011 and also analyzes our financial condition as of September 30, 2012 as compared to December 31, 2011. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, on which we pay interest. Consequently, one of the key measures of our success is our amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process.

In addition to earning interest on our loans and investments, we earn income through fees and other expenses we charge to our customers. We describe the various components of this noninterest income, as well as our noninterest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

4

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or occurrences after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Changes in Financial Position

Total assets at September 30, 2012 were $1,920.4 million, a decrease of $72.8 million, or 3.7%, compared to assets of $1,993.2 million at December 31, 2011. The loan portfolio, net of allowance for losses, was $1,331.6 million compared to $1,418.1 million at December 31, 2011. Gross loans held-for-investment decreased by $92.1 million, or 6.3% as loans continue to paydown and the Company continues efforts to focus on credit quality. The allowance for loan losses decreased $5.6 million driven primarily by decreases in classified loans for the quarter ended September 30, 2012, decreased charge-offs in 2012 as compared to 2011, as well as an overall decrease in loans held-for-investment. Total watch list and substandard loans were $124.0 million as compared to $160.4 million as of December 31, 2011, a decrease of $36.4 million. Also, included in the first nine months of 2012 was a $1.1 million recovery of loan losses sustained in 2009. Although this recovery is included in net charge-off numbers for the three and nine months ended September 30, 2012 it was not considered in the Company’s calculation of allowance for loan losses. See Note 10 above entitled “Loans and Allowance for Loan Losses” for further discussion of the allowance for loan losses.

During the first quarter of 2012, the decision was made by management to transfer a pass graded non-owner occupied commercial real estate loan in the amount of $7.6 million from loans held-for-investment to loans held-for-sale. As a result of this transfer, approximately $912,000 was charged-off in order to record the loan at fair value at time of transfer. This loan was sold on September 28, 2012 for a loss of $900,000. During the third quarter of 2012, another real estate loan in the amount of $5.0 million was transfered from loans held-for-investment to loans held-for-sale as management made the strategic decision to market the loan for sale. As a result of the transfer the Company charged-off $3.4 million in order to record the loan at fair value at the time of transfer. The loan was sold on September 21, 2012 with no gain or loss recorded on the sale.

Mortgage loans held-for-sale increased by $5.2 million, or 26.8%, from December 31, 2011 to September 30, 2012 as the Bank continued its strategy of selling mortgage loans mostly to various investors with servicing rights released and to a lesser extent to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation with servicing rights retained. This increase was the result of a larger pipeline at September 30, 2012, as well as an increase in fair value of loan commitments. These loans are normally held for a period of two to three weeks before being sold to investors. Mortgage loans closed in the first nine months of 2012 ranged from a low of $14.6 million in January 2012 to a high of $33.8 million in July 2012 and totaled $237.3 million at September 30, 2012. Mortgage loans closed during the nine months ended September 30, 2011 totaled $407.6 million.

5

The securities portfolio decreased from $330.4 million at December 31, 2011, to $310.6 million at September 30, 2012, a decrease of $19.9 million as mortgage-backed securities continue to pay down at an increased rate, and lower interest earning securities are sold. The portfolio is comprised of securities of U.S. government agencies (10.6%), mortgage-backed securities (71.4%), state and municipal securities (17.6%), and publicly traded common and preferred stocks (0.4%).

Other assets increased $4.3 million due largely to a reversal of the valuation allowance for deferred taxes of $11.0 million that occurred in June 2012, offset by a decrease in income taxes receivable. OREO decreased $2.7 million as the result of sales in the amount of $11.6 million, losses of $4.4 million offset by transfers in the amount of $13.4 million for the nine months ended September 30, 2012. Premises and equipment decreased $660,000, or 1.57%.

Deposits decreased $79.9 million, or 4.6%, comparing September 30, 2012 to December 31, 2011. Overall, noninterest-bearing demand deposits increased $26.5 million, or 11.5%, while NOW, savings, and money market accounts decreased $19.3 million, or 3.1%, certificates of deposit (“CODs”) over $100,000 decreased $18.0 million, or 5.0%, and other CODs decreased $69.0 million, or 13.4%. Management continues to focus on shifting the deposit mix from higher cost time deposits to lower cost demand and NOW accounts through the use of marketing efforts and interest rates.

Borrowed funds decreased $3.2 million, or 3.1%, comparing September 30, 2012 to December 31, 2011. Advances from FHLB and overnight borrowings decreased $1.8 million as the Company continued to paydown outstanding advances and repurchase agreements decreased $1.5 million. Long term borrowings included $35.0 million in trust preferred securities and advances from the FHLB of $25.3 million. The American Community merger added $10.4 million in trust preferred securities at a rate equal to the three-month LIBOR rate plus 2.80% and will mature in 2033. Yadkin Valley Statutory Trust I (“the Trust”) issued $25.8 million in trust preferred securities at a rate equal to the three-month LIBOR rate plus 1.32%. The trust preferred securities mature in 30 years, and can be called by the Trust without penalty.

Other liabilities, capital lease obligations and accrued interest payable combined decreased by $4.3 million, or 27.6%, from December 31, 2011 to September 30, 2012. Decreases in other liabilities resulted primarily from a decrease in preferred dividends payable of $2.2 million, a decrease in accrued interest on trust preferred of $595,000, and a $873,000 decrease in accrued interest payable as average deposits and borrowings have decreased year-over-year.

At September 30, 2012, total shareholders’ equity was $155.2 million, or a book value of $5.36 per common share, compared to $140.6 million, or a book value of $4.77 per common share, at December 31, 2011. The Company’s equity to assets ratio was 8.08% and 7.05%, at September 30, 2012 and December 31, 2011, respectively.

Capital adequacy is an important indicator of financial stability and performance. In order to be considered “well capitalized”, a bank must exceed total risk-based capital ratios of 10%, and Tier 1 risk-based capital ratios of 6% and leverage ratios of 5%. In addition, we have committed to regulators that the Bank will maintain a Tier 1 Leverage Ratio of 8%, which is higher than the statutory Tier 1 leverage ratio of 5% to be classified as well-capitalized. Our goal has been to maintain a “well-capitalized” status for the Bank since failure to meet or exceed this classification affects how regulatory applications for certain activities, including acquisitions, and continuation and expansion of existing activities, are evaluated and could make our customers and potential investors less confident in our Bank.

6

The following table sets forth the Company’s and the Bank’s various capital ratios as of September 30, 2012 and December 31, 2011. The Company and the Bank exceeded the minimum regulatory capital ratios as of September 30, 2012, as well as the ratios to be considered “well capitalized.”

	September 30, 2012		December 31, 2011
	Holding Company	Bank	Holding Company	Bank
Total risk-based capital ratio	12.6%	12.4%	11.8%	11.5%
Tier 1 risk-based capital ratio	11.4%	11.2%	10.6%	10.2%
Leverage ratio	8.8%	8.7%	8.3%	7.9%

Management of equity is a critical aspect of capital management in any business. The determination of the appropriate amount of equity for a regulated financial institution is affected by a number of factors, including but not limited to, the amount of capital needed to meet regulatory requirements, the amount of “risk equity” the business requires and balance sheet leverage.

As disclosed in Note 15 to the Condensed Consolidated Financial Statements (Unaudited), on October 23, 2012, the Company entered into the Purchase Agreement with certain accredited investors and directors and executive officers of the Company, pursuant to which the Investors purchased 45,000 shares of the Company’s Series A Preferred Stock at a price of $1,000 per share in the Private Placement. The net proceeds of the sale of the Series A Preferred Stock, after direct expenses of $3.2 million, were approximately $41.8 million of which approximately $2.0 million was retained by the Company and approximately $39.8 million was contributed to the Bank as a capital contribution.

In addition, as part of the Private Placement, contemporaneously with the execution of the Purchase Agreement, the Company entered into the Exchange Agreement with the Preferred Shareholders, pursuant to which the Preferred Shareholders agreed, upon shareholder approval, to exchange certain shares of the Series T and Series T-ACB Preferred Stock for shares of the Company’s common stock and shares of the Company’s non-voting common stock.

In June 2012, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) approved three notices of proposed rulemaking (“NPRs”) to, among other things, implement the Basel III minimum capital requirements and capital conservation buffer. The three NPRs are expected to be published jointly by the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency after each agency has completed its approval process. The comment period on the NPRs ends on October 22, 2012. If approved in their current form, the NPRs would be effective over a phased-in period from 2013 to 2019. We are in the process of evaluating the impact of the proposed rules on the Company and the Bank.

7

To be categorized as well capitalized, the Company and the Bank each must maintain minimum amounts and ratios. At September 30, 2012, the Company is well-capitalized for regulatory purposes both at the bank and holding company level, however the Bank has committed to regulators that it will maintain a Tier 1 Leverage Ratio of 8% which it exceeded at September 30, 2012.

Liquidity, Interest Rate Sensitivity and Market Risk

The Bank derives the majority of its liquidity from its core deposit base and to a lesser extent from wholesale borrowing. The balance sheet liquidity ratio, measured by the sum of cash (less reserve requirements), investments, and loans held-for-sale reduced by pledged securities, as compared to deposits and short-term borrowings, was 21.7% at September 30, 2012 compared to 19.1% at December 31, 2011. Additional liquidity is provided by $59.0 million in unused credit including federal funds purchased lines provided by correspondent banks as well as credit availability from the FHLB. In addition, the Bank has unpledged marketable securities of $223.3 million available for use as a source of collateral. At September 30, 2012, brokered deposits totaled $3.8 million, or 0.23% of total deposits. Brokered certificates of deposit are primarily short-term with maturities of nine months or less. The Bank also maintains a brokered deposit NOW account to add municipal deposits totaling $3.1 million at September 30, 2012.

The Bank contracted with Promontory Interfinancial Network (“Promontory”) in 2008 for various services including wholesale COD funding. Promontory’s CDARS® product, One-Way BuySM, enables the Bank to bid on a weekly basis through a private auction for COD terms ranging from four weeks to 260 weeks (approximately five years) with settlement available each Thursday. There were no outstanding funds acquired through the One-Way Buy product at September 30, 2012 or December 31, 2011.

Promontory also provides a product, CDARS® Reciprocal, which allows the Bank’s customers to place funds in excess of the FDIC insurance limit with Promontory’s network of participating Banks so that the customer is fully insured for the amount deposited. Promontory provides reciprocating funds to the Bank from funds placed at other banks by their customers. The Bank sets its customers’ interest rates when they place deposits through the network and pays/receives the rate difference to/from the other banks whose reciprocal funds are held by the Bank. The overall impact of this process is that the Bank effectively pays the rate offered to its relationship customer. Therefore, the Bank does not consider these funds to be wholesale or brokered funds. In compliance with FDIC reporting requirements, the Bank includes reciprocal deposits as brokered deposits in its quarterly Federal Financial Institutions Examination Council Call Report. At September 30, 2012, CDARS® reciprocal deposits totaled $824,000, compared to $2.1 million at December 31, 2011.

Management continues to assess interest rate risk internally and by utilizing outside sources. The balance sheet is asset sensitive over a three-month period, meaning that there will be more assets than liabilities immediately repricing as market rates change. Over a period of twelve months, the balance sheet remains slightly asset sensitive. We generally would benefit from increasing market interest rates when we have an asset-sensitive, or a positive interest rate gap, and we would generally benefit from decreasing market interest rates when we have liability-sensitive, or a negative interest rate gap.

8

The Company currently has derivative instrument contracts consisting of interest rate swaps and interest rate lock commitments and commitments to sell mortgages. The primary objective for each of these contracts is to minimize interest rate risk. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. The Company has no market risk sensitive instruments held for trading purposes. The Company’s exposure to market risk is reviewed regularly by management.

9

Results of Operations

Net income for the quarter ended September 30, 2012 was $757,000 before preferred dividends, compared to net income of $3.7 million in the same period of 2011. Net loss to common shareholders for the three-month period ended September 30, 2012 was $81,000. Net income to common shareholders for the three-month period ended September 30, 2011 was $2.9 million. Basic and diluted income per common share were $0.00 for the three-month period ended September 30, 2012. Basic and diluted income per common share were $0.15 for the three month period ended September 30, 2011. On an annualized basis, third quarter results represent a return on average assets of (0.02)% at September 30, 2012 compared to 0.56% at September 30, 2011, and a return on average equity of (0.21)% compared to 8.49% at September 30, 2011.

Net income for the nine month period ended September 30, 2012 was $15.2 million before preferred dividends, compared to a net loss of $17.3 million in the same period of 2011. Net income available to common shareholders for the nine months ended September 30, 2012 was $12.7 million, compared to a net loss to common shareholders of $19.5 million for the nine months ended September 30, 2011. Basic and diluted earnings per common share were $0.66 for the nine months ended September 30, 2012. Basic and diluted losses per common share were $1.09 for the nine months ended September 30, 2011. On an annualized basis, year-to-date results represent a return on average assets of 0.87% at September 30, 2012 compared to (1.21)% at September 30, 2011, and a return on average equity of 11.57% compared to (18.27)% at September 30, 2011.

Certain income and expense items have been reclassified for the three and nine months ended September 30, 2012 and 2011 for comparability due to a change in the Company’s mortgage banking segment reporting as of September 30, 2012.

Net Interest Income

Net interest income, the largest contributor to earnings, decreased $436,000, or 2.8%, to $15.2 million in the third quarter of 2012, compared with $15.6 million in the same period of 2011. The overall decrease in net interest income was primarily due to a decrease in interest income on loans of 8.3% as average loan balances are down 9% from the prior year and loan yields continue to be depressed by nonaccrual loans. This decrease in net interest income was offset by a 28% decrease in interest expense as higher costs time deposits have decreased 9.9% since December 31, 2011. The net interest margin increased to 3.37% in the third quarter of 2012 from 3.29% in the third quarter of 2011. The increase in net interest margin is primarily related to a decrease in deposit yields. Deposit yields have decreased as management focused efforts on shifting the deposit mix from higher cost time deposits to lower cost interest bearing NOW and money market accounts. The Company maintains an asset-sensitive position with respect to the impact of changing rates on net interest income.

Net interest income for the nine months ended September 30, 2012 decreased to $46.2 million from $46.9 million when compared to the same period in 2011 again due primarily to a decrease in interest income on loans of 10.1% as average loan balances are down from the prior year and loan yields continue to be depressed by nonaccrual loans. The net interest margin increased to

10

3.46% in the first nine months of 2012 from 3.18% in the first nine months of 2011. Excluding the accretion of acquisition related fair market value adjustments, net interest margin for the nine months ended September 30, 2012 increased to 3.44% as compared to 3.12% for the nine months ended September 30, 2011. The Company maintains an asset-sensitive position with respect to the impact of changing rates on net interest income.

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011
	Average		Yield/	Average		Yield/
Interest Rates Earned and Paid	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits and federal funds sold	$70,650	$127	0.24%	$151,137	$299	0.26%
Investment securities (1)	337,414	6,161	2.44%	307,654	7,266	3.16%
Total loans (1)(2)(6)(8)	1,411,072	54,726	5.18%	1,553,468	60,901	5.25%

Total interest-earning assets	1,819,136	61,014	4.48%	2,012,259	68,466	4.55%

Non-earning assets	125,398			155,488

Total assets	$1,944,534			$2,167,747

Interest-bearing liabilities:
Deposits (7):
NOW and money market	$553,199	$1,208	0.29%	$550,217	$2,768	0.67%
Savings	63,487	68	0.14%	56,354	79	0.19%
Time certificates	830,533	10,973	1.76%	1,063,044	16,189	2.04%

Total interest bearing deposits	1,447,219	12,249	1.13%	1,669,615	19,036	1.52%
Repurchase agreements sold	40,820	217	0.71%	41,210	317	1.03%
Borrowed funds (7)	66,470	1,475	2.96%	65,490	1,333	2.61%

Total interest-bearing liabilities	1,554,509	13,941	1.20%	1,776,315	20,686	1.55%

Non-interest bearing deposits	237,513			226,422
Shareholders’ equity	146,569			143,309
Other liabilities	5,943			21,701

Total average liabilities and shareholders’ equity	$1,944,534			$2,167,747

Net interest income (3) and interest rate spread (5)		$47,073	3.28%		$47,780	3.00%

Net interest margin (4)			3.46%			3.18%

(1)	Yields related to investment securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 35%. The calculation includes an adjustment for the nondeductible portion of interest expense
(2)	The loan average includes loans on which accrual of interest has been discontinued.
(3)	The net interest income is the difference between income from earning assets and interest expense.
(4)	Net interest margin is net interest income divided by total average earning assets.
(5)	Interest spread is the difference between the average interest rate received on earning assets and the average interest rate paid on interest-bearing liabilities.
(6)	Interest income on loans for 2012 and 2011 includes $157 and $499, respectively, in accretion of fair market value adjustments related to mergers.
(7)	Interest expense on deposits and borrowings in 2012 and 2011 includes $11 and $322, respectively, in accretion of fair market value adjustments related to mergers.
(8)	Certain amounts in the current and prior periods have been reclassified based on a change in segment reporting for mortgage banking activities.

11

Provisions and Allowance for Loan Losses

Adequacy of the allowance or reserve for loan losses of the Bank is a significant estimate that is based on management’s assumptions regarding, among other factors, general and local economic conditions, which are difficult to predict and are beyond the Bank’s control. In estimating these loss reserve levels, management also considers the financial conditions of specific borrowers and credit concentrations with specific borrowers, groups of borrowers, and industries.

The allowance for loan losses was $27.2 million at September 30, 2012, or 2.00% of loans held-for-investment, as compared to $32.8 million, or 2.26% of loans held-for-investment, at December 31, 2011. Decreases in the allowance for loan losses were due to decreased charge-offs in the first nine months of 2012, decreased criticized loans and an overall decrease in gross loans since December 31, 2011. Decreases in criticized loans were due to improvements in loans 30-89 days past due, payoffs and overall improvements in underlying credit exposures.

The allowance model is applied to the loan portfolio quarterly to determine the specific allowance balance for impaired loans and the general allowance balance for performing loans grouped by loan type. Out of the $27.2 million in total allowance for loan losses at September 30, 2012, the specific allowance for impaired loans accounted for $3.8 million, down from $4.1 million at year end as collateral dependent impaired loans are charged down to fair value. The remaining general allowance, $23.4 million, was attributed to performing loans and was down from $28.7 million at year end. The general allowance, as a percent of loans not individually reviewed for impairment was 1.81% as of September 30, 2012 as compared to 2.09% as of December 31, 2011. The decrease in the general allowance was driven primarily by a decrease in charge-offs, as well as a decrease in substandard and watch loans of $36.4 million which resulted from additional impairments loans, for which specific allowances are now calculated, as well as a few significant payoffs and improvements in past dues and underlying credit exposures of previously classified loans. Also contributing to the decrease in the general allowance for loan losses was a 6.3% decrease in gross loans as of September 30, 2012 as compared to December 31, 2011. These decreases in allowances led to decreased provisions in many of the loan types including negative provisions for the nine months ended September 30, 2012 for commercial and 1-4 family mortgage loans as nonaccruals and classified loans in these categories decreased.

Beginning in the second quarter of 2012, the Company changed its method of calculating the historical loss experience to incorporate a methodology that takes into consideration the probability of loss for each loan type and credit quality, and historical losses given default. This process not only helps break out loans by risk, but also looks at the migration of the credit quality over a period of two years. The impact of this change to the allowance for loan losses was an increase of $1.4 million in the general reserve allocation.

12

Net loan charge offs were $5.8 million, or 1.66% (annualized), of average loans, for the three months ended September 30, 2012 compared to $3.9 million, or 1.04% (annualized), of average loans for the three months ended September 30, 2011. The increase in charge-offs for the quarter was due primarily to the charge-down by $3.4 million of one loan transferred to held-for-sale at fair value. For the nine months ended September 30, 2012, net loan charge offs were $14.4 million, or 1.36% (annualized) of average loans compared to $21.3 million, or 1.84% (annualized) of average loans, for the nine months ended September 30, 2011.

Management considers the allowance for loan losses adequate to cover the estimated losses inherent in the Bank’s loan portfolio as of September 30, 2012. No assurance can be given in this regard, however, especially considering the overall weakness in the commercial real estate market in the Bank’s market areas. Management believes it has established the allowance in accordance with accounting principles generally accepted in the United States of America and will consider future changes to the allowance that may be necessary based on changes in economic and other conditions. Additionally, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the recognition of adjustments to the allowances based on their judgments of information available to them at the time of their examinations.

Management realizes that general economic trends greatly affect loan losses. The continued downturn in the real estate market has resulted in increased loan delinquencies, defaults and foreclosures, and we believe that these trends are likely to continue. In some cases, this downturn has resulted in a significant impairment to the value of our collateral and our ability to sell the collateral upon foreclosure. Collateral value is assessed based on collateral value trends, liquidation value trends, and other liquidation expenses to determine logical and credible discounts that may be needed. In response to this deterioration in real estate loan quality, management is aggressively monitoring its classified loans and is continuing to monitor credits with significant weaknesses. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. If real estate values continue to decline, it is also more likely that we would be required to increase our allowance for loan losses and our net charge-offs which could have a material adverse effect on our financial condition and results of operations. Assurances cannot be made either (1) that further charges to the allowance account will not be significant in relation to the normal activity or (2) that further evaluation of the loan portfolio based on prevailing conditions may not require sizable additions to the allowance and charges to provision expense.

Our real estate portfolio has approximately $147.4 million of construction loans, $577.8 million of commercial real estate loans, $174.7 million in first lien mortgage loans, $196.5 million in home equity lines of credit and $38.0 million in multifamily mortgage loans as of September 30, 2012. We consider our construction and junior lien mortgage loans our riskiest loans within our real estate portfolio. Construction loans are typically comprised of loans to borrowers for real estate to be developed into properties such as sub-divisions or speculative houses. The majority

13

of these borrowers are still having financial difficulties. Normally, these loans are repaid with the proceeds from the sale of the developed property. In addition, management continues to evaluate closely junior lien mortgage loans and home equity lines of credit. Given the slow economic recovery and depressed real estate values the Company recognizes that it will experience some loss in these portfolios, and management continues to monitor borrower financials, LTVs, and first lien positions. The significance of both construction and commercial real estate loans to our overall loan portfolio has caused us to apply a greater degree of scrutiny in analyzing the ultimate collectability of amounts due. Loans are placed on nonaccrual status when the loan is past due 90 days or when it is apparent that the collection of principal and/or interest is doubtful. Net charge-offs (recoveries) of construction and commercial real estate loans were $7.5 million and $4.1 million, respectively, for the nine months ended September 30, 2012. For the nine months ended September 30, 2011, net charge-offs (recoveries) of construction and commercial real estate loans were $7.3 million and $6.7 million, respectively.

As of September 30, 2012, $5.8 million of our real estate loans had interest reserves including both borrower and bank funded, compared to $15.9 million as of December 31, 2011. There is a risk that an interest reserve could mask problems with a borrower’s willingness and ability to repay the debt consistent with the terms and conditions of the loan obligation, therefore the Company has implemented review policies and internal controls to identify and monitor all loans with interest reserves.

Nonperforming Assets

Total nonperforming assets (which includes nonaccrual loans, loans over 90 days past due but still accruing, and foreclosed real estate) decreased from $95.3 million to $79.3 million as of December 31, 2011 and September 30, 2012, respectively. Nonperforming assets as a percentage of total assets decreased to 4.12% as of September 30, 2012 as compared to 4.78% as of December 31, 2011, due primarily to a decrease in nonaccrual loans and a decrease in total assets since December 31, 2011. Total nonaccrual loans decreased from $70.4 million, or 4.78% of total loans, at December 31, 2011 to $57.1 million, or 4.12% of total loans, at September 30, 2012. The decreases in nonaccrual and impaired loans are the result of charge-offs and foreclosures, as well as upgrades. We have analyzed our nonperforming loans to determine what we believe is the amount needed to reserve in the allowance for loan losses based on an assessment of the collateral value or discounted cash flows of the loan. We have downgraded loans for which the probability of collection is uncertain and written down OREO property values where net realizable values have declined. Specific allowance for nonperforming loans accounted for $3.8 million, down from $4.1 million at year end, due to the charge-off of collateral dependent impaired loans to fair value.

Approximately 44% of loans in nonaccrual status are currently not past due 30 days or more. The total number of loans on nonaccrual has decreased from 505 to 441 since December 31, 2011. The average nonaccrual loan balance is $127,000 and $143,000 as of December 31, 2011 and September 30, 2012, respectively. At September 30, 2012, 84% of the nonaccrual loans were secured by real estate.

14

The largest amount of nonaccrual loans for one customer totaled $5.5 million and included loans utilized for the purchase of land, equipment and operating expenses. Total reserves for the relationship were $642,115 at September 30, 2012. Nonaccrual loans also include three other large relationships totaling $3.4 million, $2.2 million and $1.8 million. The first relationship consists of various loans utilized for the purchase and refinance of real estate, equipment and the operating expenses with reserves of $989,827. The second relationship consists of acreage held for sale with a reserve of $900,500. The third relationship is a loan secured by a low rise multi-tenant office flex building with $283,500 in reserves assigned to it. These loans have been placed in nonaccrual status because of concerns for the customers’ continued ability to pay, collateral deterioration and depressed future industry outlook.

Noninterest Income

Noninterest income consists of all revenues that are not included in interest and fee income related to earning assets. Total noninterest income decreased approximately $558,000, or 10.7%, comparing the third quarters of 2012 and 2011. A loss of $900,000 on the sale of loan made up the majority of the decrease. Offsetting the decrease was an increase in mortgage banking activities of $416,000. Other changes in noninterest income include the following:

•	Service charges on deposit accounts decreased by $145,000, or 9.9%, as commercial NSF fees decreased $109,000 and service charges on non-interest checking accounts decreased $25,000.

•	Other service fees increased $20,000 when comparing the second quarter of 2012 to the prior year due primarily to an increase in net ATM and debit card interchange fees of $15,000.

•	Net gain on sale of investment securities decreased $208,000.

•

Income on investment in bank-owned life insurance (“BOLI”) decreased by $8,000, or 4.8%, during the three month period ended September 30, 2012, as the calculation for cost of benefits was updated in the second half of 2011 based on current employee and insurance information.

•

Mortgage banking income increased approximately $416,000 for the quarter. Although mortgage production decreased when comparing 2012 and 2011, net returns on sales increased as the Company exited less profitable wholesale markets.

•	Loss on sale of loans increased $900,000 as compared to the prior year as the Company sold a loan held-for-sale at a loss during the quarter.

•	Other income increased by approximately $193,000, or 214.4%, for the quarter as the Company received a $127,000 settlement on rental income owed from the cancellation of leased rental property.

15

For the nine months ended September 30, 2012, total noninterest income decreased approximately $1,190,000, or 8.6%, as compared to the nine months ended September 30, 2011. A decrease in gains on sale of investments of $430,000 and $900,000 loss on the sale of loans made up the majority of the decrease. Other changes in noninterest income include the following:

•

Service charges on deposit accounts decreased $74,000, or 1.9%, as service charges on non-interest checking accounts (a major component of service charges) decreased $95,000. These decreases were partially offset by an increase in NSF (including overdraft privilege) of $27,000.

•

The increase in other service fees of $64,000 was due primarily to an increase in ATM and debit card interchange fees of $223,000. This increase was partially offset by a $176,000 decrease in annuity and mutual fund commissions for the year.

•	Net gain on sale of investment securities decreased $430,000, or 20.7%.

•

Income on investment in bank-owned life insurance (“BOLI”) decreased by $18,000, or 3.7%, during the Nine months ended September 30, 2012, as the calculation for cost of benefits was updated based on current employee and insurance information.

•	Mortgage banking activities decreased approximately $30,000, or 0.7% for the Nine months ended September 30, 2012 as the Company decided to exit the wholesale market during the second quarter of 2011.

•	Loss on sale of loans increased $900,000 as compared to the prior year as the Company sold a loan held-for-sale at a loss during the quarter.

•

Other income increased by approximately $82,000, or 24.6%, as the Company received a $127,000 settlement on rental income owed from the cancellation of leased rental property. This increase was offset partially by a decrease on other divided income of $33,000.

Noninterest Expense

Total noninterest expenses were $14.8 million for the third quarter of 2012, compared to $12.8 million in the same period of 2011, an increase of $2.0 million, or 15.3%. Noninterest expense includes salaries and employee benefits, occupancy and equipment expenses, and all other operating costs. Noninterest expense to average assets for the quarter ended September 30, 2012 and 2011 was 0.76%, and 0.62%, respectively. Efficiency ratios for the three months ended September 30, 2012 and 2011 were 72.21% and 59.60%, respectively. The efficiency ratio is the ratio of noninterest expenses less amortization of intangibles to the total of the taxable equivalent net interest income and noninterest income. Noninterest expenses were $44.1 million for the Nine months ended September 30, 2012, compared to $53.9 million for the same period of 2011, a decrease of $9.8 million or 18.1%. Efficiency ratios for the Nine months ended September 30, 2012 and 2011 were 72.56% and 86.18%, respectively. The largest contributor to the increased noninterest expense in the first nine months of 2011 was a $4.9 million goodwill impairment writedown.

16

The following is a summary of the fluctuations for the quarter ended September 30, 2012 as compared to September 30, 2011.

•

Quarter-to-date, salaries and employee benefit expenses increased by $841,000, or 13.8%. The major components of this increase are summarized as follows: Salaries and wages decreased $337,000 due to personnel reductions. Offsetting this decrease was a $597,000 increase in other miscellaneous personnel costs which include BOLI expenses and recruiting fees and a $400,000 increase in commissions as mortgage and investment activity have increased.

•

Year-to-date, salaries and employee benefit expenses decreased by $2.0 million, or 9.5%. The major components of this decrease are summarized as follows: Salaries and wages decreased by $2.5 million due to decreases in personnel and the accrual of $552,000 in severance costs related to branch closures in the prior year. Related payroll taxes also decreased $180,000. Other personnel expenses, which include BOLI expenses and recruiter fees increased $605,000. Deferral of salaries and benefit costs related to loan originations (which directly offset salary expense), increased $117,000. Commission expenses increased by $371,000 as mortgage and investment activity increased.

•

Occupancy and equipment expenses decreased by $167,000, or 8.5%, for the quarter and $1.0 million, or (15.9)% for the nine months ended September 30, 2012 and 2011 due to lease termination costs accrued in 2011 which resulted from branch and office closures in 2010 and 2011.

•

Printing and supplies increased by $27,000, or 19.1%, comparing the third quarter 2012 with the third quarter 2011 as the Company. Year-to-date printing and supplies expense decreased $15,000, or 3.1%.

•	Data processing expense increased $52,000, or 12.9%, for the quarter and $137,000, or 11.8% year-to-date due to normal fluctuations in transaction volume and timing.

•	Communication expense decreased $58,000, or 15.6%, for the third quarter of 2012 compared to the third quarter of 2011, while year-to-date communication expense decreased $272,000, or 21.1%.

•

FDIC assessment expenses increased $571,000 for the quarter and decreased $753,000 year-to-date. Changes in the calculation of assessments beginning in the third quarter of 2011 led to decreased cost overall and a decrease in expense for the third quarter of 2011 as prepaid amounts were sufficient to cover costs.

•	Net cost of operation of other real estate owned increased $563,000 compared to the third quarter of 2011 as additional writedowns in the amount of $1.4 million were

17

taken during the quarter. Net cost of operation of other real estate owned increased $1.3 million for the nine months ended September 30, 2012 as compared to the prior year. During 2012, the Company has recorded additional writedowns of $4.3 million which resulted from continued declines in real estate values.

•

Loan collection fees decreased $310,000, or 81.8%, compared to the third quarter of 2011, and decreased $775,000, or 60.3%, year-to-date as past dues and classified loans have shown improvement year-over-year.

•

Other professional fees increased $273,000 for the quarter and $446,000 year-to-date when compared to the prior year as the Company has engaged in several new projects for 2012 due to increasing burden of regulatory.

•

Loss on sale of premises and equipment decreased $286,000 for the quarter and $1.5 million for the nine months ended September 30, 2012 due to the fact that the Company recorded significant writedowns on buildings and furniture as the Company entered into contracts to sell property and equipment in the prior year.

•

Quarter-to-date other operating expenses increased by $480,000, or 25.7%. The largest increase was a $216,000 increase in attorney fees for the quarter. Other increases include a $122,000 increase in training expense as the Company embarked on a new training program in 2012 for all employees, and a $120,000 increase in appraisal fees as credit administration ordered updated appraisals on large impaired loans.

•

Year-to-date other operating expenses decreased approximately $282,000 or 4.1%. Decreases include a $304,000 decrease in other taxes (including franchise and privilege tax), a $121,000 decrease in other outside service costs and a $95,000 decrease in audit and accounting fees. These decreases were offset by an increase in training expense of $547,000 as the Company embarked on a new training program for all employees, and a $295,000 increase in attorney fees year-over-year.

Income Tax Expense

The Company recorded an income tax expense (benefit) for the three and nine months ended September 30, 2012 of $54,000 and $(9.3) million, respectively. For the three and nine months ended September 30, 2011, the Company recorded an income tax expense (benefit) of $771,000 and $2.2 million, respectively. The decrease in income tax benefit for the nine months ended September 30, 2012 was primarily due to the reversal of the valuation allowance for deferred taxes in the second quarter. The reversal of the allowance was based primarily on a return to profitability as the Company has reported four consecutive quarters of net income, projected net income over the next 12 months and improving credit quality metrics. The effective tax rate for the nine months ended September 30, 2012 was (158.2)% as compared to 66.3% for the nine months ended September 30, 2011. See footnote 14 in the consolidated financial statements for further discussion of income tax expense and deferred tax assets.

18

REVOCABLE PROXY

YADKIN VALLEY FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

PROXY FOR HOLDERS OF COMMON STOCK

December 20, 2012

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOSEPH H. TOWELL and JAN H. HOLLAR, or either of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Special Meeting of Shareholders of Yadkin Valley Financial Corporation to be held on December 20, 2012, or at any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Yadkin Valley Financial Corporation which the undersigned would be entitled to vote if personally present:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE

VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À	FOLD AND DETACH HERE	À

YADKIN VALLEY FINANCIAL CORPORATION — SPECIAL MEETING, DECEMBER 20, 2012

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/6579

You can vote in one of three ways:

1.	Call toll free 1-888-296-3410 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/yavy and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY YADKIN VALLEY FINANCIAL CORPORATION	Special Meeting of Shareholders DECEMBER 20, 2012

	For	Against	Abstain
1. Approval to amend the Company’s Articles	☐	☐	☐
of Incorporation to create the Non-Voting Common Stock and authorize a sufficient number of shares of such class.
2. Approval, for purposes of Nasdaq Rule	For ☐	Against ☐	Abstain ☐

5635, of (i) the conversion of our Series A Preferred Stock (including shares held by directors and executive officers); (ii) the exchange of our Series T and Series T-ACB Preferred Stock; and (iii) the conversion of the Non-Voting Common Stock issued upon exchange of the Series T and Series T-ACB Preferred Stock, into shares of Common Stock.

	For	Against	Abstain
3. Approval to amend the Company’s Articles	☐	☐	☐
of Incorporation to increase the number of shares of Common Stock from 50,000,000 to 100,000,000.
	For	Against	Abstain
4. Approval to grant the chairperson of the	☐	☐	☐

Special Meeting the authority to adjourn or postpone the Special meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Special Meeting to approve the proposals or (b) a quorum is not present at the Special Meeting.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the proposals listed above, and as the Proxy deems advisable on such other business as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

When signing the proxy, please date it and take care to have the signature conform to the shareholder’s name as it appears on this proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

Mark here if you plan to attend the meeting	☐
Mark here for address change and note change	☐

You are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.
y

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 5:00 p.m., December 19, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 5:00 p.m., December 19, 2012: 1-888-296-3410	Vote by Internet anytime prior to 5:00 p.m., December 19, 2012 go to http://www.rtcoproxy.com/yavy

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/6579

YOUR VOTE IS IMPORTANT!